The information contained in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)

Registration No. 333-105805

SUBJECT TO COMPLETION, DATED JULY 31, 2003

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 31, 2003)

$651,734,000 (Approximate)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Depositor

JPMorgan Chase Bank

Merrill Lynch Mortgage Lending, Inc.

PNC Bank, National Association

Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2003-PM1

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2003-PM1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust’s assets will primarily be 148 mortgage loans secured by first liens on 183 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2003-PM1 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

	Initial Class Certificate Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Expected Ratings (S&P/Fitch)(3)	Rated Final Distribution Date(2)
Class A-1		$86,050,000%	(4)	May 12, 2008	AAA/AAA	August 12, 2040
Class A-2		$96,950,000%	(4)	June 12, 2009	AAA/AAA	August 12, 2040
Class A-3		$100,000,000%	(4)	November 12, 2012	AAA/AAA	August 12, 2040
Class A-4		$282,010,000%	(4)	July 12, 2013	AAA/AAA	August 12, 2040
Class B		$33,244,000%	(4)	August 12, 2013	AA/AA	August 12, 2040
Class C		$13,009,000%	(4)	August 12, 2013	AA-/AA-	August 12, 2040
Class D		$27,462,000%	(4)	August 12, 2013	A/A	August 12, 2040
Class E		$13,009,000%	(4)	September 12, 2013	A-/A-	August 12, 2040

(Footnotes to table on page S-6)

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The underwriters, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc., will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-lead managers for this offering and

PNC Capital Markets, Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. are acting as co-managers for this offering. J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint bookrunners in the following manner: Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunner strictly with respect to 50% of each of the Class A-1, Class A-2 and Class A-3 Certificates and 92.74% of the Class A-4 Certificates. J.P. Morgan Securities Inc. is acting as sole bookrunner with respect to the remainder of the Class A-3 certificates and all other classes of offered certificates.

        The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe against payment in New York, New York on or about August 21, 2003. We expect to receive from this offering approximately             % of the initial certificate balance of the offered certificates, plus accrued interest from August 1, 2003, before deducting expenses payable by us.

JPMorgan		Merrill Lynch & Co.

PNC Capital Markets, Inc.	Credit Suisse First Boston	Deutsche Bank Securities

August , 2003

You should carefully consider the risk factors beginning on page S-28 of this prospectus supplement and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

GAP

Palm Beach Mall | West Palm Beach, FL

17 Battery Place | New York, NY

GFS Marketplace Pool 1 Portfolio | MI, IL, OH

100 Bloomfield Parkway | Bloomfield, MI

Westin Hotel at Copley Place Boston, MA

Ocean Terrace Conference Center I+II Carlbad,CA

The Fountains at San Felipe Apartments Houston, Tx

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Commercial Mortgage Pass-Through Certificates, Series 2003-PM1

Kansas
2 properties
$21,296,892
1.8% of total
Washington
1 property
$4,383,495
0.4% of total
Iowa
1 property
$7,750,000
0.7% of total
Minnesota
7 properties
$35,734,642
3.1% of total
Wisconsin
4 properties
$13,844,206
1.2% of total
Illinois
7 properties
$14,732,316
1.3% of total
Indiana
8 properties
$25,245,771
2.2% of total
Michigan
17 properties
$71,406,188
6.2% of total
Pennsylvania
3 properties
$26,436,096
2.3% of total
New York
7 properties
$88,362,621
7.6% of total
Massachusetts
1 property
$82,000,000
7.1% of total
Oregon
2 properties
$14,213,966
1.2% of total
Ohio
13 properties
$43,514,365
3.8% of total
Connecticut
1 property
$2,622,854
0.2% of total
New Jersey
3 properties
$19,717,364
1.7% of total
California
31 properties
$167,216,578
14.5% of total
Delaware
2 properties
$8,983,151
0.8% of total
Maryland
2 properties
$12,401,297
1.1% of total
Nevada
8 properties
$46,493,073
4.0% of total
Virginia
8 properties
$59,338,979
5.1% of total
North Carolina
3 properties
$6,354,697
0.5% of total
Arizona
4 properties
$16,447,721
1.4% of total
Georgia
4 properties
$11,966,137
1.0% of total
Colorado
1 property
$1,545,096
0.1% of total
Oklahoma
5 properties
$24,064,651
2.1% of total
South Carolina
1 property
$15,000,000
1.3% of total
Florida
7 properties
$81,114,959
7.0% of total
Kentucky
1 property
$2,068,975
0.2% of total
Tennessee
2 properties
$16,933,726
1.5% of total
Texas
20 properties
$187,701,248
16.2% of total
Missouri
1 property
$2,517,935
0.2% of total
Louisiana
4 properties
$16,819,017
1.5% of total
Arkansas
1 property
$1,236,000
0.1% of total
Alabama
1 property
$6,850,000
0.6% of total
0.1% - 1.0% of Cut-off Date Balance
1.1% - 5.0% of Cut-off Date Balance
5.1% - 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2003-PM1 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2003-PM1 certificates;

Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2003-PM1 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-28 of this prospectus supplement, which describe risks that apply to the Series 2003-PM1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Principal Definitions” commencing on page S-152 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Principal Definitions” commencing on page 114 of the prospectus.

In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

SCHEDULE 1	CLASS X REFERENCE RATES
ANNEX A-1	CERTAIN LOAN LEVEL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX C	STRUCTURAL AND COLLATERAL TERM SHEET
ANNEX D	FORM OF REPORT TO CERTIFICATEHOLDERS

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance Or Notional Amount(1)		Approximate Credit Support(5)	Pass-Through Rate Description		Assumed Final Distribution Date(2)	Initial Pass- Through Rate (Approx.)		Weighted Average Life (Yrs.)(6)	Expected Ratings (S&P / Fitch)(3)	Principal or Notional Principal Window(6)
Offered Certificates
A-1	$86,050,000		17.375%		(4)	May 12, 2008%			2.74	AAA/AAA	09/03-05/08
A-2	$96,950,000		17.375%		(4)	June 12, 2009%			5.03	AAA/AAA	05/08-06/09
A-3	$100,000,000		17.375%		(4)	November 12, 2012%			8.28	AAA/AAA	06/09-11/12
A-4	$282,010,000		17.375%		(4)	July 12, 2013%			9.73	AAA/AAA	11/12-07/13
B	$33,244,000		14.500%		(4)	August 12, 2013%			9.98	AA/AA	08/13-08/13
C	$13,009,000		13.375%		(4)	August 12, 2013%			9.98	AA-/AA-	08/13-08/13
D	$27,462,000		11.000%		(4)	August 12, 2013%			9.98	A/A	08/13-08/13
E	$13,009,000		9.875%		(4)	September 12, 2013%			10.03	A-/A-	08/13-09/13
Non-Offered Certificates
X-1	$1,156,314,016	(7)	N/A	Variable	(7)	N/A	%	(7)	N/A	AAA/AAA	N/A
X-2	$1,107,302,000	(7)	N/A	Variable	(7)	N/A	%	(7)	N/A	AAA/AAA	N/A
A-1A	$390,394,000		17.375%		(4)	N/A	%		N/A	AAA/AAA	N/A
F	$15,899,000		8.500%		(4)	N/A	%		N/A	BBB+/BBB+	N/A
G	$13,008,000		7.375%		(4)	N/A	%		N/A	BBB/BBB	N/A
H	$18,790,000		5.750%		(4)	N/A	%		N/A	BBB-/BBB-	N/A
J	$15,900,000		4.375%		(4)	N/A	%		N/A	BB+/BB+	N/A
K	$7,227,000		3.750%		(4)	N/A	%		N/A	BB/BB	N/A
L	$8,672,000		3.000%		(4)	N/A	%		N/A	BB-/BB-	N/A
M	$7,227,000		2.375%		(4)	N/A	%		N/A	B+/B+	N/A
N	$4,336,000		2.000%		(4)	N/A	%		N/A	B/B	N/A
P	$2,891,000		1.750%		(4)	N/A	%		N/A	B-/B-	N/A
NR	$20,236,016		N/A		(4)	N/A	%		N/A	NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.
(2)	The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement. The rated final distribution date for each class of certificates is August 12, 2040. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this prospectus supplement.
(3)	Ratings shown are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.
(4)	The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (iii) a rate equal to the lesser of a specified pass-through rate or the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.
(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates are represented in the aggregate.
(6)	The weighted average life and period during which distributions of principal would be received, set forth in the foregoing table with respect to each class of certificates, are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.
(7)	The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See “Description of the Certificates—Distributions” in this prospectus supplement.

The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See “The Depositor” in the prospectus.

Mortgage Loan Sellers

JPMorgan Chase Bank, a New York banking corporation, Merrill Lynch Mortgage Lending, Inc., a Delaware corporation and PNC Bank, National Association, a national banking association. JPMorgan Chase Bank is the paying agent and is an affiliate of the depositor and J.P. Morgan Securities Inc., one of the underwriters. Merrill Lynch Mortgage Lending, Inc. is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. PNC Bank, National Association is an affiliate of Midland Loan Services, Inc., the master servicer and the special servicer and of PNC Capital Markets, Inc., one of the underwriters. See “Description of the Mortgage Pool—The Mortgage Loan Sellers” in this prospectus supplement.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMorgan Chase Bank	69	$460,891,696	39.9%	39.2%	41.1%

Merrill Lynch Mortgage Lending, Inc.	42	403,037,726	34.9	36.5	31.6

PNC Bank, National Association	37	292,384,595	25.3	24.3	27.3

Total	148	$1,156,314,017	100.0%	100.0%	100.0%

Master Servicer

Midland Loan Services, Inc., a Delaware corporation. The master servicer’s address is 10851 Mastin, Suite 300, Overland Park, Kansas 66211, and its telephone number is (913) 253-9000. Midland Loan Services, Inc. will act as the initial master servicer with respect to the mortgage loans. See “Servicing of the Mortgage Loans—The Master Servicer and the Special Servicer” in this prospectus supplement.

Special Servicer

Midland Loan Services, Inc., a Delaware corporation. The special servicer’s address is 10851 Mastin, Suite 300, Overland Park, Kansas 66211, and its telephone number is (913) 253-9000. Midland Loan Services, Inc. will act as the initial special servicer with respect to the mortgage loans. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See “Servicing of the Mortgage Loans—The Master Servicer and the Special Servicer” in this prospectus supplement.

Trustee

Wells Fargo Bank Minnesota, N.A., a national banking association, with its principal offices located in Minneapolis, Minnesota. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See “Description of the Certificates—The Trustee” in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Paying Agent

JPMorgan Chase Bank, a New York banking corporation, with its principal offices located in New York, New York. JPMorgan Chase Bank will also act as the certificate registrar and authenticating agent. The paying agent’s address is 4 New York Plaza, 6th Floor, New York, New York 10004, and its telephone number is (212) 623-5600. JPMorgan Chase Bank is also a mortgage loan seller and an affiliate of the depositor and one of the underwriters. See “Description of the Certificates—Paying Agent, Certificate Registrar and Authenticating Agent” in this prospectus supplement.

Cut-off Date

With respect to each mortgage loan, the related due date of such mortgage loan in August 2003 or, with respect to those mortgage loans that were originated in July 2003 and have their first payment date in September 2003, August 1, 2003, or, with respect to those mortgage loans that were originated in August 2003 and have their first payment date in October 2003, the date of origination.

Closing Date	On or about August 21, 2003.

Distribution Date	The 12th day of each month or, if the 12th day is not a business day, on the next succeeding business day, beginning in September 2003.

Interest Accrual Period

Interest will accrue on the offered certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period

For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Offered Securities

General	We are offering the following eight classes of commercial mortgage pass-through certificates as part of Series 2003-PM1:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-4

•	Class B

•	Class C

•	Class D

•	Class E

Series 2003-PM1 will consist of a total of 23 classes, the following 15 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class A-1A, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR.

The Series 2003-PM1 certificates will collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage

Securities Corp. The trust’s assets will primarily be 148 mortgage loans secured by first liens on 183 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance set forth below, subject to a variance of plus or minus 10%:

Class A-1	$86,050,000

Class A-2	$96,950,000

Class A-3	$100,000,000

Class A-4	$282,010,000

Class B	$33,244,000

Class C	$13,009,000

Class D	$27,462,000

Class E	$13,009,000

Pass-Through Rates

A. Offered Certificates

Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class or a rate equal to, based on, or limited by, the weighted average of the net mortgage rate of the mortgage loans:

Class A-1

Class A-2

Class A-3

Class A-4

Class B

Class C

Class D

Class E

B. Interest Rate Calculation Convention

Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis. For purposes of calculating the pass- through rates on the Class X-1 and Class X-2 certificates, and any other class of certificates which has a rate equal to, based on, or limited by, the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency. 142 of the mortgage loans, representing approximately 96.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (79 mortgage loans in loan group 1, representing approximately 95.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 63 mortgage loans in loan group 2, representing approximately 97.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), accrue interest based on the actual number of days elapsed in a month assuming a 360-day year, or an “actual/360 basis”, 5 mortgage loans, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) accrue interest on the basis of twelve 30-day months, assuming a 360-day year (“ 30/360 basis”) and the remaining 1 mortgage loan, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 2, representing approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) initially accrues interest on a  30/360 basis during an interest-only period of 24 months, and after the interest-only period accrues interest on an actual/360 basis. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest on an actual/360 basis will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “Description of the Certificates—Distributions—Interest Distribution Amount” in this prospectus supplement.

Distributions

A.  Amount and Order of

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2: To pay interest, concurrently, (i) on Class A-1, Class A-2, Class A-3 and Class A-4, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (ii) on Class A-1A from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (iii) on Class X-1 and Class X-2 from the funds available for distribution attributable to all mortgage loans, in each case in accordance with their interest entitlements. However, if on any distribution date, the funds available for distribution (or applicable portion) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements.

Second/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates: To the extent of funds allocated to principal, (i) to principal on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, in sequential order, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 and (ii) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-4 certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1, until the Class A-1A certificates are reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups.

Third/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth/Class B certificates: To Class B certificates as follows: (a) first, to interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

Eighth/Non-offered certificates (other than the Class X-1 and Class X-2 certificates): In the amounts and order of priority described in “Description of the Certificates—Distributions—Priority” in this prospectus supplement.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 84 mortgage loans, representing approximately 66.2% of the initial outstanding pool balance and loan group 2 will consist of 64 mortgage loans, representing approximately 33.8% of the initial outstanding pool balance. Loan group 2 will include approximately 96.2% of all the mortgage loans secured by multifamily properties and approximately 61.0% of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B. Interest and Principal Entitlements	A description of each class’s interest entitlement can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” in this prospectus supplement.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” in this prospectus supplement.

C. Yield Maintenance Charges

Yield maintenance charges with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges” in this prospectus supplement.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement.

D. General

The chart below describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2003-PM1 certificates that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to the Class R or Class LR certificates. Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class X-2 certificates and, therefore, the amount of interest they accrue.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Any allocation of a loss to a class of certificates will reduce the certificate balance of that class.

See “Description of the Certificates” in this prospectus supplement.

E. Shortfalls in Available Funds

The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation which the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default interest or late charges paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See “Description of the Certificates—Distributions—Priority” in this prospectus supplement.

Advances

A. P&I Advances

The master servicer is required to advance a delinquent periodic mortgage loan payment if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See “Description of the Certificates—Advances” in this prospectus supplement. The master servicer also is not required to advance amounts determined to be non-recoverable. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. See “Description of the Certificates—Advances” in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s fee.

B. Property Protection Advances

The master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See “Description of the Certificates—Advances” in this prospectus supplement.

C. Interest on Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal as described in this prospectus supplement, compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan accrued before the related due date has passed and any grace period applicable to such mortgage loan has expired. See “Description of the Certificates—Advances” and “—Subordination; Allocation of Collateral Support Deficit” in this prospectus supplement and “Description of the Certificates—Advances in Respect of Delinquencies” and “Description of the Pooling Agreements—Certificate Account” in the prospectus.

The Mortgage Loans

The Mortgage Pool

The trust’s primary assets will be 148 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 183 commercial, multifamily and manufactured housing community properties.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loan with a companion loan is calculated without regard to the companion loan. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance (1)	$1,156,314,017	$765,919,247	$390,394,769
Number of mortgage loans	148	84	64
Number of mortgaged properties	183	118	65
Number of crossed loan pools	1	1	0
Crossed loan pools as a percentage of the aggregate outstanding principal balance	1.5%	2.3%	0.0%
Range of mortgage loan principal balances	$1,036,218 to $82,000,000	$1,076,557 to $82,000,000	$1,036,218 to $32,500,000
Average mortgage loan principal balance	$7,812,933	$9,118,086	$6,099,918
Range of mortgage rates	4.5800% to 8.4100%	4.5800% to 8.4100%	4.8000% to 6.6500%
Weighted average mortgage rate	5.5745%	5.6391%	5.4477%
Range of original terms to maturity (2)	60 months to 240 months	60 months to 240 months	60 months to 240 months
Weighted average original term to maturity (2)	119 months	117 months	122 months
Range of remaining terms to maturity (2)	38 months to 238 months	38 months to 238 months	53 months to 236 months
Weighted average remaining term to maturity (2)	114 months	112 months	119 months
Range of original amortization terms (3)	132 months to 360 months	132 months to 360 months	240 months to 360 months
Weighted average original amortization term (3)	336 months	328 months	352 months
Range of remaining amortization terms (3)	128 months to 360 months	128 months to 360 months	233 months to 360 months
Weighted average remaining amortization term (3)	333 months	324 months	350 months
Range of loan-to-value ratios	7.2% to 91.4%	7.2% to 91.4%	34.8% to 85.0%
Weighted average loan-to-value ratio	69.5%	66.1%	76.1%
Range of debt service coverage ratios	1.16x to 17.43x	1.19x to 17.43x	1.16x to 3.32x
Weighted average debt service coverage ratio	1.70x	1.83x	1.45x
Percentage of aggregate outstanding principal balance consisting of:
Anticipated repayment dates mortgage loans	9.1%	11.7%	3.8%
Balloon mortgage loans (4)	86.0%	83.0%	91.9%
Interest-only balloon mortgage loans	2.7%	3.0%	2.1%
Fully amortizing mortgage loans	2.2%	2.2%	2.1%

(1)	Subject to a permitted variance of plus or minus 10%.
(2)	In the case of 9 mortgage loans, to their respective anticipated repayment dates.
(3)	Excludes the mortgage loans which pay interest-only to maturity.
(4)	Excludes the mortgage loans with anticipated repayment dates and the mortgage loans which pay interest-only to maturity.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Principal Balance	% of Initial Loan Group 2 Principal Balance

Actual/360	142	$1,110,292,705	96.0%	95.2%	97.6%

30/360	5	36,821,312	3.2	4.8	0.0

Hybrid(1)	1	9,200,000	0.8	0.0	2.4

Total	148	$1,156,314,017	100.0%	100.0%	100.0%

(1)	Initially accruing on a 30/360 basis for an interest-only period of 24 months and then accruing on an actual/360 basis.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Principal Balance	% of Initial Loan Group 2 Principal Balance

Balloon mortgage loans(1)	127	$994,622,752	86.0%	83.0%	91.9%

ARD mortgage loans	9	104,955,615	9.1	11.7	3.8

Fully amortizing mortgage loans	8	25,281,158	2.2	2.2	2.1

Interest-only mortgage loans	4	31,454,491	2.7	3.0	2.1

Total	148	$1,156,314,017	100.0%	100.0%	100.0%

(1)	Excludes the mortgage loans with anticipated repayment dates and the mortgage loans which pay interest-only until maturity.

Nine (9) mortgage loans, representing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 11.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 3.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), provide for an increase in the related interest rate after a certain date, the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans’ anticipated repayment dates. See “Description of the Mortgage Pool—ARD Loans” in this prospectus supplement.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection

Payment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Principal Balance	% of Initial Loan Group 2 Principal Balance

Lockout with defeasance	131	$1,037,838,954	89.8%	93.4%	82.5%

Lockout period followed by yield maintenance	16	113,675,063	9.8	5.9	17.5

Lockout period followed by prepayment premium	1	4,800,000	0.4	0.6	0.0

Total	148	$1,156,314,017	100.0%	100.0%	100.0%

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during an “open period” immediately prior to the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods

Open Period (payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Principal Balance	% of Initial Loan Group 2 Principal Balance

1	1	$33,400,000	2.9%	4.4%	0.0%

2	13	147,253,435	12.7	17.4	3.6

3	6	58,013,863	5.0	4.1	6.8

4	116	867,667,847	75.0	68.7	87.5

7	4	25,415,987	2.2	3.3	0.0

13	2	4,663,152	0.4	0.6	0.0

25	6	19,899,733	1.7	1.5	2.1

Total	148	$1,156,314,017	100.0%	100.0%	100.0%

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution” in this prospectus supplement.

Current Uses of the Mortgaged Properties(1)

Current Use	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Principal Balance	% of Initial Loan Group 2 Principal Balance

Multifamily	63	$382,255,445	33.1%	1.9%	94.2%

Retail	65	295,964,736	25.6	38.6	0.0

Office	22	260,608,502	22.5	34.0	0.0

Hotel	3	101,574,491	8.8	13.3	0.0

Industrial	14	70,088,807	4.4	6.6	0.0

Manufactured Housing Community	8	37,324,891	3.2	1.9	5.8

Self-Storage	6	19,195,282	1.7	2.5	0.0

Mixed Use	2	8,497,145	0.7	1.1	0.0

Total	183	$1,156,314,017	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A–1.

The mortgaged properties are located in 34 states. The following table lists the states which have concentrations of mortgaged properties above 5%:

Geographic Distribution

All Mortgaged Properties(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance

Texas	20	$187,701,248	16.2%

California	31	167,216,578	14.5

New York	7	88,362,621	7.6

Massachusetts	1	82,000,000	7.1

Florida	7	81,114,959	7.0

Michigan	17	71,406,188	6.2

Virginia	8	59,338,979	5.1

Other States	92	419,173,443	36.3

Total	183	$1,156,314,017	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Loan Group 1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Loan Group 1 Balance

California	21	$128,567,218	16.8%

New York	6	85,294,736	11.1

Massachusetts	1	82,000,000	10.7

Texas	11	79,920,573	10.4

Florida	4	65,796,301	8.6

Michigan	15	61,954,614	8.1

Virginia	5	50,519,173	6.6

Other States	55	211,866,633	27.7

Total	118	$765,919,247	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Loan Group 2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Loan Group 2 Balance

Texas	9	$107,780,675	27.6%

California	10	38,649,360	9.9

Nevada	2	32,341,443	8.3

Ohio	2	24,947,282	6.4

Oklahoma	5	24,064,651	6.2

Other States	37	162,611,358	41.7

Total	65	$390,394,769	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

AB Mortgage Loan

One (1) mortgage loan, the loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Woodlands Office Park Loan, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 1), is evidenced by one of two notes secured by a single mortgage and a single assignment of a lease, with the second companion loan not being part of the trust fund. This mortgage loan, the AB mortgage loan, and its companion loan are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the loan prior to a monetary event of default or material non-monetary event of default to the mortgage loan in the trust fund and the companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such loans first to the mortgage loan in the trust fund and second to the companion loan. The master servicer and special servicer will service and administer the AB mortgage loan and its companion loan pursuant to the pooling and servicing agreement and the intercreditor agreement for so long as it is part of the trust fund. Amounts attributable to the companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the companion loan. See “Description of the Mortgage Pool—AB Mortgage Loan” in this prospectus supplement.

The holder of the companion loan will have the right to purchase the AB mortgage loan under certain limited circumstances as described under “Description of the Mortgage Pool—AB Mortgage Loan” in this prospectus supplement.

Additional Aspects of Certificates

Denominations	The offered certificates will be offered in minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and Settlement	Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus supplement and in the prospectus.

Information Available to Certificateholders

On each distribution date, the paying agent will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

•	Bloomberg, L.P., Trepp, LLC, Intex and Standard & Poor’s Conquest.

•	the paying agent’s website at www.jpmorgan.com/sfr.

In addition, certain information may be available via the master servicer’s website at www.midlandls.com. See “Servicing of the Mortgage Loans—The Master Servicer and the Special Servicer” in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates.

See “Description of the Certificates—Termination; Retirement of Certificates” in this prospectus supplement and “Description of the Certificates—Termination” in the prospectus.

Tax Status

Elections will be made to treat a portion of the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will represent “regular interests” in the upper-tier REMIC.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•	One or more classes of offered certificates may be issued with original issue discount.

See “Certain Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment

The Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by Standard and Poor’s Ratings Services, a division of The McGraw Hill Company’s, Inc., Fitch, Inc. or another nationally recognized statistical rating organization. The Class D and Class E certificates will not constitute “mortgage related securities” for purposes of that Act. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of, the purchase, ownership and sale of the offered certificates.

See “Legal Investment” in this prospectus supplement and in the prospectus.

Ratings

The offered certificates will not be issued unless each of the offered classes receives the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.:

	S&P	Fitch
Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-4	AAA	AAA
Class B	AA	AA
Class C	AA-	AA-
Class D	A	A
Class E	A-	A-

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See “Yield and Maturity Considerations” and “Risk Factors” in this prospectus supplement and “Yield and Maturity Considerations” in the prospectus.

See “Ratings” in this prospectus supplement and “Rating” in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Geographic Concentration Entails Risks

Mortgaged properties located in Texas, California, New York, Massachusetts, Florida, Michigan and Virginia represent approximately 16.2%, 14.5%, 7.6%, 7.1%, 7.0%, 6.2% and 5.1%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10.4%, 16.8%, 11.1%, 10.7%, 8.6%, 8.1% and 6.6%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 27.6%, 9.9%, 0.8%, 0.0%, 3.9%, 2.4% and 2.3%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). With respect to the mortgaged properties located in California, 3 of the mortgaged properties representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgaged properties securing mortgage loans in loan group 1, representing approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgaged properties securing mortgage loans in loan group 2, representing approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in southern California, and 28 of the mortgaged properties representing approximately 13.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (19 mortgaged properties securing mortgage loans in loan group 1, representing approximately 16.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 9 mortgaged properties securing mortgage loans in loan group 2, representing approximately 8.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, the terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq. It is uncertain what effect the activities of the United States in Iraq or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflict of any kind could have an adverse effect on the mortgaged properties.

Risks Relating to Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan represents approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1, represents approximately 10.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2, represents approximately 8.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See “Description of the Mortgage Pool—Significant Mortgage Loans” in this prospectus supplement.

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 17.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1, represent approximately 25.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2, represent approximately 18.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent in the aggregate, approximately 33.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1, represent approximately 47.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2, represent approximately 44.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

Each of the other mortgage loans represents no more than 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance

Multifamily	63	$382,255,445	33.1%	1.9%	94.2%

Retail	65	$295,964,736	25.6%	38.6%	0.0

Office	22	$260,608,502	22.5%	34.0%	0.0

Hotel	3	$101,574,491	8.8%	13.3%	0.0

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A–1. A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	Ten (10) groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 16.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	One (1) group of mortgage loans, comprised of 2 mortgage loans that are cross-collateralized and cross-defaulted, represent, in the aggregate, approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). See “—Risks Relating to Enforceability of Cross-Collateralization” below.

•	Five (5) mortgage loans, representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 8.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, the borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged properties and the mortgage loans in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 17 of the mortgage loans, representing approximately 10.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13 mortgage loans in loan group 1, representing approximately 13.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Risks Relating to Enforceability of Cross-Collateralization

As described above and on Annex A-1 to this prospectus supplement, 1 group comprised of 2 mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the accompanying prospectus.

With respect to certain of the mortgage loans, the related borrowers own the related mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all pooled mortgage loans are special purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, 1 mortgage loan representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is a senior loan in a split loan structure with a companion loan. Each of the senior and companion loan is secured by a single mortgage instrument on the related mortgaged property. The companion loan will not be included as an asset of the trust fund. However, the companion loan will be serviced under the pooling and servicing agreement, subject to the intercreditor agreement. The holder of the companion loan will also have certain rights with respect to the senior loan and the related mortgaged property, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed to be taken by the special servicer with respect to the related mortgaged property, make cure payments on the senior loan or purchase the senior loan if the senior loan is in default. In exercising such rights, the holder of the companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates. See “Description of the Mortgage Pool—AB Mortgage Loan” in this prospectus supplement.

In addition, the mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See “Description of the Mortgage Pool—General” in this prospectus supplement.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to 2 mortgage loans representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and  1 mortgage loan in loan group 2, representing approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

Although the companion loan related to the AB mortgage loan is not an asset of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loan. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—General” and “Description of the Mortgage Pool—AB Mortgage Loan” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in the prospectus.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at their anticipated repayment dates involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

One hundred-forty (140) of the mortgage loans, representing approximately 97.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (78 mortgage loans in loan group 1, representing approximately 97.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 62 mortgage loans in loan group 2, representing approximately 97.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 22 mortgage loans, representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1, representing approximately 21.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 13 mortgage loans in loan group 2, representing approximately 23.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 1 to 61 months of their respective terms and 4 mortgage loans, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest only for their terms. 127 of these mortgage loans, representing approximately 86.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (67 mortgage loans in loan group 1, representing approximately 83.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 60 mortgage loans in loan group 2, representing approximately 91.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), require balloon payments at their stated maturity. 9 mortgage loans, representing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 11.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 3.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), will have substantial balances outstanding at their anticipated repayment dates. 120 of the mortgage loans, representing approximately 76.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (66 mortgage loans in loan group 1, representing approximately 71.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 54 mortgage loans in loan group 2, representing approximately 86.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2013.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement and “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

Commercial and Multifamily Lending is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to four-family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are owner-occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 11 mortgage loans, representing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties which are wholly owner-occupied or leased to a single tenant. For example, 1 of the single-tenant mortgage loans (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is secured by 27 mortgaged properties occupied by a single tenant, GFS Marketplace, LLC.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see “—Retail Properties Have Special Risks” below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged properties, during the term of the related mortgage loans.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Multifamily Properties Have Special Risks

Multifamily properties secure 62 of the mortgage loans representing approximately 33.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 59 mortgage loans in loan group 2, representing approximately 94.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility; and

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Retail Properties Have Special Risks

Retail properties secure 39 of the mortgage loans representing approximately 25.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date representing approximately 38.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount.

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an “anchor tenant” or a “shadow anchor” in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A “shadow anchor” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. Twenty-five (25) of the mortgaged properties, representing approximately 19.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, representing approximately 28.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to have an “anchor tenant.” Forty (40) of the mortgaged properties, representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, representing approximately 9.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be “unanchored.”

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see “—Tenant Bankruptcy Entails Risks” above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Office Properties Have Special Risks

Office properties secure 21 of the mortgage loans representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount representing approximately 34.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the desirability of the area as a business location; and

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See “—Risks Relating to Loan Concentrations” above.

Hotel Properties Have Special Risks

Hotel properties secure 3 of the mortgage loans representing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 13.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. One of the mortgage loans secured by a hotel property (identified as Loan No. 1 in Annex A-1 to this prospectus supplement), representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.7% of the aggregate principal balance of the mortgage loans in Loan Group 1 as of the cut-off date), is located in Boston, Massachusetts. Based on the appraisal conducted in connection with the origination of the mortgage loan, the hotel room supply in Boston is expected to increase over the next several years in anticipation of the completion of the new Boston Convention Center and due to the planned development of additional new hotels in the Boston area. We cannot assure you that such increase in the hotel room supply will not adversely affect the operation and revenue of the mortgaged property securing this mortgage loan. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See “—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts” in this prospectus supplement.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Three (3) of the hotel properties that secure the mortgage loans, representing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 13.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Industrial Properties Have Special Risks

Industrial properties secure 8 of the mortgage loans representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 6.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Manufactured Housing Communities Have Special Risks

Manufactured housing community properties secure 8 of the mortgage loans representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2 representing approximately 5.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. In addition, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See “—Zoning Compliance and Use Restrictions May Adversely Affect Property Value” below. See also “—Industrial Properties Have Special Risks” and “—Manufactured Housing Communities Have Special Risks” above.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

A leasehold interest under a ground lease secures all or a portion of 7 of the mortgage loans, representing approximately 19.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 29.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—Leasehold Risks” and “—Bankruptcy Laws” in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over the Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See “Servicing of the Mortgage Loans—General” in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See “Servicing of the Mortgage Loans—General” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2003-PM1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2003-PM1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2003-PM1 non-offered certificates.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

One (1) mortgage loan, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 1), is evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The companion loan will not be included as an asset of the trust fund. However, the companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of the companion loan will also have certain rights with respect to the senior loan and the mortgaged property, including the right, under certain conditions to purchase the senior loan if the senior loan is in default. In exercising such rights, the holder of the companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. See “Servicing of the Mortgage Loans—Directing Certificateholder” in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders, whom may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See “Servicing of the Mortgage Loans—General” and “—The Master Servicer and the Special Servicer” in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or, repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on the offered certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, if those classes bear interest at a rate equal to, based on, or limited by, the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is approximately 3 months or less from the stated maturity date or anticipated repayment date, as the case may be. However, 12 mortgage loans representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 mortgage loans in loan group 1, representing approximately 5.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time after a date ranging from 7 months to 25 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. We cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. See “—Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions” below.

With respect to 1 mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), all excess cash in respect of the related Mortgaged Property after payment of the monthly debt service payments and other expenses specified in the mortgage loan documents will be deposited in the tenant rollover reserve if the current tenant does not provide a notice of renewal of its lease prior to a date which is 18 months prior to the expiration of the lease. Each month during such 18-month period, the lender may apply the funds in such reserve to the monthly debt service payments under the mortgage loan, up to an aggregate amount of approximately $752,936. After the expiration of the 18-month period (if the Mortgaged Property is not re-let prior to such expiration), all the funds in the tenant rollover reserve may be applied to prepay the mortgage loan. If the Mortgaged Property is re-let during the 18-month period, funds in the tenant rollover reserve may be used for tenant improvements and leasing commissions.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See “Description of the Mortgage Pool—The Mortgage Loan Sellers” and “—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement and “Description of the Pooling Agreements—Representations and Warranties; Repurchases” in the prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions

Provisions requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating To Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	their rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A, Class X-1 and Class X-2 certificates.

See “Description of the Certificates—Distributions—Priority” and “Description of the Certificates—Subordination; Allocation of Collateral Support Deficit” in this prospectus supplement.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

All of the mortgaged properties were either (i) subject to environmental site assessments prior to the time of origination of the mortgage loans (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	which will be remediated or abated in all material respects by the closing date;

•	for which an escrow for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a “no further action” letter or other evidence that governmental authorities are not requiring further action or remediation; or

•	which would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In the case of 1 mortgage loan (identified as Loan No. 92 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), shallow soils under the property were contaminated as a result of a dry cleaning operation at the related mortgaged property. The recommended future action is to pursue a closure order with the Texas Commission on Environmental Quality. The borrower is required to pursue the closure order and $20,000 has been escrowed for these environmental conditions.

In the case of 1 mortgage loan (identified as Loan No. 32 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), a dry cleaner has operated at the property for an undetermined number of years. A visual inspection of the dry cleaner operations did not reveal any evidence of spills or staining, housekeeping practices appeared to be in good order, there were no violations reported with regard to the operations or handling of hazardous materials and/or wastes, appropriate spill containment was observed and record keeping practices were good. Although a subsurface investigation was recommended, it was not performed and there is no requirement that it be performed in the future. We cannot assure you that all environmental conditions have been identified and will not adversely affect the environmental conditions of the related mortgagee property.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement and “Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses” and “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property.

Any net income from the operation of the property (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 7.0%, 16.2% and 14.5% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (8.6%, 10.4% and 16.8%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3.9%, 27.6% and 9.9%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Florida, Texas and California, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) had eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic “all-risk” policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this prospectus supplement.

Litigation Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment.

Risks Related to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks of Inspections Relating to Properties

Licensed engineers or consultants inspected the mortgaged properties prior to the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Other Risks

See “Risk Factors” in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by initial pool balance. All numerical and statistical information presented herein (including cut-off date balances, loan-to-value ratios and debt service coverage ratios (each, a “DSCR”) with respect to the mortgage loan with a companion loan is calculated without regard to the related companion loan. The trust will consist primarily of 148 mortgage loans secured by 183 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $1,156,314,017 (the “Initial Pool Balance”) as of the cut-off date. The pool of mortgage loans will be deemed to consist of two loan groups (“Loan Group 1” and “Loan Group 2” and collectively, the “Loan Groups”). Loan Group 1 will consist of 84 mortgage loans, representing approximately 66.2% of the Initial Pool Balance (the “Initial Loan Group 1 Balance”). Loan Group 2 will consist of 64 mortgage loans (representing approximately 96.2% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 61.0% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 33.8% of the Initial Pool Balance (the “Initial Loan Group 2 Balance”). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan. The “Cut-off Date Balance” of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Each mortgage loan is evidenced by a promissory note (a “Mortgage Note”) and secured by a mortgage, deed of trust or other similar security instrument (a “Mortgage”) that creates a first mortgage lien:

(1)	on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)	with respect to 4 mortgage loans (identified as Loan Nos. 1, 10, 70 and 90 on Annex A-1 to this prospectus supplement), representing approximately 9.5% of the Initial Pool Balance, representing approximately 14.3% of the Initial Loan Group 1 Balance, on a leasehold estate in one or more commercial properties; and

(3)	with respect to 2 mortgage loans (identified as Loan Nos. 2 and 109 on Annex A-1 to this prospectus supplement), representing approximately 5.5% of the Initial Pool Balance (representing approximately 8.3% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties; and

(4)	with respect to 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 4.7% of the Initial Pool Balance (representing approximately 7.2% of the Initial Loan Group 1 Balance), on overlapping leasehold and fee simple estates in one or more commercial properties (each of clauses (1) through (4), a “Mortgaged Property”).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

On or about August 21, 2003 (the “Closing Date”), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) will acquire the mortgage loans from JPMorgan Chase Bank , Merrill Lynch Mortgage Lending, Inc. and PNC Bank, National Association (each, a “Mortgage Loan Seller”) pursuant to three mortgage loan purchase agreements, each dated as of the cut-off date (the “Purchase Agreements”), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the “Trustee”), for the benefit of the holders of the certificates (the “Certificateholders”). See “—The Mortgage Loan Sellers” below and “Description of the Pooling Agreements—Assignment of Mortgage Loans; Repurchases” in the prospectus. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a “Mortgage Asset Seller.”

The mortgage loans were originated in the period between September 1996 and August 2003.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs. Seven (7) mortgage loans (identified as Loans Nos. 54, 82, 108, 110, 123, 130 and 146 on Annex A-1 to this prospectus supplement), representing approximately 1.9% of the Initial Pool Balance (representing approximately 5.6% of the Initial Loan Group 2 Balance), are secured by Mortgaged Properties which are eligible to receive low-income housing tax credits (“Tax Credits”) pursuant to Section 42 of the Code (“Section 42”). Under Section 42, a property owner must comply with certain tenant income restrictions and rental restrictions (including certain rent limitations that may adversely affect the borrowers’ ability to raise rents) over a 15-year compliance period. These restrictions could reduce the market value of the related Mortgaged Property and the ability of the related borrower to repay the related mortgage loan. Additionally, if a project fails to adhere to Section 42 guidelines, the owner may be subject to a reduction in available tax credits or a recapture of previously received tax credits, plus interest. This restriction could reduce the market value of the related Mortgaged Property and the ability of the related borrower to repay the mortgage loan.

The terms of certain mortgage loans, including 100 Bloomfield Parkway Loan permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Additionally, although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. In addition, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following additional indebtedness with respect to the mortgage loans (other than the AB Mortgage Loan):

•	In the case of 2 mortgage loans (identified as Loan Nos. 71 and 120 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 0.3% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 1.2% of the Initial Loan Group 2 Balance), the owners of the borrower have pledged their ownership interests in such borrower as collateral for a mezzanine loan in the initial amount of $600,000 and $2,000,000, respectively. In addition, the holder of each mezzanine loan has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan. The lenders for this mezzanine debt are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower.

•	In the case of 2 mortgage loans (identified as Loan Nos. 20 and 97 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 0.4% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 3.6% of the Initial Loan Group 2 Balance), the related borrowers have unsecured indebtedness for borrowed money.

•	In the case of 8 mortgage loans (identified as Loan Nos. 27, 45, 56, 102, 111, 137, 140 and 142 on Annex A-1 to this prospectus supplement), representing approximately 3.1% of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 1.8% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 5.6% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio (“LTV Ratio”) and DSCR tests.

•	In the case of 3 mortgage loans (identified as Loan Nos. 40, 46 and 129 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 1.3% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 2.1% of the Initial Loan Group 2 Balance) the related borrower is permitted to incur subordinated debt secured by the related Mortgaged Properties. In the case of 1 of such mortgage loans (identified as loan No. 40 on Annex A-1 to this prospectus supplement) the incurrence of the secured debt is subject to a DSCR test and LTV test. In the case of the other such mortgage loan, the related borrower is allowed to incur up to $1,000,000 of secured or unsecured subordinated debt. In the case of 1 of such mortgage loan (identified as loan No. 46 on Annex A-1 to this prospectus supplement) in order to repair the mortgaged property in the event the mortgaged property is damaged, the related borrower is permitted to incur such secured debt in an amount not to exceed the cost of such repair less the net insurance proceeds made available to borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance (representing approximately 3.6% of the Initial Loan Group 2 Balance), the related borrowers are permitted to incur unsecured indebtedness other than in the ordinary course of business and without lender consent.

Certain risks relating to additional debt are described in “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in the prospectus.

Significant Mortgage Loans

The following tables and summaries describe each mortgage loan with a Cut-off Date Balance equal to at least 3.0% of the Initial Pool Balance.

The Westin Hotel at Copley Place

Loan Information		Property Information

Cut-off Date Balance	$82,000,000	Property Type	Full Service Hotel
% of Initial Pool Balance	7.1%	Location	Boston, Massachusetts
Origination Date	August 14, 2003	Guest Rooms	803
Maturity Date	September 1, 2013	Year Built/Renovated	1983/1999-2002
Mortgage Rate	5.26%	Appraised Value	$246,000,000
Annual Debt Service	$5,902,404	Occupancy (TTM)	73.9%
UW DSCR	3.32x	Occupancy Date	March 31, 2003
Cut-off Date LTV	33.2%	UW NOI	$23,319,817
Balloon LTV	25.2%	UW NCF	$19,582,992

The Loan.    The Westin Hotel at Copley Place mortgage loan (the “Westin Copley Hotel Loan”) was originated by Merrill Lynch Mortgage Lending, Inc. and is secured by a first mortgage encumbering the leasehold interest in and to certain air rights, over which a full service hotel known as the Westin Hotel at Copley Place, located in Boston, Massachusetts (the “Westin Copley Hotel Property”) has been constructed. The Westin Copley Hotel Loan was made to Westban Hotel Investors, LLC, a special purpose entity (the “Westin Borrower”), the sole member of which is Westban Hotel Venture (“Westban”), a general partnership between Urban Investment and Development Co. (“Urban”) (49.8%) and Westin Copley Place Hotel Venture (50.2%).

The Westin Copley Hotel Loan (i) has a remaining term of 121 months (which includes 1 interest-only period to reflect the interest payment by the related Mortgage Loan Seller, the trust will receive on September 1, 2003), (ii) matures on September 1, 2013 and (iii) may not be prepaid on or prior to May 31, 2013. The Westin Copley Hotel Loan may be prepaid, in whole, without payment of a prepayment premium on any due date thereafter. The Westin Copley Hotel Loan is subject to Defeasance, in whole, on any due date after the second anniversary of the Closing Date.

The Property.    The Westin Copley Hotel Property is an 803-room full service hotel located in the Back Bay section of Boston, Massachusetts. The Westin Copley Hotel Property is part of the Copley Place multi-use development that includes a high-end retail mall, offices, and Marriott and Sheraton Hotels. The Westin Copley Hotel Property also adjoins the Hynes Convention Center, the Prudential Center and 111 Huntington Ave., a new Class A office building developed by Boston Properties. The Westin Copley Hotel Property contains approximately 47,359 square feet of meeting and banquet space. Other facilities and amenities include four restaurants, a health club with indoor swimming pool, whirlpool and sauna, a business center, a gift shop, a barber, a florist, a retail gallery and a 275-car valet underground parking garage. The Westin Copley Hotel Property underwent renovations from 1999 through 2002. The renovations included complete renovations of all guest rooms and the lobby, creation of additional retail space, renovation of the restaurants and kitchens, and modernization of the passenger elevators. The following table presents certain information relating to the Westin Copley Hotel Property:

	1999	2000	2001	2002	TTM (3/31/2003)	UW
Average Daily Rate (ADR)	$202.29	$220.31	$208.00	$206.97	$207.00	$206.97
Occupancy %	82.5%	82.9%	70.4%	74.4%	73.9%	74.4%
RevPar	$166.99	$182.56	$146.51	$153.95	$152.90	$153.95

The hotel is constructed above the Massachusetts Turnpike (I-90) on air rights owned by the Massachusetts Turnpike Authority (the “MTA”) and leased to the Westin Borrower pursuant to a lease (the “Air Rights Lease”) which expires in 2077. The Air Rights Lease has no renewal options. All of the rent due under the Air Rights Lease has already been paid, with the exception of a $1 rent payment that is due annually through the last year of the lease. The Air Rights Lease was originally a sublease (the “Air Rights Sublease”) between an affiliate of Urban (“Urban Lessee”), as sublessor, and Westban (as predecessor-in-interest to the Westin Borrower), as sublessee, which Air Rights Sublease was subject and subordinate to a master lease between the MTA and Urban Lessee. Pursuant to an agreement among the MTA, Urban Lessee and Westban (as predecessor-in-interest to the Westin Borrower), the Air Rights Sublease was reconstituted as a direct lease between the MTA and Westban. By agreement delivered by Urban Lessee in connection with the closing of the Westin Copley Hotel Loan, Urban Lessee has agreed that it will not further reconstitute or attempt to further reconstitute the Air Rights Lease as a sublease during the term of the Westin Copley Hotel Loan and in the event of a foreclosure by lender or transfer of the Air Rights Lease by assignment-in-lieu thereof, the exercise of any power of sale or other exercise of remedies by the lender, any such reconstitution rights will be forever waived by Urban Lessee.

Property Management.    The Westin Copley Hotel Property is managed by Westin North America Management Company (the “Westin Manager”). The Westin Manager is an affiliate of Starwood Hotels & Resorts, which owns a portfolio of lodging brands that includes the St. Regis, Sheraton, Four Points and W Hotels.

Lockbox and Reserves.    The Westin Copley Hotel Loan documents require that the Westin Manager collect all revenues and rents from the Westin Copley Hotel Property. Funds collected will be allocated monthly by the Westin Manager to pay operating expenses (including management fees), capital expenditures and funding of certain reserves and any excess cash flow will be remitted to the Westin Borrower (any such amounts due to the Westin Borrower, “Borrower’s Distributions”). At any time that (a) net operating income after deducting (i) the greater of actual management fees and 3% of operating revenues and (ii) reserves for capital expenditures equal to 2% of operating revenues for the Westin Copley Hotel Property (“Westin Net Cash Flow”) for the trailing 12 month period as of the last day of any calendar quarter is less than $8,500,000 (a “Cash Flow Sweep Event”) and until Westin Net Cash Flow exceeds $8,500,000 for 2 consecutive subsequent calendar quarters (based on the trailing 12 month period) or (b) an event of default under the mortgage loan documents has occurred and is continuing, all Borrower’s Distributions are required to be deposited directly by the Westin Manager into a lockbox account under the control of the mortgagee. Funds in the lockbox account are required to be allocated monthly to fund certain escrow accounts, to pay the required Periodic Payment, to pay any required late payments and reasonable fees and expenses incurred in connection with maintaining the lockbox and accounts established in connection with such lockbox, and all remaining amounts will be held in the lockbox account as additional security for the Westin Copley Mortgage Loan for as long as the Cash Flow Sweep Event is continuing; thereafter, funds remaining in the lockbox account are required to be released to the Westin Borrower.

Additional Information.    For more information regarding the Westin Copley Hotel Loan and the Westin Copley Hotel Property, see “Westin Hotel at Copley Place” in Annex A-1 to this prospectus supplement.

17 Battery Place

Loan Information		Property Information

Cut-off Date Balance	$60,429,178	Property Type	CBD Office
% of Initial Pool Balance	5.2%	Location	New York, New York
Origination Date	June 30, 2003	Square Footage	443,102
Maturity Date	July 1, 2008	Year Built/Renovated	1903 / 1995
Mortgage Rate	4.5800%	Appraised Value	$77,000,000
Annual Debt Service	$3,713,126	Occupancy	97.8%
UW DSCR	1.64x	Occupancy Date	July 9, 2003
Cut-off Date LTV	78.5%	UW NOI	$6,643,383
Balloon LTV	72.0%	UW NCF	$6,093,684

The Loan.    The 17 Battery Place mortgage loan (the “17 Battery Place Loan”) was originated by JPMorgan Chase Bank and is secured by the fee interest in the office portion and a leasehold interest in a portion of the retail portion (the “17 Battery Place Property”) of a 31 story mixed-use office and residential building located in the Battery Park area of downtown Manhattan in New York, New York. The 17 Battery Place Loan was made to Battery Commercial Associates LLC, a special purpose entity (the “17 Battery Place Borrower”) whose managing member, Battery Commercial Associates SPE, Inc. is owned by Joseph Moinian. Joseph Moinian, as Chief Executive Office of the Moinian Group, is responsible for a commercial real estate portfolio comprised of more than seven million square feet of office, industrial, residential, retail and hotel properties throughout the U.S. and abroad.

The 17 Battery Place Loan (i) has a remaining term of 59 months, (ii) matures on July 1, 2008 and (iii) may not be prepaid on or prior to May 31, 2008. The 17 Battery Place Loan may be prepaid, in whole, without payment of a prepayment premium on any due date thereafter. The 17 Battery Place Loan is subject to Defeasance, in whole or in part, on any due date after the second anniversary of the Closing Date.

The Property.    The 17 Battery Place Property consists of one of two condominium units (“Unit 2”), both owned by entities having substantially identical principals. The 17 Battery Place Property consists approximately 443,102 square feet of office space located on floors 2 through 13, the office lobby and newsstand on the ground floor and approximately 4,550 square feet of retail space on the ground floor that has been ground leased from the affiliated condominium owner to the 17 Battery Place Borrower and limited storage space in the basement of the building. The residential portion of the building (“Unit 1”), which is not part of the collateral, consists of floors 14 through 31 which holds 491 apartment units and portions of the basement and ground floor. The current ownership entity originally acquired Unit 2 in 1997 and subsequently acquired Unit 1 and converted it to residential space, relocating existing tenants from Unit 1 to Unit 2. Overall occupancy at the 17 Battery Place Property is approximately 97.8% as of July 9, 2003.

Property Management.    The 17 Battery Place Property is managed by Newmark & Company Real Estate, Inc., an affiliate of the 17 Battery Place Borrower, a full service commercial and industrial real estate management firm founded in 1928.

Lockbox and Reserves.    The 17 Battery Place Borrower is required to instruct all tenants to deliver all rents directly into a lockbox account. Provided (a) no event of default exists under the 17 Battery Place Loan documents and (b) the DSCR is at least 1.00x for the preceding 12-month period under the 17 Battery Place Loan, funds collected in the lockbox account will be transferred to the 17 Battery Place Borrower each business day. Upon the occurrence of either an event of default under the 17 Battery Place Loan documents or the DSCR falling below 1.00x for the preceding 12-month period, funds in the lockbox account will be disbursed daily to fund escrows for real estate taxes, insurance reserves, assessments, debt service reserves, replacement reserves, leasing reserves and, if an event of default has occurred and is continuing under the 17 Battery Place Loan documents, for the payment of default interest prior to being released to the 17 Battery Place Borrower.

Additional Information.    For more information regarding the 17 Battery Place Loan and the 17 Battery Place Property, see “17 Battery Place” in Annex A-1 to this prospectus supplement.

Palm Beach Mall

Loan Information		Property Information

Cut-off Date Balance	$54,846,103	Property Type	Anchored Retail
% of Initial Pool Balance	4.7%	Location	West Palm Beach, Florida
Origination Date	September 16, 2002	Square Footage	702,427
Maturity Date	October 10, 2012	Year Built/Renovated	1967 / 2000
Mortgage Rate	6.2000%	Appraised Value	$78,700,000
Annual Debt Service	$4,068,019	Occupancy	91.6%
UW DSCR	1.51x	Occupancy Date	March 6, 2003
Cut-off Date LTV	69.7%	UW NOI	$6,491,039
Balloon LTV	60.0%	UW NCF	$6,146,033

The Loan.    The Palm Beach Mall mortgage loan (the “Palm Beach Mall Loan”) was originated by JPMorgan Chase Bank and is secured by the fee and leasehold interest in a regional mall located in West Palm Beach, FL. (the “Palm Beach Mall Property”). The Palm Beach Mall Loan was made to Palm Beach Mall, LLC a special purpose entity (the “Palm Beach Mall Borrower”) owned by Simon Property Group (NYSE: SPG). The Simon Property Group owns or has an interest in 250 properties, comprised of regional malls, community shopping centers and specialty mixed-use properties which contain approximately 183 million square feet of gross leasable area in 36 states, Europe and Canada.

The Palm Beach Mall Loan (i) has a remaining term of 110 months, (ii) matures on October 10, 2012 and (iii) may not be prepaid on or prior to July 9, 2012. The Palm Beach Mall Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter provided the borrower pays all interest that would have accrued through the next due date. The Palm Beach Mall Loan is subject to Defeasance, in whole or in part, on any due date after the second anniversary of the Closing Date.

The Property.    The Palm Beach Mall is an approximately 1,085,427 square foot regional mall located on approximately 69 acres with 5,582 parking spaces. Anchor tenants include Sears, J.C. Penney, Burdine’s and Dillard’s, however, Burdine’s and Dillard’s are anchor-owned and are not collateral for the Palm Beach Mall Loan. A $34.6 million renovation of the Palm Beach Mall was completed in 2000. As of March 6, 2003, overall occupancy for the Palm Beach Mall is approximately 94.6% and as of March 6, 2003, the Palm Beach Mall Property was approximately 91.6% occupied. As of December 31, 2002, as reported by The Simon Property Group, sales for stores under 10,000 square feet were approximately $252 per square foot in 2002. Major inline tenants include Old Navy, Borders Books and Music, fye, Victoria’s Secret, The Gap/Gap Kids, Lane Bryant and Charlotte Russe.

Property Management.    The Palm Beach Mall Property is managed by Simon Management Associates, L.L.C. Simon Management Associates, L.L.C. is an affiliate of Simon Property Group.

Lockbox and Reserves.    The Palm Beach Mall Borrower is required to instruct tenants to deliver all rents directly into a lockbox account. Funds in the lockbox account are required to be allocated monthly to fund a tax and insurance escrow account, to pay the required Periodic

Payment, to fund the replacement reserve account and to fund the tenant improvements and leasing commissions escrow. Unless an event of default under the Palm Beach Mall Loan has occurred and is continuing, all remaining funds in the lockbox account will be disbursed to the Palm Beach Mall Borrower.

Additional Information.    For more information regarding the Palm Beach Mall Loan and the Palm Beach Mall Property, see “Palm Beach Mall” in Annex A-1 to this prospectus supplement.

100 Bloomfield Parkway

Loan Information		Property Information
Cut-off Date Balance % of Initial Pool Balance Origination Date Maturity Date Mortgage Rate Annual Debt Service UW DSCR Cut-off Date LTV Balloon LTV	$34,822,892 3.0% March 1, 2003 April 1, 2013 6.050% $2,528,013 1.37x 79.1% 67.5%	Property Type Location Square Footage Year Built Appraised Value Occupancy Occupancy Date UW NOI UW NCF	Suburban Office Bloomfield Hills, Michigan 198,486 1987 $44,000,000 93.0% June 3, 2003 $3,778,009 $3,470,231

The Loan.    The 100 Bloomfield Parkway mortgage loan (the “100 Bloomfield Parkway Loan”) was originated by PNC Bank, National Association and is secured by the fee interest in a 3-story suburban office building located in Bloomfield Hills, Michigan (the “100 Bloomfield Parkway Property”). The 100 Bloomfield Parkway Loan was made to Bloomfield Parkway Associates Limited Partnership, a Michigan limited partnership that is a special purpose entity (the “100 Bloomfield Parkway Borrower”). Mike Kojaian and C. Michael Kojaian are the principal sponsors of this loan. The Kojaians are real estate developers with extensive real estate holdings in the United States. Mr. C. Michael Kojaian is also the Chairman of the Board of Directors of Grubb & Ellis and is its largest individual shareholder.

The 100 Bloomfield Parkway Loan (i) has a remaining term of 116 months, (ii) matures on April 1, 2013 and (iii) may not be prepaid on or prior to December 31, 2012. The 100 Bloomfield Parkway Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The 100 Bloomfield Parkway Loan is subject to Defeasance, in whole or in part, on any due date after the third anniversary of its first scheduled monthly payment date.

The Property.    The 100 Bloomfield Parkway Property is a 3-story office building located at 100 Bloomfield Parkway in Bloomfield Hills, Michigan. The building is situated on approximately 12.34 acres and contains approximately 198,486 net rentable square feet of office space. It also has 791 parking spaces, 366 surface and 425 underground. As of June 3, 2003, the 100 Bloomfield Parkway Property was approximately 93.0% occupied.

Property Management.    The 100 Bloomfield Parkway Property is managed by the Southfield, Michigan office of Grubb & Ellis, an affiliate of the 100 Bloomfield Parkway Borrower.

Lockbox and Reserves.    The 100 Bloomfield Parkway Borrower must cause all rents and other income from the 100 Bloomfield Parkway Property to be deposited into a lockbox account controlled by the lender. Funds from such lockbox account are allocated monthly to fund required monthly escrow deposits for taxes, replacement reserves, tenant improvements and leasing commissions and to pay debt service on the 100 Bloomfield Parkway Loan. The 100 Bloomfield Parkway loan documents provide for monthly reserves for real estate taxes, replacement reserves, tenant improvements and leasing commissions.

ARD Loans

Nine (9) mortgage loans (the “ARD Loans”), representing approximately 9.1% of the Initial Pool Balance (8 mortgage loans in Loan Group 1, representing approximately 11.7% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 3.8% of the Initial Loan Group 2 Balance), provide that, if after a certain date (each, an “Anticipated Repayment Date”), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of Initial Rate plus 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their respective Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR certificates.

Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not spring until immediately prior to, or on the respective Anticipated Repayment Date. See “—Lockbox Accounts” below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their respective Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

AB Mortgage Loan

General.    The Woodlands Office Park Loan (identified as Loan No. 19 on Annex A-1 to this prospectus supplement) (the “AB Mortgage Loan”) is evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease. The junior companion loan to the AB Mortgage Loan (the “Companion Loan”) is not part of the trust fund. The AB Mortgage Loan has a Cut-off Date Balance of $14,041,741, representing approximately 1.2% of the Initial Pool Balance (1.8% of the Initial Loan Group 1 Balance). A third party not affiliated with us or the related borrower is the holder of the Companion Loan.

Under the terms of the related intercreditor agreement (the “Intercreditor Agreement”), the holder of the Companion Loan has agreed to subordinate its interest in certain respects to the AB Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of the AB Mortgage Loan under the Intercreditor Agreement. The holder of the Companion Loan may sell the Companion Loan only with the prior written consent of the Master Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the related Intercreditor Agreement pursuant to the terms of such Intercreditor Agreement.

Servicing Provisions of the AB Mortgage Loan Intercreditor Agreement.    The Master Servicer and Special Servicer will service and administer the AB Mortgage Loan and the Companion Loan pursuant to the Pooling and Servicing Agreement and the Intercreditor Agreement for so long as the AB Mortgage Loan is part of the trust; provided, that prior to an event of default occurring under the AB Mortgage Loan documents, the servicer of the Companion Loan will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the AB Mortgage Loan or the Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the Companion Loan in a material manner without the consent of the holder of the Companion Loan; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See “Servicing of the Mortgage Loans—Directing Certificateholder” in this prospectus supplement.

In the event that (i) any payment of principal or interest on the AB Mortgage Loan or its Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the AB Mortgage Loan or its Companion Loan has been accelerated, (iii) the principal balance of the AB Mortgage Loan or its Companion Loan is not paid at maturity, (iv) the borrower under the AB Mortgage Loan or its Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Companion Loan will be entitled to purchase the AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the AB Mortgage Loan, together with all unpaid interest on the AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the AB Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the AB Mortgage Loan.

Application of Payments on the AB Mortgage Loan.    Pursuant to the Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the AB Mortgage Loan or the Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the Companion Loan. Any escrow and reserve payments required in respect of the AB Mortgage Loan or the Companion Loan will be paid to the Master Servicer. Following the occurrence and during the continuance of (i) the acceleration of the AB Mortgage Loan or its Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Companion Loan to purchase the AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the Companion Loan will be subordinated to all payments due on the AB Mortgage Loan and the amounts with respect to each of the AB Mortgage Loan and the Companion Loan will be paid: first, to the Master Servicer, Special Servicer, Trustee or Paying Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the AB Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the AB Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the AB Mortgage Loan; sixth, to the holder of the Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Companion Loan; seventh, to the holders of the Companion Loan, in an amount equal to interest due with respect to the Companion Loan; eighth, to the holder of the Companion Loan, in an amount equal to the principal balance of the Companion Loan until paid in full; ninth, to the holder of the Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Companion Loan; tenth, to the trust and the holder of the Companion Loan, in an amount equal to any unpaid default interest accrued on the AB Mortgage Loan and the Companion Loan, respectively; and eleventh, any excess, to the trust as holder of the AB Mortgage Loan and the holder of the Companion Loan, pro rata, based upon the outstanding principal balances.

Application of Amounts Paid to the Trust in Respect of the AB Mortgage Loan.    Amounts payable to the trust as holder of the AB Mortgage Loan pursuant to the Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the Companion Loan will be distributed to such holder net of fees and expenses on the Companion Loan.

Mezzanine Loans

The holder of each mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan. The lenders for this mezzanine debt are generally not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    One hundred forty-seven (147) mortgage loans, representing approximately 95.3% of the Initial Pool Balance (83 mortgage loans in Loan Group 1, representing approximately 92.8% of the Initial Loan Group 1 Balance and 64 mortgage loans in Loan Group 2, representing approximately 100.0% of the Initial Loan Group 2 Balance), have due dates that occur on the 1st day of each month. One (1), mortgage loan, representing approximately 4.7% of the Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 7.2% of the Initial Loan Group 1 Balance), has a due date that occurs on the 10th day of each month and does not provide for a grace period. One (1), mortgage loan, representing approximately 4.7% of the Initial Pool Balance (representing approximately 7.2% of the Initial Loan Group 1 Balance) provides for no grace period. One (1), mortgage loan, representing approximately 7.1% of the Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 10.7% of the Initial Loan Group 1 Balance) provides for a grace period of 3 days. Seventy-eight (78) mortgage loans, representing approximately 53.0% of the Initial Pool Balance (47 mortgage loans in Loan Group 1, representing approximately 50.1% of the Initial Loan Group 1 Balance and 31 mortgage loans in Loan Group 2, representing approximately 58.9% of the Initial Loan Group 2 Balance), provide for a grace period of 5 days. Sixty-one (61) mortgage loans, representing approximately 31.4% of the Initial Pool Balance (30 mortgage loans in Loan Group 1, representing approximately 27.6% of the Initial Loan Group 1 Balance and 31 mortgage loans in Loan Group 2, representing approximately 39.0% of the Initial Loan Group 2 Balance), provide for a grace period of 7 days. One (1) mortgage loan, representing approximately 0.4% of the Initial Pool Balance (representing 0.6% of the Initial Loan Group 1 Balance), provides for a grace period of 8 days. Six (6) mortgage loans, representing approximately 3.3% of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 3.9% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 2.1% of the Initial Loan Group 2 Balance), provide for a grace period of 10 days. One hundred forty-two (142) mortgage loans, representing approximately 96.0% of the Initial Pool Balance (79 mortgage loans, representing approximately 95.2% of the Initial Loan Group I Balance and 63 mortgage loans representing approximately 97.6% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”). Five (5) mortgage loans, representing approximately 3.2% of the Initial Pool Balance (5 mortgage loans in Loan Group 1, representing approximately 4.8% of

Balance, accrue interest on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”). One (1) mortgage loan, representing approximately 0.8% of the Initial Pool Balance (representing approximately 2.4% of the Initial Loan Group 2 Balance), initially accrues interest on a 30/360 Basis during an interest-only period of 24 months, and after the interest-only period, accrues interest on an Actual/360 Basis.

One hundred thirty-six (136) mortgage loans, representing approximately 95.1% of the Initial Pool Balance (75 mortgage loans in Loan Group 1, representing approximately 94.7% of the Initial Loan Group 1 Balance and 61 mortgage loans in Loan Group 2, representing approximately 95.8% of the Initial Loan Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. These mortgage loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Dates, as the case may be. Nine (9) of the mortgage loans, representing approximately 9.1% of the Initial Pool Balance (8 mortgage loans in Loan Group 1, representing the Initial Loan Group 1 approximately 11.7% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 3.8% of the Initial Loan Group 2 Balance), provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower prepays the mortgage loan on that date. Twenty-two (22) mortgage loans, representing approximately 22.5% of the Initial Pool Balance (9 mortgage loans in Loan Group 1, representing approximately 21.5% of the Initial Loan Group 1 Balance and 13 mortgage loans in Loan Group 2, representing approximately 23.6% of the Initial Loan Group 2 Balance), provide for monthly payments of interest-only for the remaining portion (ranging from 1 to 61 months) of their respective interest-only periods followed by payments which would amortize a portion of the principal balance of the mortgage loans during their remaining terms based on an amortization schedule. Eight (8) mortgage loans, representing approximately 2.2% of the Initial Pool Balance (6 mortgage loans in Loan Group 1, representing approximately 2.2% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 2.1% of the Initial Loan Group 2 Balance), provide for monthly payments of principal that fully or substantially amortize the loan over the life of the mortgage loan. Four (4) mortgage loans, representing approximately 2.7% of the Initial Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 3.0% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 2.1% of the Initial Loan Group 2 Balance) provide for no payments of principal over the life of the loan.

Partial Releases.    Certain of the mortgage loans permit a partial release of an unimproved portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to Defeasance. In addition, 1 of the mortgage loans, representing approximately 4.7% of the Initial Pool Balance (representing approximately 7.2% of the Initial Loan Group 1 Balance) permits the release of certain parcels (including certain parcels that are improved by vacant anchors) and 1 of the mortgage loans, representing approximately 0.7% of the Initial Pool Balance (representing approximately 1.1% of the Initial Loan Group 1 Balance) permits the release of an outparcel that is improved with a “Big Boy” restaurant. In each case, no value was given to such parcels in the underwriting of the related mortgage loans.

Prepayment Provisions.    Each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a “Lockout Period”). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

(1)	One hundred thirty-one (131) of the mortgage loans, representing approximately 89.8% of the Initial Pool Balance (75 mortgage loans in Loan Group 1, representing approximately 93.4% of the Initial Loan Group 1 Balance and 56 mortgage loans in Loan Group 2, representing approximately 82.5% of the Initial Loan Group 2 Balance), permit only Defeasance after the expiration of the Lockout Period; and

(2)	Sixteen (16) of the mortgage loans, representing approximately 9.8% of the Initial Pool Balance (8 mortgage loans in Loan Group 1, representing approximately 5.9% of the Initial Loan Group 1 Balance and 8 mortgage loans in Loan Group 2, representing approximately 17.5% of the Initial Loan Group 2 Balance), require that any principal prepayment made during a specified period of time after the Lockout Period (a “Yield Maintenance Period”) be accompanied by a Yield Maintenance Charge (as defined below).

(3)	One (1) mortgage loan, representating approximately 0.4% of the Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 0.6% of the Initial Loan Group 1 Balance) requires that any principal prepayment made after the Lockout Period and prior to the stated maturity date be accompanied by a prepayment premium equal to a declining percentage of the principal being prepaid ranging from 5% to 1%.

“Yield Maintenance Charge” will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term “Discount Rate” means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term “Treasury Rate” means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (“Release H.15”) under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

With respect to 3 mortgage loans (identified as Loan Nos. 30, 41 and 46 on Annex A-1 to this prospectus supplement) representing 2.3% of the Initial Pool Balance (approximately 3.4% of Initial Loan Group 1 Balance), the “Yield Maintenance Charge” will generally be equal to the greater of (i) 1% of the principal balance of the mortgage loan outstanding on the first day of the month preceding the date of prepayment or (ii) an amount calculated according to the following formula: the interest rate in effect on the date of prepayment less the interest yield rate (or in the case of Loan No. 41, 50 basis points above the interest yield rate) (the “Reinvestment Rate”) as published in the Wall Street Journal on the first day of the month preceding the date of prepayment on United States treasury notes or bonds that will mature in the month in which the maturity date of such mortgage loan occurs; provided, that if no such note or bond matures in such month, then the next month in which such note or bond will mature must be the month used; and provided, further, that if there is more than one such note or bond maturing in the applicable month, then the average of the interest rate yields on all such notes or bonds maturing in such month must be used. The resulting percentage must then be multiplied by the outstanding principal balance of the mortgage loan as of the date preceding the date of prepayment. The resulting dollar amount must then be multiplied by a fraction having a numerator equal to the number of days from and including the date of prepayment to and including the maturity date of the mortgage loan and having a denominator of 365. The resulting dollar amount (the “Basic Prepayment Amount”) must then be discounted to a present day value based on (A) a discount rate equal to the Reinvestment Rate and (B) an assumption that the Basic Prepayment Amount would be paid in equal monthly installments, the number of which would be equal to the total number of complete and partial months from and including the month in which the prepayment occurs to and including the month in which the maturity date of the related mortgage loan occurs.

Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Certificates—Allocation of Yield Maintenance Charges.”

The mortgage loans permit voluntary prepayment without payment of a Yield Maintenance Charge or any prepayment premium during an “open period” immediately prior to the stated maturity date or Anticipated Repayment Date as follows:

Prepayment Open Periods

Open Period (payments)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	1	$33,400,000	2.9%	4.4%	0.0%
2	13	147,253,435	12.7	17.4	3.6
3	6	58,013,863	5.0	4.1	6.8
4	116	867,667,847	75.0	68.7	87.5
7	4	25,415,987	2.2	3.3	0.0
13	2	4,663,152	0.4	0.6	0.0
25	6	19,899,733	1.7	1.5	2.1

Total	148	$1,156,314,017	100.0%	100.0%	100.0%

Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided that no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Defeasance; Collateral Substitution.    The terms of 131 of the mortgage loans, representing approximately 89.8% of the Initial Pool Balance (75 mortgage loans in Loan Group 1, representing approximately 93.4% of the Initial Loan Group 1 Balance and 56 mortgage loans in Loan Group 2, representing approximately 82.5% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the “Defeasance Lockout Period”) to obtain a release of all or a portion of a Mortgaged Property from the lien of the related

Mortgage (a “Defeasance”). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)	pays or delivers to the Master Servicer on any due date (the “Release Date”) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to, but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct, non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment Date), assuming, in the case of each ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)	delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The mortgage loans secured by more than one Mortgaged Property generally do not permit partial defeasance or require, in the case of a partial defeasance that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) certain DSCR and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will hold the defeasance collateral, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

The terms of 1 mortgage loan, representing approximately 2.9% of the Initial Pool Balance (Loan No.5), which is secured by cross-collateralized mortgages on 27 Mortgaged Properties, permit the related borrower to release not more than 3 of such Mortgaged Properties and substitute for any such released Mortgaged Property its fee interest in another retail food sales property which is generally of like kind and quality. No such release and substitution is permitted to occur prior to the first anniversary of the origination date of the mortgage loan or after August 1, 2013. In addition, any such release and substitution is subject to the satisfaction of certain conditions precedent, including that after giving effect to any such release and substitution, the DSCR of the mortgage loan is at least equal to the greater of (i) the DSCR of the mortgage loan as of its origination date or (ii) the DSCR of the mortgage loan as of the date immediately preceding such release and substitution.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.    The mortgage loans contain “due-on-sale” and “due-on-encumbrance” provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See “—General” above. The Special Servicer or the Master Servicer, as the case may be, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, it (i) obtained the consent of the Directing Certificateholder and (ii) obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if the mortgage loan has an outstanding principal balance greater than (A) 5% of the aggregate Stated Principal Balance of all the mortgage loans or (B) $20,000,000.

With respect to a mortgage loan with a “due-on-encumbrance” clause, the Special Servicer will be required (a) to exercise any right it may have (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, it has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if such mortgage loan has (x) (a) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) which is greater than 2% of the aggregate Stated Principal Balance of the mortgage loans, or (b) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) that is one of the ten largest of the then outstanding mortgage loans by Stated Principal Balance as of the date of the encumbrance and (y) an LTV Ratio greater than 85% and a DSCR less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan). Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” and “—Subordinate Financing” in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirty-nine (39) of the Mortgaged Properties, securing approximately 17.0% of the Initial Pool Balance (28 Mortgaged Properties securing approximately 19.8% of the Initial Loan Group 1 Balance and 11 Mortgaged Properties securing approximately 11.5% of the Initial Loan Group 2 Balance) by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or higher). These areas include all or parts of the states of California, Washington and Utah. Six (6) of these Mortgaged Properties securing mortgage loans (identified as Loan Nos. 28, 57 and 89 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the Initial Pool Balance (representing approximately 2.0% of the Initial Loan Group 1 Balance), have a “probable maximum loss” (“PML”) of approximately 24%, 23%, 24% and 24% (in the case of the Mortgaged Properties securing Loan No. 28), 22% and 27%, respectively, but each of those Mortgaged Properties is covered by an earthquake insurance policy. None of the remaining Mortgaged Properties has a PML in excess of 20%.

In the case of 39 Mortgaged Properties, securing mortgage loans representing approximately 7.9% of the Initial Pool Balance (15 Mortgaged Properties in Loan Group 1, representing approximately 5.1% of the Initial Loan Group 1 Balance and 24 Mortgaged Properties in Loan Group 2, representing approximately 13.4% of the Initial Loan Group 2 Balance), a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties. In the case of 1 mortgage loan representing approximately 0.4% of the Initial Pool Balance representing approximately 0.6% of the Initial Loan Group 1 Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of phase II environmental site assessment for the related Mortgaged Property.

Generally, each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See “Risk Factors—Property Insurance May Not Be Sufficient” in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.

All information presented herein (including LTV Ratios and DSCRs) with respect to the AB Mortgage Loan is calculated without regard to the Companion Loan.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1 and A-2, such numerical and statistical information excludes the Companion Loan.

The “Underwritten Cash Flow Debt Service Coverage Ratio” or “UW DSCR” for any mortgage loan for any period, as presented in this prospectus supplement, including Annex A-1 and the tables presented on Annex A-2 attached hereto, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. “Underwritten Cash Flow” or “UW NCF” means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines. With respect to 1 mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (approximately 2.4% of the Initial Loan Group 1 Balance), the UW DSCR and UW NCF were calculated with no on-going replacement reserves or TI/LC reserves. A debt service reserve in the amount of $1,475,000 was established at origination and may be held for the entire term of the mortgage loan or, in the case of an event of default under the mortgage loan, applied to the outstanding principal balance of the mortgage loan.

“Underwritten NOI” or “UW NOI” means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (“Effective Gross Income”) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, “Net Operating Income” or “NOI,“ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-2 and Annex A-1 attached hereto were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “Maturity Date LTV Ratios” set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An “LTV Ratio” for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made.

In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, Annex A-1 and in the tables on Annex A-2 are not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under “—Underwriting Guidelines and Processes” and in the prospectus under “Description of the Trust Funds—Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans.”

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMorgan Chase Bank, Merrill Lynch Mortgage Lending, Inc. and PNC Bank, National Association. JPMorgan Chase Bank is a subsidiary of J.P. Morgan Chase & Co. and is acting as the Paying Agent. JPMorgan Chase Bank is also an affiliate of the Depositor and one of the Underwriters. Merrill Lynch Mortgage Lending, Inc. is an affiliate of one of the Underwriters. PNC Bank, National Association is an affiliate of the Master Servicer and the Special Servicer and is also an affiliate of one of the Underwriters.

JPMorgan Chase

JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder’s equity of $35.5 billion. As of December 31, 2001, JPMorgan Chase Bank had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder’s equity of $33.3 billion.

JPMorgan Chase Bank is also acting as the Paying Agent and is an affiliate of JP Morgan Chase Commercial Mortgage Securities Corp., which is the depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

Merrill Lynch

Merrill Lynch Mortgage Lending, Inc. is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware corporation whose principal office is located in New York, New York. Merrill Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is an Underwriter and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith Incorporated is subject to regulation by various state and Federal regulatory authorities. As of December 31, 2002, Merrill Lynch Mortgage Capital Inc. had total assets of approximately $7 billion.

PNC

PNC Bank, National Association is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank, National Association’s business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank, National Association is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation (“PNC Financial“), and is PNC Financial’s principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. At December 31, 2002, PNC Bank, National Association had total consolidated assets representing approximately 90% of PNC Financial’s consolidated assets. PNC Bank, National Association is an affiliate of PNC Capital Markets, Inc. Midland Loan Services, Inc. is a wholly owned subsidiary of PNC Bank, National Association.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

Underwriting Guidelines and Processes

Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that such guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. Three (3) of the mortgage loans (identified as Loan Nos. 30, 41 and 46 on Annex A-1 attached to this prospectus supplement) sold to the depositor by Merrill Lynch Mortgage Lending, Inc. were originated by Phoenix Life Insurance Company, a New York life insurance company (formerly known as Phoenix Homelife Mutual Insurance Company). In each case, the related mortgage loan seller or one of its affiliates re-underwrote such mortgage loan. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Property Analysis.    The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Appraisal and Loan-to-Value Ratio.    For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full (or in the case of smaller balance loans, a summary form) narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the LTV Ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

Evaluation of Borrowers.    The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the borrower and/or certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment (“ESA”) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations and such laws and regulations require substantial cleanup, remedial action or other extraordinary response, unless a further assessment or determination that no further action or remediation is required has been obtained or another responsible party is obligated to take such action or has provided additional security, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

Physical Assessment Report.    Prior to origination, the related Mortgage Loan Seller obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm; provided, however, that in certain cases a PAR is not obtained if the Mortgaged Property is new construction. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property where self-insurance is not permitted. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)	the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been more than 30 days past due (without giving effect to any applicable grace period);

(b)	the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)	the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower’s personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

(d)	there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)	to the Mortgage Loan Seller’s knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

(f)	the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property;

(g)	the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

(h)	no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

(i)	at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

(j)	the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

(k)	the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(l)	each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(m)	the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(n)	the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(o)	none of the mortgage loan documents is subject to any valid right of rescission, set-off, valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles;

(p)	each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(q)

to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

(r)	to the Mortgage Loan Seller’s knowledge, (1) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (2) no condemnation proceedings are pending;

(s)	as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(t)	all amounts required to be deposited by the borrower in escrow at origination have been deposited; and

(u)	to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders therein, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the “Initial Resolution Period”), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the 90-day period (or with respect to certain breaches or document defects, an extended cure period), at a price (the “Purchase Price”) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related mortgage rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses relating to the enforcement of such repurchase obligation, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master

Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan which is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under “—Repurchase or Substitution of Cross-Collateralized Mortgage Loans” below.

A “Qualified Substitute Mortgage Loan” is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and discloses no material issues; (i) have a then current DSCR not less than the original DSCR of the deleted mortgage loan as of the origination date of the mortgage loan, and a current DSCR of not less than the current DSCR of the deleted mortgage loan; (j) constitute a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by each Rating Agency to any class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (r), except that (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the

Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See “Description of the Pooling Agreements—Representations and Warranties; Repurchases” in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a “Crossed Loan”), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in “—Representations and Warranties; Repurchases and Substitutions”. The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, (i) the weighted average DSCR for all the remaining Crossed Loans for the period relating to the most recent annual operating statement or, if available, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (a) 0.10x below the weighted average DSCR for all such related Crossed Loans, including the affected Crossed Loan, as of the date of such determination, or (b) the weighted average DSCR for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date and (ii) the weighted average loan-to-value ratio for all of the remaining related Crossed Loans, excluding the affected Crossed Loan, calculated based upon the unpaid principal balances of the Crossed Loans divided by the appraised values of the related Mortgaged Properties, in each case at the time of repurchase or substitution, is not more than the lesser of (a) 110% of the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the date of such determination, or (b) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date. Notwithstanding the foregoing, the related Mortgage Loan Seller may repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. “Primary Collateral” means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

Lockbox Accounts

With respect to 28 mortgage loans (the “Lockbox Loans”), representing approximately 37.5% of the Initial Pool Balance (25 mortgage loans in Loan Group 1, representing approximately 53.7% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 5.7% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the “Lockbox Accounts”) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 16 Lockbox Loans, representing approximately 23.2% of the Initial Pool Balance (15 mortgage loans in Loan Group 1, representing approximately 34.7% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 0.7% of the Initial Loan Group 2 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 1 Lockbox Loan, representing approximately 0.4% of the Initial Pool Balance (representing approximately 1.2% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such loan on or about the origination date of such mortgage loan into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 11 Lockbox Loans, representing approximately 13.9% of the Initial Pool Balance (10 mortgage loans in Loan Group 1, representing approximately 19.0% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 3.8% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lockbox Accounts will not be assets of any REMIC.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee (the “Pooling and Servicing Agreement”) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2003 PM1 (the “Certificates”) will consist of the following 23 classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the “Class A Certificates”), the Class X-1 and Class X-2 Certificates (collectively, the “Class X Certificates”), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the “Senior Certificates”. The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the “Subordinate Certificates”. The Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the “Subordinate Offered Certificates”. The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the “Residual Certificates”.

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the “Offered Certificates”). The Class X-1, Class X-2, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates (collectively, the “Non-Offered Certificates”) have not been registered under the Securities Act of 1933 and are not offered hereby.

The “Certificate Balance” of any class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that Distribution Date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 and the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a “Notional Amount”) of the classes of Class X Certificates. The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR Certificates) (the “Principal Balance Certificates”) outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $1,156,314,016.

The Notional Amount of the Class X-2 Certificates will equal:

(1)	up to and including the Distribution Date in August 2004, the sum of (a) the lesser of $75,587,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $386,535,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

(2)	after the Distribution Date in August 2004 through and including the Distribution Date in August 2005, the sum of (a) the lesser of $34,665,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $367,312,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

(3)	after the Distribution Date in August 2005 through and including the Distribution Date in August 2006, the sum of (a) the lesser of $90,142,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $347,089,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and (d) the lesser of $5,043,000 and the Certificate Balance of the Class L Certificates;

(4)	after the Distribution Date in August 2006 through and including the Distribution Date in August 2007, the sum of (a) the lesser of $30,627,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $328,019,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (c) the lesser of $10,506,000 and the Certificate Balance of the Class J Certificates;

(5)	after the Distribution Date in August 2007 through and including the Distribution Date in August 2008, the sum of (a) the lesser of $40,644,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $294,875,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $13,318,000 and the Certificate Balance of the Class H Certificates;

(6)	after the Distribution Date in August 2008 through and including the Distribution Date in August 2009, the sum of (a) the lesser of $1,531,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $278,835,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balance of the Class A-4, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $12,767,000 and the Certificate Balance of the Class G Certificates;

(7)	after the Distribution Date in August 2009 through and including the Distribution Date in August 2010, the sum of (a) the lesser of $263,705,000 and the Certificate Balance of the Class A-1A Certificates, (b) the lesser of $254,228,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balance of the Class B, Class C, Class D, Class E and Class F Certificates; and

(8)	after the Distribution Date in August 2010, $0.

The initial Notional Amount of the Class X-2 Certificates will be approximately $1,107,302,000.

The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $504,580,016.

The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The “Percentage Interest” evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a “Certificate Owner”) will be entitled to receive an Offered Certificate in fully registered, certificated form (a definitive certificate) representing its interest in that class, except as set forth under “—Book-Entry Registration and Definitive Certificates” below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations (the “Participants”), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Paying Agent, Certificate Registrar and Authenticating Agent

JPMorgan Chase Bank, a New York banking corporation and one of the Mortgage Loan Sellers, will serve as Paying Agent (in that capacity, the “Paying Agent”). JPMorgan Chase Bank is also an affiliate of the depositor and one of the underwriters. In addition, JPMorgan Chase Bank will initially serve as registrar (in that capacity, the “Certificate Registrar”) for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the “Authenticating Agent”). The Paying Agent’s address is 4 New York Plaza, 6th Floor, New York, New York 10004, and its telephone number is (212) 623-5600. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the “Paying Agent Fee”). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the “Paying Agent Fee Rate”), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under “—The Trustee” below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (“Direct Participants”). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (“Indirect Participants”). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under “—Reports to Certificateholders; Certain Available Information” below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Paying Agent or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Upon the occurrence of an event described in the prospectus in the second to last paragraph under “Description of the Certificates—Book-Entry Registration and Definitive Certificates,” the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in September 2003 (each, a “Distribution Date”). The “Determination Date” for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the “Certificate Account”) under the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the “Insurance and Condemnation Proceeds”) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

The Paying Agent is required to establish and maintain accounts (the “Upper-Tier Distribution Account” and the “Lower-Tier Distribution Account,“ which may be sub-accounts of a single account (collectively, the “Distribution Account”)), in the name of the Trustee for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Paying Agent is required to establish and maintain an “Interest Reserve Account,“ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the “Withheld Loans”), an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Paying Agent is required to establish and maintain an “Excess Interest Distribution Account,“ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class NR Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

The Paying Agent is required to establish and maintain an account (the “Gain on Sale Reserve Account”), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds. Funds held in the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

The aggregate amount available for distribution to Certificateholders on each Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts (without duplication):

(x)	the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)	all scheduled payments of principal and/or interest (the “Periodic Payments”) and balloon payments collected but due on a due date subsequent to the related Due Period;

(2)	all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received as of the business day preceding the related Master Servicer Remittance Date;

(3)	all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)	with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)	Excess Interest;

(6)	all Yield Maintenance Charges;

(7)	all amounts deposited in the Certificate Account in error; and

(8)	any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y)	all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See “Description of the Pooling Agreements—Certificate Account” in the prospectus; and

(z)	on the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The “Due Period” for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to a mortgage loan for the related Due Period on the business day immediately following that day will be deemed to have been received during the related Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof: (i)(A) to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero,(B) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) and, after the Class A-1A, Class A-1 and Class A-2 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A , Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero and (D) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates) and, after the Class A-1A, Class A-1, and Class A-2 and Class A-3 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero, and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Forty-First, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Forty-second, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Forty-fourth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Forty-fifth, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Forty-sixth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account (as to Class R Certificates) and the Lower-Tier Distribution Account (as to Class LR Certificates), respectively, with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the “Cross-Over Date”), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A, Certificates without regard to the priorities set forth above.

Pass-Through Rates.    The interest rate (the “Pass-Through Rate”) applicable to each class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below or a rate equal to, based on, or limited by, the WAC Rate.

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to             %.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to             %.

The Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately     % and     % per annum, respectively.

The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the “Class X-1 Components”) of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under “—General” above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in August 2010, the “Class X-1 Strip Rate” for each Class X-1 Component will be calculated as follows:

(1)	if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

(2)	if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

(3)	if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates; and

(4)	if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates.

For each Distribution Date after the Distribution Date in August 2010, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in August 2010, will equal the weighted average of the respective

Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a “Class X-2 Component”) of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates is identified under “—General” above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in August 2010, the “Class X-2 Strip Rate” for each Class X-2 Component will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

(2)	the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

After the Distribution Date in August 2010, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The “Net Mortgage Rate” for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30 day months, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

“Administrative Cost Rate” as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

The “Mortgage Rate” with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

Interest Distribution Amount.    Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The “Interest Distribution Amount” of any class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

The “Distributable Certificate Interest” in respect of each class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Residual Certificates and the Class X Certificates) (to not less than zero) by such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Certificates (other than the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date.

Principal Distribution Amount.    So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups. The “Principal Distribution Amount” for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

The “Group 1 Principal Distribution Amount” for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date.

The “Group 2 Principal Distribution Amount” for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled

Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties as of the business day preceding the related Master Servicer Remittance Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) or any REO Loan, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definitions of Principal Distribution Amount, the term “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term “Group 1 Principal Shortfall” for any Distribution Date means the amount, if any, by which

(1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term “Group 2 Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The “Stated Principal Balance” of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan (without regard to the proviso in the definition of Unscheduled Principal Distribution Amount) for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an “REO Loan”), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the trust, the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

Excess Interest.    On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class NR Certificates.

Allocation of Yield Maintenance Charges

On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates in the following manner: the holders of each class of Offered Certificates and the

Class A-1A, Class F, Class G and Class H Certificates will receive, with respect to the related Loan Group on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement. See also “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 12, 2008
Class A-2	June 12, 2009
Class A-3	November 12, 2012
Class A-4	July 12, 2013
Class B	August 12, 2013
Class C	August 12, 2013
Class D	August 12, 2013
Class E	September 12, 2013

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The “Rated Final Distribution Date” for each class of Offered Certificates will be August 12, 2040, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

The protection afforded to the holders of the Class E Certificates by means of the subordination of those classes of the Non-Offered Certificates that are Subordinate Certificates (the “Non-Offered Subordinate Certificates”), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under  “—Distributions” above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and A-1A Certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, and then to the Class A-4 Certificates until their Certificate Balances have been reduced to zero and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if the Class A-4 Certificates are still outstanding, to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, and then to the Class A-4 Certificates until their Certificate Balances have been reduced to zero. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X and Residual Certificates) with later alphabetical Class designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, “Collateral Support Deficit”). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among the respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

Mortgage loan losses and Collateral Support Deficit will not be allocated to the Class R, Class LR or Class X Certificates.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under “Description of the Pooling Agreements—Certain Matters Regarding the Trustee” in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” and “—Taxes That May Be Imposed on the REMIC Pool” in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Offered Certificates in accordance with the payment priorities set forth in “—Distributions—Priority” above.

Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and not received as of the business day prior to the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. Neither the Master Servicer nor the Trustee will have any obligation to make any P&I Advance with respect to the Companion Loan.

Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the amount that would be due on that day based on the full amortization schedule used to calculate the Periodic Payments on that mortgage loan prior to its maturity date.

In addition to P&I Advances, the Master Servicer will also be obligated and the Special Servicer will have the option (subject to the limitations described in this prospectus supplement) to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan (“Related Proceeds”). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”), and the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No Advances will be made with respect to delinquent amounts in respect of monthly payments or the balloon payment due on the Companion Loan. See “Description of the Certificates—Advances in Respect of Delinquencies” and “Description of the Pooling Agreements—Certificate Account” in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest, compounded annually, at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or Trustee, may elect to obtain reimbursement for such nonrecoverable Advance over time to prevent a shortfall in any month in the Interest Distribution Amount to any Class of Certificates rated investment-grade or better as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standards or by the Trustee in accordance with its fiduciary duty to Certificateholders and contractual duty under the Pooling and Servicing Agreement (not to exceed 6 months or such longer period of time as agreed to by the Master

Servicer, the Special Servicer or Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. The Directing Certificateholder shall be deemed to have approved a request to obtain reimbursement over time if it has objected to such request within 5 Business Days. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some classes of Certificateholders to the detriment of other classes shall not, with respect to the Master Servicer or the Special Servicer, as applicable, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, any Advances outstanding and unpaid at the time of any workout that pursuant to the terms of the workout will not be repaid in full within 24 months of the date of the workout, will thereupon become reimbursable (and advance interest thereon payable) to the Master Servicer in full, except that, if such reimbursement and payment (and interest thereon) in any particular month following a workout would result in a shortfall between the funds available for distributions of interest on the Certificates and the amount of accrued interest on the Certificates, then if the Master Servicer determines that if it shall be in the best interests of Certificateholders, as determined by the Master Servicer in accordance with the Servicing Standards to be reimbursed for such Advance in less time than is provided for in the loan documents (as amended by such work-out) then such reimbursement in such month will be limited to an amount equal to the greatest of (i) the sum of  1/24th of the amount of the expense or Advance, together with advance interest accrued on such  1/24th, (ii) the interest that will have accrued on the most subordinate class of Certificates for the next succeeding Distribution Date, and (iii) on the 24th month of the application of this provision with respect to an expense or advance, the entire portion of such amount that has not theretofore been reimbursed, together with advance interest thereon; provided, however, that if it shall be in the best interests of Certificateholders, as determined by the Master Servicer in accordance with Servicing Standards, to provide for repayment over a longer period than 24 months, then such repayment shall be made over such longer period as the Master Servicer shall determine in accordance with Servicing Standards to be in the best interests of Certificateholders; provided, further however, that the Special Servicer may only consent to a workout extending reimbursement of Advance as described in this paragraph with the consent of the Master Servicer (exercised in accordance with the Servicing Standards) and otherwise in accordance with the terms of the Pooling and Servicing Agreement. The fact that a decision to recover such amount over such time, or not to do so, benefits some classes of Certificateholders, to the detriment of other classes shall not, with respect to the Master Servicer or the Special Servicer, as applicable, constitute a violation of Servicing Standards or, with respect to the Trustee, constitute a breach of any fiduciary duty or other contractual duty owed hereunder to Certificateholders.

Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement and “Description of the Certificates—Reports to Certificateholders” in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

(2)	the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)	the date on which a receiver has been appointed;

(4)	60 days after a borrower declares bankruptcy;

(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

(7)	immediately after a mortgage loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The “Appraisal Reduction” for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated on each Distribution Date by the Special Servicer after the first Determination Date following the date the Special Servicer receives or performs such appraisal, equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder, the Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received. The Determination Date for each Distribution Date is the 4th business day preceding such Distribution Date.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates. See “—Advances” above.

With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder, the Master Servicer, and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential, risk characteristics or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the holder of the Mortgage Note of the Companion Loan, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC, Intex and Standard & Poor’s Conquest), if any, a statement (a “Statement to Certificateholders”) based upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

(1)	the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)	the amount of the distribution on the Distribution Date to the holders of each class of Certificates allocable to Distributable Certificate Interest;

(3)	the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4)	the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)	the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)	the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)	the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)	the Available Distribution Amount for the Distribution Date;

(10)	the amount of the distribution on the Distribution Date to the holders of the Class X Certificates allocable to Yield Maintenance Charges;

(11)	the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)	the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)	the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)	the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(15)	the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)	the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

(17)	the amount of any remaining unpaid interest shortfalls for each class of Certificates as of the Distribution Date;

(18)	a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

(19)	a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

(20)	all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)	the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

(22)	the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)	with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)	with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)	the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

(26)	the aggregate amount of interest on Servicing Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

(27)	the original and then current credit support levels for each class of Certificates;

(28)	the original and then current ratings for each class of Certificates;

(29)	the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

(30)	the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.jpmorgan.com/sfr. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) as the “CMSA Investor Reporting Package”) related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer and direction from the Depositor.

In the case of information furnished pursuant to clauses (1), (2), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (11) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex, certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, DSCR based upon borrowers’ annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)	the Pooling and Servicing Agreement and any amendments to that agreement;

(2)	all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

(3)	all officer’s certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus;

(4)	all accountants’ reports delivered to the Trustee and the Paying Agent since the Closing Date as described under “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus;

(5)	the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

(6)	copies of the mortgage loan documents;

(7)	any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)	any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Directing Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master

Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time-to-time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see “Description of the Pooling Agreements—Certificate Account” in the prospectus), will be applied generally as described above under “—Distributions—Priority” in this prospectus supplement.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “Yield and Maturity Considerations” in this prospectus supplement.

The Trustee

Wells Fargo Bank Minnesota, N.A., a national banking association, with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, ATTN: Corporate Trust Services (CMBS) J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2003-PM1. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the “Trustee Fee”). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0017% per annum (the “Trustee Fee Rate”) (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the Companion Loan. See “Description of the Pooling Agreements—The Trustee,” “—Duties of the Trustee,” “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” in the prospectus.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See “Description of the Pooling Agreements” in the prospectus.

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of the AB Mortgage Loan, the terms of the Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to:

(A)	any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any affiliate thereof, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)	the ownership of any Certificate or, if applicable, the Companion Loan, by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

(C)	the Master Servicer’s obligation to make Advances;

(D)	the Master Servicer’s or the Special Servicer’s, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)	the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer;

(F)	any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the “Servicing Standards”).

Except as otherwise described under “—Inspections; Collection of Operating Information” below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and to the Companion Loan):

(1)	as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 90 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 90-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

(2)	as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent;

(3)	as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)	as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5)	as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

(6)	as to which a default of which the Master Servicer has notice (other than a payment default) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the “Specially Serviced Mortgage Loans.” The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 consecutive full and timely Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a “Corrected Mortgage Loan”) to the Master Servicer.

The Special Servicer will be required to prepare a report (an “Asset Status Report”) for each mortgage loan which becomes a Specially Serviced Mortgage Loan, including a description of the action(s) proposed to be taken with respect to such mortgage loan, not later than 45 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Each final Asset Status Report will be required to be delivered to the Master Servicer, the Mortgage Loan Sellers, the Trustee, the Paying Agent and each Rating Agency.

Directing Certificateholder

The Directing Certificateholder will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer or the Master Servicer, as the case may be, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days (or with respect to clause (x) below, 30 days) of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten-day period, the Directing Certificateholder will be deemed to have approved such action):

(i)	any proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)	any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)	any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under “Description of Certificates—Termination; Retirement of Certificates” in this prospectus supplement or sale pursuant to any purchase option pursuant to an intercreditor agreement or the Pooling and Servicing Agreement) for less than the applicable Purchase Price;

(iv)	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)	any release of collateral or acceptance of substitute or additional collateral for a mortgage loan other than pursuant to the specific terms of the related mortgage loan documents;

(vi)	certain waivers of “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or consent to such waiver;

(vii)	any franchise changes or certain management company changes with respect to a mortgage loan for which the Special Servicer is required to consent or approve;

(viii)	releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than pursuant to the specific terms of the related mortgage loan documents;

(ix)	any acceptance or consent to the acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of the mortgage loan documents;

(x)	any determination of an Acceptable Insurance Default;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Servicing Standards (and, with respect to the AB Mortgage Loan, subject to the rights of the holder of the Companion Loan as described under “Description of the Mortgage Pool—AB Mortgage Loan” in this prospectus supplement).

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The “Controlling Class” will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

(a)	may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

(b)	may act solely in the interests of the holders of the Controlling Class,

(c)	does not have any duties to the holders of any class of certificates other than the Controlling Class,

(d)	may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates,

(e)	will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, absent willful misfeasance, bad faith or negligence, and

(f)	will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The Master Servicer and The Special Servicer

Midland Loan Services, Inc., a Delaware corporation (the “Master Servicer” or the “Special Servicer”, as applicable) will initially be appointed as master servicer and the special servicer of the Mortgage Loans. Midland Loan Services, Inc., a wholly-owned subsidiary of PNC Bank, National Association was incorporated under the laws of the State of Delaware in 1998. Its principal servicing offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000.

As of June 30, 2003, Midland Loan Services, Inc. was servicing approximately 13,267 commercial and multifamily loans with an aggregate principal balance of approximately $78.8 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 8,705 of the loans, with an aggregate principal balance of approximately $55.0 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail hospitality and other income-producing properties. As of June 30, 2003, Midland Loan Services, Inc. was the named special servicer in approximately 72 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $33.0 billion. With respect to such transactions as of such date, Midland Loan Services, Inc. was administering approximately 144 assets with an outstanding principal balance of approximately $946 million.

Midland Loan Services, Inc. is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody’s, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

The information set forth in this prospectus supplement concerning Midland Loan Servicers, Inc. has been provided by the Midland Loan Services, Inc., and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any class of Certificates.

Servicing and Other Compensation and Payment Of Expenses

The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the “Servicing Fee Rate”), equal to a per annum rate ranging from .04000% to .13000%. As of the cut-off date the weighted average Servicing Fee Rate will be .06051% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, Midland Loan Services, Inc. will be entitled to retain a portion of the Master Servicing Fee with respect to each mortgage loan notwithstanding any termination or resignation of Midland Loan Services, Inc. as Master Servicer; provided, that Midland Loan Services, Inc. may not retain any portion of the Master Servicing Fee to the extent required to appoint a successor Master Servicer. In addition, Midland Loan Services, Inc. will have the right to assign and transfer its right to receive such portion to another party. In addition to the Servicing Fee, the Master Servicer will be entitled to retain (in each case to the extent not paid to the Special Servicer as compensation), as additional servicing compensation, (1) all application fees with respect to assumptions, extensions and modifications, and all consent, waiver, modification, assumption and defeasance fees and (2) late payment charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of those funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to receive a separate fee with respect to the Companion Loan if payable under the related intercreditor agreement or servicing agreement. Otherwise, all references in this section to “mortgage loans” will include the Companion Loan.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the “Administrative Cost Rate” listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a “Workout Fee Rate” of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but the fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments. The Special Servicer will not be entitled to receive any Workout Fees after a termination for cause.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchases or, if such repurchase occurs after such time period, if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class or its assignee within the first 90 days after the Special Servicer’s determination of the fair value of such Specially Serviced Mortgage Loan, the Special Servicer or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer’s determination of the fair value of such Specially Serviced Mortgage Loan) or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund or (iv) the purchase of the AB Mortgage Loan by the holder of the Companion Loan. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The Special Servicer will also be entitled to additional servicing compensation (to the extent not required to be paid to the Master Servicer) in the form of (1) all application fees with respect to assumptions, extensions and modifications, all consent, waiver, modification, assumption and all defeasance fees, and (2) late payments charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under “Description of the Certificates—Advances,” the Master Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Any and all customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event with respect to such mortgage loan, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including Insurance and Condemnation Proceeds, Liquidation Proceeds and proceeds from the repurchase of a mortgage loan, in connection with the related mortgage loan or REO Property. The Master Servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates— Distributions—Method, Timing and Amount” in this prospectus supplement and “Description of the Pooling Agreements—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess.” Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date), in any calendar month and does not pay interest on such prepayment through the end of the Due Period, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall.” Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses received in respect of the mortgage loans for the related Distribution Date. However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period on the mortgage loan subject to such prepayment and (B) all Prepayment Interest Excesses and, (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment, and in no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

Maintenance of Insurance

The Master Servicer is required to use its reasonable efforts to cause the borrower to maintain, to the extent required by the terms of the related mortgage loan, or if the borrower does not so maintain, shall itself maintain, for each mortgage loan all insurance coverage as is required under the related mortgage loan, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default; provided, however, that if any mortgage loan permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer shall impose such insurance requirements as are consistent with the Servicing Standards, provided that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default; provided that the Master Servicer shall not itself be required to maintain any insurance coverage with respect to a mortgaged property that is not available at commercially reasonable rates or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of such policies will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. If the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain “all risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. If the Special Servicer determines that it is an Acceptable Insurance Default, the Special Servicer shall inform each Rating Agency as to such conclusions for those mortgage loans that have one of the ten (10) highest outstanding principal balances of all of the mortgage loans then included in the trust.

“Acceptable Insurance Default” means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of July 1, 2003, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer’s request for consultation; provided, further, that upon the Special Servicer’s determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so.

During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and, in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the “REO Account”) or advanced by the Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the authority to approve any assumptions, transfers of interest, material modifications, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)	extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

(2)	provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) of Certificates with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

The modification, waiver or amendment of the AB Mortgage Loan is subject to certain limitations set forth in the AB Mortgage Loan and the Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards. The reasonable cost of all third party consultants and related reports reasonably incurred by the Special Servicer in making its fair value determination will be reimbursed to the Special Servicer as Servicing Advances.

In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a “Purchase Option”) to purchase the mortgage loan in default from the trust fund (subject to (i) with respect to the AB Mortgage Loan, the purchase right of the holder of the Companion Loan and (ii) in the case of the mortgage loans identified as loan numbers 71 and 120 on Annex A-1 to this prospectus supplement, subject to the purchase rights of the holders of the mezzanine debt described under “Description of the Mortgage Pool—General” in this prospectus supplement) at a price (the “Option Price”) equal to (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder) then payable, to the extent the Special Servicer or it’s assignee is identified as the person that will acquire the related Mortgage Loan, plus (d) all related unreimbursed Advances, together with all accrued and unpaid interest thereon at the Advance rate, plus (5) all accrued Special Servicing Fees and additional trust fund expenses allocable to the defaulted mortgage loan that are unrecovered from the related mortgagor, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the Master Servicer (or the Trustee if the Master Servicer is an affiliate of the Special Servicer) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the Trustee, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee one-time for such determination not to exceed $1,000 per mortgage loan plus reasonable out of pocket costs and expenses.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the “IRS”) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer or Special Servicer or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, Special Servicer or Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

Inspections; Collection of Operating Information

The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note on an annual basis commencing in calendar year 2004 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus supplement.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any class of certificates, and approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Events of Default

“Events of Default” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)	(i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)	any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)	any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d)	any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the holders of Certificates of any class evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)	the Master Servicer or the Special Servicer is removed from S&P’s approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 30 days of such removal;

(g)	the Trustee shall have received and forwarded to the Master Servicer or Special Servicer, as applicable written notice from Fitch that the continuation of the Master Servicer or Special Servicer, as applicable, in such capacity has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned to any class of Certificates by Fitch, if the Master Servicer or Special Servicer, as applicable, is not replaced, and the Trustee shall not have received subsequent notice from Fitch, (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded); or

(h)	Fitch confirms in writing that the Master Servicer or Special Servicer, as applicable, no longer has the minimum rating from Fitch, required for master servicers or special servicers, as applicable, of commercial mortgage securitization transactions, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 30 days of such removal.

Rights Upon Event of Default

If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the

Depositor or the Trustee will be authorized, and at the direction of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

(a)	to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder;

(b)	to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this Prospectus Supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

(c)	to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)

to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus);

(e)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by each Rating Agency; and

(f)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by such Rating Agency; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, or which are required to be distributed to a holder of the Companion Loan, without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the Companion Loan, without the consent of the holders of all Certificates of that class then outstanding or the holder of the Companion Loan, as applicable, (3) adversely affect the Voting Rights of any class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates and all the holders of the Companion Loan or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either Rating Agency, amend the Servicing Standard.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

Pass-Through Rate.    The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See “Description of the Certificates” in this prospectus supplement.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See “Risk Factors—Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See “Servicing of the Mortgage Loans—Modifications, Waiver and Amendments” and “—Realization Upon Defaulted Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, which Loan Group such mortgaged loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Principal payments on the mortgage loans would also affect the yield on any Class of Offered Certificates which has a Pass-Through Rate equal to, based on or limited by the WAC Rate to the extent the WAC Rate is reduced below the fixed Pass-Through Rate or reduced below the initial WAC Rate for that class for one or more future periods. The Pass-Through Rates on those classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-

on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under “Description of the Certificates—Distributions—Priority” in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the “Constant Prepayment Rate” or “CPR” model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed “0% CPR” assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed “3% CPR,” “6% CPR,” “9% CPR” and “12% CPR” assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and Defeasance Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)	scheduled periodic payments (including payments due at maturity) of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in September 2003;

(b)	the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)	the periodic principal and/or interest payment due for each mortgage loan on the first due date following the cut-off date will continue to be due on each due date until the maturity date or the Anticipated Repayment Date, as the case may be; provided that with respect to the mortgage loans that pay interest-only, the periodic payment due under the related mortgage note as of any date of determination;

(d)	no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

(e)	any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables;

(f)	no Yield Maintenance Charges are included in any allocations or calculations;

(g)	the Closing Date is August 21, 2003;

(h)	the ARD Loans prepay on their Anticipated Repayment Dates;

(i)	the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

(j)	the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percentage of the Initial Certificate Balance

of the Class A-1 Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	3% CPR	6% CPR	9% CPR	12% CPR
Initial Percentage	100	100	100	100	100
August 12, 2004	87	86	85	84	83
August 12, 2005	72	70	69	67	65
August 12, 2006	56	53	51	49	47
August 12, 2007	11	11	10	10	10
August 12, 2008	0	0	0	0	0
August 12, 2009	0	0	0	0	0
August 12, 2010	0	0	0	0	0
August 12, 2011	0	0	0	0	0
August 12, 2012	0	0	0	0	0
August 12, 2013	0	0	0	0	0
August 12, 2014	0	0	0	0	0
Weighted Average Life (Years)(1)	2.74	2.68	2.63	2.58	2.53
Estimated Month of First Principal	9/12/2003	9/12/2003	9/12/2003	9/12/2003	9/12/2003
Estimated Month of Maturity	5/12/2008	4/12/2008	4/12/2008	3/12/2008	3/12/2008

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percentage of the Initial Certificate Balance

of the Class A-2 Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	3% CPR	6% CPR	9% CPR	12% CPR
Initial Percentage	100	100	100	100	100
August 12, 2004	100	100	100	100	100
August 12, 2005	100	100	100	100	100
August 12, 2006	100	100	100	100	100
August 12, 2007	100	100	100	100	100
August 12, 2008	23	23	22	22	21
August 12, 2009	0	0	0	0	0
August 12, 2010	0	0	0	0	0
August 12, 2011	0	0	0	0	0
August 12, 2012	0	0	0	0	0
August 12, 2013	0	0	0	0	0
August 12, 2014	0	0	0	0	0
Weighted Average Life (Years)(1)	5.03	5.02	5.01	5.00	5.00
Estimated Month of First Principal	5/12/2008	5/12/2008	4/12/2008	3/12/2008	3/12/2008
Estimated Month of Maturity	6/12/2009	5/12/2009	5/12/2009	5/12/2009	5/12/2009

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Percentage of the Initial Certificate Balance

of the Class A-3 Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	3% CPR	6% CPR	9% CPR	12% CPR
Initial Percentage	100	100	100	100	100
August 12, 2004	100	100	100	100	100
August 12, 2005	100	100	100	100	100
August 12, 2006	100	100	100	100	100
August 12, 2007	100	100	100	100	100
August 12, 2008	100	100	100	100	100
August 12, 2009	97	95	94	93	92
August 12, 2010	80	78	77	75	74
August 12, 2011	66	63	61	59	57
August 12, 2012	50	47	44	42	40
August 12, 2013	0	0	0	0	0
August 12, 2014	0	0	0	0	0
Weighted Average Life (Years)(1)	8.28	8.21	8.14	8.08	8.03
Estimated Month of First Principal	6/12/2009	5/12/2009	5/12/2009	5/12/2009	5/12/2009
Estimated Month of Maturity	11/12/2012	10/12/2012	10/12/2012	10/12/2012	10/12/2012

(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percentage of the Initial Certificate Balance

of the Class A-4 Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	3% CPR	6% CPR	9% CPR	12% CPR
Initial Percentage	100	100	100	100	100
August 12, 2004	100	100	100	100	100
August 12, 2005	100	100	100	100	100
August 12, 2006	100	100	100	100	100
August 12, 2007	100	100	100	100	100
August 12, 2008	100	100	100	100	100
August 12, 2009	100	100	100	100	100
August 12, 2010	100	100	100	100	100
August 12, 2011	100	100	100	100	100
August 12, 2012	100	100	100	100	100
August 12, 2013	0	0	0	0	0
August 12, 2014	0	0	0	0	0
Weighted Average Life (Years)(1)	9.73	9.72	9.71	9.70	9.70
Estimated Month of First Principal	11/12/2012	10/12/2012	10/12/2012	10/12/2012	10/12/2012
Estimated Month of Maturity	7/12/2013	7/12/2013	7/12/2013	7/12/2013	7/12/2013

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percentage of the Initial Certificate Balance

of the Class B Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	3% CPR	6% CPR	9% CPR	12% CPR
Initial Percentage	100	100	100	100	100
August 12, 2004	100	100	100	100	100
August 12, 2005	100	100	100	100	100
August 12, 2006	100	100	100	100	100
August 12, 2007	100	100	100	100	100
August 12, 2008	100	100	100	100	100
August 12, 2009	100	100	100	100	100
August 12, 2010	100	100	100	100	100
August 12, 2011	100	100	100	100	100
August 12, 2012	100	100	100	100	100
August 12, 2013	0	0	0	0	0
August 12, 2014	0	0	0	0	0
Weighted Average Life (Years)(1)	9.98	9.98	9.98	9.98	9.98
Estimated Month of First Principal	8/12/2013	8/12/2013	8/12/2013	8/12/2013	8/12/2013
Estimated Month of Maturity	8/12/2013	8/12/2013	8/12/2013	8/12/2013	8/12/2013

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percentage of the Initial Certificate Balance

of the Class C Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	3% CPR	6% CPR	9% CPR	12% CPR
Initial Percentage	100	100	100	100	100
August 12, 2004	100	100	100	100	100
August 12, 2005	100	100	100	100	100
August 12, 2006	100	100	100	100	100
August 12, 2007	100	100	100	100	100
August 12, 2008	100	100	100	100	100
August 12, 2009	100	100	100	100	100
August 12, 2010	100	100	100	100	100
August 12, 2011	100	100	100	100	100
August 12, 2012	100	100	100	100	100
August 12, 2013	0	0	0	0	0
August 12, 2014	0	0	0	0	0
Weighted Average Life (Years)(1)	9.98	9.98	9.98	9.98	9.98
Estimated Month of First Principal	8/12/2013	8/12/2013	8/12/2013	8/12/2013	8/12/2013
Estimated Month of Maturity	8/12/2013	8/12/2013	8/12/2013	8/12/2013	8/12/2013

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percentage of the Initial Certificate Balance

of the Class D Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	3% CPR	6% CPR	9% CPR	12% CPR
Initial Percentage	100	100	100	100	100
August 12, 2004	100	100	100	100	100
August 12, 2005	100	100	100	100	100
August 12, 2006	100	100	100	100	100
August 12, 2007	100	100	100	100	100
August 12, 2008	100	100	100	100	100
August 12, 2009	100	100	100	100	100
August 12, 2010	100	100	100	100	100
August 12, 2011	100	100	100	100	100
August 12, 2012	100	100	100	100	100
August 12, 2013	0	0	0	0	0
August 12, 2014	0	0	0	0	0
Weighted Average Life (Years)(1)	9.98	9.98	9.98	9.98	9.98
Estimated Month of First Principal	8/12/2013	8/12/2013	8/12/2013	8/12/2013	8/12/2013
Estimated Month of Maturity	8/12/2013	8/12/2013	8/12/2013	8/12/2013	8/12/2013

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Percentage of the Initial Certificate Balance

of the Class E Certificates at the Respective CPRs

Set Forth Below:

Date	0% CPR	3% CPR	6% CPR	9% CPR	12% CPR
Initial Percentage	100	100	100	100	100
August 12, 2004	100	100	100	100	100
August 12, 2005	100	100	100	100	100
August 12, 2006	100	100	100	100	100
August 12, 2007	100	100	100	100	100
August 12, 2008	100	100	100	100	100
August 12, 2009	100	100	100	100	100
August 12, 2010	100	100	100	100	100
August 12, 2011	100	100	100	100	100
August 12, 2012	100	100	100	100	100
August 12, 2013	62	54	45	38	30
August 12, 2014	0	0	0	0	0
Weighted Average Life (Years)(1)	10.03	10.02	10.01	10.01	10.00
Estimated Month of First Principal	8/12/2013	8/12/2013	8/12/2013	8/12/2013	8/12/2013
Estimated Month of Maturity	9/12/2013	9/12/2013	9/12/2013	9/12/2013	9/12/2013

(1)	The weighted average life of the Class E Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the “Code”), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC”, respectively, and, each, a “REMIC”) within the meaning of Sections 860A through 860G (the “REMIC Provisions”) of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will evidence the “regular interests” in the Upper-Tier REMIC (other than the portion of the Class NR Certificates representing the right to receive Excess Interest) and (2) the Class R Certificates will represent the sole class of “residual interests” in the Upper-Tier REMIC, and the Class LR Certificates will represent the sole classes of residual interests in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and the Class LR Certificates) are “Regular Certificates” as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR Certificates will represent undivided beneficial interests in the grantor trust.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, the proceeds thereof and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the “Lower-Tier

REMIC Regular Interests”) and the Class LR Certificates, which will represent the sole classes of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that no class of Offered Certificates will be issued with original issue discount (“OID”) for federal income tax purposes. [It is also anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes.] The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the “Prepayment Assumption”). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges” in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Section 856(c)(5)(B)of the Code for a real estate investment trust (“REIT”), and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT, and the Offered Certificates will be treated as “loans  . . . secured by an interest in real property which is . . . residential real property” under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the loans are secured by multifamily and manufactured housing community properties. As of the cut-off date, 70 mortgage loans representing approximately 36.3% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Section 860G(a)(3) of the Code and “permitted assets” for a “financial asset securitization investment trust” within the meaning of Section 860L(c) of the Code. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the “Underwriting Agreement”), among the Depositor and J.P. Morgan Securities Inc. for itself and as representative of Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. (collectively, the “Underwriters”), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

Class	J.P.Morgan Securities Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated	PNC Capital Markets, Inc.	Credit Suisse First Boston LLC	Deutsche Bank Securities Inc.

Class A-1	$	$	$	$	$

Class A-2	$	$	$	$	$

Class A-3	$	$	$	$	$

Class A-4	$	$	$	$	$

Class B	$	$	$	$	$

Class C	$	$	$	$	$

Class D	$	$	$	$	$

Class E	$	$	$	$	$

In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately $        , will be         % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2003. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under “Description of the Certificates—Reports to Certificateholders; Certain Available Information,” we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities Inc. is an affiliate of the Depositor and JPMorgan Chase Bank, a Mortgage Loan Seller and the Paying Agent, Certificate Registrar and Authenticating Agent. Merrill Lynch, Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage Lending, Inc., a Mortgage Loan Seller. PNC Capital Markets, Inc. is an affiliate of PNC Bank, National Association, a Mortgage Loan Seller and is an affiliate of the Master Servicer and the Special Servicer.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP. Particular matters with respect to the certificates will be passed upon for the Underwriters by Thacher Proffitt & Wood. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch, Inc. (“Fitch” and, together with S&P, the “Rating Agencies”):

Class	S&P	Fitch
A-1	AAA	AAA
A-2	AAA	AAA
A-3	AAA	AAA
A-4	AAA	AAA
B	AA	AA
C	AA-	AA-
D	A	A
E	A-	A-

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL INVESTMENT

The Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by S&P, Fitch or another nationally recognized statistical rating organization. The Class D and Class E certificates will not constitute “mortgage related securities” for purposes of SMMEA and, as a result, the appropriate characterization of those classes of certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

Except as to the status of certain classes of Offered Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See “Legal Investment” in the accompanying prospectus.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the

“Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody’s Investors Service, Inc. (“Moody’s”). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The “Restricted Group” consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Fitch or Moody’s for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the

Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See “Certain ERISA Considerations” in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

INDEX OF PRINCIPAL DEFINITIONS

Page
17 Battery Place Borrower	S-63
17 Battery Place Loan	S-63
17 Battery Place Property	S-63
30/360 Basis	S-69
100 Bloomfield Parkway Loan	S-65
100 Bloomfield Parkway Property	S-65
100 Bloomfield Parkway Borrower	S-65
AB Mortgage Loan	S-66
Acceptable Insurance Default	S-127
Actual/360 Basis	S-68
Additional Exclusions	S-126
Administrative Cost Rate	S-100
Advances	S-109
Air Rights Lease	S-62
Air Rights Sublease	S-62
All Risk of Physical Loss	S-80
Anticipated Repayment Date	S-66
Appraisal Reduction	S-111
Appraisal Reduction Event	S-110
ARD Loans	S-66
Asset Status Report	S-120
Assumed Final Distribution Date	S-104
Assumed Scheduled Payment	S-102
Authenticating Agent	S-88
Available Distribution Amount	S-92
Base Interest Fraction	S-104
Basic Prepayment Amount	S-70
Borrower’s Distributions	S-62
Cash Flow Sweep Event	S-62
Certificate Account	S-91
Certificate Balance	S-86
Certificate Owner	S-88
Certificate Registrar	S-88
Certificateholders	S-59
Certificates	S-86
Class A Certificates	S-86
Class X Certificates	S-86
Class X-1 Components	S-99
Class X-1 Strip Rate	S-99
Class X-2 Component	S-99
Class X-2 Strip Rate	S-99
Clearstream	S-88
Closing Date	S-58
CMSA Investor Reporting Package	S-114
Code	S-145
Collateral Support Deficit	S-107
Companion Loan	S-66
Compensating Interest Payment	S-125
Constant Prepayment Rate	S-140

Controlling Class	S-121
Controlling Class Certificateholder	S-121
Corrected Mortgage Loan	S-120
CPR	S-140
Crossed Loan	S-84
Cross-Over Date	S-98
Cut-off Date Balance	S-58
Defeasance	S-72
Defeasance Lockout Period	S-71
Depositor	S-58
Depositories	S-89
Determination Date	S-91
Direct Participants	S-89
Directing Certificateholder	S-121
Discount Rate	S-70
Distributable Certificate Interest	S-101
Distribution Account	S-91
Distribution Date	S-91
DSCR	S-58
DTC	S-88
Due Period	S-93
Effective Gross Income	S-76
ERISA	S-149
ERISA Plan	S-149
ESA	S-79
Euroclear	S-88
Events of Default	S-133
Excess Interest	S-101
Excess Interest Distribution Account	S-92
Excluded Plan	S-151
Exemption	S-150
FIRREA	S-79
Fitch	S-148
Form 8-K	S-75
Gain on Sale Reserve Account	S-92
Group 1 Principal Distribution Amount	S-101
Group 1 Principal Shortfall	S-101
Group 2 Principal Distribution Amount	S-101
Group 2 Principal Shortfall	S-103
Indirect Participants	S-89
Initial Loan Group 1 Balance	S-58
Initial Loan Group 2 Balance	S-58
Initial Pool Balance	S-58
Initial Rate	S-66
Initial Resolution Period	S-82
Insurance and Condemnation Proceeds	S-91

Page
Interest Accrual Period	S-101
Interest Distribution Amount	S-101
Interest Reserve Account	S-91
IRS	S-130
Liquidation Fee	S-124
Liquidation Fee Rate	S-124
Liquidation Proceeds	S-91
Loan Group 1	S-58
Loan Group 2	S-58
Loan Groups	S-58
Lockbox Accounts	S-85
Lockbox Loans	S-85
Lockout Period	S-69
Lower-Tier Distribution Account	S-91
Lower-Tier REMIC	S-145
Lower-Tier REMIC Regular Interests	S-145
LTV Ratio	S-60, 77
MAI	S-83
Master Servicer	S-122
Master Servicer Remittance Date	S-108
Moody’s	S-150
Mortgage	S-58
Mortgage Asset Seller.	S-59
Mortgage Loan Seller	S-58
Mortgage Note	S-58
Mortgage Rate	S-100
Mortgaged Property	S-58
MTA	S-62
Net Aggregate Prepayment Interest Shortfall	S-101
Net Mortgage Rate	S-100
Net Operating Income	S-76
NOI	S-76
Non-Offered Certificates	S-86
Non-Offered Subordinate Certificates	S-106
Nonrecoverable Advance	S-109
Notional Amount	S-86
Offered Certificates	S-86
OID	S-146
Operating Statements	S-76
Option Price	S-129
P&I Advance	S-108
Palm Beach Mall Borrower	S-64
Palm Beach Mall Loan	S-64
Palm Beach Mall Property	S-64
PAR	S-79
Participants	S-88
Pass-Through Rate	S-98
Paying Agent	S-88
Paying Agent Fee	S-88
Paying Agent Fee Rate	S-88

Percentage Interest	S-88
Periodic Payments	S-92
Permitted Investments	S-92
Plan	S-149
PML	S-74
PNC Financial	S-78
Pooling and Servicing Agreement	S-86
Prepayment Assumption	S-146
Prepayment Interest Excess.	S-125
Prepayment Interest Shortfall.	S-125
Primary Collateral	S-85
Prime Rate	S-109
Principal Balance Certificates	S-86
Principal Distribution Amount	S-101
Principal Shortfall	S-102
Purchase Agreements	S-59
Purchase Option	S-129
Purchase Price	S-82
Qualified Substitute Mortgage Loan	S-83
Rated Final Distribution Date	S-104
Rating Agencies	S-148
Record Date	S-91
Regular Certificates	S-145
Reimbursement Rate	S-109
Reinvestment Rate	S-70
REIT	S-146
Related Proceeds	S-109
Release Date	S-72
Release H.15	S-70
REMIC	S-145
REMIC Provisions	S-145
REO Account	S-128
REO Loan	S-103
REO Property	S-119
Residual Certificates	S-86
Restricted Group	S-150
Revised Rate	S-66
Rules	S-90
S&P	S-148
Scheduled Principal Distribution Amount	S-102
Section 42	S-59
Senior Certificates.	S-86
Servicing Advances	S-109
Servicing Fee	S-123
Servicing Fee Rate	S-123
Servicing Standards	S-118
Similar Law	S-149
SMMEA	S-149
Special Servicer	S-122
Special Servicing Fee	S-123
Special Servicing Fee Rate	S-123

Specially Serviced Mortgage Loans.	S-119
Stated Principal Balance	S-103
Statement to Certificateholders	S-112
Subordinate Certificates	S-86
Subordinate Offered Certificates	S-86
Tax Credits	S-59
Treasury Rate	S-70
Trustee	S-59
Trustee Fee	S-117
Trustee Fee Rate	S-117
Underwriters	S-147
Underwriting Agreement	S-147
Underwritten Cash Flow	S-76
Underwritten Cash Flow Debt Service Coverage Ratio	S-75
Underwritten NOI	S-76
Unit 1	S-63
Unit 2	S-63
Unscheduled Principal Distribution Amount	S-102
Upper-Tier Distribution Account	S-91
Upper-Tier REMIC	S-145

Urban	S-61
Urban Lessee	S-62
UW DSCR	S-75
UW NCF	S-76
UW NOI	S-76
Voting Rights	S-116
WAC Rate	S-100
Westban	S-61
Westin Borrower	S-61
Westin Copley Hotel Loan	S-61
Westin Copley Hotel Property	S-61
Westin Net Cash Flow	S-62
Westin Manager	S-62
Withheld Amounts	S-92
Withheld Loans	S-91
Workout Fee	S-124
Workout Fee Rate	S-124
Yield Maintenance Charge	70
Yield Maintenance Period	70

SCHEDULE 1

CLASS X REFERENCE RATES

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan #	Originator	Property Name	Street Address	City	State	Zip Code	County	Number of Properties
1	MLML	The Westin Hotel at Copley Place (11)	10 Huntington Avenue	Boston	MA	02116	Suffolk	1
2	JPMCB	17 Battery Place	17 Battery Place	New York	NY	10004	New York	1
3	JPMCB	Palm Beach Mall	1801 Palm Beach Lakes Boulevard	West Palm Beach	FL	33401	Palm Beach	1
4	PNC	100 Bloomfield Parkway	100 Bloomfield Parkway	Bloomfield Hills	MI	48304	Oakland	1
5	MLML	GFS Marketplace Portfolio (12)	Various	Various	Various	Various	Various	27
5.01	MLML	Villa Park, IL	220 East Roosevelt Road	Villa Park	IL	60181	DuPage	1
5.02	MLML	Orland Park, IL	15606 Harlem Avenue	Orland Park	IL	60462	Cook	1
5.03	MLML	Aurora, IL	4101 Healthway Drive	Aurora	IL	60504	DuPage	1
5.04	MLML	Marion, OH	1672 Marion Mt. Gilead Road	Marion	OH	43302	Marion	1
5.05	MLML	Dayton, OH— Harshman Rd	2943 Harshman Road	Dayton	OH	45424	Montgomery	1
5.06	MLML	Joliet, IL	2901 West Jefferson Street	Joliet	IL	60435	Will	1
5.07	MLML	Midland, MI	1511 Joe Mann Boulevard	Midland	MI	49501	Midland	1
5.08	MLML	Kettering, OH	2930 Wilmington Pike Road	Kettering	OH	45429	Montgomery	1
5.09	MLML	Mason, OH	5201 Bardes Road	Mason	OH	45040	Warren	1
5.10	MLML	Olympia Fields, IL	20930 South Crawford Avenue	Olympia Fields	IL	49441	Cook	1
5.11	MLML	Brooklyn, OH	10820 Brookpark Road	Brooklyn	OH	44130	Cuyahoga	1
5.12	MLML	Fairfield, OH	6805 Dixie Highway	Fairfield	OH	45018	Butler	1
5.13	MLML	Hilliard, OH	1935 Hilliard-Rome Road	Columbus	OH	43026	Franklin	1
5.14	MLML	Cleveland, OH— Mentor	7220 Mentor Avenue	Mentor	OH	44060	Lake	1
5.15	MLML	Columbus, OH— Minerva Park	5400 Cleveland Avenue	Columbus	OH	43231	Franklin	1
5.16	MLML	Michigan City, IN	5400 Franklin Street	Michigan City	IN	06890	La Porte	1
5.17	MLML	Kokomo, IN	1745 East Havens	Kokomo	IN	46901	Howard	1
5.18	MLML	Wixom, MI	49200 Wixom Tech Drive	Wixom	MI	48393	Oakland	1
5.19	MLML	Grand Rapids, MI	4990 Clay Avenue Southwest	Grand Rapids	MI	49548	Kent	1
5.20	MLML	Toledo, OH— Alexis Road	609 West Alexis Road	Toledo	OH	45840	Lucas	1
5.21	MLML	Kalamazoo, MI	827 North Drake Road	Kalamazoo	MI	49006	Kalamazoo	1
5.22	MLML	Muskegon, MI— Roosevelt Park	885 West Sherman Boulevard	Muskegon	MI	49441	Muskegon	1
5.23	MLML	Lansing—Saginaw Highway	5912 West Saginaw Highway	Lansing	MI	48197	Eaton	1
5.24	MLML	Alpena, MI	2400 US 23 South	Alpena	MI	49707	Alpena	1
5.25	MLML	Cadillac, MI	1578 North Mitchell	Cadillac	MI	49601	Wexford	1
5.26	MLML	Holland, MI	12600 Felch Street	Holland	MI	49424	Ottawa	1
5.27	MLML	Sault Ste. Marie, MI	3195 I-75 Business Spur	Sault Ste. Marie	MI	49783	Chippewa	1
6	MLML	Tanglewood Court Apartments (13)	5885 San Felipe	Houston	TX	77057	Harris	1
7	PNC	Ocean Terrace Corporate Center	5740, 5750, 5760 & 5770 Fleet Street	Carlsbad	CA	92008	San Diego	1
8	JPMCB	Heron Springs Apartments	911 Heron Springs Parkway	Stow	OH	44224	Summit	1
9	PNC	Villas at Cheyenne Apartments	3260 Fountain Falls Way	North Las Vegas	NV	89032	Clark	1
10	MLML	Chapel Hill Shopping Center	SWC Interstate 30 Service Road & Hulen Street	Fort Worth	TX	76107	Tarrant	1
11	MLML	General Dynamics Building (14)	14041 Worth Avenue	Woodbridge	VA	22192	Prince William	1
12	PNC	Pinnacle Village	7501 West 119th Street	Overland Park	KS	66213	Johnson	1
13	PNC	The Equinox Apartments	27600 King`s Manor Drive North	Kingwood	TX	77339	Montgomery	1
14	MLML	Cedar Grove Apartments	8710 Evangeline Drive	North Charleston	SC	29420	Dorchester	1
15	MLML	The Patrician	406 Jefferson Street	Hoboken	NJ	07030	Hudson	1
16	JPMCB	Cypress West Shopping Center (23)	4001-4197 Ball Road	Cypress	CA	90630	Orange	1
17	MLML	Five Star Commerce Center Portfolio	Various	Various	MN	55369	Hennepin	4
17.01	MLML	Five Star Commerce Center II & III	11701-11741 & 11751-11787 95th Avenue North	Maple Grove	MN	55369	Hennepin	1

17.02	MLML	Bell Tower Office Center	101 Broadway Street West	Osseo	MN	55369	Hennepin	1
17.03	MLML	Bell Tower Commerce Center	201-221 Broadway Street West	Osseo	MN	55369	Hennepin	1
17.04	MLML	Five Star Commerce Center I	9464-9498 Hemlock Lane North	Maple Grove	MN	55369	Hennepin	1
18	PNC	Bristol on Mayfield Apartment Homes	2901 Mayfield Road	Grand Prairie	TX	75052	Tarrant	1
19	JPMCB	The Woodlands Office Park	700, 750, 800 Veterans Memorial Highway	Hauppauge	NY	11788	Suffolk	1
20	MLML	Crown at Martin Park	5300 W Memorial Road	Oklahoma City	OK	73142	Oklahoma	1
21	JPMCB	Makefield Corporate Center	780 Township Line Road	Yardley	PA	19067	Bucks	1
22	JPMCB	Bristol Park at Governors Square	135 Westfield Court	Clarksville	TN	37040	Montgomery	1
23	JPMCB	Princess By The Lakes	2750 South Durango Drive	Las Vegas	NV	89117	Clark	1
24	JPMCB	The Shops at Soncy	3120 Soncy Road	Amarillo	TX	79121	Potter	1
25	MLML	Holiday Inn Reagan National Airport	2650 Jefferson Davis Highway	Arlington	VA	22202	Arlington	1
26	PNC	Mazda Motor Campus I	1421 Reynolds Avenue	Irvine	CA	92614	Orange	1
27	JPMCB	Sonterra Apartments (15)	15425 Sherman Way Boulevard	Van Nuys	CA	91406	Los Angeles	1
28	JPMCB	Reno Industrial Portfolio II	Various	Sparks	NV	89431	Washoe	5
28.01	JPMCB	905-1135 Southern Way	905-1135 Southern Way	Sparks	NV	89431	Washoe	1
28.02	JPMCB	1285-1485 Southern Way & 750 Greg Street	1285-1485 Southern Way & 750 Greg Street	Sparks	NV	89431	Washoe	1
28.03	JPMCB	900-1000 Southern Way	900-100 Southern Way	Sparks	NV	89431	Washoe	1
28.04	JPMCB	200 South 18th Street	200 South 18th Street	Sparks	NV	89431	Washoe	1
28.05	JPMCB	1280 Southern Way (16)	1280 Southern Way	Sparks	NV	89431	Washoe	1
29	MLML	CrossKeys Business Center	4259 Swamp Road	Doylestown	PA	18901	Bucks	1
30	MLML	Willow Bend Market	5964-5976 West Parker Road	Plano	TX	75093	Collin	1
31	PNC	The Savoy	5500 Sampson Street	Houston	TX	77004	Harris	1
32	JPMCB	Sterling Town Center	21700-21800 Town Center Plaza	Sterling	VA	20164	Loudoun	1
33	JPMCB	Cobblestone Court	14150 Nicollett Avenue South	Burnsville	MN	55337	Dakota	1
34	PNC	Bryans Road Shopping Center	3041-3145 Marshall Hall Road	Bryans Road	MD	20616	Charles	1
35	MLML	The Gates at Bradenton (17)	4515 26th Street West	Bradenton	FL	34207	Manatee	1
36	PNC	Ontario Corporate Center	430 North Vineyard Avenue	Ontario	CA	91764	San Bernardino	1
37	PNC	The Falls Apartment Homes	9001 South Normandale Street	Fort Worth	TX	76116	Tarrant	1
38	JPMCB	Troy Commons (18)	781-931 East Big Beaver Road	Troy	MI	48083	Oakland	1
39	PNC	Cranbrook Forest Apartment Homes	13875 Ella Boulevard	Houston	TX	77014	Harris	1
40	JPMCB	El Dorado Apartments	3060 Madison Avenue	Fullerton	CA	92831	Orange	1
41	MLML	Texas Community Bank Building (19)	8235 Douglas Avenue	Dallas	TX	75225	Dallas	1
42	MLML	Hampton Inn Dulles-Cascades	46331 McClellan Way	Sterling	VA	20165	Loudon	1
43	PNC	Mountain View Apartments	900 SE Centerpointe Drive	Corvallis	OR	97333	Benton	1
44	JPMCB	Marion Village MHP	700 35th Street	Marion	IA	52302	Linn	1
45	JPMCB	Market Square Shopping Center	6760 West National Avenue	West Allis	WI	53214	Milwaukee	1
46	MLML	One Bent Tree Tower	16475 Dallas Parkway	Addison	TX	75248	Dallas	1
47	PNC	Crossroads Professional Center 2 & 3	7250 and 7300 Hudson Boulevard	Oakdale	MN	55128	Washington	1
48	PNC	Twin Oaks Apartment Homes	601 North Twin Oaks Drive	Temple	TX	76504	Bell	1
49	PNC	Water Tower Square	400 Missouri Avenue	Jeffersonville	IN	47129	Clark	1
50	JPMCB	Nottingham/Camelot- Gatehouse Apartments	1301 King Arthur Boulevard and 4040 Parliament Drive	Alexandria	LA	71303	Rapides	1
51	MLML	Woodbrook Trail Apartments	1740 Woodbrook Trail	Alabaster	AL	35007	Shelby	1
52	PNC	The Hills Apartment Homes	3101 West Normandale Street	Fort Worth	TX	76116	Tarrant	1
53	JPMCB	Sugar Creek Place II	14140 Southwest Freeway	Sugar Land	TX	77478	Fort Bend	1
54	JPMCB	Kings Garden Apartments	2700 NE 205th Avenue	Fairview	OR	97024	Multnomah	1
55	JPMCB	Harbor Distribution	1625 South Lewis Street	Anaheim	CA	92805	Orange	1
56	JPMCB	Arbor Woods MHC Phase I	1993 Arbor Woods Boulevard	Superior Township	MI	48198	Washtenaw	1

57	PNC	Mazda Motor Campus II	1424 & 1444 McGaw Avenue	Irvine	CA	92614	Orange	1
58	JPMCB	Buckhorn Ranch Estates	2993 Curtis Street	Des Plaines	IL	60018	Cook	1
59	JPMCB	Mesa Ridge MHP	1402 West Ajo Way	Tucson	AZ	85713	Pima	1
60	JPMCB	Carriage House Apartments	728 West Marshall Street	Richmond	VA	23220	Richmond City	1
61	MLML	Borders Distribution Center	3900 Gantz Road	Grove City	OH	43123	Franklin	1
62	JPMCB	Castlebrook Apartments	4944 South Sherwood Forest Boulevard	Baton Rouge	LA	70816	East Baton Rouge	1
63	JPMCB	Country Club MHP	5600 South Country Club Road	Tucson	AZ	85706	Pima	1
64	MLML	Carson Shopping Center	100 West Carson Street	Carson	CA	90745	Los Angeles	1
65	PNC	Courtyard at Talega	1001 Avenida Pico	San Clemente	CA	92673	Orange	1
66	MLML	Shenandoah Apartments	770-780 Gaines School Road	Athens	GA	30605	Clarke	1
67	PNC	Sorrento Plaza	11404-11408 Sorrento Valley Road	San Diego	CA	92121	San Diego	1
68	MLML	15-15A West 64th Street	15-15A West 64th Street	New York	NY	10023	New York	1
69	MLML	Eden Gardens Estates Mobile Home Park	1150 West Winton Avenue	Hayward	CA	95129	Alameda	1
70	JPMCB	Tustin Pacific Commerce Center	1421 and 1451 Edinger Avenue	Tustin	CA	92780	Orange	1
71	MLML	Claymont Garden Apartments	92-96 Governor Printz Boulevard	Claymont	DE	19703	New Castle	1
72	JPMCB	Atrium Apartments	1756 South Clyde Morris Boulevard	Daytona	FL	32119	Volusia	1
73	MLML	Guardian Self Storage	2581 Jupiter Park Drive	Jupiter	FL	33458	Palm Beach	1
74	PNC	Redhill Corporate Plaza	18022 Cowan	Irvine	CA	92614	Orange	1
75	PNC	The Harbour Square Shopping Center	18730 Coastal Highway	Rehoboth Beach	DE	19971	Sussex	1
76	MLML	Seoul Plaza	23830 Highway 99	Edmonds	WA	98026	Snohomish	1
77	MLML	Mooresville Town Center (20)	State Road 67 and Bridge Street	Mooresville	IN	46158	Morgan	1
78	MLML	Signature Self Storage & Kemah Self Storage	1279 & 1289 F.M. 518 East	Kemah	TX	77565	Galveston	1
79	PNC	Mariposa Plaza	18175-18255 Brookhurst Street	Fountain Valley	CA	92708	Orange	1
80	JPMCB	Hidden Creek Apartments	3130 Middle Road	Jeffersonville	IN	47130	Clark	1
81	PNC	North Novi Medical	39525 West 14 Mile Road	Novi	MI	48377	Oakland	1
82	JPMCB	Rainbow Plaza	820 West Main Street	Anoka	MN	55303	Anoka	1
83	MLML	Secured Self Storage	Various	Various	MI	Various	Wayne	2
83.01	MLML	Secured Self-Storage—Dearborn	2460 South Gulley	Dearborn Heights	MI	48125	Wayne	1
83.02	MLML	Secured Self-Storage—Westland	6855 Yale Road	Westland	MI	48185	Wayne	1
84	JPMCB	Heritage Corners	3759 Victory Drive	Columbus	GA	31903	Muskogee	1
85	PNC	Elysian Fields Shopping Center	3941 Nolensville Pike	Nashville	TN	37211	Davidson	1
86	PNC	Dollar Self Storage	205 North Lincoln Avenue	Corona	CA	92882	Riverside	1
87	MLML	96-100 Bayard Street	96-100 Bayard Street	New Brunswick	NJ	08901	Middlesex	1
88	JPMCB	The Estates II Apartments	1451 & 1501 Tollis Parkway	Broadview Heights	OH	44147	Cuyahoga	1
89	PNC	292 South La Cienega	292 South La Cienega	Beverly Hills	CA	90211	Los Angeles	1
90	JPMCB	1850 Fourth Street	1842-1850 Fourth Street	Berkeley	CA	94710	Alameda	1
91	JPMCB	College Hill Apartments	510 College Avenue	Grand Rapids	MI	49503	Kent	1
92	JPMCB	Rosemeade Plaza	3621 Josey Lane	Carrollton	TX	75007	Denton	1
93	JPMCB	Southgate Shopping Center	2802-2938 US Highway 27 South	Sebring	FL	33870	Highlands	1
94	JPMCB	Greenfield Knoll Apartments	1010 Brandywine Parkway	Greenfield	IN	46140	Hancock	1
95	MLML	Third Street Plaza	8474 West Third Street	Los Angeles	CA	90048	Los Angeles	1
96	MLML	Landmark Plaza Shopping Center	8901-8965 Atlantic Boulevard	Huntington Beach	CA	92648	Orange	1
97	PNC	Trail Winds Shopping Center	8200 West 151st Street	Overland Park	KS	66223	Johnson	1
98	JPMCB	Discovery Crossings Shopping Center	8415 Woodsboro Pike	Walkersville	MD	21793	Frederick	1
99	JPMCB	Scripps Village	9970-9996 Scripps Ranch Boulevard	San Diego	CA	92131	San Diego	1
100	JPMCB	Woodridge /Woodlane Apartment Portfolio	Various	Charlottesville	VA	22901	Albemarle	2
100.01	JPMCB	Woodridge Apartments	320 Commonwealth Drive	Charlottesville	VA	22901	Albemarle	1
100.02	JPMCB	Woodlane Apartments	2820 Hydraulic Road	Charlottesville	VA	22901	Albemarle	1
101	JPMCB	CVS Orlando	7996 Conroy Windermere Road	Orlando	FL	32835	Orange	1
102	JPMCB	Cedar Knoll Apartments	3076-3128 Shenk Road	Sanborn	NY	14132	Niagara	1
103	PNC	Regal Square	2815 South Alma School Road	Mesa	AZ	85210	Maricopa	1
104	JPMCB	University Place Apartments	200 Oakcrest Drive	Lafayette	LA	70503	Lafayette	1
105	JPMCB	265 Post Avenue	265 Post Avenue	Westbury	NY	11590	Nassau	1
106	JPMCB	Rancho Pines	4570-4590 North Rancho Drive	Las Vegas	NV	89130	Clark	1
107	JPMCB	Cedar Greene Apartments	3720 Frew Road	Charlotte	NC	28206	Mecklenburg	1
108	PNC	Savannah Pointe Apartments	6134 North MacArthur Boulevard	Oklahoma City	OK	73122	Oklahoma	1
109	JPMCB	Oak Plaza	2040-2068 Pacific Coast Highway	Lomita	CA	90717	Los Angeles	1

110	PNC	Garland Square of Norman II	201 Woodcrest Drive	Norman	OK	73071	Cleveland	1
111	MLML	Bethany Crossing	604 and 610 West Bethany Drive	Allen	TX	75013	Collin	1
112	PNC	Union Hills Square	3515 West Union Hills Drive	Phoenix	AZ	85306	Maricopa	1
113	JPMCB	Orchard Court Apartments	10 North Orchard Street	Madison	WI	53715	Dane	1
114	MLML	601 North Industrial Boulevard	601 North Industrial Boulevard	Bedford	TX	76021	Tarrant	1
115	MLML	21225 Roscoe Boulevard	21225 Roscoe Boulevard	Canoga Park	CA	91304	Los Angeles	1
116	JPMCB	Glenwood Shoppes	8401 Hampton Boulevard	Norfolk	VA	23505	Norfolk City	1
117	JPMCB	Western Mini Storage Phase II	6301 South Western Street	Amarillo	TX	79110	Randall	1
118	MLML	8031 & 8045 Sepulveda Boulevard	8031 & 8045 Sepulveda Boulevard	North Hills	CA	91402	Los Angeles	1
119	MLML	Parkridge I & II Apartments (21)	4314-4360 Park Avenue	Bridgeport	CT	06604	Fairfield	1
120	JPMCB	CVS-Lebanon	207 South Lebanon Street	Lebanon	IN	46052	Boone	1
121	PNC	Sunset Plaza Shopping Center	746-802b West 40 Highway	Blue Springs	MO	64015	Jackson	1
122	MLML	251 North Main Street	251 North Main Street	Holly Springs	NC	27540	Wake	1
123	PNC	Park Ridge of Durant	815 Gerlach Drive	Durant	OK	74701	Bryan	1
124	JPMCB	Main Street Plaza	22222 South Main Street	Carson	CA	90745	Los Angeles	1
125	PNC	The Gardens of Victoria Apartments	313 Williamsburg Avenue	Victoria	TX	77904	Victoria	1
126	MLML	8811 & 8825 Woodman Avenue	8811 & 8825 Woodman Avenue	Arleta	CA	91331	Los Angeles	1
127	JPMCB	Blacketer Office Building	400 Blankenbaker Parkway	Douglass Hills	KY	40243	Jefferson	1
128	JPMCB	Raleys Union Square	1262-1268 West Lathrop Road	Manteca	CA	95336	San Joaquin	1
129	JPMCB	3 East 69th Street (22)	3 East 69th Street	New York	NY	10021	New York	1
130	PNC	Garland Square Apartments	1315 Knutson Street	Guymon	OK	73942	Texas	1
131	MLML	918-930 Central Avenue	918-930 Central Avenue	Redlands	CA	92374	San Bernardino	1
132	JPMCB	Bally Vaughn Apartments	1317 West Washington Street	Springfield	IL	62702	Sangamon	1
133	MLML	9250 Sepulveda Boulevard	9250 Sepulveda Boulevard	North Hills	CA	91343	Los Angeles	1
134	JPMCB	Oak Tree Apartments	2110 University Avenue	Madison	WI	53726	Dane	1
135	JPMCB	Tree Lane Park Apartments	7510-7546 Tree Lane	Madison	WI	53717	Dane	1
136	JPMCB	Hollywood Park	4000 Westbank Expressway	Marrero	LA	70072	Jefferson	1
137	JPMCB	Hartsfield International Commerce Center	4820 Clark Howell Highway	Atlanta	GA	30349	Clayton	1
138	MLML	9215 Sepulveda Apartments	9215 Sepulveda Boulevard	North Hills	CA	91343	Los Angeles	1
139	JPMCB	Lakewood Apartments	1651 Lake Meadow Circle South	Brandon	FL	33510	Hillsborough	1
140	JPMCB	Carefree Village Townhomes	4801-4887 Pacer Lane	Colorado Springs	CO	80917	El Paso	1
141	MLML	8123 Sepulveda Boulevard	8123 Sepulveda Boulevard	Van Nuys	CA	91402	Los Angeles	1
142	JPMCB	Sullivan Center	5020 Clark Howell Highway	College Park	GA	30349	Clayton	1
143	JPMCB	Haverford Manor Apartments	7212-7224 Haverford Avenue	Philadelphia	PA	19151	Philadelphia	1
144	JPMCB	Holly Tree Acres	109 Middle Drive	Pittsgrove	NJ	08318	Salem	1
145	JPMCB	Scenic Drive Apartments	2404-2408 Scenic Drive	Lanesville	IN	47136	Harrison	1
146	PNC	Brookstone Park Apartments	331 South Skaggs Road	Clarksville	AR	72830	Johnson	1
147	JPMCB	Loughberry MHC	Jones Road	Wilton	NY	12866	Saratoga	1
148	JPMCB	Spring Lake Apartments	945 & 955 Spring Forest Road	Greenville	NC	27834	Pitt	1

Loan #	Property Type	Property SubType	Year Built	Year Renovated	Total SF/Units	Unit of Measure	Occupancy % (1)	Occupancy Date	Appraised Value ($)
1	Hotel	Full Service	1983	1999	803	Rooms	73.9	03/31/03	246,000,000
2	Office	CBD	1903	1995	443,102	Square Feet	97.8	07/09/03	77,000,000
3	Retail	Anchored	1967	2000	702,427	Square Feet	91.6	03/06/03	78,700,000
4	Office	Suburban	1987		198,486	Square Feet	93.0	06/03/03	44,000,000
5	Retail	Unanchored			399,415	Square Feet	100.0	Various	52,880,000
5.01	Retail	Unanchored	1997		14,804	Square Feet	100.0	04/14/03	2,360,000
5.02	Retail	Unanchored	1996		13,910	Square Feet	100.0	04/15/03	2,280,000
5.03	Retail	Unanchored	1997		15,598	Square Feet	100.0	04/14/03	2,360,000
5.04	Retail	Unanchored	1998		21,933	Square Feet	100.0	04/21/03	2,410,000
5.05	Retail	Unanchored	2001		14,806	Square Feet	100.0	04/22/03	2,190,000
5.06	Retail	Unanchored	1996		13,738	Square Feet	100.0	04/14/03	2,160,000
5.07	Retail	Unanchored	1999		16,464	Square Feet	100.0	04/29/03	2,210,000
5.08	Retail	Unanchored	2001		14,438	Square Feet	100.0	04/22/03	2,180,000
5.09	Retail	Unanchored	2002		14,163	Square Feet	100.0	04/23/03	2,080,000
5.10	Retail	Unanchored	1996		13,252	Square Feet	100.0	04/15/03	2,080,000
5.11	Retail	Unanchored	2000		14,131	Square Feet	100.0	04/23/03	2,030,000
5.12	Retail	Unanchored	2002		14,131	Square Feet	100.0	04/23/03	2,100,000
5.13	Retail	Unanchored	1996		14,704	Square Feet	100.0	04/21/03	2,000,000
5.14	Retail	Unanchored	2001		14,773	Square Feet	100.0	04/22/03	1,970,000
5.15	Retail	Unanchored	1994		13,468	Square Feet	100.0	04/21/03	1,920,000
5.16	Retail	Unanchored	1996		15,777	Square Feet	100.0	04/16/03	2,080,000
5.17	Retail	Unanchored	2001		14,744	Square Feet	100.0	05/02/03	1,930,000
5.18	Retail	Unanchored	1996		14,712	Square Feet	100.0	04/11/03	1,790,000
5.19	Retail	Unanchored	1991		19,172	Square Feet	100.0	04/14/03	1,890,000
5.20	Retail	Unanchored	1994		13,830	Square Feet	100.0	04/21/03	1,740,000
5.21	Retail	Unanchored	1995		13,515	Square Feet	100.0	04/15/03	1,740,000
5.22	Retail	Unanchored	2000		14,822	Square Feet	100.0	04/14/03	1,760,000
5.23	Retail	Unanchored	1995		13,463	Square Feet	100.0	04/14/03	1,720,000
5.24	Retail	Unanchored	1982	1997	16,377	Square Feet	100.0	04/28/03	1,660,000
5.25	Retail	Unanchored	1994		15,036	Square Feet	100.0	05/01/03	1,450,000
5.26	Retail	Unanchored	1993		11,508	Square Feet	100.0	04/15/03	1,490,000
5.27	Retail	Unanchored	1993		12,146	Square Feet	100.0	04/29/03	1,300,000
6	Multifamily	Garden	1969	1999	634	Units	93.9	06/12/03	40,650,000
7	Office	Suburban	2000		177,478	Square Feet	97.8	02/25/03	35,250,000
8	Multifamily	Garden	2002		373	Units	88.7	04/15/03	27,000,000
9	Multifamily	Garden	2001		368	Units	92.7	03/16/03	25,975,000
10	Retail	Anchored	2001		191,239	Square Feet	91.9	06/02/03	25,600,000
11	Office	Suburban	1996	2001	184,204	Square Feet	100.0	02/14/03	24,800,000
12	Retail	Anchored	1995	2001	127,043	Square Feet	98.6	02/24/03	22,500,000
13	Multifamily	Garden	1998		320	Units	91.3	03/26/03	21,800,000
14	Multifamily	Garden	2002		248	Units	100.0	06/18/03	19,200,000
15	Multifamily	Mid/High Rise	2002		68	Units	94.1	05/28/03	18,800,000
16	Retail	Anchored	1969	2003	105,688	Square Feet	95.8	05/28/03	16,110,000
17	Various	Various			281,161	Square Feet	98.4	04/01/03	20,400,000
17.01	Industrial	Warehouse/Distribution	1999		115,866	Square Feet	98.6	04/01/03	7,200,000

17.02	Office	Suburban	2001		53,646	Square Feet	94.8	04/01/03	6,700,000
17.03	Industrial	Warehouse/Distribution	2001		64,499	Square Feet	100.0	04/01/03	3,400,000
17.04	Industrial	Warehouse/Distribution	1999		47,150	Square Feet	100.0	04/01/03	3,100,000
18	Multifamily	Garden	2002		258	Units	95.0	05/09/03	17,800,000
19	Office	Suburban	1983	2002	127,676	Square Feet	91.7	03/31/03	17,600,000
20	Multifamily	Garden	1999		264	Units	94.7	04/30/03	17,500,000
21	Office	Suburban	2002		107,000	Square Feet	100.0	12/19/02	21,800,000
22	Multifamily	Garden	2002		244	Units	99.0	05/16/03	16,500,000
23	Multifamily	Garden	1989		357	Units	90.2	05/13/03	20,000,000
24	Retail	Anchored	2000		142,747	Square Feet	93.2	05/12/03	14,650,000
25	Hotel	Full Service	1971	1999	280	Rooms	61.7	03/31/03	23,800,000
26	Office	Suburban	1987		99,145	Square Feet	100.0	01/07/03	16,000,000
27	Multifamily	Garden	1976	2002	161	Units	88.2	05/21/03	14,350,000
28	Industrial	Warehouse/Distribution			704,751	Square Feet	81.3	05/22/03	18,500,000
28.01	Industrial	Warehouse/Distribution	1977		300,315	Square Feet	100.0	05/22/03	8,400,000
28.02	Industrial	Warehouse/Distribution	1974		122,400	Square Feet	100.0	05/22/03	3,500,000
28.03	Industrial	Warehouse/Distribution	1975		108,240	Square Feet	70.6	05/22/03	2,800,000
28.04	Industrial	Warehouse/Distribution	1968		73,796	Square Feet	100.0	05/22/03	1,900,000
28.05	Industrial	Warehouse/Distribution	1973		100,000	Square Feet	0.0	05/22/03	1,900,000
29	Office	Suburban	1973	2003	81,845	Square Feet	95.6	06/01/03	14,100,000
30	Retail	Anchored	1997		130,082	Square Feet	98.7	12/31/02	21,000,000
31	Multifamily	Garden	2001		180	Units	95.6	02/02/03	12,800,000
32	Retail	Anchored	1972	1994	187,849	Square Feet	100.0	03/20/03	31,000,000
33	Retail	Anchored	1980	2001	123,831	Square Feet	91.5	05/01/03	13,600,000
34	Retail	Anchored	1972	1994	122,403	Square Feet	93.2	02/28/03	11,600,000
35	Multifamily	Garden	1975	2002	259	Units	87.6	03/31/03	12,200,000
36	Office	Suburban	1989		97,076	Square Feet	85.8	04/07/03	12,850,000
37	Multifamily	Garden	1978	2002	256	Units	92.6	04/14/03	11,250,000
38	Retail	Anchored	1974	2003	121,660	Square Feet	97.6	02/17/03	15,000,000
39	Multifamily	Garden	1982		261	Units	93.9	01/07/03	10,125,000
40	Multifamily	Garden	1968	2002	257	Units	96.5	03/19/03	20,700,000
41	Office	Suburban	1979		162,037	Square Feet	98.8	02/10/03	16,800,000
42	Hotel	Limited Service	2000		152	Rooms	67.4	03/31/03	12,500,000
43	Multifamily	Garden	2002		132	Units	96.2	02/25/03	10,100,000
44	Manufactured Housing	Manufactured Housing	1957	1994	486	Pads	88.3	03/06/03	9,700,000
45	Retail	Anchored	1990	1998	131,979	Square Feet	100.0	12/18/02	10,400,000
46	Office	Suburban	1980		165,427	Square Feet	85.5	06/01/03	15,850,000
47	Industrial	Flex	1999		102,863	Square Feet	86.4	05/20/03	9,400,000
48	Multifamily	Garden	1984	2002	224	Units	92.0	04/01/03	9,180,000
49	Office	Suburban	1900	2003	154,665	Square Feet	92.2	04/23/03	10,700,000
50	Multifamily	Garden	1970	1985	241	Units	97.5	05/06/03	9,160,000
51	Multifamily	Garden	1977		200	Units	92.5	05/28/03	8,750,000
52	Multifamily	Garden	1973	2001	264	Units	92.1	05/30/03	8,700,000
53	Office	Suburban	2001		69,011	Square Feet	90.0	03/20/03	8,275,000
54	Multifamily	Garden	1992		152	Units	93.4	05/08/03	8,500,000
55	Industrial	Warehouse/Distribution	1988		100,140	Square Feet	100.0	04/17/03	8,550,000
56	Manufactured Housing	Manufactured Housing	1994		214	Pads	100.0	04/01/03	8,250,000

57	Office	Suburban	1973	1980	56,354	Square Feet	100.0	01/07/03	8,000,000
58	Manufactured Housing	Manufactured Housing	1952		225	Pads	98.7	04/01/03	7,500,000
59	Manufactured Housing	Manufactured Housing	1964	1997	290	Pads	93.1	03/06/03	7,150,000
60	Multifamily	Garden	2001		40	Units	92.5	04/11/03	7,350,000
61	Industrial	Warehouse/Distribution	1992		172,300	Square Feet	100.0	03/24/03	7,200,000
62	Multifamily	Garden	1974	2003	263	Units	93.5	03/07/03	7,200,000
63	Manufactured Housing	Manufactured Housing	1985	2002	245	Pads	96.7	03/06/03	6,300,000
64	Retail	Anchored	1975	1989	47,710	Square Feet	100.0	04/01/03	7,300,000
65	Mixed Use	Office/Retail	2003		17,990	Square Feet	83.9	04/07/03	7,040,000
66	Multifamily	Garden	1987		109	Units	96.3	05/14/03	6,310,000
67	Industrial	Flex	1978	2003	31,184	Square Feet	100.0	05/28/03	8,940,000
68	Multifamily	Mid/High Rise	1910		40	Units	95.0	06/23/03	7,100,000
69	Manufactured Housing	Manufactured Housing	1969		129	Pads	100.0	03/31/03	6,100,000
70	Industrial	Warehouse/Distribution	1985		64,730	Square Feet	100.0	03/31/03	6,800,000
71	Multifamily	Garden	1939	1999	101	Units	93.1	03/01/03	5,750,000
72	Multifamily	Garden	1985		108	Units	92.6	01/29/03	5,720,000
73	Self Storage	Self Storage	1992		841	Units	80.0	05/21/03	8,000,000
74	Office	Suburban	1981	1997	63,980	Square Feet	94.9	06/05/03	9,665,000
75	Retail	Unanchored	2001		28,811	Square Feet	100.0	03/06/03	5,500,000
76	Retail	Unanchored	1962	1999	34,216	Square Feet	93.9	03/01/03	5,850,000
77	Retail	Anchored	1990	2002	38,400	Square Feet	87.5	03/07/03	6,550,000
78	Self Storage	Self Storage	1978		1,223	Units	71.8	04/03/03	8,050,000
79	Retail	Unanchored	1987		39,600	Square Feet	94.7	02/18/03	8,500,000
80	Multifamily	Garden	1973	1995	184	Units	92.9	04/02/03	5,350,000
81	Office	Suburban	2002		23,058	Square Feet	100.0	06/11/03	5,900,000
82	Multifamily	Garden	1972	1989	105	Units	98.1	05/01/03	5,200,000
83	Self Storage	Self Storage			1,434	Units	86.5	Various	7,150,000
83.01	Self Storage	Self Storage	1983		705	Units	88.7	04/30/03	3,750,000
83.02	Self Storage	Self Storage	1993		729	Units	84.5	05/01/03	3,400,000
84	Retail	Anchored	1955	2003	89,214	Square Feet	100.0	04/15/03	6,000,000
85	Retail	Anchored	1985		36,200	Square Feet	100.0	03/26/03	5,050,000
86	Self Storage	Self Storage	2001		675	Units	96.0	06/18/03	4,800,000
87	Office	CBD	1951	1994	46,652	Square Feet	100.0	03/27/03	5,200,000
88	Multifamily	Garden	1990		80	Units	92.4	04/01/03	4,600,000
89	Office	Suburban	1953	1998	31,756	Square Feet	100.0	05/15/03	4,900,000
90	Mixed Use	Office/Retail	2001		17,975	Square Feet	100.0	03/31/03	5,370,000
91	Multifamily	Garden	1970	1998	132	Units	97.0	11/04/02	4,650,000
92	Retail	Anchored	1979	2000	60,057	Square Feet	94.2	05/19/03	4,550,000
93	Retail	Anchored	1965	1999	101,621	Square Feet	95.8	04/10/03	4,300,000
94	Multifamily	Garden	1984	2002	80	Units	90.0	03/31/03	4,300,000
95	Retail	Unanchored	1986		16,849	Square Feet	100.0	01/17/03	5,040,000
96	Retail	Anchored	1978	2002	27,563	Square Feet	100.0	04/01/03	5,400,000
97	Retail	Unanchored	2000		32,948	Square Feet	100.0	05/08/03	4,400,000
98	Retail	Anchored	1989		60,671	Square Feet	100.0	05/01/03	4,030,000
99	Retail	Anchored	1977	2000	22,001	Square Feet	100.0	05/05/03	5,600,000
100	Multifamily	Garden			62	Units	100.0	03/12/03	3,950,000
100.01	Multifamily	Garden	1994		48	Units	100.0	03/12/03	3,000,000
100.02	Multifamily	Garden	1988		14	Units	100.0	03/12/03	950,000
101	Retail	Anchored	2000		10,880	Square Feet	100.0	01/07/03	4,350,000
102	Multifamily	Garden	1991	2000	96	Units	100.0	02/01/03	4,300,000
103	Retail	Unanchored	1984		35,939	Square Feet	95.1	04/01/03	4,300,000
104	Multifamily	Garden	1969	2000	192	Units	91.1	03/11/03	3,800,000
105	Office	Suburban	1984	2001	53,977	Square Feet	81.3	07/28/03	6,275,000
106	Retail	Unanchored	1999		19,500	Square Feet	82.6	04/28/03	4,150,000
107	Multifamily	Garden	1971	2002	224	Units	90.3	12/19/02	6,050,000
108	Multifamily	Garden	1972	1999	136	Units	94.9	04/09/03	3,500,000
109	Retail	Anchored	1985		35,811	Square Feet	100.0	03/10/03	3,800,000

110	Multifamily	Garden	1970	2002	110	Units	92.7	06/11/03	3,300,000
111	Retail	Unanchored	2000		28,182	Square Feet	100.0	03/31/03	4,250,000
112	Retail	Unanchored	1985		39,431	Square Feet	100.0	06/05/03	3,700,000
113	Multifamily	Garden	1940	1987	26	Units	100.0	12/30/02	3,725,000
114	Retail	Unanchored	2002		13,824	Square Feet	100.0	02/14/03	3,800,000
115	Multifamily	Garden	1963	2000	57	Units	100.0	07/02/03	3,650,000
116	Retail	Anchored	1990		53,255	Square Feet	100.0	06/10/03	4,300,000
117	Self Storage	Self Storage	1999		404	Units	95.5	03/31/03	3,650,000
118	Multifamily	Garden	1962		80	Units	100.0	06/23/03	3,950,000
119	Multifamily	Garden	1970	1991	35	Units	100.0	12/18/02	3,850,000
120	Retail	Anchored	2002		10,880	Square Feet	100.0	11/07/02	3,600,000
121	Retail	Unanchored	1988		45,706	Square Feet	100.0	05/09/03	3,485,000
122	Retail	Unanchored	2003		10,908	Square Feet	100.0	05/15/03	3,250,000
123	Multifamily	Garden	2002		105	Units	100.0	04/17/03	2,860,000
124	Retail	Unanchored	1991		16,669	Square Feet	100.0	04/11/03	3,340,000
125	Multifamily	Garden	1984	1993	66	Units	95.5	04/07/03	2,685,000
126	Multifamily	Garden	1962		49	Units	98.0	06/23/03	2,900,000
127	Office	Suburban	2001		21,590	Square Feet	100.0	04/01/03	2,650,000
128	Retail	Anchored	1991		19,455	Square Feet	100.0	05/01/03	2,900,000
129	Multifamily	Mid/High Rise	1937	2002	29	Units	100.0	03/31/03	27,600,000
130	Multifamily	Garden	1995		92	Units	100.0	04/03/03	2,490,000
131	Multifamily	Garden	1955		36	Units	94.4	06/01/03	2,725,000
132	Multifamily	Garden	1964		72	Units	100.0	01/01/03	2,300,000
133	Multifamily	Garden	1973	2001	47	Units	100.0	06/23/03	2,400,000
134	Multifamily	Mid/High Rise	1986		53	Units	100.0	04/28/03	4,950,000
135	Multifamily	Garden	1985		40	Units	95.0	05/08/03	2,350,000
136	Multifamily	Garden	1964		70	Units	98.6	01/31/03	2,100,000
137	Industrial	Flex	1986		109,500	Square Feet	93.3	05/10/03	4,200,000
138	Multifamily	Garden	1962	2002	39	Units	100.0	06/23/03	2,300,000
139	Multifamily	Garden	1981		83	Units	98.8	11/23/02	2,600,000
140	Multifamily	Garden	1986		64	Units	93.8	04/05/03	4,300,000
141	Multifamily	Garden	1964		41	Units	100.0	06/23/03	2,200,000
142	Office	Suburban	1987		35,415	Square Feet	86.3	04/01/03	2,400,000
143	Multifamily	Garden	1963		39	Units	97.4	05/01/03	1,640,000
144	Manufactured Housing	Manufactured Housing	1960	1993	112	Pads	99.1	04/01/03	2,600,000
145	Multifamily	Garden	1996		36	Units	97.2	03/31/03	1,600,000
146	Multifamily	Garden	2002		44	Units	100.0	04/07/03	1,730,000
147	Manufactured Housing	Manufactured Housing	1972		75	Pads	100.0	12/27/02	2,000,000
148	Multifamily	Garden	2001		28	Units	100.0	02/21/03	1,300,000

Loan #	Appraisal Date	Current LTV%(2)	Original Balance ($)	Original Loan/Unit ($)	Current Balance ($)(3)	% of Initial Pool Balance	Current Balance per Unit ($)	Loan Group 1 or 2	% of Loan Group 1
1	03/26/03	33.3	82,000,000	102,117	82,000,000.00	7.1%	102,117	1	10.7%
2	06/01/03	78.5	60,500,000	137	60,429,178.15	5.2%	136	1	7.9%
3	07/24/02	69.7	55,350,000	79	54,846,102.51	4.7%	78	1	7.2%
4	05/01/03	79.1	34,950,000	176	34,822,892.25	3.0%	175	1	4.5%
5	Various	63.2	33,400,000	84	33,400,000.00	2.9%	84	1	4.4%
5.01	04/14/03	63.2	1,510,000	102	1,510,000.00	0.1%	102	1	0.2%
5.02	04/15/03	63.2	1,500,000	108	1,500,000.00	0.1%	108	1	0.2%
5.03	04/14/03	63.2	1,470,000	94	1,470,000.00	0.1%	94	1	0.2%
5.04	04/21/03	63.2	1,470,000	67	1,470,000.00	0.1%	67	1	0.2%
5.05	04/22/03	63.2	1,400,000	95	1,400,000.00	0.1%	95	1	0.2%
5.06	04/14/03	63.2	1,390,000	101	1,390,000.00	0.1%	101	1	0.2%
5.07	04/29/03	63.2	1,380,000	84	1,380,000.00	0.1%	84	1	0.2%
5.08	04/22/03	63.2	1,360,000	94	1,360,000.00	0.1%	94	1	0.2%
5.09	04/23/03	63.2	1,340,000	95	1,340,000.00	0.1%	95	1	0.2%
5.10	04/15/03	63.2	1,340,000	101	1,340,000.00	0.1%	101	1	0.2%
5.11	04/23/03	63.2	1,330,000	94	1,330,000.00	0.1%	94	1	0.2%
5.12	04/23/03	63.2	1,330,000	94	1,330,000.00	0.1%	94	1	0.2%
5.13	04/21/03	63.2	1,290,000	88	1,290,000.00	0.1%	88	1	0.2%
5.14	04/22/03	63.2	1,290,000	87	1,290,000.00	0.1%	87	1	0.2%
5.15	04/21/03	63.2	1,270,000	94	1,270,000.00	0.1%	94	1	0.2%
5.16	04/16/03	63.2	1,270,000	80	1,270,000.00	0.1%	80	1	0.2%
5.17	05/02/03	63.2	1,220,000	83	1,220,000.00	0.1%	83	1	0.2%
5.18	04/11/03	63.2	1,190,000	81	1,190,000.00	0.1%	81	1	0.2%
5.19	04/14/03	63.2	1,150,000	60	1,150,000.00	0.1%	60	1	0.2%
5.20	04/21/03	63.2	1,110,000	80	1,110,000.00	0.1%	80	1	0.1%
5.21	04/15/03	63.2	1,090,000	81	1,090,000.00	0.1%	81	1	0.1%
5.22	04/14/03	63.2	1,090,000	74	1,090,000.00	0.1%	74	1	0.1%
5.23	04/14/03	63.2	1,080,000	80	1,080,000.00	0.1%	80	1	0.1%
5.24	04/29/03	63.2	970,000	59	970,000.00	0.1%	59	1	0.1%
5.25	05/01/03	63.2	900,000	60	900,000.00	0.1%	60	1	0.1%
5.26	04/15/03	63.2	850,000	74	850,000.00	0.1%	74	1	0.1%
5.27	04/29/03	63.2	810,000	67	810,000.00	0.1%	67	1	0.1%
6	05/23/03	80.0	32,500,000	51,262	32,500,000.00	2.8%	51,262	2
7	01/09/03	72.3	25,500,000	144	25,500,000.00	2.2%	144	1	3.3%
8	11/07/02	79.1	21,500,000	57,641	21,350,843.17	1.8%	57,241	2
9	03/21/03	76.6	19,950,000	54,212	19,892,171.54	1.7%	54,055	2
10	04/25/03	76.2	19,500,000	102	19,500,000.00	1.7%	102	1	2.5%
11	02/11/03	73.7	18,500,000	100	18,267,662.14	1.6%	99	1	2.4%
12	02/15/03	80.0	18,000,000	142	18,000,000.00	1.6%	142	1	2.4%
13	03/26/03	79.6	17,400,000	54,375	17,363,317.63	1.5%	54,260	2
14	06/13/03	78.1	15,000,000	60,484	15,000,000.00	1.3%	60,484	2
15	04/02/03	78.6	14,800,000	217,647	14,785,002.70	1.3%	217,427	2
16	03/28/03	91.4(23)	14,750,000	140	14,717,286.60	1.3%	139	1	1.9%
17	01/17/03	70.4	14,400,000	51	14,359,010.41	1.2%	51	1	1.9%
17.01	01/17/03	70.4	5,080,000	44	5,065,540.00	0.4%	44	1	0.7%

17.02	01/17/03	70.4	4,730,000	88	4,716,536.00	0.4%	88	1	0.6%
17.03	01/17/03	70.4	2,400,000	37	2,393,168.41	0.2%	37	1	0.3%
17.04	01/17/03	70.4	2,190,000	46	2,183,766.00	0.2%	46	1	0.3%
18	05/20/03	80.0	14,240,000	55,194	14,240,000.00	1.2%	55,194	2
19	03/03/03	79.8	14,080,000	110	14,041,740.67	1.2%	110	1	1.8%
20	05/07/03	79.9	14,000,000	53,030	13,986,650.95	1.2%	52,980	2
21	01/24/03	63.9	14,000,000	131	13,921,931.12	1.2%	130	1	1.8%
22	05/08/03	79.9	13,200,000	54,098	13,187,257.94	1.1%	54,046	2
23	01/31/03	62.2	12,500,000	35,014	12,449,271.63	1.1%	34,872	2
24	03/12/03	79.6	11,700,000	82	11,667,459.55	1.0%	82	1	1.5%
25	03/11/03	48.7	11,600,000	41,429	11,584,902.95	1.0%	41,375	1	1.5%
26	01/02/03	72.2	11,600,000	117	11,544,587.12	1.0%	116	1	1.5%
27	10/31/02	79.6	11,480,000	71,304	11,429,282.86	1.0%	70,989	2
28	01/09/03	60.6	11,204,491	16	11,204,491.00	1.0%	16	1	1.5%
28.01	01/09/03	60.6	5,115,094	17	5,115,093.72	0.4%	17	1	0.7%
28.02	01/09/03	60.6	2,131,289	17	2,131,289.05	0.2%	17	1	0.3%
28.03	01/09/03	60.6	1,705,031	16	1,705,031.24	0.1%	16	1	0.2%
28.04	01/09/03	60.6	1,156,985	16	1,156,985.48	0.1%	16	1	0.2%
28.05	01/09/03	60.6	1,096,092	11	1,096,091.51	0.1%	11	1	0.1%
29	04/16/03	79.4	11,200,000	137	11,200,000.00	1.0%	137	1	1.5%
30	05/20/03	50.8	11,500,000	88	10,662,440.74	0.9%	82	1	1.4%
31	03/11/03	79.5	10,200,000	56,667	10,171,631.41	0.9%	56,509	2
32	04/04/03	32.3	10,000,000	53	10,000,000.00	0.9%	53	1	1.3%
33	04/01/03	73.4	10,000,000	81	9,979,408.44	0.9%	81	1	1.3%
34	03/23/03	79.6	9,270,000	76	9,232,636.06	0.8%	75	1	1.2%
35	11/21/02	75.4	9,200,000	35,521	9,200,000.00	0.8%	35,521	2
36	04/09/03	70.0	9,000,000	93	9,000,000.00	0.8%	93	1	1.2%
37	04/16/03	79.8	9,000,000	35,156	8,973,553.65	0.8%	35,053	2
38	06/01/03	56.7	8,500,000	70	8,500,000.00	0.7%	70	1	1.1%
39	01/15/03	81.6	8,300,000	31,801	8,260,261.86	0.7%	31,649	2
40	03/06/03	39.9	8,250,000	32,101	8,250,000.00	0.7%	32,101	2
41	05/18/03	47.6	8,750,000	54	8,003,692.06	0.7%	49	1	1.0%
42	03/11/03	63.9	8,000,000	52,632	7,989,588.24	0.7%	52,563	1	1.0%
43	02/25/03	77.5	7,850,000	59,470	7,827,400.71	0.7%	59,298	1	1.0%
44	03/19/03	79.9	7,750,000	15,947	7,750,000.00	0.7%	15,947	1	1.0%
45	03/20/03	74.0	7,750,000	59	7,699,089.76	0.7%	58	1	1.0%
46	05/14/03	48.2	8,200,000	50	7,638,966.49	0.7%	46	1	1.0%
47	05/28/03	78.7	7,400,000	72	7,400,000.00	0.6%	72	1	1.0%
48	04/01/03	79.3	7,300,000	32,589	7,278,157.69	0.6%	32,492	2
49	05/15/03	65.4	7,000,000	45	7,000,000.00	0.6%	45	1	0.9%
50	04/23/03	76.3	7,000,000	29,046	6,992,769.66	0.6%	29,016	2
51	06/03/03	78.3	6,850,000	34,250	6,850,000.00	0.6%	34,250	2
52	06/18/03	78.2	6,800,000	25,758	6,800,000.00	0.6%	25,758	2
53	03/05/03	79.5	6,600,000	96	6,581,473.32	0.6%	95	1	0.9%
54	04/24/03	75.1	6,400,000	42,105	6,386,565.05	0.6%	42,017	2
55	03/13/03	71.2	6,112,000	61	6,086,379.52	0.5%	61	1	0.8%
56	03/20/03	72.5	6,000,000	28,037	5,982,607.98	0.5%	27,956	2

57	01/02/03	72.2	5,800,000	103	5,772,293.56	0.5%	102	1	0.8%
58	04/01/03	76.4	5,750,000	25,556	5,731,608.22	0.5%	25,474	1	0.7%
59	03/13/03	79.7	5,700,000	19,655	5,700,000.00	0.5%	19,655	2
60	02/03/03	77.4	5,700,000	142,500	5,688,784.17	0.5%	142,220	2
61	03/24/03	74.7	5,400,000	31	5,377,082.55	0.5%	31	1	0.7%
62	02/14/03	71.6	5,200,000	19,772	5,155,701.64	0.4%	19,603	2
63	03/13/03	79.4	5,000,000	20,408	5,000,000.00	0.4%	20,408	2
64	04/27/03	68.5	5,000,000	105	5,000,000.00	0.4%	105	1	0.7%
65	05/12/03	71.0	5,000,000	278	5,000,000.00	0.4%	278	1	0.7%
66	05/23/03	79.2	5,000,000	45,872	4,994,993.98	0.4%	45,826	2
67	07/01/03	54.8	4,900,000	157	4,900,000.00	0.4%	157	1	0.6%
68	06/06/03	67.6	4,800,000	120,000	4,800,000.00	0.4%	120,000	1	0.6%
69	04/07/03	78.6	4,800,000	37,209	4,795,077.41	0.4%	37,171	2
70	04/10/03	68.2	4,650,000	72	4,636,422.08	0.4%	72	1	0.6%
71	03/21/03	79.8	4,600,000	45,545	4,587,295.02	0.4%	45,419	2
72	02/04/03	79.2	4,550,000	42,130	4,532,318.58	0.4%	41,966	2
73	05/30/03	56.3	4,500,000	5,351	4,500,000.00	0.4%	5,351	1	0.6%
74	12/10/02	46.4	4,500,000	70	4,482,512.87	0.4%	70	1	0.6%
75	03/15/03	79.9	4,400,000	153	4,395,856.17	0.4%	153	1	0.6%
76	12/01/02	74.9	4,400,000	129	4,383,495.00	0.4%	128	1	0.6%
77	01/17/03	66.3	4,350,000	113	4,341,862.61	0.4%	113	1	0.6%
78	12/20/02	53.3	4,300,000	3,516	4,294,072.39	0.4%	3,511	1	0.6%
79	11/15/02	50.4	4,300,000	109	4,287,478.82	0.4%	108	1	0.6%
80	04/03/03	78.5	4,200,000	22,826	4,200,000.00	0.4%	22,826	2
81	06/17/03	70.0	4,130,000	179	4,130,000.00	0.4%	179	1	0.5%
82	05/16/03	76.9	4,000,000	38,095	3,996,223.53	0.3%	38,059	2
83	03/06/03	55.8	4,000,000	2,789	3,991,722.22	0.3%	2,784	1	0.5%
83.01	03/06/03	55.8	2,097,902	2,976	2,093,560.60	0.2%	2,970	1	0.3%
83.02	03/06/03	55.8	1,902,098	2,609	1,898,161.61	0.2%	2,604	1	0.2%
84	03/13/03	66.3	4,000,000	45	3,975,726.53	0.3%	45	1	0.5%
85	04/15/03	74.2	3,750,000	104	3,746,468.33	0.3%	103	1	0.5%
86	04/30/03	78.0	3,750,000	5,556	3,746,335.53	0.3%	5,550	1	0.5%
87	01/07/03	70.1	3,650,000	78	3,643,322.00	0.3%	78	1	0.5%
88	05/01/03	78.2	3,600,000	45,000	3,596,439.03	0.3%	44,955	2
89	06/19/03	72.4	3,550,000	112	3,546,739.09	0.3%	112	1	0.5%
90	03/31/03	65.1	3,500,000	195	3,497,144.70	0.3%	195	1	0.5%
91	12/13/02	74.6	3,500,000	26,515	3,468,965.90	0.3%	26,280	2
92	03/31/03	74.6	3,400,000	57	3,393,425.85	0.3%	57	1	0.4%
93	10/26/02	78.6	3,400,000	33	3,380,498.27	0.3%	33	1	0.4%
94	04/11/03	78.0	3,360,000	42,000	3,352,840.77	0.3%	41,911	2
95	08/15/02	66.2	3,350,000	199	3,337,141.94	0.3%	198	1	0.4%
96	04/30/03	61.1	3,300,000	120	3,300,000.00	0.3%	120	1	0.4%
97	04/18/03	74.9	3,300,000	100	3,296,892.13	0.3%	100	1	0.4%
98	11/15/02	78.6	3,200,000	53	3,168,661.40	0.3%	52	1	0.4%
99	03/24/03	56.1	3,150,000	143	3,139,835.55	0.3%	143	1	0.4%
100	03/03/03	79.3	3,140,000	50,645	3,131,022.15	0.3%	50,500	2
100.01	03/03/03	79.3	2,384,810	49,684	2,377,991.51	0.2%	49,541	2
100.02	03/03/03	79.3	755,190	53,942	753,030.64	0.1%	53,788	2
101	12/18/02	70.6	3,100,000	285	3,069,700.66	0.3%	282	1	0.4%
102	02/10/03	71.3	3,100,000	32,292	3,067,885.74	0.3%	31,957	2
103	06/15/03	69.8	3,000,000	83	3,000,000.00	0.3%	83	1	0.4%
104	03/18/03	78.9	3,010,000	15,677	2,996,793.42	0.3%	15,608	2
105	12/01/02	47.0	3,000,000	56	2,947,259.46	0.3%	55	1	0.4%
106	04/10/03	71.0	2,950,000	151	2,947,138.35	0.3%	151	1	0.4%
107	11/10/02	47.4	2,900,000	12,946	2,868,479.55	0.2%	12,806	2
108	04/18/03	81.4	2,850,000	20,956	2,850,000.00	0.2%	20,956	2
109	01/02/03	74.6	2,850,000	80	2,835,936.51	0.2%	79	1	0.4%

110	05/07/03	85.0	2,805,000	25,500	2,805,000.00	0.2%	25,500	2
111	03/20/03	65.8	2,800,000	99	2,797,617.74	0.2%	99	1	0.4%
112	03/18/03	74.3	2,750,000	70	2,747,720.69	0.2%	70	1	0.4%
113	01/21/03	73.4	2,750,000	105,769	2,733,376.90	0.2%	105,130	2
114	02/14/03	71.5	2,730,000	197	2,718,272.67	0.2%	197	1	0.4%
115	06/03/03	73.6	2,685,000	47,105	2,685,000.00	0.2%	47,105	2
116	10/30/02	62.3	2,700,000	51	2,677,019.18	0.2%	50	1	0.3%
117	03/01/03	73.0	2,700,000	6,683	2,663,152.04	0.2%	6,592	1	0.3%
118	06/03/03	67.1	2,650,000	33,125	2,650,000.00	0.2%	33,125	2
119	01/01/03	68.1	2,630,000	75,143	2,622,853.56	0.2%	74,939	2
120	11/07/02	72.6	2,650,000	244	2,614,505.81	0.2%	240	1	0.3%
121	04/02/03	72.3	2,525,000	55	2,517,934.52	0.2%	55	1	0.3%
122	05/12/03	75.4	2,450,000	225	2,450,000.00	0.2%	225	1	0.3%
123	05/09/03	85.0	2,431,000	23,152	2,431,000.00	0.2%	23,152	2
124	03/21/03	66.5	2,225,000	133	2,220,911.18	0.2%	133	1	0.3%
125	04/09/03	81.7	2,200,000	33,333	2,193,752.94	0.2%	33,239	2
126	06/03/03	74.1	2,150,000	43,878	2,150,000.00	0.2%	43,878	2
127	11/22/02	78.1	2,100,000	97	2,068,974.79	0.2%	96	1	0.3%
128	03/25/03	69.5	2,025,000	104	2,016,212.63	0.2%	104	1	0.3%
129	03/25/03	7.2	2,000,000	68,966	2,000,000.00	0.2%	68,966	1	0.3%
130	05/13/03	80.0	1,992,000	21,652	1,992,000.00	0.2%	21,652	2
131	06/20/03	69.7	1,900,000	52,778	1,900,000.00	0.2%	52,778	2
132	11/20/02	77.9	1,800,000	25,000	1,790,707.59	0.2%	24,871	2
133	06/13/03	72.7	1,745,000	37,128	1,745,000.00	0.2%	37,128	2
134	12/04/02	34.8	1,750,000	33,019	1,721,818.70	0.1%	32,487	2
135	01/21/03	71.9	1,700,000	42,500	1,689,920.93	0.1%	42,248	2
136	12/09/02	79.7	1,680,000	24,000	1,673,752.59	0.1%	23,911	2
137	03/25/03	39.2	1,650,000	15	1,646,674.83	0.1%	15	1	0.2%
138	06/05/03	70.2	1,615,000	41,410	1,615,000.00	0.1%	41,410	2
139	11/27/02	61.0	1,600,000	19,277	1,586,338.61	0.1%	19,113	2
140	03/26/03	35.9	1,550,000	24,219	1,545,096.49	0.1%	24,142	2
141	06/03/03	65.0	1,430,000	34,878	1,430,000.00	0.1%	34,878	2
142	04/22/03	56.2	1,350,000	38	1,348,741.18	0.1%	38	1	0.2%
143	01/10/03	80.1	1,320,000	33,846	1,314,165.13	0.1%	33,697	2
144	12/09/02	49.6	1,300,000	11,607	1,289,039.77	0.1%	11,509	2
145	04/03/03	77.9	1,250,000	34,722	1,246,561.91	0.1%	34,627	2
146	05/22/03	71.4	1,236,000	28,091	1,236,000.00	0.1%	28,091	2
147	01/22/03	53.8	1,100,000	14,667	1,076,557.26	0.1%	14,354	1	0.1%
148	02/11/03	79.7	1,040,000	37,143	1,036,217.68	0.1%	37,008	2

Loan #	% of Loan Group 2	Crossed Loan	Related Borrower (4)	Interest Rate %	Admin. Fee %	Net Mortgage Rate % (5)	Accrual Type	Monthly Debt Service ($)(6)	Annual Debt Service ($)	Note Date	First Payment Date	Rem. Term	Rem. Amort	I/O Period (7)
1				5.2600	0.04170	5.2183	Actual/360	491,867.02	5,902,404.24	08/14/03	09/01/03	121	300	1
2				4.5800	0.04170	4.5383	Actual/360	309,427.13	3,713,125.56	06/30/03	08/01/03	59	359	0
3				6.2000	0.04170	6.1583	Actual/360	339,001.58	4,068,018.96	09/16/02	11/10/02	110	350	0
4				6.0500	0.11170	5.9383	Actual/360	210,667.73	2,528,012.76	03/01/03	05/01/03	116	356	0
5				5.3000	0.04170	5.2583	Actual/360	201,135.20	2,413,622.39	07/21/03	09/01/03	120	300	0
5.01
5.02
5.03
5.04
5.05
5.06
5.07
5.08
5.09
5.10
5.11
5.12
5.13
5.14
5.15
5.16
5.17
5.18
5.19
5.20
5.21
5.22
5.23
5.24
5.25
5.26
5.27
6	8.3%			4.8100	0.04170	4.7683	Actual/360	170,712.74	2,048,552.90	06/18/03	08/01/03	119	360	24
7			2	5.9100	0.11170	5.7983	Actual/360	151,413.02	1,816,956.24	02/26/03	04/01/03	115	360	12
8	5.5%			5.8600	0.04170	5.8183	Actual/360	126,974.58	1,523,694.96	12/23/02	02/01/03	113	353	0
9	5.1%			5.6400	0.10170	5.5383	Actual/360	115,032.46	1,380,389.52	04/10/03	06/01/03	117	357	0
10				5.3000	0.04170	5.2583	Actual/360	108,284.41	1,299,412.89	06/20/03	08/01/03	119	360	24
11				5.3300	0.04170	5.2883	Actual/360	161,092.20	1,933,106.38	04/29/03	06/01/03	69	158	0
12				5.2500	0.11170	5.1383	Actual/360	99,396.67	1,192,760.04	06/27/03	09/01/03	120	360	0
13	4.4%		1	5.3500	0.08170	5.2683	Actual/360	97,163.98	1,165,967.76	05/08/03	07/01/03	118	358	0
14	3.8%			5.4300	0.04170	5.3883	Actual/360	84,510.74	1,014,128.82	07/24/03	09/01/03	120	360	0
15	3.8%			5.2000	0.04170	5.1583	Actual/360	81,268.41	975,220.92	06/19/03	08/01/03	119	359	0
16				5.1100	0.12170	4.9883	Actual/360	80,175.75	962,109.00	05/29/03	07/01/03	118	358	0
17				5.7500	0.04170	5.7083	Actual/360	90,591.32	1,087,095.86	05/02/03	07/01/03	118	298	0
17.01

17.02
17.03
17.04
18	3.6%		1	5.4700	0.08170	5.3883	Actual/360	80,585.33	967,023.96	06/26/03	08/01/03	119	360	6
19				5.9200	0.04170	5.8783	Actual/360	83,693.90	1,004,326.80	04/14/03	06/01/03	117	357	0
20	3.6%			5.4500	0.04170	5.4083	Actual/360	79,051.83	948,621.92	06/03/03	08/01/03	119	359	0
21				5.9000	0.04170	5.8583	Actual/360	89,348.35	1,072,180.20	04/01/03	05/01/03	176	296	0
22	3.4%			5.4000	0.04170	5.3583	Actual/360	74,122.06	889,464.72	06/24/03	08/01/03	143	359	0
23	3.2%			5.5500	0.04170	5.5083	Actual/360	71,366.25	856,395.00	03/12/03	05/01/03	116	356	0
24				5.8200	0.04170	5.7783	Actual/360	68,799.19	825,590.28	04/10/03	06/01/03	117	357	0
25			3	5.9000	0.04170	5.8583	Actual/360	74,031.49	888,377.84	06/02/03	08/01/03	119	299	0
26		Yes	5	5.7600	0.11170	5.6483	Actual/360	67,768.16	813,217.92	02/26/03	04/01/03	115	355	0
27	2.9%			5.1500	0.04170	5.1083	Actual/360	62,683.81	752,205.72	12/30/02	02/01/03	53	356	3
28				5.2500	0.04170	5.2083	Actual/360	49,700.48	596,405.72	04/04/03	06/01/03	57	0	60
28.01
28.02
28.03
28.04
28.05
29				5.4500	0.04170	5.4083	Actual/360	63,241.46	758,897.54	07/03/03	09/01/03	120	360	0
30				8.1500	0.04170	8.1083	30/360	86,704.91	1,040,458.92	04/14/97	06/01/97	45	266	0
31	2.6%			5.8200	0.13170	5.6883	Actual/360	59,978.78	719,745.36	04/18/03	06/01/03	117	357	0
32				4.6800	0.04170	4.6383	Actual/360	39,541.67	474,500.00	05/19/03	07/01/03	118	0	120
33				5.4600	0.09170	5.3683	Actual/360	56,528.19	678,338.28	05/22/03	07/01/03	118	358	0
34				5.9800	0.13170	5.8483	Actual/360	59,613.46	715,361.52	04/25/03	06/01/03	141	297	0
35	2.4%			5.1500	0.04170	5.1083	Actual/360	52,622.88	631,474.51	04/30/03	06/01/03	57	324	24
36			2	5.4000	0.11170	5.2883	Actual/360	50,537.77	606,453.24	05/13/03	07/01/03	118	360	12
37	2.3%		1	5.5800	0.10170	5.4783	Actual/360	51,553.66	618,643.92	04/30/03	06/01/03	117	357	0
38				4.6100	0.04170	4.5683	30/360	43,625.58	523,506.96	07/08/03	09/01/03	120	360	0
39	2.1%		1	5.7500	0.13170	5.6183	Actual/360	48,436.55	581,238.60	02/20/03	04/01/03	115	355	0
40	2.1%			5.0100	0.04170	4.9683	Actual/360	34,922.14	419,065.63	04/09/03	06/01/03	117	0	120
41				8.4100	0.04170	8.3683	30/360	69,927.48	839,129.76	11/15/96	01/01/97	40	232	12
42			3	5.9000	0.04170	5.8583	Actual/360	51,056.20	612,674.37	06/02/03	08/01/03	119	299	0
43				5.6700	0.10170	5.5683	Actual/360	45,412.31	544,947.72	04/16/03	06/01/03	117	357	0
44			4	5.2900	0.04170	5.2483	Actual/360	42,988.00	515,856.00	04/22/03	06/01/03	117	360	24
45				5.5500	0.04170	5.5083	Actual/360	53,530.36	642,364.32	04/24/03	06/01/03	117	237	0
46				8.2500	0.04170	8.2083	30/360	62,642.30	751,707.56	09/16/96	11/01/96	38	266	12
47				5.3700	0.13170	5.2383	Actual/360	44,869.77	538,437.24	07/11/03	09/01/03	120	300	0
48	1.9%		1	5.5000	0.11170	5.3883	Actual/360	41,448.60	497,383.20	04/28/03	06/01/03	117	357	0
49				6.1200	0.08170	6.0383	Actual/360	45,615.96	547,391.52		09/01/03	120	300	0
50	1.8%			5.1200	0.04170	5.0783	Actual/360	38,092.56	457,110.72	06/30/03	08/01/03	119	359	0
51	1.8%			5.2500	0.04170	5.2083	Actual/360	37,825.95	453,911.44	07/31/03	09/01/03	120	360	0
52	1.7%		1	4.8000	0.11170	4.6883	Actual/360	35,677.24	428,126.88	07/16/03	09/01/03	120	360	0
53				5.7800	0.09170	5.6883	Actual/360	38,641.68	463,700.16	04/28/03	06/01/03	117	357	0
54	1.6%			5.3700	0.04170	5.3283	Actual/360	35,818.21	429,818.52	05/30/03	07/01/03	118	358	0
55				5.7600	0.04170	5.7183	Actual/360	38,487.93	461,855.16	04/21/03	06/01/03	117	297	0
56	1.5%			5.6400	0.12170	5.5183	Actual/360	34,596.23	415,154.76	04/30/03	06/01/03	117	357	0

57		Yes	5	5.7600	0.11170	5.6483	Actual/360	33,884.08	406,608.96	02/26/03	04/01/03	115	355	0
58				5.2000	0.04170	5.1583	Actual/360	31,573.88	378,886.56	04/24/03	06/01/03	117	357	0
59	1.5%		4	5.2900	0.04170	5.2483	Actual/360	31,616.98	379,403.76	04/22/03	06/01/03	117	360	24
60	1.5%			5.6700	0.04170	5.6283	Actual/360	32,974.54	395,694.48	05/30/03	07/01/03	118	358	0
61				5.6900	0.04170	5.6483	Actual/360	33,776.23	405,314.73	04/22/03	06/01/03	117	297	0
62	1.3%			5.8800	0.04170	5.8383	Actual/360	36,895.32	442,743.84	03/31/03	05/01/03	236	236	0
63	1.3%		4	5.2900	0.04170	5.2483	Actual/360	27,734.19	332,810.28	04/22/03	06/01/03	117	360	24
64			8	5.1500	0.04170	5.1083	Actual/360	27,301.31	327,615.74	07/17/03	09/01/03	120	360	0
65				5.5000	0.08170	5.4183	Actual/360	28,389.45	340,673.40	07/07/03	09/01/03	120	360	0
66	1.3%			5.2500	0.04170	5.2083	Actual/360	27,610.19	331,322.22	06/05/03	08/01/03	119	359	0
67				5.4300	0.13170	5.2983	Actual/360	27,606.84	331,282.08	07/23/03	09/01/03	120	360	0
68				5.0000	0.04170	4.9583	Actual/360	25,767.44	309,209.25	07/01/03	08/01/03	121	360	61
69	1.2%			5.1500	0.04170	5.1083	Actual/360	26,209.26	314,511.11	06/06/03	08/01/03	119	359	0
70				5.6000	0.04170	5.5583	Actual/360	28,833.43	346,001.16	05/21/03	07/01/03	118	298	0
71	1.2%			5.8500	0.04170	5.8083	Actual/360	27,137.28	325,647.40	04/30/03	06/01/03	117	357	0
72	1.2%			5.7500	0.04170	5.7083	Actual/360	26,552.57	318,630.84	03/10/03	05/01/03	116	356	0
73				6.0000	0.04170	5.9583	Actual/360	28,993.56	347,922.72	07/28/03	09/01/03	120	300	0
74				5.7500	0.10170	5.6483	Actual/360	26,260.78	315,129.36	03/10/03	05/01/03	116	356	0
75				5.5000	0.08170	5.4183	Actual/360	24,982.72	299,792.64	06/13/03	08/01/03	119	359	0
76				6.3750	0.04170	6.3333	Actual/360	29,366.36	352,396.31	04/08/03	06/01/03	117	297	0
77				5.9000	0.12170	5.7783	Actual/360	25,801.44	309,617.26	05/23/03	07/01/03	118	358	0
78				5.6000	0.04170	5.5583	Actual/360	26,663.17	319,958.04	06/18/03	08/01/03	119	299	0
79				5.6200	0.13170	5.4883	Actual/360	24,739.65	296,875.80	04/09/03	06/01/03	117	357	0
80	1.1%			5.3500	0.04170	5.3083	Actual/360	25,416.80	305,001.60	07/08/03	09/01/03	120	300	0
81				5.5000	0.13170	5.3683	Actual/360	23,449.69	281,396.28		09/01/03	120	360	0
82	1.0%			5.4900	0.04170	5.4483	Actual/360	22,686.47	272,237.64	06/20/03	08/01/03	119	359	0
83				5.7500	0.04170	5.7083	Actual/360	28,083.34	337,000.08	06/19/03	08/01/03	119	239	0
83.01
83.02
84				6.1500	0.04170	6.1083	Actual/360	29,004.46	348,053.52	04/23/03	06/01/03	237	237	0
85				5.5000	0.13170	5.3683	Actual/360	21,292.09	255,505.08	06/09/03	08/01/03	119	359	0
86				5.3500	0.08170	5.2683	Actual/360	20,940.51	251,286.12	06/26/03	08/01/03	119	359	0
87				6.0000	0.12170	5.8783	Actual/360	21,883.59	262,603.13	05/01/03	06/01/03	118	358	1
88	0.9%			5.3000	0.04170	5.2583	Actual/360	19,990.97	239,891.64	06/30/03	08/01/03	119	359	0
89				5.6000	0.11170	5.4883	Actual/360	20,379.80	244,557.60	06/26/03	08/01/03	119	359	0
90				6.0600	0.04170	6.0183	Actual/360	21,119.47	253,433.64	06/20/03	08/01/03	119	359	0
91	0.9%			5.8100	0.04170	5.7683	Actual/360	22,145.80	265,749.60	01/31/03	03/01/03	114	294	0
92				5.7500	0.04170	5.7083	Actual/360	19,841.48	238,097.76	05/29/03	07/01/03	118	358	0
93				6.1300	0.04170	6.0883	Actual/360	20,669.75	248,037.00	01/27/03	03/01/03	114	354	0
94	0.9%			5.3000	0.04170	5.2583	Actual/360	18,658.24	223,898.88	05/15/03	07/01/03	118	358	0
95				6.2500	0.04170	6.2083	Actual/360	22,098.92	265,187.09	04/21/03	06/01/03	117	297	0
96			8	5.1500	0.04170	5.1083	Actual/360	18,018.87	216,226.39	07/11/03	09/01/03	120	360	0
97				5.5000	0.10170	5.3983	Actual/360	18,737.04	224,844.48	06/20/03	08/01/03	119	359	0
98				6.0800	0.04170	6.0383	Actual/360	20,774.42	249,293.04	12/30/02	02/01/03	113	293	0
99				5.0000	0.04170	4.9583	Actual/360	18,414.59	220,975.08	05/21/03	07/01/03	82	298	0
100	0.8%			5.7000	0.04170	5.6583	Actual/360	18,224.57	218,694.84	04/08/03	06/01/03	117	357	0
100.01	0.6%
100.02	0.2%
101				6.4900	0.04170	6.4483	Actual/360	23,094.52	277,134.24	02/14/03	04/01/03	235	235	0
102	0.8%			6.0500	0.04170	6.0083	Actual/360	22,298.88	267,586.56	02/28/03	04/01/03	235	235	0
103				6.0800	0.13170	5.9483	Actual/360	19,476.01	233,712.12	07/17/03	09/01/03	120	300	0
104	0.8%			5.5000	0.04170	5.4583	Actual/360	18,484.03	221,808.36	04/24/03	06/01/03	117	297	0
105				5.5400	0.04170	5.4983	Actual/360	24,576.23	294,914.76	02/26/03	04/01/03	115	175	0
106				5.3800	0.12170	5.2583	Actual/360	16,528.35	198,340.20	06/04/03	08/01/03	59	359	0
107	0.7%			5.4300	0.04170	5.3883	Actual/360	17,687.51	212,250.12	12/31/02	02/01/03	113	293	0
108	0.7%			5.9000	0.13170	5.7683	Actual/360	16,904.39	202,852.68	07/02/03	09/01/03	180	360	0
109				6.6000	0.12170	6.4783	Actual/360	19,421.87	233,062.44	03/21/03	05/01/03	116	296	0

110	0.7%	7	6.3000	0.13170	6.1683	Actual/360	17,362.19	208,346.28	07/17/03	09/01/03	180	360	0
111			5.9000	0.04170	5.8583	Actual/360	16,607.82	199,293.87	06/19/03	08/01/03	119	359	0
112			6.0000	0.13170	5.8683	Actual/360	16,487.64	197,851.68	06/27/03	08/01/03	119	359	0
113	0.7%	9	5.7500	0.04170	5.7083	Actual/360	16,732.90	200,794.80	02/26/03	04/01/03	115	319	0
114			6.5000	0.04170	6.4583	Actual/360	20,880.57	250,566.82	05/12/03	07/01/03	226	226	0
115	0.7%	6	5.2000	0.04170	5.1583	Actual/360	14,743.63	176,923.53	07/25/03	09/01/03	120	360	24
116			6.0700	0.04170	6.0283	Actual/360	17,511.85	210,142.20	01/13/03	03/01/03	114	294	0
117			5.9000	0.04170	5.8583	Actual/360	22,638.52	271,662.24	03/31/03	05/01/03	176	176	0
118	0.7%	6	5.2000	0.04170	5.1583	Actual/360	14,551.44	174,617.26	07/25/03	09/01/03	120	360	24
119	0.7%		5.9200	0.04170	5.8783	Actual/360	15,633.16	187,597.97	04/04/03	06/01/03	117	357	0
120			6.9370	0.04170	6.8953	Actual/360	20,445.33	245,343.96	12/27/02	02/01/03	233	233	0
121			5.8500	0.13170	5.7183	Actual/360	16,037.88	192,454.56	05/29/03	07/01/03	118	298	0
122			6.3500	0.04170	6.3083	Actual/360	16,313.68	195,764.10	07/30/03	09/01/03	120	300	0
123	0.6%	7	6.3000	0.13170	6.1683	Actual/360	15,047.23	180,566.76		09/01/03	180	360	0
124			5.9800	0.12170	5.8583	Actual/360	13,311.40	159,736.80	05/01/03	07/01/03	118	358	0
125	0.6%	1	5.7300	0.13170	5.5983	Actual/360	12,810.66	153,727.92	04/28/03	06/01/03	117	357	0
126	0.6%	6	5.2000	0.04170	5.1583	Actual/360	11,805.88	141,670.61	07/25/03	09/01/03	120	360	24
127			6.1500	0.04170	6.1083	Actual/360	15,227.34	182,728.08	12/20/02	02/01/03	113	233	0
128			6.0000	0.04170	5.9583	30/360	14,507.73	174,092.76	05/19/03	07/01/03	238	238	0
129			5.4900	0.04170	5.4483	Actual/360	9,277.08	111,325.00	04/30/03	06/01/03	177	0	180
130	0.5%	7	6.5100	0.13170	6.3783	Actual/360	14,863.55	178,362.60		09/01/03	180	240	0
131	0.5%	6	5.8700	0.04170	5.8283	Actual/360	11,233.15	134,797.76	07/28/03	09/01/03	120	360	24
132	0.5%		6.6500	0.04170	6.6083	Actual/360	11,555.37	138,664.44	01/17/03	03/01/03	114	354	0
133	0.4%	6	5.2000	0.04170	5.1583	Actual/360	9,581.98	114,983.82	07/25/03	09/01/03	120	360	24
134	0.4%		5.4400	0.04170	5.3983	Actual/360	11,978.80	143,745.60	12/30/02	02/01/03	113	233	0
135	0.4%	9	5.8500	0.04170	5.8083	Actual/360	10,449.11	125,389.32	02/26/03	04/01/03	115	319	0
136	0.4%		5.9500	0.04170	5.9083	Actual/360	10,018.51	120,222.12	03/12/03	05/01/03	116	356	0
137		10	5.5600	0.04170	5.5183	Actual/360	9,430.73	113,168.76	05/21/03	07/01/03	118	358	0
138	0.4%	6	5.2000	0.04170	5.1583	Actual/360	8,868.14	106,417.69	07/25/03	09/01/03	120	360	24
139	0.4%		6.0500	0.04170	6.0083	Actual/360	10,357.78	124,293.36	01/15/03	03/01/03	114	294	0
140	0.4%		5.2500	0.04170	5.2083	Actual/360	8,559.16	102,709.92	04/29/03	06/01/03	117	357	0
141	0.4%	6	5.2000	0.04170	5.1583	Actual/360	7,852.29	94,227.43	07/25/03	09/01/03	120	360	24
142		10	5.5400	0.04170	5.4983	Actual/360	7,699.07	92,388.84	06/17/03	08/01/03	119	359	0
143	0.3%		6.1000	0.04170	6.0583	Actual/360	7,999.13	95,989.56	02/25/03	04/01/03	115	355	0
144	0.3%		6.1300	0.04170	6.0883	Actual/360	8,479.53	101,754.36	01/30/03	03/01/03	114	294	0
145	0.3%		5.9500	0.04170	5.9083	Actual/360	8,015.61	96,187.32	05/14/03	07/01/03	118	298	0
146	0.3%	7	6.3000	0.13170	6.1683	Actual/360	7,650.50	91,806.00	07/16/03	09/01/03	180	360	0
147			5.9900	0.04170	5.9483	Actual/360	11,398.13	136,777.56	03/13/03	05/01/03	116	128	0
148	0.3%		6.0500	0.04170	6.0083	Actual/360	6,268.80	75,225.60	03/28/03	05/01/03	116	356	0

Loan #	Seasoning	Payment Due Date	Grace Period	Maturity/ARD Date (8)	ARD Loan	Final Mat Date	Maturity/ ARD Balance ($) (9)	Maturity LTV % (2,9)	Remaining Prepayment Provision (Payments) (10)
1	0	1	3	09/01/13	No		61,893,414	25.2	LO(24),Def(93),O(4)
2	1	1	7	07/01/08	No		55,443,060	72.0	LO(24),Def(33),O(2)
3	10	10	0	10/10/12	No		47,220,955	60.0	LO(24),Def(82),O(4)
4	4	1	5	04/01/13	No		29,690,940	67.5	LO(32),Def(80),O(4)
5	0	1	5	08/01/13	Yes	08/01/28	25,248,883	47.7	LO(24),Def(95),O(1)
5.01
5.02
5.03
5.04
5.05
5.06
5.07
5.08
5.09
5.10
5.11
5.12
5.13
5.14
5.15
5.16
5.17
5.18
5.19
5.20
5.21
5.22
5.23
5.24
5.25
5.26
5.27
6	1	1	5	07/01/13	No		27,986,279	68.8	LO(24),Def(91),O(4)
7	5	1	5	03/01/13	No		22,076,886	62.6	LO(31),Def(80),O(4)
8	7	1	7	01/01/13	No		18,157,752	67.3	LO(24),Def(85),O(4)
9	3	1	5	05/01/13	No		16,742,205	64.5	LO(33),Def(80),O(4)
10	1	1	5	07/01/13	No		17,000,394	66.4	LO(24),Def(93),O(2)
11	3	1	5	05/01/09	Yes	10/01/16	11,910,040	48.0	LO(24),Def(42),O(3)
12	0	1	5	08/01/13	No		14,921,029	66.3	LO(36),Def(80),O(4)
13	2	1	5	06/01/13	No		14,469,745	66.4	LO(33),GtrYMor1%(81),O(4)
14	0	1	5	08/01/13	Yes	08/01/33	12,505,099	65.1	LO(24),Def(93),O(3)
15	1	1	5	07/01/13	No		12,249,834	65.2	LO(24),Def(91),O(4)
16	2	1	7	06/01/13	No		12,172,300	75.6	LO(24),Def(90),O(4)
17	2	1	5	06/01/13	No		11,059,115	54.2	LO(24),Def(92),O(2)
17.01

17.02
17.03
17.04
18	1	1	5	07/01/13	No		12,033,589	67.6	LO(34),GrtrYMor1%(81),O(4)
19	3	1	7	05/01/13	No		11,916,460	67.7	LO(24),Def(89),O(4)
20	1	1	5	07/01/13	No		11,679,787	66.7	LO(24),Def(91),O(4)
21	4	1	10	04/01/18	No		8,335,976	38.2	LO(24),Def(145),O(7)
22	1	1	7	07/01/15	No		10,389,160	63.0	LO(24),Def(115),O(4)
23	4	1	7	04/01/13	No		10,460,277	52.3	LO(24),Def(88),O(4)
24	3	1	7	05/01/13	No		9,872,571	67.4	LO(24),Def(89),O(4)
25	1	1	5	07/01/13	Yes	07/01/28	8,955,507	37.6	LO(24),Def(91),O(4)
26	5	1	5	03/01/13	No		9,770,669	61.1	LO(31),Def(80),O(4)
27	7	1	7	01/01/08	No		10,662,561	74.3	LO(24),Def(26),O(3)
28	3	1	7	05/01/08	No		11,204,491	60.6	LO(24),Def(31),O(2)
28.01
28.02
28.03
28.04
28.05
29	0	1	5	08/01/13	No		9,342,982	66.3	LO(24),Def(92),O(4)
30	75	1	5	05/01/07	No		9,913,293	47.2	GrtrYMor1%(41),O(4)
31	3	1	5	05/01/13	No		8,606,857	67.2	LO(33),Def(80),O(4)
32	2	1	7	06/01/13	No		10,000,000	32.3	LO(24),Def(90).O(4)
33	2	1	7	06/01/13	No		8,344,705	61.4	LO(24),Def(90),O(4)
34	3	1	5	05/01/15	No		6,582,245	56.7	LO(33),Def(104),O(4)
35	3	1	5	05/01/08	No		8,711,953	71.4	LO(24),Def(31),O(2)
36	2	1	5	06/01/13	No		7,684,574	59.8	LO(34),Def(80),O(4)
37	3	1	5	05/01/13	No		7,538,950	67.0	LO(32),GtrYMor1%(81),O(4)
38	0	1	10	08/01/13	No		6,831,415	45.5	LO(60),GtrYMor1%(56),O(4)
39	5	1	5	03/01/13	No		6,988,963	69.0	LO(30),GtrYMor1%(81),O(4)
40	3	1	7	05/01/13	No		8,250,000	39.9	LO(24),Def(89),O(4)
41	80	1	5	12/01/06	No		7,367,494	43.9	GrtrYMor1%(36),O(4)
42	1	1	5	07/01/13	Yes	07/01/28	6,176,212	49.4	LO(24),Def(91),O(4)
43	3	1	5	05/01/13	No		6,593,837	65.3	LO(33),Def(80),O(4)
44	3	1	7	05/01/13	No		6,755,001	69.6	LO(24),Def(89),O(4)
45	3	1	7	05/01/13	No		4,994,768	48.0	LO(24),Def(89),O(4)
46	82	1	5	10/01/06	No		7,201,015	45.4	GrtrYMor1%(34),O(4)
47	0	1	5	08/01/13	No		5,608,014	59.7	LO(36),Def(80),O(4)
48	3	1	5	05/01/13	No		6,099,789	66.4	LO(32),GtrYMor1%(81),O(4)
49	0	1	5	08/01/13	No		5,443,804	50.9	LO(36),Def(80),O(4)
50	1	1	7	07/01/13	No		5,778,929	63.1	LO(24),Def(91),O(4)
51	0	1	5	08/01/13	No		5,678,281	64.9	LO(24),Def(92),O(4)
52	0	1	5	08/01/13	No		5,554,661	63.8	LO(35),GrtrYMor1%(81),O(4)
53	3	1	7	05/01/13	No		5,562,429	67.2	LO(24),Def(89),O(4)
54	2	1	7	06/01/13	No		5,325,563	62.7	LO(24),Def(90),O(4)
55	3	1	7	05/01/13	Yes	05/01/28	4,696,151	54.9	LO(24),Def(89),O(4)
56	3	1	7	05/01/13	No		5,035,250	61.0	LO(24),Def(89),O(4)

57	5	1	5	03/01/13	No		4,885,335	61.1	LO(31),Def(80),O(4)
58	3	1	7	05/01/13	No		4,759,306	63.5	LO(24),Def(89),O(4)
59	3	1	7	05/01/13	No		4,968,194	69.5	LO(24),Def(89),O(4)
60	2	1	7	06/01/13	No		4,787,417	65.1	LO(24),Def(90),O(4)
61	3	1	5	05/01/13	Yes	05/01/28	4,139,061	57.5	LO(24),Def(90),O(3)
62	4	1	7	04/01/23	No		120,014	1.7	LO(24),Def(187),O(25)
63	3	1	7	05/01/13	No		4,358,065	69.2	LO(24),Def(89),O(4)
64	0	1	5	08/01/13	No		4,131,468	56.6	LO(24),Def(94),O(2)
65	0	1	5	08/01/13	No		4,177,476	59.3	LO(36),Def(77),O(7)
66	1	1	5	07/01/13	No		4,145,083	65.7	LO(24),Def(91),O(4)
67	0	1	5	08/01/13	No		4,084,999	45.7	LO(35),GrtrYMor1%(81),O(4)
68	1	1	5	09/01/13	Yes	08/01/33	4,420,008	62.3	LO(58),5%(12),4%(12),3%(12),2%(12),1%(12),O(3)
69	1	1	5	07/01/13	No		3,966,536	65.0	LO(24),Def(93),O(2)
70	2	1	8	06/01/13	No		3,552,654	52.2	LO(24),Def(90),O(4)
71	3	1	5	05/01/13	No		3,885,025	67.6	LO(24),Def(89),O(4)
72	4	1	10	04/01/13	No		3,830,919	67.0	LO(24),Def(88),O(4)
73	0	1	5	08/01/13	No		3,485,495	43.6	LO(24),Def(94),O(2)
74	4	1	5	04/01/13	No		3,788,820	39.2	LO(32),Def(80),O(4)
75	1	1	5	07/01/13	No		3,676,517	66.8	LO(35),Def(80),O(4)
76	3	1	5	05/01/13	No		3,451,435	59.0	LO(24),Def(91),O(2)
77	2	1	5	06/01/13	No		3,678,998	56.2	LO(24),Def(90),O(4)
78	1	1	5	07/01/13	No		3,285,547	40.8	LO(24),Def(91),O(4)
79	3	1	5	05/01/13	No		3,606,382	42.4	LO(33),Def(80),O(4)
80	0	1	7	08/01/13	No		3,180,667	59.5	LO(24),Def(92),O(4)
81	0	1	5	08/01/13	No		3,450,595	58.5	LO(36),Def(80),O(4)
82	1	1	7	07/01/13	No		3,341,249	64.3	LO(24),Def(91),O(4)
83	1	1	5	07/01/13	No		2,598,221	36.3	LO(24),Def(93),O(2)
83.01
83.02
84	3	1	10	05/01/23	No		101,931	1.7	LO(24),Def(188),O(25)
85	1	1	5	07/01/13	No		3,133,396	62.0	LO(35),Def(80),O(4)
86	1	1	5	07/01/13	No		3,118,699	65.0	LO(35),Def(77),O(7)
87	3	1	5	06/01/13	No		3,096,146	59.5	LO(24),Def(92),O(2)
88	1	1	10	07/01/13	No		2,989,213	65.0	LO(24),Def(91),O(4)
89	1	1	5	07/01/13	No		2,975,475	60.7	LO(35),Def(80),O(4)
90	1	1	7	07/01/13	No		2,974,411	55.4	LO(24),Def(91),O(4)
91	6	1	7	02/01/13	No		2,692,497	57.9	LO(24),Def(86),O(4)
92	2	1	10	06/01/13	No		2,862,608	62.9	LO(24),Def(90),O(4)
93	6	1	7	02/01/13	No		2,894,053	67.3	LO(24),Def(86),O(4)
94	2	1	7	06/01/13	No		2,789,740	64.9	LO(24),Def(90),O(4)
95	3	1	5	05/01/13	No		2,616,977	51.9	LO(24),Def(89),O(4)
96	0	1	5	08/01/13	No		2,726,768	50.5	LO(24),Def(94),O(2)
97	1	1	5	07/01/13	No		2,757,388	62.7	LO(35),Def(80),O(4)
98	7	1	7	01/01/13	No		2,484,623	61.7	LO(24),Def(85),O(4)
99	2	1	7	06/01/10	No		2,637,398	47.1	LO(24),Def(55),O(3)
100	3	1	7	05/01/13	No		2,639,952	66.8	LO(24),Def(89),O(4)
100.01
100.02
101	5	1	7	03/01/23	No		88,347	2.0	LO(24),Def(186),O(25)
102	5	1	7	03/01/23	No		76,655	1.8	LO(115),GrtrYMor1%(95),O(25)
103	0	1	5	08/01/13	No		2,329,933	54.2	LO(36),Def(80),O(4)
104	3	1	7	05/01/13	No		2,291,892	60.3	LO(24),Def(89),O(4)
105	5	1	7	03/01/13	No		1,311,212	20.9	LO(24),Def(87),O(4)
106	1	1	7	07/01/08	No		2,736,515	65.9	LO(24),Def(33),O(2)
107	7	1	7	01/01/13	No		2,201,940	36.4	LO(24),Def(85),O(4)
108	0	1	5	08/01/18	No		2,069,830	59.1	LO(36),Def(140),O(4)
109	4	1	7	04/01/13	No		2,251,760	59.3	LO(24),Def(88),O(4)

110	0	1	5	08/01/18	No		2,077,414	63.0	LO(36),Def(140),O(4)
111	1	1	5	07/01/13	No		2,368,289	55.7	LO(24),GrtrYMor1%(91),O(4)
112	1	1	5	07/01/13	No		2,332,913	63.1	LO(35),Def(77),O(7)
113	5	1	7	03/01/13	No		2,204,441	59.2	LO(24),Def(87),O(4)
114	2	1	5	06/01/22	No		69,288	1.8	LO(24),Def(198),O(4)
115	0	1	5	08/01/13	No		2,334,917	64.0	LO(24),Def(92),O(4)
116	6	1	7	02/01/13	No		2,095,423	48.7	LO(24),Def(86),O(4)
117	4	1	7	04/01/18	No		37,177	1.0	LO(24),Def(139),O(13)
118	0	1	5	08/01/13	No		2,304,480	58.3	LO(24),Def(92),O(4)
119	3	1	5	05/01/13	No		2,225,873	57.8	LO(24),Def(89),O(4)
120	7	1	7	01/01/23	No		82,970	2.3	LO(24),Def(184),O(25)
121	2	1	5	06/01/13	No		1,945,852	55.8	LO(34),Def(80),O(4)
122	0	1	5	08/01/13	Yes	08/01/28	1,919,922	59.1	LO(24),Def(92),O(4)
123	0	1	5	08/01/18	No		1,800,426	63.0	LO(36),Def(140),O(4)
124	2	1	7	06/01/13	No		1,886,262	56.5	LO(24),Def(90),O(4)
125	3	1	5	05/01/13	No		1,851,337	69.0	LO(32),GtrYMor1%(81),O(4)
126	0	1	5	08/01/13	No		1,869,673	64.5	LO(24),Def(92),O(4)
127	7	1	7	01/01/13	No		1,384,630	52.3	LO(24),Def(85),O(4)
128	2	1	7	06/01/23	No		0	0.0	LO(24),Def(189),O(25)
129	3	1	7	05/01/18	No		2,000,000	7.2	LO(24),Def(140),O(13)
130	0	1	5	08/01/18	No		798,071	32.1	LO(36),Def(140),O(4)
131	0	1	5	08/01/13	No		1,678,899	61.6	LO(24),Def(92),O(4)
132	6	1	7	02/01/13	No		1,554,791	67.6	LO(24),Def(86),O(4)
133	0	1	5	08/01/13	No		1,517,479	63.2	LO(24),Def(92),O(4)
134	7	1	7	01/01/13	No		1,122,432	22.7	LO(24),Def(85),O(4)
135	5	1	7	03/01/13	No		1,367,200	58.2	LO(24),Def(87),O(4)
136	4	1	7	04/01/13	No		1,422,999	67.8	LO(24),Def(88),O(4)
137	2	1	7	06/01/13	No		1,381,158	32.9	LO(46),GtrYMor1%(68),O(4)
138	0	1	5	08/01/13	No		1,404,429	61.1	LO(24),Def(92),O(4)
139	6	1	7	02/01/13	No		1,240,900	47.7	LO(24),Def(86),O(4)
140	3	1	7	05/01/13	No		1,284,998	29.9	LO(24),Def(89),O(4)
141	0	1	5	08/01/13	No		1,243,549	56.5	LO(24),Def(92),O(4)
142	1	1	7	07/01/13	No		1,129,424	47.1	LO(47),GtrYMor1%(68),O(4)
143	5	1	7	03/01/13	No		1,123,142	68.5	LO(24),Def(87),O(4)
144	6	1	7	02/01/13	No		1,010,932	38.9	LO(24),Def(86),O(4)
145	2	1	7	06/01/13	No		966,580	60.4	LO(24),Def(90),O(4)
146	0	1	5	08/01/18	No		915,397	52.9	LO(36),Def(140),O(4)
147	4	1	7	04/01/13	No		141,260	7.1	LO(24),Def(88),O(4)
148	4	1	7	04/01/13	No		883,507	68.0	LO(24),Def(88),O(4)

Loan #	2001 NOI ($)	2002 NOI ($)	Most Recent NOI ($)	Most Recent NOI Date	UW NOI ($)	UW NCF ($)	UW DS CR (2)	TitleType	PML %
1	21,227,203	22,431,862	22,283,243	03/31/03	23,319,817	19,582,992	3.32	Leasehold
2	5,226,372	6,564,483	7,146,769	03/31/03	6,643,383	6,093,684	1.64	Fee & Leasehold
3	6,643,758	6,582,292	6,164,699	05/31/03	6,491,039	6,146,033	1.51	Fee & Leasehold
4	1,040,873	1,824,450	1,824,450	12/31/02	3,778,009	3,470,231	1.37	Fee
5					4,688,695	4,229,152	1.75	Fee
5.01					208,075	191,050		Fee
5.02					206,438	190,442		Fee
5.03					204,256	186,318		Fee
5.04					210,623	185,400		Fee
5.05					193,885	176,858		Fee
5.06					191,892	176,094		Fee
5.07					194,036	175,103		Fee
5.08					189,066	172,462		Fee
5.09					185,464	169,177		Fee
5.10					185,104	169,864		Fee
5.11					185,045	168,795		Fee
5.12					176,363	160,875		Fee
5.13					179,712	162,803		Fee
5.14					180,556	163,567		Fee
5.15					185,045	168,795		Fee
5.16					179,053	160,910		Fee
5.17					171,347	153,985		Fee
5.18					166,966	150,048		Fee
5.19					167,372	145,324		Fee
5.20					156,957	141,052		Fee
5.21					153,382	137,839		Fee
5.22					155,275	138,230		Fee
5.23					152,792	137,309		Fee
5.24					141,531	122,887		Fee
5.25					131,264	113,973		Fee
5.26					120,558	107,324		Fee
5.27					116,638	102,670		Fee
6	2,633,977	2,963,468	2,957,580	04/30/03	3,025,569	2,930,469	1.43	Fee
7	1,928,670	1,855,467	1,855,467	12/31/02	3,032,538	2,782,566	1.53	Fee	12.0
8	650,253	1,047,136	1,383,690	04/30/03	1,914,319	1,839,719	1.21	Fee
9			3,178,136	03/31/03	2,070,601	1,978,601	1.43	Fee
10		1,439,994	1,490,677	03/31/03	1,944,503	1,813,801	1.40	Leasehold
11					2,553,089	2,553,089	1.32	Fee
12	1,441,178	1,729,962	1,729,962	12/31/02	1,970,327	1,874,358	1.57	Fee
13	1,470,075	1,504,482	1,523,045	03/31/03	1,576,953	1,496,953	1.28	Fee
14			64,469	05/31/03	1,405,432	1,349,632	1.33	Fee
15					1,468,624	1,451,624	1.49	Fee
16	1,035,122	1,073,860	1,088,461	02/28/03	1,484,658	1,412,791	1.47	Fee	18.0
17		1,136,117	1,139,346	01/31/03	1,593,160	1,422,237	1.31	Fee
17.01		465,876	471,812	01/31/03	567,517	512,865		Fee

17.02	96,825	318,077	293,077	01/31/03	530,210	467,378		Fee
17.03	103,306	215,939	232,915	01/31/03	263,624	233,522		Fee
17.04		136,225	141,542	01/31/03	231,809	208,472		Fee
18			754,281	04/30/03	1,284,442	1,219,942	1.26	Fee
19	1,624,807	1,610,404	1,610,404	12/31/02	1,605,413	1,395,964	1.39	Fee
20	1,208,405	1,369,090	1,364,544	03/31/03	1,337,491	1,284,691	1.35	Fee
21					1,768,507	1,621,791	1.51	Fee
22		441,977	1,125,156	04/30/03	1,255,792	1,206,992	1.36	Fee
23	1,713,157	1,524,125	1,443,013	04/30/03	1,471,521	1,378,455	1.61	Fee
24					1,364,782	1,264,860	1.53	Fee
25	2,487,046	1,912,139	1,906,362	03/31/03	1,868,983	1,579,091	1.78	Fee
26					1,293,957	1,199,789	1.47	Fee	13.0
27	764,916	750,886	752,902	04/30/03	951,040	914,815	1.22	Fee	18.0
28	1,740,824	1,652,583	1,627,134	02/28/03	1,634,910	1,390,845	2.33	Fee
28.01	845,411	852,883	851,676	02/28/03	851,037	730,911		Fee	18.0
28.02	367,473	374,243	370,122	02/28/03	362,782	313,822		Fee	24.0
28.03	329,293	219,580	212,503	02/28/03	223,367	177,906		Fee	23.0
28.04	198,647	205,877	192,833	02/28/03	197,724	168,206		Fee	24.0
28.05					0	0		Fee	24.0
29			513,324	02/28/03	1,175,473	1,064,298	1.40	Fee
30	1,758,259	1,955,553			1,779,067	1,660,774	1.60	Fee
31		651,773	868,372	12/31/02	1,000,096	955,096	1.33	Fee
32	2,553,185	2,568,470	2,568,470	12/31/02	2,305,039	2,183,089	4.60	Fee
33	581,068	1,037,388	1,037,388	12/31/02	1,131,460	1,026,201	1.51	Fee
34	1,061,650	1,048,378	1,048,378	12/31/02	1,028,459	957,301	1.34	Fee
35	238,159	683,486	622,504	02/28/03	964,766	900,016	1.43	Fee
36		996,995	1,113,704	03/31/03	1,106,943	949,289	1.57	Fee	17.0
37		794,776	836,828	03/31/03	873,667	809,667	1.31	Fee
38	960,409	975,749	975,749	12/31/02	1,359,627	1,280,548	2.45	Fee
39	745,799	875,829	875,829	12/31/02	885,435	820,185	1.41	Fee
40	1,755,836	1,804,989	1,815,828	02/28/03	1,455,980	1,391,730	3.32	Fee	16.0
41	1,872,848	1,699,749			1,320,075	1,036,825	1.24	Fee
42	1,257,845	1,136,060	1,188,435	03/31/03	1,184,853	1,060,413	1.73	Fee
43			316,202	02/25/03	777,859	744,859	1.37	Fee	10.0
44	739,882	774,246	774,246	12/31/02	795,509	771,209	1.50	Fee
45	1,043,754	946,305	946,305	12/31/02	901,673	840,083	1.31	Fee
46	1,836,994	1,807,001			1,400,023	1,178,177	1.57	Fee
47	643,839	718,693	721,742	04/30/03	848,877	771,166	1.43	Fee
48	518,578	706,153	693,214	02/28/03	699,899	643,899	1.29	Fee
49	725,835	954,684	1,064,700	03/31/03	1,002,352	863,161	1.58	Fee
50	864,231	833,863	841,502	04/30/03	743,731	659,381	1.44	Fee
51	699,149	722,149	708,224	04/30/03	713,920	663,920	1.46	Fee
52	599,050	610,967	625,023	04/30/03	643,595	577,595	1.35	Fee
53			551,124	02/28/03	744,894	664,844	1.43	Fee
54	654,216	617,348	607,544	04/30/03	626,369	588,369	1.37	Fee	10.0
55					734,100	648,751	1.40	Fee	18.0
56	753,785	765,276	765,276	12/31/02	706,906	696,206	1.68	Fee

57					644,699	596,701	1.47	Fee	22.0
58	659,304	701,588	701,588	12/31/02	705,712	683,212	1.80	Fee
59	466,862	521,122	521,122	12/31/02	561,738	547,238	1.44	Fee
60	30,839	237,505	546,481	04/30/03	551,786	535,810	1.35	Fee
61					593,635	535,736	1.32	Fee
62	524,898	596,368	596,368	12/31/02	616,952	564,352	1.27	Fee
63	413,484	487,528	487,528	12/31/02	527,345	515,095	1.55	Fee
64	612,189	691,552	697,327	04/30/03	659,736	630,090	1.92	Fee	19.8
65					475,420	450,190	1.32	Fee	9.0
66	380,468	563,733			540,572	507,872	1.53	Fee
67					831,006	762,230	2.30	Fee	19.0
68					435,904	425,904	1.38	Fee
69		441,683	433,919	04/30/03	436,823	430,373	1.37	Fee	16.0
70	604,584	640,675	645,268	02/28/03	581,435	525,309	1.52	Leasehold	14.0
71	444,902	462,642	539,512	03/31/03	477,666	452,416	1.39	Fee
72		493,637	493,637	12/31/02	477,754	449,224	1.41	Fee
73	634,267	716,814	679,228	03/31/03	645,477	629,716	1.81	Fee
74	899,854	943,768	943,767	12/31/02	948,203	838,362	2.66	Fee	18.0
75					482,487	457,711	1.53	Fee
76	454,961	522,747			543,235	501,622	1.42	Fee	10.0
77	292,598	349,922			593,639	546,753	1.77	Fee
78	584,415	734,907			565,519	529,846	1.66	Fee
79	739,054	785,908	785,907	12/31/02	755,265	712,908	2.40	Fee	15.0
80	577,687	649,022	659,382	03/31/03	534,713	476,983	1.56	Fee
81			562,130	03/31/03	467,782	425,303	1.51	Fee
82	436,204	469,153	453,698	05/31/03	434,958	405,115	1.49	Fee
83	761,440	761,378			733,996	695,480	2.06	Fee
83.01	410,856	426,537			407,733	386,366		Fee
83.02	350,584	334,841			326,263	309,114		Fee
84	510,252	618,206	631,643	03/31/03	556,906	493,507	1.42	Fee
85		372,211	398,951	05/31/03	427,184	394,863	1.55	Fee
86		217,884	409,941	05/31/03	434,727	424,451	1.69	Fee	10.0
87	353,085				420,312	358,950	1.37	Fee
88	440,511	461,193	438,768	03/31/03	374,827	354,277	1.48	Fee
89	310,841	288,379	305,915	05/31/03	402,113	346,296	1.42	Fee	27.0
90	-22,908	353,686	461,827	04/30/03	449,491	413,541	1.63	Leasehold	16.0
91	443,146		445,465	11/30/02	419,185	379,585	1.43	Fee
92	271,035	438,098	422,112	03/31/03	405,148	365,890	1.54	Fee
93	360,724	424,363	422,916	03/31/03	409,275	363,839	1.47	Fee
94	346,055	358,954	342,862	02/28/03	333,003	311,672	1.39	Fee
95	426,513	449,605			448,384	417,098	1.57	Fee	14.0
96	587,565	413,880	399,362	03/31/03	409,367	384,158	1.78	Fee	19.1
97	216,778	383,653	402,666	03/31/03	401,481	373,886	1.66	Fee
98	374,570	326,537	335,778	03/31/03	350,442	307,402	1.23	Fee
99	398,893	452,890	452,890	12/31/02	400,794	365,373	1.65	Fee	16.0
100	376,267	406,079	400,806	03/31/03	342,770	327,270	1.50	Fee
100.01	290,590	312,251	308,668	03/31/03	264,077	252,077		Fee
100.02	85,677	93,828	92,139	03/31/03	78,693	75,193		Fee
101					331,397	330,309	1.19	Fee
102	332,120	416,839	416,839	12/31/02	351,308	324,975	1.21	Fee
103	207,457	304,319	391,831	03/31/03	356,088	324,054	1.39	Fee
104	225,238	371,483	371,483	12/31/02	359,272	299,861	1.35	Fee
105	699,761	535,596	539,855	08/31/03	496,334	423,957	1.44	Fee
106		232,274	282,460	04/30/03	372,770	350,345	1.77	Fee
107	704,841	596,658	553,696	04/30/03	494,442	427,242	2.01	Fee
108	259,537	270,641	274,896	03/31/03	322,852	288,852	1.42	Fee
109		375,642	375,642	12/31/02	379,526	333,951	1.43	Fee & Leasehold	15.0

110			329,571	04/30/03	337,002	309,502	1.49	Fee
111	225,140	258,064	240,208	02/28/03	377,895	341,080	1.71	Fee
112	291,790	375,359	375,359	12/31/02	385,485	359,219	1.82	Fee
113	356,812	330,569	332,908	03/31/03	312,216	297,526	1.48	Fee
114					308,708	306,635	1.22	Fee
115	216,230	258,417	243,291	04/30/03	259,391	245,141	1.39	Fee	18.5
116	438,269		450,698	11/30/02	402,259	354,659	1.69	Fee
117	365,793	365,793	376,028	03/31/03	345,353	334,865	1.23	Fee
118	264,030	266,248	268,867	04/30/03	296,306	276,306	1.58	Fee	17.5
119	369,000	496,880			367,461	354,637	1.89	Fee
120					293,877	292,789	1.19	Fee
121	300,597	313,835	313,833	12/31/02	314,003	275,285	1.43	Fee
122					254,033	252,397	1.29	Fee
123			322,137	04/30/03	235,384	209,134	1.16	Fee
124	328,666	336,798	350,404	03/31/03	291,200	271,672	1.70	Fee	18.0
125	187,417	202,709	212,849	02/28/03	213,385	192,331	1.25	Fee
126	190,628	227,600	224,115	04/30/03	213,392	201,142	1.42	Fee	17.5
127		180,305	243,764	03/31/03	243,091	218,616	1.20	Fee
128	252,435	205,440	232,859	04/30/03	235,215	212,842	1.22	Fee	8.0
129	282,649	71,863	71,863	12/31/02	1,947,985	1,940,735	17.43	Fee
130	242,020	273,178	293,169	04/30/03	275,625	252,057	1.41	Fee
131		158,262	160,427	04/30/03	183,218	174,218	1.29	Fee	18.0
132	250,133	255,117	255,117	12/31/02	221,986	201,394	1.45	Fee
133	176,036	168,746	177,082	04/30/03	177,722	165,972	1.44	Fee	18.0
134	451,015	462,035	470,896	03/31/03	436,577	420,677	2.93	Fee
135	210,870	209,605	212,290	03/31/03	203,132	191,232	1.53	Fee
136	251,422	239,345	253,481	01/31/03	208,425	187,425	1.56	Fee
137	431,981	475,089	475,089	12/31/02	349,979	278,804	2.46	Fee
138	106,991	164,177	152,328	04/30/03	169,813	160,063	1.50	Fee	18.0
139	256,759	264,190	264,901	03/31/03	230,922	206,022	1.66	Fee
140	332,404	306,858	365,753	03/31/03	279,221	261,905	2.55	Fee
141	144,983	146,830	150,348	04/30/03	159,275	149,025	1.58	Fee	17.5
142	316,046	257,275	246,902	03/31/03	209,964	178,458	1.93	Fee
143	166,677	182,360	182,360	12/31/02	155,814	146,064	1.52	Fee
144	175,133	220,614	220,614	12/31/02	220,506	212,033	2.08	Fee
145	157,864	165,644	164,626	03/31/03	147,178	138,178	1.44	Fee
146			83,727	04/30/03	118,380	107,380	1.17	Fee
147	201,943	208,942	208,942	12/31/02	176,705	169,505	1.24	Fee
148			137,555	12/31/02	106,486	100,886	1.34	Fee

	UPFRONT ESCROW						MONTHLY ESCROW
Loan #	Upfront Capex Reserve ($)	Upfront Envir. Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Ins. Reserve ($)	Upfront Other Reserve ($)	Monthly Capex Reserve ($)	Monthly Envir. Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Ins. Reserve ($)	Monthly Other Reserve ($)
1	235,281
2	863,750			114,713		292,460	4,395		33,380	76,475
3				1,564,527		169,501	7,971			137,000
4	124,375						4,188		16,667	24,294
5	59,941			771,744
5.01
5.02
5.03
5.04
5.05
5.06
5.07
5.08
5.09
5.10
5.11
5.12
5.13
5.14
5.15
5.16
5.17
5.18
5.19
5.20
5.21
5.22
5.23
5.24
5.25
5.26
5.27
6				345,003	119,056	1,900,000	13,209			57,500	14,882
7						373,356	2,958		12,500	22,604	3,854
8				166,500	35,973		6,217			50,563	7,195
9							7,667			23,645	4,175
10				176,556	5,419	1,170,500				29,426	2,710
11	30,970		2,018,435	88,394	4,385	1,475,000	2,303			17,523	2,193
12							2,402		2,083	41,695	2,833
13	200,000						6,667			36,081	6,667
14				250,000	75,000		55,800			250,000	75,000
15				12,755	38,250		1,417			12,755	3,825
16		9,400		38,605	7,549					9,651	2,516
17				77,713	5,353		4,686		9,760	38,857	5,353
17.01

17.02
17.03
17.04
18	150,000						16,125		35,385	5,000
19	33,438				7,425		2,105	12,500	22,867	3,712
20				62,327	14,155		4,400		15,582	7,077
21				73,970	27,705
22				129,749	31,602		1,525		21,853	4,935
23				35,741	47,747		7,755		17,870	4,341
24	10,000			67,839			1,140		13,568
25	750,000			14,483	48,850		24,164		14,483	6,106
26							2,688
27	118,000			61,235	5,587		3,020		10,206	1,737
28	82,291		97,200	60,763	54,204	300,000			15,191	8,261
28.01
28.02
28.03
28.04
28.05
29	215,914	30,000		7,147	5,750		1,364	5,822	9,012	1,917
30
31							3,750		23,062	4,351
32				142,738					20,391
33				66,204	11,669		1,259	4,167	22,068	1,297
34		156,250					1,455	1,500	6,561	850
35	64,750			62,231	27,188	25,000			12,446	6,797
36			300,000				1,602		11,723	1,762
37		1,000					5,333		14,736	4,697
38
39	377,000						5,438		17,343	7,300
40				18,165					10,092
41			19,500
42				8,475	24,218		10,367		8,475	3,027
43							2,750		6,600	1,378
44				29,816			2,025		9,939
45
46
47						325,000	1,732	2,500	14,156	568
48							4,667		6,863	5,670
49							2,345	3,750	4,800	1,285
50				50,878	22,213		5,740		6,360	11,106
51	598,300					56,250	50,000		68,000	29,000
52	20,000						5,500		13,932	4,400
53			192,000	71,451	7,911		863	7,189	10,207	719
54	60,000			65,033	10,138		3,167		7,226	1,448
55	26,875		31,500	25,140	42,847		2,105	3,937	8,380	5,356
56	50,000			12,615	8,165				3,154	680

57							1,567
58	14,181			50,161			1,021		12,540	422
59				6,655			1,208		3,328
60				950	19,140		1,332		475	2,127
61						36,676		2,900
62	1,500,000			14,097	55,514		4,504		2,819	5,551
63				5,933			1,021		2,966
64		7,850		5,853	1,042		954	5,000	5,853	1,042
65							225	2,083	5,997	300
66				72,071	2,104		2,725		8,008	701
67							518	4,167	7,224	1,657
68	10,000			11,822	2,068				5,911	1,034
69				30,549	10,868		538		5,092	1,208
70			100,000	10,901	6,097		858	8,333	3,634	3,048
71	7,500			24,810	2,631		2,104		2,481	2,631
72	7,500			35,513	6,587		2,378		5,919	3,293
73							1,313		7,417	2,333
74						115,000			2,902	1,169
75							360	2,000	237	642
76				6,942	1,787		599	2,500	3,471	596
77				12,663	7,760		631	2,700	6,332	970
78	10,938			68,664	25,840		2,973		11,444	3,563
79	24,552								7,030	719
80				32,497	22,885		4,811		6,499	4,577
81							384	4,167	6,750	518
82				29,060	18,389		2,487		7,265	2,043
83			3,210	51,523	3,773		3,210		10,305	943
83.01
83.02
84				29,229	1,113		1,265	2,778	3,654	1,113
85			50,000				453	1,500	5,356	664
86							856		3,750	513
87		70,000	60,000	19,409	4,330		799	4,000	9,704	1,082
88				14,641	11,866				7,321	1,079
89	60,000	500					529	2,083	4,515	1,199
90			50,000	16,618	4,214		225		3,324	1,053
91				48,773	9,024		2,751		6,784	4,512
92	10,000	20,000		43,419				3,000	7,236	1,219
93				39,819	16,054		969	1,667	7,964	2,007
94	4,380			29,215	3,314		1,776		4,869	1,657
95				4,463	2,670		212		4,463	534
96		625		12,824	5,199		827	4,167	2,565	1,300
97						18,055	412	1,250	6,420	460
98				17,083	464		1,312		2,847	693
99	3,750
100				2,121	2,641		1,061		2,121	562
100.01
100.02
101				7,173
102				42,635	1,788		2,194		8,527	1,788
103							450	1,667	4,887	302
104	22,425			11,176	17,290		4,951		1,863	5,763
105				104,820	6,355		831	5,199	24,606	2,118
106				18,587	2,634		243	1,625	3,096	659
107				11,273	24,892		5,179		5,636	2,489
108							2,854		1,690	3,159
109					999		1,224	2,313	4,085	999

110						2,292		1,477	1,342
111			52,750	909		352	3,200	8,792	909
112	25,913	2,125				493	1,000	5,144	572
113				2,026					675
114					22,281					700
115						14,250		29,601	15,000
116	3,438		15,766	6,603		877		5,255	600
117			17,296	1,410		432		3,459
118						20,000		35,032	22,000
119	39,625		28,446	4,063	110,000	1,069		5,689	4,063
120			1,367	2,894		91		342	263
121						571	1,667	6,622	549
122						1,636
123						2,188		2,480	1,741
124	8,000		10,525	8,443		176	1,452	2,631	603
125	75,000					1,755		3,109	980
126						12,250		23,703	16,000
127			3,026	3,899				1,057	354
128			6,010			243	1,621	1,502
129	37,188
130	25,063					1,964		1,128	1,563
131						9,000		24,864	10,500
132	14,812	600	33,110	4,268		1,711		4,139	427
133						11,750		19,238	13,000
134
135				2,271					757
136	10,000		6,542	6,798		1,741		1,308	3,399
137
138						9,750		17,805	11,000
139	151,250		12,315	5,283		2,075		3,079	1,057
140			9,255	1,443		533		3,085	1,443
141						10,250		17,343	12,000
142
143	1,125		5,880	2,501		813		1,470	1,782
144	4,000		4,685	4,761		706		3,481	476
145			13,981	2,167		750		2,796	361
146						917		1,227	925
147	2,500		9,250	527		617		2,313	176
148			14,202	2,706	2,100	244		1,420	541

		LARGEST TENANT			2nd LARGEST TENANT			3RD LARGEST TENANT
Loan #	Single Tenant	Largest Tenant	Unit Size	Lease Expiration	2nd Largest Tenant	Unit Size	Lease Expiration	3rd Largest Tenant	Unit Size	Lease Expiration
1
2		Wildcat Service Corp	69,674	06/30/09	The City of New York	38,741	12/31/12	Continental Stock Transfer	35,000	07/12/11
3		J.C. Penney	202,812	11/30/09	Sears	163,476	01/31/10	Old Navy	25,199	01/31/06
4		Butzel Long P.C.	71,761	12/31/17	Pulte Homes, Inc.	63,740	05/31/13	Veritas Software Global Corporation	33,500	02/28/10
5	Yes
5.01	Yes	GFS Marketplace, LLC	14,804	04/13/18
5.02	Yes	GFS Marketplace, LLC	13,910	04/14/18
5.03	Yes	GFS Marketplace, LLC	15,598	03/31/18
5.04	Yes	GFS Marketplace, LLC	21,933	04/20/18
5.05	Yes	GFS Marketplace, LLC	14,806	04/21/18
5.06	Yes	GFS Marketplace, LLC	13,738	04/13/18
5.07	Yes	GFS Marketplace, LLC	16,464	04/28/18
5.08	Yes	GFS Marketplace, LLC	14,438	04/21/18
5.09	Yes	GFS Marketplace, LLC	14,163	04/22/18
5.10	Yes	GFS Marketplace, LLC	13,252	04/14/18
5.11	Yes	GFS Marketplace, LLC	14,131	04/22/18
5.12	Yes	GFS Marketplace, LLC	14,131	04/23/18
5.13	Yes	GFS Marketplace, LLC	14,704	04/20/18
5.14	Yes	GFS Marketplace, LLC	14,773	04/21/18
5.15	Yes	GFS Marketplace, LLC	13,468	04/20/18
5.16	Yes	GFS Marketplace, LLC	15,777	04/15/18
5.17	Yes	GFS Marketplace, LLC	14,744	04/30/18
5.18	Yes	GFS Marketplace, LLC	14,712	04/10/18
5.19	Yes	GFS Marketplace, LLC	19,172	04/13/18
5.20	Yes	GFS Marketplace, LLC	13,830	04/21/18
5.21	Yes	GFS Marketplace, LLC	13,515	04/13/18
5.22	Yes	GFS Marketplace, LLC	14,822	04/13/18
5.23	Yes	GFS Marketplace, LLC	13,463	04/14/18
5.24	Yes	GFS Marketplace, LLC	16,377	04/28/18
5.25	Yes	GFS Marketplace, LLC	15,036	04/30/18
5.26	Yes	GFS Marketplace, LLC	11,508	04/14/18
5.27	Yes	GFS Marketplace, LLC	12,146	04/28/18
6
7		Jenny Craig Operations	48,904	01/15/13	Farmers Group, Inc.	24,023	01/31/08	Invensys Systems, Inc.	19,424	11/30/07
8
9
10		H.E. Butt Grocery Company	64,435	02/28/18	Borders, Inc.	25,000	01/31/22	Cost Plus World Market	18,450	01/31/11
11	Yes	General Dynamics Land Systems, Inc.	184,204	02/28/09
12		Lukas Liquor Superstore	27,051	06/30/16	DSW (Shoe Warehouse)	26,444	01/31/13	Michael`s Stores	23,870	05/31/12
13
14
15
16		Ralphs Grocery	42,559	02/28/05	Rite Aid	10,065	08/31/04	Goodyear	7,300	02/28/05
17
17.01		IMV International	20,214	11/01/08	Advon	19,971	06/01/10	TruGreen (Chemlawn)	16,350	03/01/10

17.02		IMI Bevcore	17,882	10/31/06	Pinnacle	9,100	09/30/05	IMI Group/Vision	9,100	09/30/07
17.03		IMI Bevcore	62,890	08/31/06	DMS Imaging	1,609	07/31/07
17.04		Infinity	14,244	03/01/05	Twin City BeeKeeping	9,230	01/01/06	PRG Schultz	7,128	05/31/08
18
19		Entenmann's	12,000	07/31/04	Memorial Sloan Kettering	10,742	05/31/04	Zetex	9,138	01/31/09
20
21	Yes	MediMedia USA, Inc	107,000	12/31/17
22
23
24		Ross Dress for Less	30,187	01/31/12	Bed Bath & Beyond	30,000	01/31/12	Jo-Ann Fabrics	30,000	01/31/12
25
26	Yes	Mazda N.A.	99,145	06/30/17
27
28
28.01		CommScope of No. Carolina	150,715	02/28/06	Manitowoc FoodService	149,600	02/28/07
28.02		CommScope	74,800	02/28/06	Capital Enterprises	28,000	09/14/04	Greg Street Plating	19,600	06/30/11
28.03		Pillow Factory/Encompass Group, LLC	64,202	07/31/04	Cal Vada Sales	12,220	10/31/07
28.04	Yes	MicroMetl Corporation	73,796	09/30/05
28.05
29		Bucks County Children & Youth Social Services	26,874	03/31/09	First Union Office	25,870	01/31/12	Morgan Stanley	8,992	11/16/12
30		Tom Thumb #2570	70,500	04/30/22	Blockbuster Video #48360	6,484	11/30/06	Beauty Store and Salon	4,212	05/31/07
31
32		Giant Food	46,935	06/30/13	Washington Sports Club	24,979	04/30/15	Party Depot	10,000	06/30/04
33		TJ Maxx	48,243	03/31/11	Northwestern Books	15,830	09/30/11	Coles Salon For You	12,815	06/30/13
34		Safeway	43,613	02/17/14	CVS Pharmacy	13,275	01/31/06	Indian Head Cinema	9,028	01/31/04
35
36		Business Engine Software Corp.	23,759	12/31/04	Cemex USA Construction Materials	20,419	03/31/05	Time Warner Telecom	7,896	04/30/04
37
38		Sym's	43,794	08/30/08	Loehmanns	23,125	02/28/13	Office Depot	14,602	05/31/13
39
40
41		Texas Community Bank	14,351	06/30/04	S & B Financial	11,009	06/30/04	Hunt Properties	10,096	10/31/05
42
43
44
45		Roundy's Inc.	104,155	12/31/10	American Council of The Blind	15,063	04/30/07	Jing Ching	4,881	05/31/08
46		Two Leasehold North	22,957	09/30/05	Sabre Realty Manage	15,180	09/30/06	Sprint Paranet	13,285	07/31/03
47		Intertec Testing Services	19,556	12/31/06	Metro Communication Services	9,602	10/01/04	Spartan Promotional	9,514	10/31/05
48
49		Service Net	47,639	07/31/08	Aegon	44,700	09/30/12	Accent Marketing	7,372	02/29/08
50
51
52
53		Healix	46,767	06/22/11	Nufarm Americas Inc	5,876	03/06/08	Empire Title Co.	2,498	12/03/07
54
55	Yes	Harbor Distributing Co.	100,140	03/27/15
56

57	Yes	Mazda N.A.	56,354	06/30/17
58
59
60
61	Yes	Borders, Inc.	172,300	03/31/17
62
63
64		Sav-On Drugs	22,851	10/14/05	Tambuli Market	4,050	08/31/03	Alfredo's Restaurant	3,936	02/28/06
65		Tarbell Realty	3,935	09/30/06	Art N Frame	1,646	06/30/13	Orthodontist	1,631	07/31/13
66
67		Avanir Pharmaceuticals	30,370	01/14/13	The Sandwich Shop	814	03/31/06
68
69
70		Orange County Rescue	13,334	01/31/04	Square D	9,896	02/28/06	Gray Enterprises	6,387	06/30/05
71
72
73
74		ComCash, Inc.	11,862	12/31/05	Post, Buckley, Schuh & Jernig	9,307	09/30/06	Medsmart Inte rnational	8,314	03/31/08
75		Pier 1 Imports	9,990	12/31/11	Atlantic Books- Delaware	5,715	12/31/04	Arthur John Fine Rugs	5,222	12/31/06
76		HoDoRi Market	7,998	04/30/12	HoDoRi Billiard	3,437	02/28/12	Hosoonyi Restaurant	2,501	12/31/12
77		Citizen's Bank	8,400	12/31/14	Mattress Gallery	6,000	10/31/05	Blockbuster Video	4,800	10/31/09
78
79		Hoag Memorial Hospital	8,250	03/31/06	Psychic Eye Book Shop	4,800	11/30/05	Black Forest Bakery	3,555	11/30/07
80
81		Providence Hospital	5,535	11/30/06	Am. Ears, Nose, Throat	3,265	11/30/06	Dr. Timothy Killgrove	2,776	04/30/12
82
83
83.01
83.02
84		Family Dollar Stores	12,675	12/31/05	Citi Trends / Allied Fashions	11,135	12/31/07	Piggly Wiggly	11,050	09/30/08
85		Dollar Tree	7,000	06/30/06	One Price Clothing	3,000	07/31/05	Mazzio's Pizza	2,400	12/31/06
86
87		County Probation Dpt-96	11,404	11/30/12	County Prosecutor's Off- 100	7,147	11/30/12	UMDNJ-100	4,394	12/31/12
88
89		A&E Inc.	5,951	05/01/08	L.A. Education Station	2,184	09/30/07	Hollander, Morse & Kimmel	1,958	11/30/03
90		Renaissance Technologies	3,951	05/15/07	Ackerman McQueen	3,374	06/30/04	M.A.C.	3,286	04/30/07
91
92		Big Lots	26,627	01/31/07	Autozone	8,640	03/31/12	Taste of China	3,200	01/31/10
93		Publix	41,997	05/04/24	Bealls	25,824	04/30/06	Dollar Tree	10,000	08/01/06
94
95		Mishima Restaurant	2,680	02/28/05	Body Maxx	2,248	08/31/04	Jenny Craig	2,100	03/31/08
96		Citibank	4,115	09/30/07	Janet's Hallmark	3,300	10/31/04	Travel Center	2,100	02/29/04
97		Hallmark	7,169	02/28/07	Carriage House	4,136	06/30/04	SOMA Hair Care	2,844	06/30/07
98		Food Lion	40,160	04/23/21	Jhoon Rhee Tae Kwon Do	4,311	01/31/05	Walkersville Eye Care	3,600	10/31/03
99		Seven-11	4,767	12/31/06	Wells Fargo Bank	3,270	09/22/10	Washington Mutual	3,000	05/31/06
100
100.01
100.02
101	Yes	CVS	10,880	11/22/24
102
103		Dept. of Economic Security	9,812	01/31/07	Randall Physical Therapy	3,207	05/31/04	Pub N` Grub	2,514	06/30/08
104
105		J.F. Braun & Sons	7,110	06/30/06	Betz/Mitchell Associates	5,200	11/30/08	Katz & Bernstein	3,109	06/30/07
106		US Forestry Services	3,000	04/30/07	Buy the Hour Kidscamp	2,000	02/28/06	Planet Dental	1,900	10/31/09
107
108
109		Harbor Freight	9,232	07/11/05	Cycle Gear	6,580	06/15/05	Kaiser Permanente	5,447	05/10/07

110
111		La Finca Mexican Restaurant	6,400	09/30/15	Academy of Dance Arts	5,482	08/31/07	Ted and Larry's	5,165	01/31/06
112		Fitness One	11,353	11/30/05	E-Institute Charter	4,150	01/31/07	Riverside Cycle	3,600	06/30/07
113
114	Yes	Eckerd Drug Store	13,824	04/23/22
115
116		Food Lion	29,000	06/29/10	Dollar General	6,720	01/31/04	Charge	3,200	01/31/06
117
118
119
120	Yes	CVS	10,880	04/30/24
121		Tanner`s Bar & Grill	6,080	07/31/10	Ladies Workout Express	5,250	02/28/06	China Town Café	4,550	08/31/04
122	Yes	Eckerd Drug Store	10,908	01/02/23
123
124		Seafood Ranch	8,660	12/31/07	Jack in the Box (Ground Lease)	2,615	07/19/11	PWS Launderland	2,144	06/11/07
125
126
127		All Childrens Pediatrics	6,957	06/13/08	Skees Engineering	6,820	04/01/06	Community Bank of Kentucky	2,535	12/08/07
128		Yukimi Japanese Restaurant	3,196	12/31/07	Dentist Office	2,200	02/28/13	Mitose's Karate Kempo	1,945	10/31/04
129
130
131
132
133
134
135
136
137		Fastimage (N & R Printing)	39,600	01/31/05	Johnstone Supply	11,340	07/31/05	The Provident Bank	8,900	07/31/07
138
139
140
141
142		Cooperative Services	11,097	08/31/04	Concentra (Novacare)	9,923	07/31/08	Siemens Maintenanc e Services	3,960	12/31/06
143
144
145
146
147
148

Footnotes to Annex A-1

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, the Occupancy Rate for such Mortgage Loans is the weighted average Occupancy Rate of each Mortgaged Property based on square footage or number of units.
(2)	With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV and Maturity LTV are calculated on an aggregate basis.
(3)	For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan’s Original Balance and Current Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller’s determination of the appropriate allocation.
(4)	Each number identifies a group of related borrowers.
(5)	For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the “Admin Fee”).
(6)	The Monthly Debt Service for Loan Numbers 28, 32, 40 and 129 (interest-only loans) is calculated as 1/12th of the product of (i) the Current Balance, (ii) the Interest Rate and (iii) 365/360.
(7)	For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the Mortgage Loan.
(8)	For ARD Loans, the related Anticipated Repayment Date.
(9)	For ARD Loans, calculated as of the related Anticipated Repayment Date.
(10)	The “LO” component of the prepayment provision represents remaining lockout payments.
(11)	With respect to the Westin Copley Hotel Loan, the Rem. Term, First Payment Date, I/O Period, and Remaining Prepayment Provision for this loan was adjusted to include 1 interest-only period to reflect the interest payment the Trust will receive on 9/1/2003. This Mortgage Loan has not yet been originated and is Cut-off Date is anticipated to be 8/14/03.
(12)	The Total SF for the GFS Marketplace Portfolio represents an approximation.
(13)	The Tanglewood Court Apartments Mortgage Loan was until recently (and may be currently) known as The Fountains at San Felipe Apartments. The borrower has informed us that it is in the process of changing the name to Tanglewood Court Apartments.
(14)	UW NCF and UW DSCR for the General Dynamics Building Mortgage Loan were calculated with no on-going replacement reserves or TI/LC reserves. A debt service reserve in the amount of $1,475,000 was established at origination and may be held for the entire term of the Mortgage Loan or, in the case of an event of default under the mortgage loan, applied to the outstanding principal balance of the Mortgage Loan.
(15)	The annual Interest Rate for the Sonterra Apartments Mortgage Loan will increase by 0.05% 10 Business Days prior to the Closing Date if the Borrower does not meet certain requirements as defined in the Loan Documents. The increase in Interest Rate would result in an UW DSCR of 1.21x
(16)	The 1280 Southern Way Mortgaged Property (one of five Mortgaged Properties in the Reno Industrial Portfolio II Mortgage Loan), which represents 0.1% of IPB by allocated Loan Amount, was recently constructed and has a current occupancy of 0.0%.
(17)	With respect to the Gates at Bradenton Mortgage Loan, during the initial interest-only period of 24 months, debt service accrues and pays on a 30/360 basis. During the amortization period, interest accrues on an Actual/360 basis.
(18)	The Troy Commons Mortgage Loan allows for a partial release of collateral limited to the Bob’s Big Boy restaurant which represents approximately 2% of base rents.
(19)	With respect to the Texas Community Bank Mortgage Loan, the TI/LC reserve was funded with monthly escrows of $19,500. On January 1, 1998 and continuing for the following 12 months, the monthly escrows were reduced to not less than $10,500. If on December 1,1998, or anytime thereafter, the escrow amount is less than $250,000, the Borrower is responsible for funding the reserve in the amount of $12,000 in each of the succeeding eleven months. The escrow account is capped at $400,000.
(20)	With respect to the Mooresville Town Center Mortgage Loan, a reserve will be funded in the amount pursuant to the mortgage loan documents should Blockbuster terminate its lease based upon an early termination provision.
(21)	With respect to the Parkridge I & II Apartments Mortgage Loan, due to the fact that the Mortgaged Property is occupied by a single tenant, Sacred Heart University, a lease rollover reserve was established.
(22)	UW NCF for the 3 East 69th Street Mortgage Loan represents projected cash flow at the related property, as determined by the appraisal obtained in connection with the origination of the Loan, assuming such property was operated as a rental property.
(23)	Appraised Value listed for Cypress West Shopping Center reflects an as-is value as of 3/28/03 prior to an approximate 19,350 square foot expansion and remodeling of the Ralph’s space. Per the 3/28/03 appraisal, stabilized value for the property upon completion of the expansion is $18,450,000 resulting in a stabilized Cut-off Date LTV of 79.8%. As of the Cut-off Date, the expansion of the Ralph’s space has not yet been completed and the $2,340,000 holdback held in escrow has not yet been released. The release of the holdback is contingent upon 1) delivery of a copy of Ralph’s request for payment of Lanlord’s contribution, 2) delivery of Tenant Estoppel from Ralph’s and 3) Ralph’s full occupancy of their expanded space.

A-1-3

ANNEX A-2

Cut-off Date Balances for All Mortgage Loans

				Weighted Averages
Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)
$1,036,218 - $1,999,999	19	$28,883,593	2.5%	5.8277%	124	1.70	x	64.6%	49.9%
$2,000,000 - $2,999,999	26	67,208,912	5.8	5.8865	139	1.96	x	69.4	46.8
$3,000,000 - $3,999,999	22	75,846,991	6.6	5.7437	132	1.51	x	71.4	51.1
$4,000,000 - $4,999,999	16	72,261,385	6.2	5.5940	119	1.70	x	67.8	55.8
$5,000,000 - $6,999,999	16	94,105,266	8.1	5.4366	124	1.47	x	75.3	59.4
$7,000,000 - $9,999,999	17	139,982,755	12.1	5.8004	107	1.61	x	69.0	57.2
$10,000,000 - $14,999,999	18	225,152,948	19.5	5.6349	113	1.62	x	71.5	59.6
$15,000,000 - $24,999,999	7	129,373,994	11.2	5.4638	111	1.36	x	77.6	63.5
$25,000,000 - $49,999,999	4	126,222,892	10.9	5.5040	118	1.52	x	73.8	61.6
$50,000,000 - $82,000,000	3	197,275,281	17.1	5.3130	99	2.30	x	57.3	49.2

Total	148	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Mortgage Rates for All Mortgage Loans

				Weighted Averages
Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)
4.5800% - 4.9999%	5	$118,229,178	10.2%	4.6665%	88	1.87	x	73.4%	65.4%
5.0000% - 5.4999%	50	469,700,582	40.6	5.2885	113	1.93	x	66.6	55
5.5000% - 5.9999%	59	370,777,475	32.1	5.7561	122	1.49	x	72.0	57.2
6.0000% - 6.4999%	26	159,350,259	13.8	6.1453	126	1.46	x	72.1	55.7
6.5000% - 6.9999%	5	11,951,423	1.0	6.6435	177	1.33	x	74.9	30.5
8.0000% - 8.4100%	3	26,305,099	2.3	8.2581	41	1.48	x	49.1	45.7

Total	148	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Original Term to Maturity in Months for All Mortgage Loans(1)

				Weighted Averages
Original Term to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)
60 - 110	7	$116,617,588	10.1%	4.8942%	60	1.60	x	75.1%	66.5%
111 - 120	121	874,316,124	75.6	5.6626	115	1.56	x	71.9	59.8
121 - 240	20	165,380,305	14.3	5.5880	150	2.52	x	52.7	31.1

Total	148	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-1

Remaining Term to Maturity in Months for All Mortgage Loans(1)

				Weighted Averages
Remaining Term to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)
38 - 110	11	$197,768,790	17.1%	5.7038%	72	1.56	x	70.1%	61.9%
111 - 120	118	796,808,244	68.9	5.5415	118	1.57	x	72.8	60.3
121 - 238	19	161,736,983	14.0	5.5787	150	2.55	x	52.3	30.5

Total	148	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Original Amortization Term in Months for All Mortgage Loans(1)

				Weighted Averages
Original Amortization Term in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(2)
132 - 200	4	$24,954,631	2.2%	5.4441%	88	1.32	x	69.6%	38.0%
201 - 240	12	40,091,611	3.6	6.0335	186	1.42	x	69.0	19.1
241 - 300	31	264,951,921	23.6	5.6733	120	2.10	x	55.7	42.2
301 - 330	3	13,623,298	1.2	5.3572	76	1.45	x	74.6	67.3
331 - 360	94	781,238,065	69.5	5.5476	111	1.50	x	75.2	64.1

Total	144	$1,124,859,526	100.0%	5.5899%	115	1.63	x	70.2%	56.8%

(1)	Does not include the mortgage loans that are interest-only for thier entire term.
(2)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Remaining Amortization Term in Months for All Mortgage Loans(1)

				Weighted Averages
Remaining Amortization Term in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(2)
128 - 200	4	$24,954,631	2.2%	5.4441%	88	1.32	x	69.6%	38.0%
201 - 250	13	48,095,303	4.3	6.4290	162	1.39	x	65.4	23.2
251 - 300	32	275,249,636	24.5	5.7612	117	2.09	x	55.5	42.5
301 - 360	95	776,559,956	69.0	5.4820	112	1.49	x	75.7	64.5

Total	144	$1,124,859,526	100.0%	5.5899%	115	1.63	x	70.2%	56.8%

(1)	Does not include the mortgage loans that are interest-only for thier entire term.
(2)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Amortization Types for All Mortgage Loans

				Weighted Averages
Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(3)
Balloon Loans(1)	106	$739,342,489	63.9%	5.6202%	114	1.52	x	73.9%	61.1%
IO-Balloon	21	255,280,263	22.1	5.4811	109	2.03	x	60.7	52.0
ARD Loans	8	100,155,615	8.7	5.5168	110	1.55	x	67.1	50.6
Interest Only(2)	4	31,454,491	2.7	5.0211	100	4.27	x	42.8	42.8
Fully Amortizing	8	25,281,158	2.2	6.2048	228	1.25	x	70.7	1.6
IO-ARD	1	4,800,000	0.4	5.0000	121	1.38	x	67.6	62.3

Total	148	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Excludes the mortgage loans which pay interest-only for a portion of their term.
(2)	The mortgage loans provide for monthly payments of interest-only for the entire term of the mortgage loan and the payment of the entire principal amount of the mortgage loan at maturity.
(3)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-2

Underwritten Cash Flow Debt Service Coverage Ratios for All Mortgage Loans

				Weighted Averages
Underwritten Cash Flow Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)
1.16x - 1.19x	4	$9,351,206	0.8%	6.5405%	213	1.18	x	75.0%	24.7%
1.20x - 1.29x	17	108,144,465	9.4	5.8642	120	1.24	x	75.5	55.3
1.30x - 1.39x	26	227,718,504	19.7	5.6281	116	1.35	x	77.0	62.1
1.40x - 1.49x	35	243,476,409	21.1	5.4506	119	1.44	x	77.6	63.7
1.50x - 1.69x	37	328,403,174	28.4	5.6668	104	1.57	x	71.5	60.9
1.70x - 1.99x	14	90,532,945	7.8	5.5538	117	1.78	x	63.1	50.2
2.00x - 17.42x	15	148,687,314	12.9	5.2323	116	3.30	x	39.4	32.4

Total	148	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Cut-off Date LTV Ratios for All Mortgage Loans

				Weighted Averages
Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)
7.2% - 49.9%	14	$145,978,443	12.6%	5.6264%	112	3.16	x	37.2%	30.1%
50.0% - 59.9%	10	46,700,848	4.0	6.0043	100	1.97	x	54.0	43.5
60.0% - 69.9%	25	196,600,635	17.0	5.7772	121	1.64	x	65.9	52.2
70.0% - 79.9%	88	665,730,623	57.6	5.5180	113	1.43	x	76.8	62.6
80.0% - 91.4%	11	101,303,467	8.8	5.2790	125	1.43	x	82.1	67.9

Total	148	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Maturity Date LTV Ratios for All Mortgage Loans (1)

				Weighted Averages
Maturity Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)
0.0% - 29.9%	14	$116,571,890	10.1%	5.4852%	145	3.03	x	41.6%	19.5%
30.0% - 49.9%	26	188,922,188	16.3	5.8457	107	1.95	x	56.9	43.6
50.0% - 59.9%	34	152,946,261	13.2	5.7499	121	1.50	x	70.7	56.1
60.0% - 64.9%	32	242,293,190	21.0	5.6860	116	1.52	x	73.3	62.0
65.0% - 69.9%	38	359,804,740	31.1	5.5216	117	1.40	x	79.2	67.1
70.0% - 75.6%	4	95,775,748	8.3	4.7842	67	1.54	x	80.3	72.8

Total	148	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-3

Type of Mortgaged Properties for All Mortgage Loans(1)

				Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	UW DSCR		Cut-off Date LTV Ratio	Occupancy(2)
Multifamily
Garden	59	$358,948,624	31.0%	1.43	x	76.3%	94.1%
Mid/High Rise	4	23,306,821	2.0	2.94	x	67.0	95.2

Subtotal	63	$382,255,445	33.1%	1.53	x	75.7%	94.2%

Retail
Anchored	25	$221,464,277	19.2%	1.68	x	70.7%	95.2%
Unanchored	40	74,500,459	6.4	1.68	x	67.0	98.5

Subtotal	65	$295,964,736	25.6%	1.68	x	69.7%	96.0%

Office
Suburban	20	$196,536,002	17.0%	1.46	x	70.8%	95.1%
CBD	2	64,072,500	5.5	1.62	x	78.0	97.9

Subtotal	22	$260,608,502	22.5%	1.50	x	72.6%	95.8%

Hotel
Full Service	2	$93,584,903	8.1%	3.13	x	35.2%	NAP
Limited Service	1	7,989,588	0.7	1.73	x	63.9	NAP

Subtotal	3	$101,574,491	8.8%	3.02	x	37.5%	NAP

Industrial
Warehouse/Distribution	11	$36,946,850	3.2%	1.66	x	67.9%	98.4%
Flex	3	13,946,675	1.2	1.86	x	65.6	92.0

Subtotal	14	$50,893,524	4.4%	1.72	x	67.3%	96.6%

Mobile Home Park	8	$37,324,891	3.2%	1.57	x	76.1%	95.8%

Self Storage	6	$19,195,282	1.7%	1.72	x	62.1%	84.8%

Mixed Use	2	$8,497,145	0.7%	1.45	x	68.6%	90.5%

Total	183	$1,156,314,017	100.0%	1.70	x	69.5%	95.1%

(1)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)	Excludes 1280 Southern Way, representing 0.1% of the Initial Pool Balance, which was recently constructed and is 0.0% occupied and all hotel properties.

A-2-4

Mortgaged Properties by State for All Mortgage Loans(1)

				Weighted Averages
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(2)
Texas	20	$187,701,248	16.2%	5.8023%	110	1.40	x	74.0%	61.5%
California	31	167,216,578	14.5	5.5235	114	1.66	x	70.0	58.8
New York	7	88,362,621	7.6	4.9366	83	1.92	x	74.9	64.4
Massachusettes	1	82,000,000	7.1	5.2600	121	3.32	x	33.3	25.2
Florida	7	81,114,959	7.0	6.0498	110	1.50	x	70.4	58.6
Michigan	17	71,406,188	6.2	5.6736	117	1.63	x	71.5	58.7
Virginia	8	59,338,979	5.1	5.4940	103	2.05	x	60.7	46.2
Nevada	8	46,493,073	4.0	5.5054	99	1.72	x	68.5	60.4
Ohio	13	43,514,365	3.8	5.6230	116	1.41	x	73.7	60.0
Minnesota	7	35,734,642	3.1	5.5612	119	1.41	x	73.7	58.5
Pennsylvania	3	26,436,096	2.3	5.7193	149	1.46	x	71.3	51.6
Indiana	8	25,245,771	2.2	5.8405	131	1.55	x	70.6	50.2
Oklahoma	5	24,064,651	2.1	5.7760	145	1.36	x	81.2	62.1
Kansas	2	21,296,892	1.8	5.2887	120	1.58	x	79.2	65.7
New Jersey	3	19,717,364	1.7	5.4086	118	1.51	x	75.1	62.4
Tennessee	2	16,933,726	1.5	5.4221	138	1.40	x	78.6	62.8
Louisiana	4	16,819,017	1.5	5.5033	154	1.38	x	75.7	44.2
Arizona	4	16,447,721	1.4	5.5527	118	1.53	x	76.9	65.5
South Carolina	1	15,000,000	1.3	5.4300	120	1.33	x	78.1	65.1
Illinois	7	14,732,316	1.3	5.4252	118	1.73	x	70.1	56.3
Oregon	2	14,213,966	1.2	5.5352	117	1.37	x	76.4	64.1
Wisconsin	4	13,844,206	1.2	5.6124	116	1.57	x	68.7	48.3
Maryland	2	12,401,297	1.1	6.0056	134	1.31	x	79.3	58.0
Georgia	4	11,966,137	1.0	5.6244	158	1.67	x	66.8	37.8
Delaware	2	8,983,151	0.8	5.6787	118	1.46	x	79.8	67.2
Iowa	1	7,750,000	0.7	5.2900	117	1.50	x	79.9	69.6
Alabama	1	6,850,000	0.6	5.2500	120	1.46	x	78.3	64.9
North Carolina	3	6,354,697	0.5	5.8858	116	1.62	x	63.5	50.3
Washington	1	4,383,495	0.4	6.3750	117	1.42	x	74.9	59.0
Conneticut	1	2,622,854	0.2	5.9200	117	1.89	x	68.1	57.8
Missouri	1	2,517,935	0.2	5.8500	118	1.43	x	72.3	55.8
Kentucky	1	2,068,975	0.2	6.1500	113	1.20	x	78.1	52.3
Colorado	1	1,545,096	0.1	5.2500	117	2.55	x	35.9	29.9
Arkansas	1	1,236,000	0.1	6.3000	180	1.17	x	71.4	52.9

Total	183	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-5

Current Occupancy Rates for All Mortgage Loans (1),(2),(3)

				Weighted Averages
Current Occupancy Rates	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(4)
70.6 - 79.9	2	$5,999,104	0.6%	5.5005%	101	1.85	x	55.4%	46.4%
80.0 - 89.9	15	98,845,816	9.4	5.7305	96	1.46	x	71.2	60.8
90.0 - 94.9	41	397,885,538	37.8	5.6401	120	1.46	x	75.2	62.3
95.0 - 100.0	121	550,912,976	52.3	5.5357	113	1.68	x	71.1	56.6

Total	179	$1,053,643,434	100.0%	5.5932%	114	1.58	x	72.6%	59.1%

(1)	Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)	Excludes 1280 Southern Way, representing 0.1% of the Initial Pool Balance, which was recently constructed and is 0.0% occupied and all hotel properties.
(4)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Years Built/Renovated for All Mortgage Loans(1),(2)

				Weighted Averages
Years Built/Renovated	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(3)
1910 - 1969	11	$29,392,296	2.5%	5.3757%	116	1.54	x	73.2%	63.3%
1970 - 1979	8	30,271,827	2.6	6.1614	78	1.71	x	59.9	52.4
1980 - 1989	31	166,487,282	14.4	5.8507	113	1.55	x	70.6	58.8
1990 - 1999	60	393,127,840	34.0	5.3657	110	1.99	x	63.9	52.1
2000 - 2003	73	537,034,772	46.4	5.6195	120	1.55	x	73.5	58.7

Total	183	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Prepayment Protection for All Mortgage Loans

				Weighted Averages
Prepayment Protection	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)
Defeasance	131	$1,037,838,954	89.8%	5.5245%	116	1.73	x	69.6%	56.3%
Yield Maintenance	16	113,675,063	9.8	6.0551	104	1.51	x	68.5	56.7
Prepayment Premium	1	4,800,000	0.4	5.0000	121	1.38	x	67.6	62.3

Total	148	$1,156,314,017	100.0%	5.5745%	114	1.70	x	69.5%	56.4%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-6

Cut-off Date Balances for Loan Group 1 Mortgage Loans

				Weighted Averages
Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

$1,036,218 - $1,999,999	3	$4,071,973	0.5%	5.6671%	118	1.96	x	48.7%	30.8%
$2,000,000 - $2,999,999	15	38,222,656	5.0	6.0443	142	2.30	x	66.0	37.4
$3,000,000 - $3,999,999	16	55,233,614	7.2	5.7992	131	1.55	x	69.5	49.8
$4,000,000 - $4,999,999	11	49,151,700	6.4	5.6548	119	1.82	x	62.5	51.5
$5,000,000 - $6,999,999	7	39,548,837	5.2	5.5627	117	1.52	x	73.6	60.2
$7,000,000 - $9,999,999	12	98,020,782	12.8	5.9747	108	1.55	x	68.1	54.8
$10,000,000 - $14,999,999	11	134,903,850	17.6	5.7771	113	1.79	x	67.6	56.0
$15,000,000 - $24,999,999	3	55,767,662	7.3	5.2937	103	1.43	x	76.6	60.3
$25,000,000 - $49,999,999	3	93,722,892	12.2	5.7446	117	1.55	x	71.6	59.1
$50,000,000 - $82,000,000	3	197,275,281	25.8	5.3130	99	2.30	x	57.3	49.2

Total	84	$765,919,247	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Mortgage Rates for Loan Group 1 Mortgage Loans

				Weighted Averages
Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

4.5800% - 4.9999%	3	$78,929,178	10.3%	4.5959%	73	2.10	x	70.3%	64.1%
5.0000% - 5.4999%	21	277,983,766	36.3	5.2815	113	2.23	x	60.6	49.0
5.5000% - 5.9999%	36	229,947,876	30.0	5.7764	122	1.55	x	69.3	54.3
6.0000% - 6.4999%	18	144,584,613	18.9	6.1427	122	1.47	x	71.8	56.7
6.5000% - 6.9999%	3	8,168,715	1.1	6.6746	190	1.28	x	72.9	21.9
8.0000% - 8.4100%	3	26,305,099	3.4	8.2581	41	1.48	x	49.1	45.7

Total	84	$765,919,247	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Original Term to Maturity in Months for Loan Group 1 Mortgage Loans(1)

				Weighted Averages
Original Term to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

60 - 110	5	$95,988,305	12.5%	4.8392%	61	1.66	x	74.5%	65.1%
111 - 120	67	537,275,482	70.1	5.8091	113	1.62	x	69.5	57.4
121 - 240	12	132,655,460	17.3	5.5294	142	2.82	x	46.3	27.7

Total	84	$765,919,247	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-7

Remaining Term to Maturity in Months for Loan Group 1 Mortgage Loans(1)

				Weighted Averages
Remaining Term to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

38 - 110	9	$177,139,507	23.1%	5.7683%	73	1.59	x	69.3%	60.6%
111 - 120	64	459,767,603	60.0	5.6239	118	1.64	x	70.6	57.8
121 - 238	11	129,012,138	16.8	5.5161	143	2.86	x	45.7	26.8

Total	84	$765,919,247	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Original Amortization Term in Months for Loan Group 1 Mortgage Loans(1)

				Weighted Averages
Original Amortization Term in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(2)

132 - 200	4	$24,954,631	3.4%	5.4441%	88	1.32	x	69.6%	38.0%
201 - 240	8	28,154,205	3.8	6.0624	177	1.38	x	69.6	23.0
241 - 300	24	247,295,741	33.3	5.6756	120	2.13	x	54.7	41.5
331 - 360	45	442,310,179	59.6	5.6350	105	1.58	x	73.2	63.1

Total	81	$742,714,756	100.0%	5.6583%	112	1.75	x	66.8%	53.5%

(1)	Does not include the mortgage loans that are interest-only for their entire term.
(2)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Remaining Amortization Term in Months for Loan Group 1 Mortgage Loans(1)

				Weighted Averages
Remaining Amortization Term in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(2)

128 - 200	4	$24,954,631	3.4%	5.4441%	88	1.32	x	69.6%	38.0%
201 - 250	9	36,157,897	4.9	6.5821	146	1.35	x	64.7	27.6
251 - 300	25	257,593,457	34.7	5.7694	117	2.12	x	54.6	41.7
301 - 360	43	424,008,771	57.1	5.5246	108	1.58	x	74.2	63.8

Total	81	$742,714,756	100.0%	5.6583%	112	1.75	x	66.8%	53.5%

(1)	Does not include the mortgage loans that are interest-only for their entire term.
(2)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Amortization Types for Loan Group 1 Mortgage Loans

				Weighted Averages
Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(3)

Balloon Loans (1)	59	$472,665,590	61.7%	5.6536%	109	1.57	x	72.4%	60.0%
IO-Balloon	8	163,035,981	21.3	5.6869	112	2.40	x	51.0	42.6
ARD Loans	7	85,155,615	11.1	5.5321	108	1.59	x	65.2	48.0
Interest Only (2)	3	23,204,491	3.0	5.0250	94	4.61	x	43.8	43.8
Fully Amortizing	6	17,057,570	2.2	6.3308	225	1.26	x	70.3	1.6
IO-ARD	1	4,800,000	0.6	5.0000	121	1.38	x	67.6	62.3

Total	84	$765,919,247	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Excludes the mortgage loans which pay interest-only for a portion of their term.
(2)	The mortgage loans provide for monthly payments of interest-only for the entire term of the mortgage loans and the payment of the entire principal amount of the mortgage loan at maturity.
(3)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-8

Underwritten Cash Flow Debt Service Coverage Ratios for Loan Group 1 Mortgage Loans

				Weighted Averages
Underwritten Cash Flow Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

1.16x - 1.19x	2	$5,684,206	0.7%	6.6956%	234	1.19	x	71.5%	2.1%
1.20x - 1.29x	8	24,165,523	3.2	6.9018	120	1.24	x	64.7	33.7
1.30x - 1.39x	12	128,070,837	16.7	5.7644	112	1.35	x	75.7	59.7
1.40x - 1.49x	15	106,389,610	13.9	5.5920	122	1.43	x	76.7	61.1
1.50x - 1.69x	24	280,686,101	36.6	5.6936	101	1.57	x	71.5	61.1
1.70x - 1.99x	13	87,910,091	11.5	5.5429	117	1.77	x	62.9	49.9
2.00x - 17.42x	10	133,012,880	17.4	5.2303	116	3.35	x	39.2	32.0

Total	84	$765,919,247	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Cut-off Date LTV Ratios for Loan Group 1 Mortgage Loans

				Weighted Averages
Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

7.2% - 49.9%	9	$130,304,009	17.0%	5.6717%	111	3.19	x	36.8%	29.4%
50.0% - 59.9%	10	46,700,848	6.1	6.0043	100	1.97	x	54.0	43.5
60.0% - 69.9%	19	173,962,171	22.7	5.8013	121	1.65	x	66.1	51.9
70.0% - 79.9%	44	382,234,932	49.9	5.5483	109	1.46	x	75.9	61.6
80.0% - 91.4%	2	32,717,287	4.3	5.1870	119	1.53	x	85.1	70.5

Total	84	$765,919,247	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Maturity Date LTV Ratios for Loan Group 1 Mortgage Loans(1)

				Weighted Averages
Maturity Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

0.0% - 29.9%	10	$105,081,387	13.7%	5.4535%	139	3.18	x	39.4%	20.7%
30.0% - 49.9%	21	172,936,331	22.6	5.8809	106	1.89	x	57.6	44.0
50.0% - 59.9%	24	117,615,872	15.4	5.7880	120	1.48	x	71.1	56.1
60.0% - 64.9%	14	149,278,398	19.5	5.8379	110	1.58	x	70.9	61.2
65.0% - 69.9%	13	145,860,795	19.0	5.6548	116	1.45	x	78.7	67.0
70.0% - 75.6%	2	75,146,465	9.8	4.6838	71	1.61	x	81.0	72.7

Total	84	$765,919,247	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-9

Type of Mortgaged Properties for Loan Group 1 Mortgage Loans(1)

				Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	UW DSCR		Cut-off Date LTV Ratio	Occupancy(2)

Retail
Anchored	25	$221,464,277	28.9%	1.68	x	70.7%	95.2%
Unanchored	40	74,500,459	9.7	1.68	x	67.0	98.5

Subtotal	65	$295,964,736	38.6%	1.68	x	69.7%	96.0%

Office
Suburban	20	$196,536,002	25.7%	1.46	x	70.8%	95.1%
CBD	2	64,072,500	8.4	1.62	x	78.0	97.9

Subtotal	22	$260,608,502	34.0%	1.50	x	72.6%	95.8%

Hotel
Full Service	2	$93,584,903	12.2%	3.13	x	35.2%	NAP
Limited Service	1	7,989,588	1.0	1.73	x	63.9	NAP

Subtotal	3	$101,574,491	13.3%	3.02	x	37.5%	NAP

Industrial
Warehouse/Distribution	11	$36,946,850	4.8%	1.66	x	67.9%	98.4%
Flex	3	13,946,675	1.8	1.86	x	65.6	92.0

Subtotal	14	$50,893,524	6.6%	1.72	x	67.3%	96.6%

Self Storage	6	$19,195,283	2.5%	1.72	x	62.1%	84.8%

Multifamily
Garden	1	$7,827,401	1.0%	1.37	x	77.5%	96.2%
Mid/High Rise	2	6,800,000	0.9	6.10	x	49.8	96.5

Subtotal	3	$14,627,401	1.9%	3.57	x	64.6%	96.3%

Mobile Home Park	3	$14,558,165	1.9%	1.60	x	76.6%	93.3%

Mixed Use	2	$8,497,145	1.1%	1.45	x	68.6%	90.5%

Total	118	$765,919,247	100.0%	1.83	x	66.1%	95.6%

(1)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)	Excludes 1280 Southern Way, representing 0.1% of the Initial Pool Balance, which was recently constructed and is 0.0% occupied and all hotel properties.

Mortgaged Properties by State for Loan Group 1 Mortgage Loans(1)

				Weighted Averages
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(2)

California	21	$128,567,218	16.8%	5.6293%	118	1.63	x	70.7%	58.2%
New York	6	85,294,736	11.1	4.8965	77	1.94	x	75.0	66.6
Massachusettes	1	82,000,000	10.7	5.2600	121	3.32	x	33.3	25.2
Texas	11	79,920,573	10.4	6.5061	99	1.47	x	66.1	53.5
Florida	4	65,796,301	8.6	6.1963	117	1.51	x	69.3	56.5
Michigan	15	61,954,615	8.1	5.6692	118	1.64	x	71.2	58.5
Virginia	5	50,519,173	6.6	5.4614	100	2.16	x	57.6	42.8
Minnesota	6	31,738,419	4.1	5.5702	118	1.40	x	73.3	57.7
Pennsylvania	2	25,121,931	3.3	5.6994	151	1.46	x	70.8	50.7
Kansas	2	21,296,892	2.8	5.2887	120	1.58	x	79.2	65.7
Ohio	11	18,567,083	2.4	5.4129	119	1.63	x	66.5	50.5
Indiana	5	16,446,368	2.1	6.0677	137	1.59	x	66.4	44.1
Nevada	6	14,151,629	1.8	5.2771	57	2.21	x	62.8	61.7
Illinois	6	12,941,608	1.7	5.2557	119	1.77	x	69.0	54.7
Maryland	2	12,401,297	1.6	6.0056	134	1.31	x	79.3	58.0
Oregon	1	7,827,401	1.0	5.6700	117	1.37	x	77.5	65.3
Iowa	1	7,750,000	1.0	5.2900	117	1.50	x	79.9	69.6
Wisconsin	1	7,699,090	1.0	5.5500	117	1.31	x	74.0	48.0
Georgia	3	6,971,143	0.9	5.8926	186	1.76	x	57.9	17.9
Arizona	2	5,747,721	0.8	6.0418	120	1.60	x	72.0	58.5
Delaware	1	4,395,856	0.6	5.5000	119	1.53	x	79.9	66.8
Washington	1	4,383,495	0.6	6.3750	117	1.42	x	74.9	59.0
Tennessee	1	3,746,468	0.5	5.5000	119	1.55	x	74.2	62.0
New Jersey	1	3,643,322	0.5	6.0000	118	1.37	x	70.1	59.5
Missouri	1	2,517,935	0.3	5.8500	118	1.43	x	72.3	55.8
North Carolina	1	2,450,000	0.3	6.3500	120	1.29	x	75.4	59.1
Kentucky	1	2,068,975	0.3	6.1500	113	1.20	x	78.1	52.3

Total	118	$765,919,248	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-10

Current Occupancy Rates for Loan Group 1 Mortgage Loans(1),(2),(3)

				Weighted Averages
Current Occupancy Rates	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(4)

70.6 - 79.9	2	$5,999,104	0.9%	5.5005%	101	1.85	x	55.4%	46.4%
80.0 - 89.9	12	56,865,690	8.6	5.8925	105	1.60	x	65.8	53.9
90.0 - 94.9	15	190,581,836	28.7	5.9255	116	1.51	x	73.3	61.6
95.0 - 100.0	85	409,802,034	61.8	5.5372	109	1.72	x	70.1	55.4

Total	114	$663,248,664	100.0%	5.6789%	111	1.65	x	70.5%	57.0%

(1)	Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)	Excludes 1280 Southern Way, representing 0.1% of the Initial Pool Balance, which was recently constructed and is 0.0% occupied and all hotel properties.
(4)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Years Built/Renovated for Loan Group 1 Mortgage Loans(1),(2)

				Weighted Averages
Years Built/Renovated	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(3)

1910 - 1969	3	$11,688,594	1.5%	5.1228%	113	1.68	x	71.2%	62.7%
1970 - 1979	7	23,421,827	3.1	6.4280	65	1.78	x	54.5	48.8
1980 - 1989	19	115,231,860	15.0	5.9921	112	1.54	x	70.5	58.8
1990 - 1999	43	280,783,798	36.7	5.3795	105	2.21	x	58.1	46.9
2000 - 2003	46	334,793,168	43.7	5.6982	121	1.62	x	71.9	56.6

Total	118	$765,919,247	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Prepayment Protection for Loan Group 1 Mortgage Loans

				Weighted Averages
Prepayment Protection	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

Defeasance	75	$715,621,114	93.4%	5.5601%	114	1.84	x	67.0%	53.6%
Yield Maintenance	8	45,498,133	5.9	6.9488	74	1.81	x	52.0	45.8
Prepayment Premium	1	4,800,000	0.6	5.0000	121	1.38	x	67.6	62.3

Total	84	$765,919,247	100.0%	5.6391%	112	1.83	x	66.1%	53.2%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-11

Cut-off Date Balances for Loan Group 2 Mortgage Loans

				Weighted Averages
Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

$1,036,218 - $1,999,999	16	$24,811,619	6.4%	5.8541%	125	1.66	x	67.3%	53.0%
$2,000,000 - $2,999,999	11	28,986,256	7.4	5.6784	135	1.50	x	73.9	59.1
$3,000,000 - $3,999,999	6	20,613,377	5.3	5.5950	135	1.42	x	76.4	54.5
$4,000,000 - $4,999,999	5	23,109,685	5.9	5.4646	118	1.45	x	79.1	65.1
$5,000,000 - $6,999,999	9	54,556,429	14.0	5.3452	129	1.43	x	76.5	58.8
$7,000,000 - $9,999,999	5	41,961,973	10.7	5.3932	103	1.75	x	71.3	62.9
$10,000,000 - $14,999,999	7	90,249,097	23.1	5.4224	114	1.38	x	77.2	65.1
$15,000,000 - $24,999,999	4	73,606,332	18.9	5.5926	117	1.31	x	78.3	65.9
$25,000,000 - $49,999,999	1	32,500,000	8.3	4.8100	119	1.43	x	80.0	68.8

Total	64	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Mortgage Rates for Loan Group 2 Mortgage Loans

				Weighted Averages
Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

4.5800% - 4.9999%	2	$39,300,000	10.1%	4.8083%	119	1.42	x	79.7%	67.9%
5.0000% - 5.4999%	29	191,716,816	49.1	5.2986	113	1.50	x	75.3	63.8
5.5000% - 5.9999%	23	140,829,599	36.1	5.7228	122	1.40	x	76.3	61.7
6.0000% - 6.4999%	8	14,765,647	3.8	6.1710	168	1.41	x	74.5	46.5
6.5000% - 6.9999%	2	3,782,708	1.0	6.5763	149	1.43	x	79.0	48.9

Total	64	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Original Term to Maturity in Months for Loan Group 2 Mortgage Loans(1)

				Weighted Averages
Original Term to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

60 - 110	2	$20,629,283	5.3%	5.1500%	55	1.31	x	77.7%	73.0%
111 - 120	54	337,040,641	86.3	5.4292	118	1.47	x	75.8	63.7
121 - 240	8	32,724,845	8.4	5.8257	179	1.33	x	78.4	45.0

Total	64	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Remaining Term to Maturity in Months for Loan Group 2 Mortgage Loans(1)

				Weighted Averages
Remaining Term to Maturity in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

38 - 110	2	$20,629,283	5.3%	5.1500%	55	1.31	x	77.7%	73.0%
111 - 120	54	337,040,641	86.3	5.4292	118	1.47	x	75.8	63.7
121 - 238	8	32,724,845	8.4	5.8257	179	1.33	x	78.4	45.0

Total	64	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-12

Original Amortization Term in Months for Loan Group 2 Mortgage Loans(1)

				Weighted Averages
Original Amortization Term in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(2)

201 - 240	4	$11,937,406	3.1%	5.9654%	209	1.52	x	67.6%	9.8%
241 - 300	7	17,656,179	4.6	5.6410	116	1.61	x	69.0	53.1
301 - 330	3	13,623,298	3.6	5.3572	76	1.45	x	74.6	67.3
331 - 360	49	338,927,886	88.7	5.4336	118	1.39	x	77.7	65.4

Total	63	$382,144,769	100.0%	5.4571%	119	1.41	x	76.9%	63.2%

(1)	Does not include the mortgage loan that is interest-only for its entire term.
(2)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Remaining Amortization Term in Months for Loan Group 2 Mortgage Loans(1)

				Weighted Averages
Remaining Amortization Term in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(2)

201 - 250	4	$11,937,406	3.1%	5.9654%	209	1.52	x	67.6%	9.8%
251 - 300	7	17,656,179	4.6	5.6410	116	1.61	x	69.0	53.1
301 - 360	52	352,551,184	92.3	5.4307	117	1.40	x	77.6	65.5

Total	63	$382,144,769	100.0%	5.4571%	119	1.41	x	76.9%	63.2%

(1)	Does not include the mortgage loan that is interest-only for its entire term.
(2)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Amortization Types for Loan Group 2 Mortgage Loans

				Weighted Averages
Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(3)

Balloon Loans (1)	47	$266,676,899	68.3%	5.5612%	121	1.43	x	76.6%	63.1%
IO-Balloon	13	92,244,283	23.6	5.1173	105	1.39	x	78.0	68.5
ARD Loans	1	15,000,000	3.8	5.4300	120	1.33	x	78.1	65.1
Interest Only (2)	1	8,250,000	2.1	5.0100	117	3.32	x	39.9	39.9
Fully Amortizing	2	8,223,587	2.1	5.9434	236	1.25	x	71.5	1.7

Total	64	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Excludes the mortgage loans which pay interest-only for a portion of their term.
(2)	The mortgage loan provides for monthly payments of interest-only for the entire term of the mortgage loan and the payment of the entire principal amount of the mortgage loan at maturity.
(3)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Underwritten Cash Flow Debt Service Coverage Ratios for Loan Group 2 Mortgage Loans

				Weighted Averages
Underwritten Cash Flow Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

1.16x - 1.19x	2	$3,667,000	0.9%	6.3000%	180	1.16	x	80.4%	59.6%
1.20x - 1.29x	9	83,978,942	21.5	5.5656	120	1.25	x	78.6	61.5
1.30x - 1.39x	14	99,647,667	25.5	5.4529	122	1.35	x	78.7	65.1
1.40x - 1.49x	20	137,086,799	35.1	5.3409	117	1.44	x	78.3	65.7
1.50x - 1.69x	13	47,717,073	12.2	5.5095	117	1.58	x	71.7	60.0
1.70x - 1.99x	1	2,622,854	0.7	5.9200	117	1.89	x	68.1	57.8
2.00x - 17.42x	5	15,674,435	4.0	5.2499	116	2.86	x	41.1	36.3

Total	64	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-13

Cut-off Date LTV Ratios for Loan Group 2 Mortgage Loans

				Weighted Averages
Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

7.2% - 49.9%	5	$15,674,435	4.0%	5.2499%	116	2.86	x	41.1%	36.3%
60.0% - 69.9%	6	22,638,464	5.8	5.5917	117	1.61	x	64.2	54.4
70.0% - 79.9%	44	283,495,691	72.6	5.4773	118	1.38	x	77.9	63.8
80.0% - 91.4%	9	68,586,180	17.6	5.3228	127	1.38	x	80.7	66.7

Total	64	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Maturity Date LTV Ratios for Loan Group 2 Mortgage Loans(1)

				Weighted Averages
Maturity Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

0.0% - 29.9%	4	$11,490,503	2.9%	5.7747%	201	1.67	x	61.2%	8.7%
30.0% - 49.9%	5	15,985,858	4.1	5.4658	124	2.58	x	49.1	39.0
50.0% - 59.9%	10	35,330,389	9.0	5.6231	124	1.56	x	69.5	56.1
60.0% - 64.9%	18	93,014,792	23.8	5.4422	125	1.42	x	77.1	63.4
65.0% - 69.9%	25	213,943,945	54.8	5.4308	118	1.36	x	79.4	67.1
70.0% - 75.6%	2	20,629,283	5.3	5.1500	55	1.31	x	77.7	73.0

Total	64	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Type of Mortgaged Properties for Loan Group 2 Mortgage Loans(1)

				Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	UW DSCR		Cut-off Date LTV Ratio	Occupancy

Multifamily
Garden	58	$351,121,223	89.9%	1.44	x	76.2%	94.0%
Mid/High Rise	2	16,506,821	4.2	1.64	x	74.0	94.7

Subtotal	60	$367,628,044	94.2%	1.44	x	76.1%	94.1%

Mobile Home Park	5	$22,766,725	5.8%	1.55	x	75.8%	97.5%

Total	65	$390,394,769	100.0%	1.45	x	76.1%	94.3%

(1)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

A-2-14

Mortgaged Properties by State for Loan Group 2 Mortgage Loans(1)

				Weighted Averages
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(2)

Texas	9	$107,780,675	27.6%	5.2803%	118	1.34	x	79.9%	67.5%
California	10	38,649,360	9.9	5.1714	99	1.77	x	67.7	61.1
Nevada	2	32,341,443	8.3	5.6054	117	1.50	x	71.1	59.8
Ohio	2	24,947,282	6.4	5.7793	114	1.25	x	79.0	67.0
Oklahoma	5	24,064,651	6.2	5.7760	145	1.36	x	81.2	62.1
Louisiana	4	16,819,017	4.3	5.5033	154	1.38	x	75.7	44.2
New Jersey	2	16,074,042	4.1	5.2746	119	1.54	x	76.3	63.1
Florida	3	15,318,657	3.9	5.4207	80	1.45	x	75.0	67.6
South Carolina	1	15,000,000	3.8	5.4300	120	1.33	x	78.1	65.1
Tennessee	1	13,187,258	3.4	5.4000	143	1.36	x	79.9	63.0
Arizona	2	10,700,000	2.7	5.2900	117	1.49	x	79.6	69.4
Michigan	2	9,451,574	2.4	5.7024	116	1.59	x	73.3	59.9
Virginia	3	8,819,806	2.3	5.6806	118	1.40	x	78.1	65.7
Indiana	3	8,799,403	2.3	5.4159	119	1.48	x	78.2	61.7
Alabama	1	6,850,000	1.8	5.2500	120	1.46	x	78.3	64.9
Oregon	1	6,386,565	1.6	5.3700	118	1.37	x	75.1	62.7
Wisconsin	3	6,145,117	1.6	5.6906	114	1.90	x	62.2	48.7
Georgia	1	4,994,994	1.3	5.2500	119	1.53	x	79.2	65.7
Delaware	1	4,587,295	1.2	5.8500	117	1.39	x	79.8	67.6
Minnesota	1	3,996,224	1.0	5.4900	119	1.49	x	76.9	64.3
North Carolina	2	3,904,697	1.0	5.5945	114	1.83	x	56.0	44.8
New York	1	3,067,886	0.8	6.0500	235	1.21	x	71.3	1.8
Conneticut	1	2,622,854	0.7	5.9200	117	1.89	x	68.1	57.8
Illinois	1	1,790,708	0.5	6.6500	114	1.45	x	77.9	67.6
Colorado	1	1,545,096	0.4	5.2500	117	2.55	x	35.9	29.9
Pennsylvania	1	1,314,165	0.3	6.1000	115	1.52	x	80.1	68.5
Arkansas	1	1,236,000	0.3	6.3000	180	1.17	x	71.4	52.9

Total	65	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Current Occupancy Rates for Loan Group 2 Mortgage Loans(1),(2)

				Weighted Averages
Current Occupancy Rates	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(3)

80.0 - 89.9	3	$41,980,126	10.8%	5.5111%	84	1.26	x	78.4%	70.1%
90.0 - 94.9	26	207,303,701	53.1	5.3778	123	1.42	x	77.0	62.9
95.0 - 100.0	36	141,110,942	36.1	5.5314	125	1.55	x	74.1	60.1

Total	65	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-15

Years Built/Renovated for Loan Group 2 Mortgage Loans(1),(2)

				Weighted Averages
Years Built/Renovated	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(3)

1910 - 1969	8	$17,703,703	4.5%	5.5427%	118	1.45	x	74.4%	63.7%
1970 - 1979	1	6,850,000	1.8	5.2500	120	1.46	x	78.3	64.9
1980 - 1989	12	51,255,422	13.1	5.5328	117	1.58	x	71.0	59.0
1990 - 1999	17	112,344,041	28.8	5.3311	121	1.43	x	78.3	65.0
2000 - 2003	27	202,241,604	51.8	5.4892	119	1.43	x	76.2	62.2

Total	65	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2)	Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

Prepayment Protection for Loan Group 2 Mortgage Loans

				Weighted Averages
Prepayment Protection	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity(1)

Defeasance	56	$322,217,840	82.5%	5.4453%	119	1.48	x	75.4%	62.4%
Yield Maintenance	8	68,176,930	17.5	5.4587	123	1.30	x	79.5	64.0

Total	64	$390,394,769	100.0%	5.4477%	119	1.45	x	76.1%	62.7%

(1)	Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

A-2-16

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

Loan #	Originator	Property Name	Street Address	City	State	Zip Code	County	Number of Properties	Property Type	Property SubType
6	MLML	Tanglewood Court Apartments	5885 San Felipe	Houston	TX	77057	Harris	1	Multifamily	Garden
8	JPMCB	Heron Springs Apartments	911 Heron Springs Parkway	Stow	OH	44224	Summit	1	Multifamily	Garden
9	PNC	Villas at Cheyenne Apartments	3260 Fountain Falls Way	North Las Vegas	NV	89032	Clark	1	Multifamily	Garden
13	PNC	The Equinox Apartments	27600 King`s Manor Drive North	Kingwood	TX	77339	Montgomery	1	Multifamily	Garden
14	MLML	Cedar Grove Apartments	8710 Evangeline Drive	North Charleston	SC	29420	Dorchester	1	Multifamily	Garden
15	MLML	The Patrician	406 Jefferson Street	Hoboken	NJ	07030	Hudson	1	Multifamily	Mid/High Rise
18	PNC	Bristol on Mayfield Apartment Homes	2901 Mayfield Road	Grand Prairie	TX	75052	Tarrant	1	Multifamily	Garden
20	MLML	Crown at Martin Park	5300 W Memorial Road	Oklahoma City	OK	73142	Oklahoma	1	Multifamily	Garden
22	JPMCB	Bristol Park at Governors Square	135 Westfield Court	Clarksville	TN	37040	Montgomery	1	Multifamily	Garden
23	JPMCB	Princess By The Lakes	2750 South Durango Drive	Las Vegas	NV	89117	Clark	1	Multifamily	Garden
27	JPMCB	Sonterra Apartments	15425 Sherman Way Boulevard	Van Nuys	CA	91406	Los Angeles	1	Multifamily	Garden
31	PNC	The Savoy	5500 Sampson Street	Houston	TX	77004	Harris	1	Multifamily	Garden
35	MLML	The Gates at Bradenton	4515 26th Street West	Bradenton	FL	34207	Manatee	1	Multifamily	Garden
37	PNC	The Falls Apartment Homes	9001 South Normandale Street	Fort Worth	TX	76116	Tarrant	1	Multifamily	Garden
39	PNC	Cranbrook Forest Apartment Homes	13875 Ella Boulevard	Houston	TX	77014	Harris	1	Multifamily	Garden
40	JPMCB	El Dorado Apartments	3060 Madison Avenue	Fullerton	CA	92831	Orange	1	Multifamily	Garden
43	PNC	Mountain View Apartments	900 SE Centerpointe Drive	Corvallis	OR	97333	Benton	1	Multifamily	Garden
44	JPMCB	Marion Village MHP	700 35th Street	Marion	IA	52302	Linn	1	Manufactured Housing	Manufactured Housing
48	PNC	Twin Oaks Apartment Homes	601 North Twin Oaks Drive	Temple	TX	76504	Bell	1	Multifamily	Garden
50	JPMCB	Nottingham/Camelot-Gatehouse Apartments	1301 King Arthur Boulevard and 4040 Parliament Drive	Alexandria	LA	71303	Rapides	1	Multifamily	Garden
51	MLML	Woodbrook Trail Apartments	1740 Woodbrook Trail	Alabaster	AL	35007	Shelby	1	Multifamily	Garden
52	PNC	The Hills Apartment Homes	3101 West Normandale Street	Fort Worth	TX	76116	Tarrant	1	Multifamily	Garden
54	JPMCB	Kings Garden Apartments	2700 NE 205th Avenue	Fairview	OR	97024	Multnomah	1	Multifamily	Garden
56	JPMCB	Arbor Woods MHC Phase I	1993 Arbor Woods Boulevard	Superior Township	MI	48198	Washtenaw	1	Manufactured Housing	Manufactured Housing
58	JPMCB	Buckhorn Ranch Estates	2993 Curtis Street	Des Plaines	IL	60018	Cook	1	Manufactured Housing	Manufactured Housing
59	JPMCB	Mesa Ridge MHP	1402 West Ajo Way	Tucson	AZ	85713	Pima	1	Manufactured Housing	Manufactured Housing
60	JPMCB	Carriage House Apartments	728 West Marshall Street	Richmond	VA	23220	Richmond City	1	Multifamily	Garden
62	JPMCB	Castlebrook Apartments	4944 South Sherwood Forest Boulevard	Baton Rouge	LA	70816	East Baton Rouge	1	Multifamily	Garden
63	JPMCB	Country Club MHP	5600 South Country Club Road	Tucson	AZ	85706	Pima	1	Manufactured Housing	Manufactured Housing
66	MLML	Shenandoah Apartments	770-780 Gaines School Road	Athens	GA	30605	Clarke	1	Multifamily	Garden
68	MLML	15-15A West 64th Street	15-15A West 64th Street	New York	NY	10023	New York	1	Multifamily	Mid/High Rise
69	MLML	Eden Gardens Estates Mobile Home Park	1150 West Winton Avenue	Hayward	CA	95129	Alameda	1	Manufactured Housing	Manufactured Housing
71	MLML	Claymont Garden Apartments	92-96 Governor Printz Boulevard	Claymont	DE	19703	New Castle	1	Multifamily	Garden
72	JPMCB	Atrium Apartments	1756 South Clyde Morris Boulevard	Daytona	FL	32119	Volusia	1	Multifamily	Garden
80	JPMCB	Hidden Creek Apartments	3130 Middle Road	Jeffersonville	IN	47130	Clark	1	Multifamily	Garden
82	JPMCB	Rainbow Plaza	820 West Main Street	Anoka	MN	55303	Anoka	1	Multifamily	Garden
88	JPMCB	The Estates II Apartments	1451 & 1501 Tollis Parkway	Broadview Heights	OH	44147	Cuyahoga	1	Multifamily	Garden
91	JPMCB	College Hill Apartments	510 College Avenue	Grand Rapids	MI	49503	Kent	1	Multifamily	Garden
94	JPMCB	Greenfield Knoll Apartments	1010 Brandywine Parkway	Greenfield	IN	46140	Hancock	1	Multifamily	Garden
100	JPMCB	Woodridge /Woodlane Apartment Portfolio	Various	Charlottesville	VA	22901	Albemarle	2	Multifamily	Garden
100.01	JPMCB	Woodridge Apartments	320 Commonwealth Drive	Charlottesville	VA	22901	Albemarle	1	Multifamily	Garden
100.02	JPMCB	Woodlane Apartments	2820 Hydraulic Road	Charlottesville	VA	22901	Albemarle	1	Multifamily	Garden
102	JPMCB	Cedar Knoll Apartments	3076—3128 Shenk Road	Sanborn	NY	14132	Niagara	1	Multifamily	Garden
104	JPMCB	University Place Apartments	200 Oakcrest Drive	Lafayette	LA	70503	Lafayette	1	Multifamily	Garden
107	JPMCB	Cedar Greene Apartments	3720 Frew Road	Charlotte	NC	28206	Mecklenburg	1	Multifamily	Garden
108	PNC	Savannah Pointe Apartments	6134 North MacArthur Boulevard	Oklahoma City	OK	73122	Oklahoma	1	Multifamily	Garden
110	PNC	Garland Square of Norman II	201 Woodcrest Drive	Norman	OK	73071	Cleveland	1	Multifamily	Garden
113	JPMCB	Orchard Court Apartments	10 North Orchard Street	Madison	WI	53715	Dane	1	Multifamily	Garden
115	MLML	21225 Roscoe Boulevard	21225 Roscoe Boulevard	Canoga Park	CA	91304	Los Angeles	1	Multifamily	Garden
118	MLML	8031 & 8045 Sepulveda Boulevard	8031 & 8045 Sepulveda Boulevard	North Hills	CA	91402	Los Angeles	1	Multifamily	Garden
119	MLML	Parkridge I & II Apartments (1)	4314-4360 Park Avenue	Bridgeport	CT	06604	Fairfield	1	Multifamily	Garden
123	PNC	Park Ridge of Durant	815 Gerlach Drive	Durant	OK	74701	Bryan	1	Multifamily	Garden
125	PNC	The Gardens of Victoria Apartments	313 Williamsburg Avenue	Victoria	TX	77904	Victoria	1	Multifamily	Garden
126	MLML	8811 & 8825 Woodman Avenue	8811 & 8825 Woodman Avenue	Arleta	CA	91331	Los Angeles	1	Multifamily	Garden
129	JPMCB	3 East 69th Street (2)	3 East 69th Street	New York	NY	10021	New York	1	Multifamily	Mid/High Rise
130	PNC	Garland Square Apartments	1315 Knutson Street	Guymon	OK	73942	Texas	1	Multifamily	Garden
131	MLML	918-930 Central Avenue	918-930 Central Avenue	Redlands	CA	92374	San Bernardino	1	Multifamily	Garden
132	JPMCB	Bally Vaughn Apartments	1317 West Washington Street	Springfield	IL	62702	Sangamon	1	Multifamily	Garden
133	MLML	9250 Sepulveda Boulevard	9250 Sepulveda Boulevard	North Hills	CA	91343	Los Angeles	1	Multifamily	Garden
134	JPMCB	Oak Tree Apartments	2110 University Avenue	Madison	WI	53726	Dane	1	Multifamily	Mid/High Rise
135	JPMCB	Tree Lane Park Apartments	7510-7546 Tree Lane	Madison	WI	53717	Dane	1	Multifamily	Garden
136	JPMCB	Hollywood Park	4000 Westbank Expressway	Marrero	LA	70072	Jefferson	1	Multifamily	Garden
138	MLML	9215 Sepulveda Apartments	9215 Sepulveda Boulevard	North Hills	CA	91343	Los Angeles	1	Multifamily	Garden
139	JPMCB	Lakewood Apartments	1651 Lake Meadow Circle South	Brandon	FL	33510	Hillsborough	1	Multifamily	Garden
140	JPMCB	Carefree Village Townhomes	4801-4887 Pacer Lane	Colorado Springs	CO	80917	El Paso	1	Multifamily	Garden
141	MLML	8123 Sepulveda Boulevard	8123 Sepulveda Boulevard	Van Nuys	CA	91402	Los Angeles	1	Multifamily	Garden
143	JPMCB	Haverford Manor Apartments	7212-7224 Haverford Avenue	Philadelphia	PA	19151	Philadelphia	1	Multifamily	Garden
144	JPMCB	Holly Tree Acres	109 Middle Drive	Pittsgrove	NJ	08318	Salem	1	Manufactured Housing	Manufactured Housing
145	JPMCB	Scenic Drive Apartments	2404-2408 Scenic Drive	Lanesville	IN	47136	Harrison	1	Multifamily	Garden
146	PNC	Brookstone Park Apartments	331 South Skaggs Road	Clarksville	AR	72830	Johnson	1	Multifamily	Garden
147	JPMCB	Loughberry MHC	Jones Road	Wilton	NY	12866	Saratoga	1	Manufactured Housing	Manufactured Housing
148	JPMCB	Spring Lake Apartments	945 & 955 Spring Forest Road	Greenville	NC	27834	Pitt	1	Multifamily	Garden

Footnotes:

(1)	Parkridge I & II Apartments contains 7 five bedroom units as opposed to 7 four bedroom units.
(2)	The average rents shown for the 3 East 69th Street Mortgaged Loan reflect the appraiser's estimate of market rents and not actual in-place rents.

B-1

			STUDIO/PAD		ONE BEDROOM		TWO BEDROOM		THREE BEDROOM		FOUR BEDROOM
Current Balance ($)(2)	Loan Group 1 or 2	Total SF/Units	No. of Studios/Pads	Average Studio/ Pad Rent	No. of 1-BR Units	Average 1-BR Rent	No. of 2-BR Units	Average 2-BR Rent	No. of 3-BR Units	Average 3-BR Rent	No. of 4-BR Units	Average 4-BR Rent	Utilities Tenant Pays	Elevator Present	Loan No.

32,500,000.00	2	634			429	647	195	871	10	1,169			Electric, Water	No	6
21,350,843.17	2	373			160	734	187	891	26	1,119			Electric,Gas,Water, Sewer	No	8
19,892,171.54	2	368					184	751	184	901			Electric, Gas	No	9
17,363,317.63	2	320			192	683	96	930	32	1,060			Electric, Water	No	13
15,000,000.00	2	248			84	677	120	831	44	993			Electric, Water	No	14
14,785,002.70	2	68			8	1,638	60	2,278					Electric, Gas	Yes	15
14,240,000.00	2	258			156	687	75	877	27	1,101			Electric, Water	No	18
13,986,650.95	2	264			161	622	103	771					Electric, Water	No	20
13,187,257.94	2	244			72	689	132	844	40	914			Electric,Water, Sewer	No	22
12,449,271.63	2	357			107	670	198	770	52	910			Electric	No	23
11,429,282.86	2	161	37	830	79	1,020	42	1,285	3	1,550			Electric	Yes	27
10,171,631.41	2	180			96	713	84	936					Electric, Water	No	31
9,200,000.00	2	259			97	608	162	704					Electric,Gas,Water	No	35
8,973,553.65	2	256	16	380	124	477	100	617	16	786			Electric, Water	No	37
8,260,261.86	2	261			160	531	101	658					Electric, Water	No	39
8,250,000.00	2	257			165	855	92	1,225					Electric	No	40
7,827,400.71	1	132					104	725	28	882			Electric	No	43
7,750,000.00	1	486	486	231										N/A	44
7,278,157.69	2	224			64	440	144	539	16	676			Electric, Water	No	48
6,992,769.66	2	241			103	483	96	581	42	773			Electric	No	50
6,850,000.00	2	200			32	482	160	572	8	731			Electric	No	51
6,800,000.00	2	264	56	349	112	396	80	533	16	722			Electric	No	52
6,386,565.05	2	152					76	639	76	739			Electric	No	54
5,982,607.98	2	214	214	367										N/A	56
5,731,608.22	1	225	225	460										N/A	58
5,700,000.00	2	290	290	285										N/A	59
5,688,784.17	2	40			1	600					39	1,845		Yes	60
5,155,701.64	2	263			136	449	111	513	15	650	1	1,000	Electric	No	62
5,000,000.00	2	245	245	278										N/A	63
4,994,993.98	2	109					99	660	10	930			Electric,Gas,Water	No	66
4,800,000.00	1	40	1	1,768	37	1,289	2	2,613					Electric,Gas,Water	No	68
4,795,077.41	2	129	129	397										N/A	69
4,587,295.02	2	101			67	571	34	696					Electric,Gas,Water	No	71
4,532,318.58	2	108			36	588	72	716					Electric,Gas,Water, Sewer	No	72
4,200,000.00	2	184			80	416	104	526					Electric	No	80
3,996,223.53	2	105	15	465	56	585	34	713					Electric	No	82
3,596,439.03	2	80			48	656	32	800					Electric	No	88
3,468,965.90	2	132	16	475	84	525	32	675					Electric	Yes	91
3,352,840.77	2	80			32	535	48	678					Electric	No	94
3,131,022.15	2	62					62	712					Electric	No	100
2,377,991.51	2	48					48	706					Electric	No	100.01
753,030.64	2	14					14	733					Electric	No	100.02
3,067,885.74	2	96					96	539						No	102
2,996,793.42	2	192			48	425	144	500					Electric	No	104
2,868,479.55	2	224			116	450	108	550					Electric	No	107
2,850,000.00	2	136					120	430	16	624			Electric	No	108
2,805,000.00	2	110			48	354	38	487	24	608			Electric	No	110
2,733,376.90	2	26	4	533	1	609	5	1,049	16	1,720			Electric	Yes	113
2,685,000.00	2	57			32	626	25	682					Electric, Gas	No	115
2,650,000.00	2	80	24	476	50	588	6	741					Electric,Gas,Water	No	118
2,622,853.56	2	35			4	750	8	1,250	16	1,478	7	1,900	Electric	No	119
2,431,000.00	2	105			16	307	56	392	32	491	1	480	Electric, Water	No	123
2,193,752.94	2	66			33	465	33	623					Electric, Water	No	125
2,150,000.00	2	49	3	464	30	626	16	736					Electric, Gas	No	126
2,000,000.00	1	29			10	5,200	17	7,950	1	15,050			Electric,Gas	Yes	129
1,992,000.00	2	92					50	495	42	570			Electric, Water	No	130
1,900,000.00	2	36	1	525	16	663	17	754	2	1,075			Electric, Gas	No	131
1,790,707.59	2	72					60	470	12	560			Electric	No	132
1,745,000.00	2	47	8	447	35	574	4	735					Electric,Gas,Water	No	133
1,721,818.70	2	53			14	756	31	1,138	8	1,178			Electric	Yes	134
1,689,920.93	2	40			40	800							Electric	No	135
1,673,752.59	2	70			38	425	32	525					Electric	No	136
1,615,000.00	2	39	4	451	23	609	10	796	2	818			Electric,Gas,Water	No	138
1,586,338.61	2	83	17	435	59	535	7	660					Electric	No	139
1,545,096.49	2	64							64	817			Electric,Water,Sewer	No	140
1,430,000.00	2	41	4	499	32	606	5	822					Electric,Gas,Water	No	141
1,314,165.13	2	39	3	550	26	600	10	700					Electric	No	143
1,289,039.77	2	112	112	310										N/A	144
1,246,561.91	2	36					36	495					Electric,Water,Sewer	No	145
1,236,000.00	2	44							34	412	10	470	Electric, Water	No	146
1,076,557.26	1	75	75	292										N/A	147
1,036,217.68	2	28					28	529					Electric	No	148

B-2

ANNEX C

July 31, 2003	JPMCC 2003-PM1

Structural and Collateral Term Sheet

$651,734,000

(Approximate)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2003-PM1

JPMorgan Chase Bank

Merrill Lynch Mortgage Lending, Inc.

PNC Bank, National Association

Mortgage Loan Sellers

JPMorgan		Merrill Lynch & Co.
PNC Capital Markets, Inc.	Credit Suisse First Boston	Deutsche Bank Securities

The analyses in this report are based upon information provided by JPMorgan Chase Bank, Merrill Lynch Mortgage Lending, Inc. and PNC Bank, National Association, Inc. (the “Sellers”). J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc. Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. (the “Underwriters”) make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the “Securities”). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Key Features

Co-Lead Managers:	J.P. Morgan Securities Inc. (Joint Bookrunner)

Merrill Lynch, Pierce, Fenner & Smith Incorporated (Joint Bookrunner)

Co-Managers:	PNC Capital Markets, Inc.

Credit Suisse First Boston LLC

Deutsche Bank Securities Inc.

Mortgage Loan Sellers:	JPMorgan Chase Bank (39.9%)

Merrill Lynch Mortgage Lending, Inc. (34.9%)

PNC Bank, National Association (25.3%)

Master Servicer:	Midland Loan Services, Inc.

Special Servicer:	Midland Loan Services, Inc.

Trustee:	Wells Fargo Bank Minnesota, N.A.

Paying Agent:	JPMorgan Chase Bank

Rating Agencies:	Fitch, Inc.

Standard & Poor’s Ratings Services

Pricing Date:	On or about August 14, 2003

Closing Date:	On or about August 21, 2003

Cut-off Date:	With respect to each mortgage loan, the related due date of such mortgage loan in August 2003 or, such other date specified in the preliminary prospectus supplement.

Distribution Date:	12th of each month, or if the 12th day is not a business day, on the next succeeding business day, beginning in September 2003

Payment Delay:	11 days

Tax Status:	REMIC

ERISA Consideration:	Class A-1, A-2, A-3, A-4, A-1A, B, C, D & E

Optional Termination:	1.0% (Clean-up Call)

Minimum Denominations:	$10,000

Settlement Terms:	DTC, Euroclear and Clearstream Banking

Collateral Characteristics

Collateral Characteristics	Full	Loan Group 1	Loan Group 2
Initial Pool Balance (IPB):	$1,156,314,017	$765,919,247	$390,394,769

Number of Mortgaged Loans:	148	84	64

Number of Mortgaged Properties:	183	118	65

Average Cut-off Balance per Loan:	$7,812,933	$9,118,086	$6,099,918

Average Cut-off Balance per Property:	$6,318,656	$6,490,841	$6,006,073

Weighted Average (WA) Current Mortgage Rate:	5.5745%	5.6391	5.4477%

Weighted Average Underwritten (UW) DSCR:	1.70	x	1.83	x	1.45	x

Weighted Average Cut-off Date Loan-to-Value (LTV):	69.5%	66.1%	76.1%

Weighted Average Maturity Date LTV:	56.4%	53.2%	62.6%

Weighted Average Remaining Term to Maturity (months):	114	112	119

Weighted Average Original Amortization Term (months):	336	328	352

Weighted Average Seasoning (months):	4	5	2

10 Largest Loans as% of IPB:	33.2%	47.5%	44.8%

% of Loans with Additional Debt:	3.3%	2.6%	4.8%

% of Loans with Single Tenants:	9.1%	13.7%	NAP

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

2 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Approximate Securities Structure

Publicly Offered Classes

Class	Expected Ratings (S&P/Fitch)	Approximate Face Amount	Credit Support (% of Balance)[2]	Expected Weighted Avg. Life (years)[3]	Expected Payment Window[3]
A-1	AAA/AAA	$86,050,000	17.375%	2.74	09/03-05/08
A-2	AAA/AAA	$96,950,000	17.375%	5.03	05/08-06/09
A-3	AAA/AAA	$100,000,000	17.375%	8.28	06/09-11/12
A-4	AAA/AAA	$282,010,000	17.375%	9.73	11/12-07/13
B	AA/AA	$33,244,000	14.500%	9.98	08/13-08/13
C	AA-/AA-	$13,009,000	13.375%	9.98	08/13-08/13
D	A/A	$27,462,000	11.000%	9.98	08/13-08/13
E	A-/A-	$13,009,000	9.875%	10.03	08/13-09/13

Privately Offered Classes

Class	Expected Ratings (S&P/Fitch)	Approximate Face Amount		Credit Support (% of Balance)[2]	Expected Weighted Avg. Life (years)[3]	Expected Payment Window[3]
X-1	AAA/AAA	$1,156,314,016	[1]	N/A	N/A	N/A
X-2	AAA/AAA	$1,107,302,000	[1]	N/A	N/A	N/A
A-1A	AAA/AAA	$390,394,000		17.375%	N/A	N/A
F	BBB+/BBB+	$15,899,000		8.500%	N/A	N/A
G	BBB/BBB	$13,008,000		7.375%	N/A	N/A
H	BBB-/BBB-	$18,790,000		5.750%	N/A	N/A
J	BB+/BB+	$15,900,000		4.375%	N/A	N/A
K	BB/BB	$7,227,000		3.750%	N/A	N/A
L	BB-/BB-	$8,672,000		3.000%	N/A	N/A
M	B+/B+	$7,227,000		2.375%	N/A	N/A
N	B/B	$4,336,000		2.000%	N/A	N/A
P	B-/B-	$2,891,000		1.750%	N/A	N/A
NR	NR/NR	$20,236,016		N/A	N/A	N/A

[1]	Notional Amount
[2]	The credit support percentages set forth are for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates represented in the aggregate.
[3]	The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under “Yield and Maturity Considerations-Weighted Average” in the preliminary prospectus supplement, and no assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

3 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Structural Overview

•	For the purposes of making distributions to the Class A-1, A-2, A-3, A-4 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups (either “Loan Group 1” or “Loan Group 2”). Generally interest and principal distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be based off amounts available relating to Loan Group 1 and principal distributions on the Class A-1A Certificates will be based off amounts available relating to Loan Group 2.

•	Interest payments will be concurrent to A-1, A-2, A-3, A-4 and A-1A, pro-rata to the Class A-1, A-2, A-3 and A-4 from Loan Group 1, and A-1A from Loan Group 2 (the foregoing classes, together, the “Class A Certificates”), X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

•	The pass-through rates on the Class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and NR will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (iii) a rate equal to the lesser of a specified pass-through rate or the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

•	All classes will accrue interest on a 30/360 basis.

•	Generally, the Class A-1, A-2, A-3, and A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the class A-1A Certificates has been reduced to zero and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class B Certificates though Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed (without regard for loan group) to Class A-1, A-2, A-3, A-4 and A-1A, pro-rata.

•	Losses will be borne by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-1A Certificates.

•	Yield maintenance charges calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the Offered Certificates and the Class A-1A, F, G and H Certificates in the following manner: the holders of each class of Offered Certificates and the Class A-1A, F, G, and H Certificates will receive, with respect to the related Loan Group on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below.

YM Charge	x	Group Principal Paid to Class	x	(Pass -Through Rate on Class – Discount Rate)
		Group Total Principal Paid		(Mortage Rate on Loan – Discount Rate)

•	Notwithstanding the foregoing, any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

•	The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

4 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

5 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Full Collateral Characteristics

Cut-off Date Principal Balance
Range of Principal Balances	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
$ 1,036,218 – $ 1,999,999	19	$28,883,593	2.5%	64.6%	1.70x
$ 2,000,000 – $ 2,999,999	26	67,208,912	5.8	69.4%	1.96x
$ 3,000,000 – $ 3,999,999	22	75,846,991	6.6	71.4%	1.51x
$ 4,000,000 – $ 4,999,999	16	72,261,385	6.2	67.8%	1.70x
$ 5,000,000 – $ 6,999,999	16	94,105,266	8.1	75.3%	1.47x
$ 7,000,000 – $ 9,999,999	17	139,982,755	12.1	69.0%	1.61x
$10,000,000 – $14,999,999	18	225,152,948	19.5	71.5%	1.62x
$15,000,000 – $24,999,999	7	129,373,994	11.2	77.6%	1.36x
$25,000,000 – $49,999,999	4	126,222,892	10.9	73.8%	1.52x
$50,000,000 – $82,000,000	3	197,275,281	17.1	57.3%	2.30x

Total/Weighted Average:	148	$1,156,314,017	100.0%	69.5%	1.70x

Average per Loan:		$7,812,933

Average per Property:		$6,318,656

Range of Mortgage Interest Rates
Range of Mortgage Interest Rates	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
4.5800% – 4.9999%	5	$118,229,178	10.2%	73.4%	1.87x
5.0000% – 5.4999%	50	469,700,582	40.6	66.6%	1.93x
5.5000% – 5.9999%	59	370,777,475	32.1	72.0%	1.49x
6.0000% – 6.4999%	26	159,350,259	13.8	72.1%	1.46x
6.5000% – 6.9999%	5	11,951,423	1.0	74.9%	1.33x
8.0000% – 8.4100%	3	26,305,099	2.3	49.1%	1.48x

Total/Weighted Average:	148	$1,156,314,017	100.0%	69.5%	1.70x

Weighted Average Mortgage Rate:	5.5745%

Original Term to Maturity/ARD in Months

Original Term to Maturity	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
60 – 110	7	$116,617,588	10.1%	75.1%	1.60x
111 – 120	121	874,316,124	75.6	71.9%	1.56x
121 – 240	20	165,380,305	14.3	52.7%	2.52x

Total/Weighted Average:	148	$1,156,314,017	100.0%	69.5%	1.70x

Weighted Average Original Term to Maturity:	119

Geographic Distribution
State	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Texas	20	$187,701,248	16.2%	74.0%	1.40x
California	31	167,216,578	14.5	70.0%	1.66x
Southern California	28	156,908,143	13.6	69.8%	1.68x
Northern California	3	10,308,435	0.9	72.2%	1.43x
New York	7	88,362,621	7.6	74.9%	1.92x
Massachusetts	1	82,000,000	7.1	33.3%	3.32x
Florida	7	81,114,959	7.0	70.4%	1.50x
Michigan	17	71,406,188	6.2	71.5%	1.63x
Virginia	8	59,338,979	5.1	60.7%	2.05x
Other	92	419,173,443	36.3	73.9%	1.50x

Total/ Weighted Average	183	$1,156,314,017	100.0%	69.5%	1.70x

Underwritten Cash Flow Debt Service Coverage Ratios
UW DSCR	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
1.16x – 1.19x	4	$9,351,206	0.8%	75.0%	1.18x
1.20x – 1.29x	17	108,144,465	9.4	75.5%	1.24x
1.30x – 1.39x	26	227,718,504	19.7	77.0%	1.35x
1.40x – 1.49x	35	243,476,409	21.1	77.6%	1.44x
1.50x – 1.69x	37	328,403,174	28.4	71.5%	1.57x
1.70x – 1.99x	14	90,532,945	7.8	63.1%	1.78x

2.00x – 17.43x	15	148,687,314	12.9	39.4%	3.30x

Total/Weighted Average:	148	$1,156,314,017	100.0%	69.5%	1.70x

Remaining Terms to Maturity/ARD Date in Months
Range of Remaining Terms to Maturity	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
38 – 110	11	$197,768,790	17.1%	70.1%	1.56x
111 – 120	118	796,808,244	68.9	72.8%	1.57x
121 – 238	19	161,736,983	14.0	52.3%	2.55x

Total/Weighted Average:	148	$1,156,314,017	100.0%	69.5%	1.70x

Weighted Average Remaining Term to Maturity/ARD:	114

Property Type Distribution
Property Type	Sub Property Type	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Multifamily	Garden	59	$358,948,624	31.0%	76.3%	1.43x
	Mid/High Rise	4	23,306,821	2.0	67.0%	2.94x
	Subtotal	63	$382,255,445	33.1%	75.7%	1.53x

Retail	Anchored	25	$221,464,277	19.2%	70.7%	1.68x
	Unanchored	40	74,500,459	6.4	67.0%	1.68x
	Subtotal	65	$295,964,736	25.6%	69.7%	1.68x

Office	Suburban	20	$196,536,002	17.0	70.8%	1.46x
	CBD	2	64,072,500	5.5%	78.0%	1.62x
	Subtotal	22	$260,608,502	22.5%	72.6%	1.50x

Hotel	Full Service	2	$93,584,903	8.1%	35.2%	3.13x
	Limited Service	1	7,989,588	0.7	63.9%	1.73x
	Subtotal	3	$101,574,491	8.8%	37.5%	3.02x

Industrial	Warehouse/Distribution	11	$36,946,850	3.2	67.9%	1.66x
	Flex	3	13,946,675	1.2%	65.6%	1.86x
	Subtotal	14	$50,893,524	4.4%	67.3%	1.72x

Manufactured Housing	Manufactured Housing	8	$37,324,891	3.2%	76.1%	1.57x

Self Storage	Self Storage	6	$19,195,283	1.7%	62.1%	1.72x

Mixed Use	Office/Retail	2	$8,497,145	0.7%	68.6%	1.45x

Total/Weighted Average		183	$1,156,314,017	100.0%	69.5%	1.70x

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

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Structural and Collateral Term Sheet	JPMCC 2003-PM1

Full Collateral Characteristics

Original Amortization Term in Months[1]
Original Amortization Term	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
132 – 200	4	$24,954,631	2.2%	69.6%	1.32x
201 – 240	12	40,091,611	3.6	69.0%	1.42x
241 – 300	31	264.951.921	23.6	55.7%	2.10x
301 – 330	3	13,623,298	1.2	74.6%	1.45x

331 – 360	94	781,238,065	69.5	75.2%	1.50x

Total/Weighted Average:	144	$1,124,859,526	100.0%	70.2%	1.63x

Weighted Average Original Amortization Term:	336

LTV Ratios as of the Cut-off Date
Cut-off LTV	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
7.2% – 49.9%	14	$145,978,443	12.6%	37.2%	3.16x
50.0% – 59.9%	10	46,700,848	4.0	54.0%	1.97x
60.0% – 69.9%	25	196,600,635	17.0	65.9%	1.64x
70.0% – 79.9%	88	665,730,623	57.6	76.8%	1.43x
80.0% – 91.4%	11	101,303,467	8.8	82.1%	1.43x

Total/Weighted Average:	148	$1,156,314,017	100.0%	69.5%	1.70x

Amortization Types
Amortized Types	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Balloon Loans[2]	106	$739,342,489	63.9%	73.9%	1.52x
Interest Only-Balloon	21	255,280,263	22.1	60.7%	2.03x
ARD Loans	8	100,155,615	8.7	67.1%	1.55x
Interest Only	4	31,454,491	2.7	42.8%	4.27x
Fully Amortizing	8	25,281,158	2.2	70.7%	1.25x

Interest Only-ARD	1	4,800,000	0.4	67.6%	1.38x

Total/Weighted Average:	148	$1,156,314,017	100.0%	69.5%	1.70x

Current Occupancy Rates[3]
Current Occupancy Rates	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
70.6 – 79.9	2	$5,999,104	0.6%	55.4%	1.85x
80.0 – 89.9	15	98,845,816	9.4	71.2%	1.46x
90.0 – 94.9	41	397,885,538	37.8	75.2%	1.46x

95.0 – 100.0	121	550,912,976	52.3	71.1%	1.68x

Total/Weighted Average:	179	$1,053,643,434	100.0%	72.6%	1.58x

Remaining Amortization Term in Months[1]
Remaining Amortization Term	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
128 – 200	4	$24,954,631	2.2%	69.6%	1.32x
201 – 250	13	48,095,303	4.3	65.4%	1.39x
251 – 300	32	275,249,636	24.5	55.5%	2.09x
301 – 360	95	776,559,956	69.0	75.7%	1.49x

Total/Weighted Average:	144	$1,124,859,526	100.0%	70.2%	1.63x

Weighted Average Remaining Amortization Term:	333

LTV Ratios as of the Maturity/ARD Date
Maturity LTV	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
0.0% – 29.9%	14	$116,571,890	10.1%	41.6%	3.03x
30.0% – 49.9%	26	188,922,188	16.3	56.9%	1.95x
50.0% – 59.9%	34	152,946,261	13.2	70.7%	1.50x
60.0% – 64.9%	32	242,293,190	21.0	73.3%	1.52x
65.0% – 69.9%	38	359,804,740	31.1	79.2%	1.40x

70.0% – 75.6%	4	95,775,748	8.3	80.3%	1.54x

Total/Weighted Average:	148	$1,156,314,017	100.0%	69.5%	1.70x

Year Built/Renovated
Year Built/Renovated	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
1910 – 1969	11	$29,392,296	2.5%	73.2%	1.54x
1970 – 1979	8	30,271,827	2.6	59.9%	1.71x
1980 – 1989	31	166,487,281	14.4	70.6%	1.55x
1990 – 1999	60	393,127,840	34.0	63.9%	1.99x
2000 – 2003	73	537,034,772	46.4	73.5%	1.55x

Total/Weighted Average:	183	$1,156,314,017	100.0%	69.5%	1.70x

Prepayment Protection
Prepayment Protection	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Defeasance	131	$1,037,838,954	89.8%	69.6%	1.73x
Yield Maintenance	16	113,675,063	9.8	68.5%	1.51x
Prepayment Premium	1	4,800,000	0.4	67.6%	1.38x

Total/Weighted Average:	148	$1,156,314,017	100.0%	69.5%	1.70x

[1]	Excludes loans that are interest only for the entire term.
[2]	Excludes the mortgage loans which pay interest only for a portion of their term.
[3]	Does not include hotels or 1280 Southern Way. 1280 Southern Way, representing 0.1% of the Initial Pool Balance, was recently constructed and is 0% occupied.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

7 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Loan Group 1 Collateral Characteristics

Cut-off Date Principal Balance
Range of Principal Balances	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
$ 1,076,557 – $ 1,999,999	3	$4,071,973	0.5%	48.7%	1.96x
$ 2,000,000 – $ 2,999,999	15	38,222,656	5.0	66.0%	2.30x
$ 3,000,000 – $ 3,999,999	16	55,233,614	7.2	69.5%	1.55x
$ 4,000,000 – $ 4,999,999	11	49,151,700	6.4	62.5%	1.82x
$ 5,000,000 – $ 6,999,999	7	39,548,837	5.2	73.6%	1.52x
$ 7,000,000 – $ 9,999,999	12	98,020,782	12.8	68.1%	1.55x
$10,000,000 – $14,999,999	11	134,903,850	17.6	67.6%	1.79x
$15,000,000 – $24,999,999	3	55,767,662	7.3	76.6%	1.43x
$25,000,000 – $49,999,999	3	93,722,892	12.2	71.6%	1.55x
$50,000,000 – $82,000,000	3	197,251,281	25.8	57.3%	2.30x

Total/Weighted Average:	84	$765,919,247	100.0%	66.1%	1.83x

Average per Loan:		$9,118,086

Average per Property:		$6,490,841

Range of Mortgage Interest Rates
Range of Mortgage Interest Rates	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
4.5800% – 4.9999%	3	$78,929,178	10.3%	70.3%	2.10x
5.0000% – 5.4999%	21	277,983,766	36.3	60.6%	2.23x
5.5000% – 5.9999%	36	229,947,876	30.0	69.3%	1.55x
6.0000% – 6.4999%	18	144,584,613	18.9	71.8%	1.47x
6.5000% – 6.9999%	3	8,168,715	1.1	72.9%	1.28x
8.0000% – 8.4100%	3	26,305,099	3.4	49.1%	1.48x

Total/Weighted Average:	84	$765,919,247	100.0%	66.1%	1.83x

Weighted Average Mortgage Rate:	5.6391%

Original Term to Maturity/ARD Date in Months
Original Term to Maturity	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
60 – 110	5	$95,988,305	12.5%	74.5%	1.66x
111 – 120	67	537,275,482	70.1	69.5%	1.62x
121 – 240	12	132,655,460	17.3	46.3%	2.82x

Total/Weighted Average:	84	$765,919,247	100.0%	66.1%	1.83x

Weighted Average Original Term to Maturity:	117

Geographic Distribution
State	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
California	21	$128,567,218	16.8%	70.7%	1.63x
Southern California	19	123,053,860	16.1	70.8%	1.63x
Northern California	2	5,513,357	0.7	66.7%	1.48x
New York	6	85,294,736	11.1	75.0%	1.94x
Massachusetts	1	82,000,000	10.7	33.3%	3.32x
Texas	11	79,920,573	10.4	66.1%	1.47x
Florida	4	65,796,301	8.6	69.3%	1.51x
Michigan	15	61,954,614	8.1	71.2%	1.64x
Virginia	5	50,519,173	6.6	57.6%	2.16x
Other	55	211,866,633	27.7	71.9%	1.55x

Total/Weighted Average	118	$765,919,247	100.0%	66.1%	1.83x

Underwritten Cash Flow Debt Service Coverage Ratios
UW DSCR	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
1.19x – 1.19x	2	$5,684,206	0.7%	71.5%	1.19x
1.20x – 1.29x	8	24,165,523	3.2	64.7%	1.24x
1.30x – 1.39x	12	128,070,837	16.7	75.7%	1.35x
1.40x – 1.49x	15	106,389,610	13.9	76.7%	1.43x
1.50x – 1.69x	24	280,686,101	36.6	71.5%	1.57x
1.70x – 1.99x	13	87,910,091	11.5	62.9%	1.77x

2.00x – 17.43x	10	133,012,880	17.4	39.2%	3.35x

Total/Weighted Average:	84	$765,919,247	100.0%	66.1%	1.83x

Remaining Terms to Maturity/ARD Date in Months
Range of Remaining Terms to Maturity	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
38 – 110	9	$177,139,507	23.1%	69.3%	1.59x
111 – 120	64	459,767,603	60.0	70.6%	1.64x
121 – 238	11	129,012,138	16.8	45.7%	2.86x

Total/Weighted Average:	84	$765,919,247	100.0%	66.1%	1.83x

Weighted Average Remaining Term to Maturity/ARD:	112

Property Type Distribution
Property Type	Sub Property Type	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Retail	Anchored	25	$221,464,277	28.9%	70.7%	1.68x
	Unanchored	40	74,500,459	9.7	67.0%	1.68x
	Subtotal	65	$295,964,736	38.6%	69.7%	1.68x

Office	Suburban	20	$196,536,002	25.7%	70.8%	1.46x
	CBD	2	64,072,500	8.4	78.0%	1.62x
	Subtotal	22	$260,608,502	34.0%	72.6%	1.50x

Hotel	Full Service	2	$93,584,903	12.2%	35.2%	3.13x
	Limited Service	1	7,989,588	1.0	63.9%	1.73x
	Subtotal	3	$101,574,491	13.3%	37.5%	3.02x

Industrial	Warehouse/Distribution	11	$36,946,850	4.8%	67.9%	1.66x
	Flex	3	13,946,675	1.8	65.6%	1.86x
	Subtotal	14	$50,893,524	6.6%	67.3%	1.72x

Self Storage	Self Storage	6	$19,195,282	2.5%	62.1%	1.72x

Multifamily	Garden	1	$7,827,401	1.0%	77.5%	1.37x
	Mid/High Rise	2	6,800,000	0.9	49.8%	6.10x
	Subtotal	3	$14,627,401	1.9%	64.6%	3.57x

Manufactured Housing	Manufactured Housing	3	$14,558,165	1.9%	76.6%	1.60x

Mixed Use	Office/Retail	2	$8,497,145	1.1%	68.6%	1.45x

Total/Weighted Average		118	$765,919,247	100.0%	66.1%	1.83x

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

8 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Loan Group 1 Collateral Characteristics

Original Amortization Term in Months[1]
Original Amortization Term	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
132 – 200	4	$24,954,631	3.4%	69.6%	1.32x
201 – 240	8	28,154,205	3.8	69.6%	1.38x
241 – 300	24	247,295,741	33.3	54.7%	2.13x
331 – 360	45	442,310,179	59.6	73.2%	1.58x

Total/Weighted Average:	81	$742,714,756	100.0%	66.8%	1.75x

Weighted Average Original Amortization Term:	328

LTV Ratios as of the Cut-off Date
Cut-off LTV	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
7.2% – 49.9%	9	$130,304,009	17.0%	36.8%	3.19x
50.0% – 59.9%	10	46,700,848	6.1	54.0%	1.97x
60.0% – 69.9%	19	173,962,171	22.7	66.1%	1.65x
70.0% – 79.9%	44	382,234,932	49.9	75.9%	1.46x
80.0% – 91.4%	2	32,717,287	4.3	85.1%	1.53x

Total/Weighted Average:	84	$765,919,247	100.0%	66.1%	1.83x

Amortization Types
Amortized Types	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Balloon Loans[2]	59	$472,665,590	61.7%	72.4%	1.57x
Interest Only-Balloon	8	163,035,981	21.3	51.0%	2.40x
ARD Loans	7	85,155,615	11.1	65.2%	1.59x
Interest Only	3	23,204,491	3.0	43.8%	4.61x
Fully Amortizing	6	17,057,570	2.2	70.3%	1.26x

Interest Only-ARD	1	4,800,000	0.6	67.6%	1.38x

Total/Weighted Average:	84	$765,919,247	100.0%	66.1%	1.83x

Current Occupancy Rates[3]
Current Occupancy Rates	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
70.6 – 79.9	2	$5,999,104	0.9%	55.4%	1.85x
80.0 – 89.9	12	56,865,690	8.6	65.8%	1.60x
90.0 – 94.9	15	190,581,836	28.7	73.3%	1.51x

95.0 – 100.0	85	409,802,034	61.8	70.1%	1.72x

Total/Weighted Average:	114	$663,248,664	100.0%	70.5%	1.65x

Remaining Amortization Term in Months[1]
Remaining Amortization Term	Number of Loans	Principal Balance	% of IPB	WA UW DSCR
128 – 200	4	$24,954,631	3.4%	1.32x
201 – 250	9	36,157,897	4.9	1.35x
251 – 300	25	257,593,457	34.7	2.12x
301 – 360	43	424,008,771	57.1	1.58x

Total/Weighted Average:	81	$742,714,756	100.0%	1.75x

Weighted Average Remaining Amortization Term:	324

LTV Ratios as of the Maturity Date
Maturity LTV	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
0.0% – 29.9%	10	$105,081,387	13.7%	39.4%	3.18x
30.0% – 49.9%	21	172,936,331	22.6	57.6%	1.89x
50.0% – 59.9%	24	117,615,872	15.4	71.1%	1.48x
60.0% – 64.9%	14	149,278,398	19.5	70.9%	1.58x
65.0% – 69.9%	13	145,860,795	19.0	78.7%	1.45x

70.0% – 75.6%	2	75,146,465	9.8	81.0%	1.61X

Total/Weighted Average:	84	$765,919,247	100.0%	66.1%	1.83x

Year Built/Renovated
Year Built/Renovated	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
1910 – 1969	3	$11,688,594	1.5%	71.2%	1.68x
1970 – 1979	7	23,421,827	3.1	54.5%	1.78x
1980 – 1989	19	115,231,860	15.0	70.5%	1.54x
1990 – 1999	43	280,783,798	36.7	58.1%	2.21x
2000 – 2003	46	334,793,168	43.7	71.9%	1.62x

Total/Weighted Average:	118	$765,919,247	100.0%	66.1%	1.83x

Prepayment Protection
Prepayment Protection	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Defeasance	75	$715,621,114	93.4%	67.0%	1.84x
Yield Maintenance	8	45,498,133	5.9	52.0%	1.81x
Prepayment Premium	1	4,800,000	0.6	67.6%	1.38x

Total/Weighted Average:	84	$765,919,247	100.0%	66.1%	1.83x

[1]	Excludes loans that are interest only for the entire term.
[2]	Excludes the mortgage loans which pay interest only for a portion of their term.
[3]	Does not include hotels or 1280 Southern Way. 1280 Southern Way, representing 0.1% of the Initial Pool Balance, was recently constructed and is 0% occupied.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

9 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Loan Group 2 Collateral Characteristics

Cut-off Date Principal Balance
Range of Principal Balances	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
$ 1,036,218 – $ 1,999,999	16	$24,811,619	6.4%	67.3%	1.66x
$ 2,000,000 – $ 2,999,999	11	28,986,256	7.4	73.9%	1.50x
$ 3,000,000 – $ 3,999,999	6	20,613,377	5.3	76.4%	1.42x
$ 4,000,000 – $ 4,999,999	5	23,109,685	5.9	79.1%	1.45x
$ 5,000,000 – $ 6,999,999	9	54,556,429	14.0	76.5%	1.43x
$ 7,000,000 – $ 9,999,999	5	41,961,973	10.7	71.3%	1.75x
$10,000,000 – $14,999,999	7	90,249,097	23.1	77.2%	1.38x
$15,000,000 – $24,999,999	4	73,606,332	18.9	78.3%	1.31x
$25,000,000 – $32,500,000	1	32,500,000	8.3	80.0%	1.43x

Total/Weighted Average:	64	$390,394,769	100.0%	76.1%	1.45x

Average per Loan:		$6,099,918

Average per Property:		$6,006,073

Range of Mortgage Interest Rates
Range of Mortgage Interest Rates	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
4.8000% – 4.9999%	2	$39,300,000	10.1%	79.7%	1.42x
5.0000% – 5.4999%	29	191,716,816	49.1	75.3%	1.50x
5.5000% – 5.9999%	23	140,829,599	36.1	76.3%	1.40x
6.0000% – 6.4999%	8	14,765,647	3.8	74.5%	1.41x
6.5000% – 6.6500%	2	3,782,708	1.0	79.0%	1.43x

Total/Weighted Average:	64	$390,394,769	100.0%	76.1%	1.45x

Weighted Average Mortgage Rate:	5.4477%

Original Term to Maturity in Months
Original Term to Maturity	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
60 – 110	2	$20,629,283	5.3%	77.7%	1.31x
111 – 120	54	337,040,641	86.3	75.8%	1.47x
121 – 240	8	32,724,845	8.4	78.4%	1.33x

Total/Weighted Average:	64	$390,394,769	100.0%	76.1%	1.45x

Weighted Average Original Term to Maturity:	122

Geographic Distribution
State	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Texas	9	$107,780,675	27.6%	79.9%	1.34x
California	10	38,649,360	9.9	67.7%	1.77x
Southern California	9	33,854,283	8.7	66.1%	1.83x
Northern California	1	4,795,077	1.2	78.6%	1.37x
Nevada	2	32,341,443	8.3	71.1%	1.50x
Ohio	2	24,947,282	6.4	79.0%	1.25x
Oklahoma	5	24,064,651	6.2	81.2%	1.36x
Louisiana	4	16,819,017	4.3	75.7%	1.38x
New Jersey	2	16,074,042	4.1	76.3%	1.54x

Other	31	129,718,298	33.2	75.3%	1.48x

Total/Weighted Average	65	$390,394,769	100.0%	76.1%	1.45x

Underwritten Cash Flow Debt Service Coverage Ratios
UW DSCR	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
1.16x – 1.19x	2	$3,667,000	0.9%	80.4%	1.16x
1.20x – 1.29x	9	83,978,942	21.5	78.6%	1.25x
1.30x – 1.39x	14	99,647,667	25.5	78.7%	1.35x
1.40x – 1.49x	20	137,086,799	35.1	78.3%	1.44x
1.50x – 1.69x	13	47,717,073	12.2	71.7%	1.58x
1.70x – 1.99x	1	2,622,854	0.7	68.1%	1.89x

2.00x – 3.32x	5	15,674,435	4.0	41.1%	2.86x

Total/Weighted Average:	64	$390,394,769	100.0%	76.1%	1.45x

Remaining Terms to Maturity/ARD Date in Months
Range of Remaining Terms to Maturity	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
53 – 110	2	$20,629,283	5.3%	77.7%	1.31x
111 – 120	54	337,040,641	86.3	75.8%	1.47x
121 – 236	8	32,724,845	8.4	78.4%	1.33x

Total/Weighted Average:	64	$390,394,769	100.0%	76.1%	1.45x

Weighted Average Remaining Term to Maturity/ARD:	119

Property Type Distribution
Property Type	Sub Property Type	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Multifamily	Garden	58	$351,121,223	89.9%	76.2%	1.44x
	Mid/High Rise	2	16,506,821	4.2	74.0%	1.64x
	Subtotal	60	$367,628,044	94.2%	76.1%	1.44x

Manufactured Housing	Manufactured Housing	5	$22,766,725	5.8%	75.8%	1.55x

Total/Weighted Average		65	$390,394,769	100.0%	76.1%	1.45x

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

10 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Loan Group 2 Collateral Characteristics

Original Amortization Term in Months[1]
Original Amortization Term	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
240 – 240	4	$11,937,406	3.1%	67.6%	1.52x
241 – 300	7	17,656,179	4.6	69.0%	1.61x
301 – 330	3	13,623,298	3.6	74.6%	1.45x

331 – 360	49	338,927,886	88.7	77.7%	1.39x

Total/Weighted Average:	63	$382,144,769	100.0%	76.9%	1.41x

Weighted Average Original Amortization Term:	352

LTV Ratios as of the Cut-off Date
Cut-off LTV	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR

34.8% – 49.9%	5	$15,674,435	4.0%	41.1%	2.86x
60.0% – 69.9%	6	22,638,464	5.8	64.2%	1.61x
70.0% – 79.9%	44	283,495,691	72.6	77.9%	1.38x
80.0% – 85.0%	9	68,586,180	17.6	80.7%	1.38x

Total/Weighted Average:	64	$390,394,769	100.0%	76.1%	1.45x

Amortization Types
Amortized Types	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Balloon Loans[2]	47	$266,676,899	68.3%	76.6%	1.43x
Interest Only-Balloon	13	92,244,283	23.6	78.0%	1.39x
ARD Loans	1	15,000,000	3.8	78.1%	1.33x
Interest Only	1	8,250,000	2.1	39.9%	3.32x
Fully Amortizing	2	8,223,587	2.1	71.5%	1.25x

Total/Weighted Average:	64	$390,394,769	100.0%	76.1%	1.45x

Current Occupancy Rates
Current Occupancy Rates	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
87.6 – 89.9	3	$41,980,126	10.8%	78.4%	1.26x
90.0 – 94.9	26	207,303,701	53.1	77.0%	1.42x

95.0 – 100.0	36	141,110,942	36.1	74.1%	1.55x

Total/Weighted Average:	65	$390,394,769	100.0%	76.1%	1.45x

Remaining Amortization Term in Months[1]
Remaining Amortization Term	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
233 – 250	4	$11,937,406	3.1%	67.6%	1.52x
251 – 300	7	17,656,179	4.6	69.0%	1.61x
301 – 360	52	352,551,184	92.3	77.6%	1.40x

Total/Weighted Average:	63	$382,144,769	100.0%	76.9%	1.41x

Weighted Average

Remaining Amortization Term:	350

LTV Ratios as of the Maturity Date
Maturity LTV	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
1.7% – 29.9%	4	$11,490,503	2.9%	61.2%	1.67x
30.0% – 49.9%	5	15,985,858	4.1	49.1%	2.58x
50.0% – 59.9%	10	35,330,389	9.0	69.5%	1.56x
60.0% – 64.9%	18	93,014,792	23.8	77.1%	1.42x
65.0% – 69.9%	25	213,943,945	54.8	79.4%	1.36x

70.0% – 74.3%	2	20,629,283	5.3	77.7%	1.31x

Total/Weighted Average:	64	$390,394,769	100.0%	76.1%	1.45x

Year Built/Renovated
Year Built/Renovated	Number of Properties	Principal Balance	% of IPB	WA LTV	WA UW DSCR
1955 – 1969	8	$17,703,703	4.5%	74.4%	1.45x
1970 – 1979	1	6,850,000	1.8	78.3%	1.46x
1980 – 1989	12	51,255,422	13.1	71.0%	1.58x
1990 – 1999	17	112,344,041	28.8	78.3%	1.43x
2000 – 2003	27	202,241,604	51.8	76.2%	1.43x

Total/Weighted Average:	65	$390,394,769	100.0%	76.1%	1.45x

Prepayment Protection
Prepayment Protection	Number of Loans	Principal Balance	% of IPB	WA LTV	WA UW DSCR
Defeasance	56	$322,217,840	82.5%	75.4%	1.48x
Yield Maintenance	8	68,176,930	17.5	79.5%	1.30x

Total/Weighted Average:	64	$390,394,769	100.0%	76.1%	1.45x

[1]	Excludes loans that are interest only for the entire term.
[2]	Excludes the mortgage loans which pay interest only for a portion of their term.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

11 of 55

Top 10 Mortgage Loans

Loan Seller[1]	Loan Name (Location)	Loan Group	Cut-off Date Balance	% of IPB	Square Feet2/ Unit		Loan per SF/Unit	UW DSCR	Cut-off LTV Ratio	Property Type
MLML	The Westin Hotel at Copley Place (Boston, MA)	1	$82,000,000	7.1%	803	Rooms	$102,117	3.32x	33.3%	Hotel
JPMCB	17 Battery Place (New York, NY)	1	60,429,178	5.2	443,102	SF	$136	1.64x	78.5%	CBD Office
JPMCB	Palm Beach Mall (West Palm Beach, FL)	1	54,846,103	4.7	702,427	SF	$78	1.51x	69.7%	Regional Mall
PNC	100 Bloomfield Parkway (Bloomfield Hills, MI)	1	34,822,892	3.0	198,486	SF	$175	1.37x	79.1%	Suburban Office
MLML	GFS Marketplace Portfolio (MI, OH, IN, IL)	1	33,400,000	2.9	399,415	SF	$84	1.75x	63.2%	Retail
MLML	Tanglewood Court Apartments (Houston, TX)	2	32,500,000	2.8	634	Units	$51,262	1.43x	80.0%	Multifamily
PNC	Ocean Terrace Corporate Center (Carlsbad, CA)	1	25,500,000	2.2	177,478	SF	$144	1.53x	72.3%	Suburban Office
JPMCB	Heron Springs Apartments (Stow, OH)	2	21,350,843	1.8	373	Units	$57,241	1.21x	79.1%	Multifamily
PNC	Villas at Cheyenne Apartments (North Las Vegas, NV)	2	19,892,172	1.7	368	Units	$54,055	1.43x	76.6%	Multifamily
MLML	Chapel Hill Shopping Center (Fort Worth, TX)	1	19,500,000	1.7	191,239	SF	$102	1.40x	76.2%	Anchored Retail

	Total/Weighted Average:		$384,241,188	33.2%				1.89x	65.9%

[1]	“JPMCB” = JPMorgan Chase Bank; “MLML” = Merrill Lynch Mortgage Lending, Inc.; “PNC” = PNC Bank, National Association
[2]	Approximate.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

12 of 55

[THIS PAGE INTENTIONALLY LEFT BLANK]

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13 of 55

The Westin Hotel at Copley Place

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

14 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

The Westin Hotel at Copley Place1

Loan Information		Property Information

Original Principal Balance:	$82,000,000	Single Asset/Portfolio:	Single Asset

Cut-off Principal Balance:	$82,000,000	Title:	Leasehold

% of Pool by IPB:	7.1%	Property Type:	Full Service Hotel

Loan Seller:	Merrill Lynch Mortgage Lending, Inc.	Rooms:	803

Borrower:	Westban Hotel Investors	Location:	Boston, MA

Sponsor:	Westban Hotel Venture	Year Built/Renovated:	1983/1999-2002

Origination Date:	8/14/2003	Occupancy:	73.9%

Interest Rate:	5.2600%	Occupancy Date:	3/31/2003

Interest Only Period[2]:	1	Historical NOI:

Maturity Date:	9/1/2013	2001:	$21,227,203

Amortization Type[2]:	IO-Balloon	2002:	$22,431,862

Original Amortization:	300	2003:	$22,283,243 (TTM as of 3/31/2003)

Remaining Amortization:	300	UW NOI:	$23,319,817

Call Protection[2]:	LO(24),Def(93),O(4)	UW Net Cash Flow:	$19,582,992

Cross-Collateralization:	NAP	Appraised Value:	$246,000,000

Lock Box:	Springing	Appraisal Date:	3/26/2003

Additional Debt:	NAP

Additional Debt Type:	NAP

Loan Purpose:	Refinance

Reserves				Financial Information
Escrows/Reserves:		Initial	Monthly	Cut-off Date Loan/Room:	$102,117

	Taxes:	TBD	TBD	Cut-off Date LTV:	33.3%

	Insurance:	TBD	TBD	Maturity LTV:	25.2%

	CapEx:	$235,281	TBD	UW DSCR:	3.32x

Historical Operating Data

	1999	2000	2001	2002	TTM (3/31/03)	UW
Average Daily Rate (ADR)	$202.29	$220.31	$208.00	$206.97	$207.00	$206.97
Occupancy %	82.5%	82.9%	70.4%	74.4%	73.9%	74.4%
RevPar	$166.99	$182.56	$146.51	$153.95	$152.90	$153.95

[1]	Fitch, Inc. and Standard & Poors Ratings Services have indicated that the credit characteristics of the Westin Hotel at Copley Place Loan are consistent with the characteristics of an investment grade obligation.
[2]	Because the first payment on the loan is not until 10/1/2003, pursuant to the loan purchase agreement, the related loan seller will fund an initial amount equal to 30 days of interest on the related loan. Thereafter, all payments will consist of both interest and principal.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

15 of 55

The Westin Hotel at Copley Place

Sponsor

Westban Hotel Venture (the “Westin Sponsor”) is the sole member and sponsor of the borrower. The Westin Sponsor is a general partnership that transferred its ownership interest in the mortgaged property to the borrower, Westban Hotel Investors, in connection with this transaction. The borrower is Westban Hotel Investors, a single purpose, bankruptcy-remote entity formed for the purpose of owning and operating the mortgaged property.

The partners of the Westin Sponsor are Urban Investment and Development Co. (49.8%) and Westin Copley Place Hotel Venture (50.2%). Urban Investment and Development Co. is indirectly owned and controlled by JMB Realty Corporation (“JMB”) and affiliated entities. JMB is a full service commercial real estate firm that has over 20 years of experience in numerous aspects of real estate, including sales, financing equity, development, acquisition, evaluation, tenant representation, corporate services, asset management and consulting. Urban Investment and Development Co. has assumed principal responsibility for the management and oversight of the mortgaged property. Westin Hotel Copley Place Hotel Venture is owned and controlled by Meridian Properties Number Five (USA) Limited (50% GP), a Delaware corporation, and Caesar Park Hotels & Resorts Copley Square, LLC (50% GP), a Delaware limited liability company.

Collateral1

The Westin Hotel at Copley Place property (the “Westin”) consists of a 37-story full-service Westin Hotel located in the Back Bay section of Boston, Massachusetts. The Westin features 803 rooms, approximately 47,359 SF of meeting space and a health club with an indoor swimming pool, whirlpool and sauna. The Westin also has four restaurants that include The Palm, The Huntington, Bar 10 and Turner Fisheries. Other hotel amenities include a business center, a gift shop, a barber shop, a florist, a retail gallery and a 275-car valet underground parking garage. Space is also leased to several tenants that include Starbucks Coffee and Hertz Car Rental. The hotel opened in 1983 and underwent a $27 million renovation between 1999 and 2002 (although the most substantial work took place in 2001) that included complete renovation of the guestrooms (including the addition of three guest rooms) and lobby, the addition of a lounge and renovation of the meeting space, public area and restaurants. The guest room configuration breakdown is as follows: King (457 rooms), Queen (26 rooms), Queen/Queen (225 rooms), Double/Double (85 rooms), Murphy (4 rooms) and Sofa Bed Parlor (6 rooms).

The Westin is connected by a sky bridge to the Copley Place multi-use development that includes a retail mall anchored by Neiman Marcus, offices, and Marriott and Sheraton Hotels. Copley Place also adjoins the Hynes Convention Center, the Prudential Center and 111 Huntington Ave., a new Class A office building developed by Boston Properties. Each day, approximately 17,000 people use the sky bridge system of walkways, which connects the Westin to Copley Place.

The Westin is constructed above the Massachusetts Turnpike (I-90) on air rights owned by the Massachusetts Turnpike Authority (the “MTA”) and leased to Westban Hotel Investors, LLC pursuant to a lease (the “Air Rights Lease”) which expires in 2077. The Air Rights Lease has no renewal options. All of the rent due under the Air Rights Lease has already been paid, with the exception of a $1 rent payment that is due annually through the last year of the lease.

The Westin is operated pursuant to a 25-year management agreement with Westin North America Management Company that expires on December 31, 2008, but which also includes four consecutive renewal terms of five years each at the manager’s option. Westin North America Management Company is an affiliate of Starwood Hotels & Resorts, which also owns a portfolio of lodging brands that includes the St. Regis, the Luxury Collection, the Sheraton, Four Points and the W Hotels.

Market1,2

The economic downturn and the terrorist attacks of September 11, 2001 have had an adverse effect on the Boston lodging market. Overall market occupancy decreased from approximately 80.7% in 2000 to approximately 72% in 2001 and approximately 71.1% in 2002. The ADR and RevPar also declined from approximately $202.16 and $163.12 to $181.90 and $129.26, respectively, between 2000 and 2002. Although the Westin has not been immune to the trends affecting the lodging sector, it has outperformed the larger Boston lodging market and its competitive set (which includes the Marriott Boston Copley Place and the Sheraton Boston Hotel). The Westin’s occupancy rate (approximately 74.1%), ADR (approximately $206.97) and RevPar (approximately $153.38) for 2002 is higher than that of its competitive set at approximately 69.5%, $182.32 and $126.68, respectively, and that of the larger market. In addition, the Westin makes up approximately 19.1% of the available rooms in its market and achieves approximately 22.5% of the revenue in its competitive set.

The number of hotel rooms in Boston is expected to increase over the next several years in anticipation of the completion of the new Boston Convention Center in 2004. Approximately four new hotels are planned for development or have been proposed for the Boston area. Starwood Hotels & Resorts and a local developer have plans to build an 800-room hotel adjacent to the new convention center. The hotel is projected to open in June 2005, however, construction of the hotel has not yet begun. Notwithstanding that, Starwood has made a non-refundable $15 million downpayment toward the construction. Other potential hotel projects would add an additional 1,460 rooms into the market. These proposed hotels include a 600-room Grand Hyatt Hotel, a 422-room Intercontinental Hotel and a 438-room Parcel 2/Fish Pier Hotel. If all of these hotels are built according to initial plans, the total new supply of hotel rooms will be approximately 2,260. Nevertheless, with the exception of the Starwood hotel, none of these proposed projects are expected to be 100% competitive with the Westin. In addition, since the Westin hotel and the proposed Starwood hotel share a common affiliation, it is anticipated that the Westin will benefit from referral business and shared booking efforts between the two hotels. Moreover, according to a PricewaterhouseCoopers study, the new convention center is anticipated to generate approximately 612,000 to 697,000 room nights annually upon stabilization, which is anticipated to offset the effect of new supply, if any, coming to market.

[1]	Contains certain information from the appraisal dated April 8, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.
[2]	Occupancy, ADR and RevPar information obtained from Smith Travel Research reports and no representation is made as to the accuracy of such reports.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

16 of 55

The Westin Hotel at Copley Place

THE WESTIN HOTEL AT COPLEY PLACE
BOSTON, MA
CHARLES RIVER
Massachusetts Institute Of Technology
MAPS © 2003 CARTIFACT, LOS ANGELES
BOSTON COMMON
Washington Monument
Public Garden
Emerson College
Boston Public Library
Copley Square
John Hancock Tower
Hynes Convention Center
Prudential Center
Copley Place
Christian Science Center
Symphony Hall
Northeastern University
New England Conservatory Of Music
Matthews Arena
SOUTH END
BACK BAY FENS
Museum Of Fine Arts
Boston Conservatory Of Music
Massachusetts Historical Society
Boston Center for the Arts
Park Plaza
Trinity Church
Arlington Church
Boston Marriott Copley Place
The Colonnade
Sheraton Boston
Visitor Center
Berklee School of Music
Institute of Contemporary Art
LONGFELLOW BRIDGE
HARVARD BRIDGE
STORROW MEMORIAL DR
MEMORIAL DR
COMMONWEALTH AV
BEACON ST
BOYLSTON ST
HUNTINGTON AV
COLUMBUS AV
MASSACHUSETTS AV
TREMONT ST
DARTMOUTH ST
CLARENDON ST
BERKELEY ST
ARLINGTON ST
CHARLES ST
CAMBRIDGE ST
ST. JAMES AV
STUART ST
NEWBURY ST RETAIL
ATLANTIC OCEAN
Massachusetts Bay
BOSTON
MA
RI
Lowell
Lawrence
Lynn
Salem
Medford
Malden
Waltham
Framingham
Newton
Quincy
Weymouth
Brockton
Providence
Pawtucket
East Providence

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

17 of 55

17 Battery Place

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18 of 55

17 Battery Place

Loan Information		Property Information

Original Principal Balance:	$60,500,000	Single Asset/Portfolio:	Single Asset

Cut-off Principal Balance:	$60,429,178	Title:	Leasehold & Fee

% of Pool by IPB:	5.2%	Property Type:	CBD Office

Loan Seller:	JPMorgan Chase Bank	Square Feet:	443,102

Borrower:	Battery Commercial Associates LLC	Location:	New York, NY

Sponsor:	Joseph Moinian	Year Built/Renovated:	1903/1995

Origination Date:	6/30/2003	Occupancy:	97.8%

Interest Rate:	4.5800%	Occupancy Date:	7/9/2003

Interest Only Period:	NAP	Number of Tenants:	60

Maturity Date:	7/1/2008	Historical NOI:

Amortization Type:	Balloon	2001:	$5,226,372

Original Amortization:	360	2002:	$6,564,483

Remaining Amortization:	359	2003:	$7,146,769 (TTM as of 3/31/2003)

Call Protection:	LO(24),Def(33),O(2)	UW NOI:	$6,643,383

Cross-Collateralization:	NAP	UW Net Cash Flow:	$6,093,684

Lock Box:	Hard	Appraised Value:	$77,000,000

Additional Debt:	NAP	Appraisal Date:	6/1/2003

Additional Debt Type:	NAP

Loan Purpose:	Refinance

Reserves			Financial Information
Escrows/Reserves:	Initial	Monthly	Cut-off Date Loan/SF:	$136

Taxes:	$114,713	$76,475	Cut-off Date LTV:	78.5%
TI/LC:	$0	$33,380	Maturity LTV:	72.0%
CapEx:	$863,750	$4,395	UW DSCR:	1.64	x
Municipal Reserve:	$161,230	$0
Assessment Reserve:	$131,230	$0

Significant Tenants

Tenant Name	Parent Company	Moody’s/ S&P [1]	Square Feet	% of GLA	Base Rent PSF	Lease Expiration
Wildcat Service Corporation	Wildcat Service Corporation	NR/NR	69,674	15.7%	$23.57	2009
The City of New York	The City of New York	NR/NR	38,741	8.7%	$18.22	2012
Continental Stock Transfer	Continental Stock Transfer	NR/NR	35,000	7.9%	$33.04	2011
Wall Street Access, Inc.	Wall Street Access, Inc.	NR/NR	34,674	7.8%	$17.26	2008
Securities Training Corporation	Securities Training Corporation	NR/NR	34,125	7.7%	$19.50	2015
Fair, Isaac and Company [2]	Fair, Isaac and Company	NR/NR	28,178	6.4%	$21.43	2004

[1]	Ratings provided are for the entity listed in the “Parent Company” field whether or not the parent company guarantees the lease.
[2]	Fair, Isaac and Company is paying rent but does not occupy its space.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

19 of 55

17 Battery Place

Sponsor

Joseph Moinian is the sponsor of the 17 Battery Place Loan. The borrowing entity for the 17 Battery Place Loan is owned by a partnership comprised of Joseph Moinian, Morad Ghadamian, Asher Rosnanzamir, Newmark/Ocean LLC and Battery Commercial Associates SPE, Inc. (the managing member). As Chief Executive Officer of the Moinian Group, Joseph Moinian is responsible for a portfolio comprised of more than 7 million square feet of office, industrial, residential, retail and hotel properties throughout the U.S. and abroad including several Manhattan properties. Newmark Ocean LLC is controlled by Jeffrey Gural, Chairman of Newmark & Company Real Estate, Inc. (“Newmark”). Newmark was founded in 1928 and is a full service commercial and industrial real estate management firm and currently manages the 17 Battery Place Property. Newmark currently owns and manages approximately 150 buildings in the metropolitan New York area where it is headquartered, with regional offices in cities across the country including Atlanta, Chicago, Dallas, Los Angeles, San Francisco and Washington D.C.

Collateral

The 17 Battery Place Property consists of one of two condominium units (“Unit 2”) at this location, both owned by entities having substantially identical principals. Unit 2 represents the collateral for the 17 Battery Place Loan and includes approximately 443,102 square feet of office space located on floors 2 through 13, the office lobby and newsstand on the ground floor and approximately 4,550 square feet of retail space on the ground floor that has been ground leased from the affiliated condominium owner to the borrower and limited storage space in the basement of the building. The residential portion of the building (“Unit 1”), which is not part of the collateral, consists of floors 14 through 31 which holds 491 apartment units. The current ownership entity originally acquired Unit 2 in 1997 and subsequently acquired Unit 1 and converted Unit 1 to residential space, relocating existing tenants from Unit 1 to Unit 2. The 17 Battery Place Property is approximately 97.8% leased to 60 tenants as of July 9, 2003. The six major tenants noted on the preceding page possess multiple floors and account for approximately 54.3% of the subject’s total rentable area.

Market1

The 17 Battery Place Property is located in Battery Park City directly across the street from The New York Waterway downtown ferry station that services locations throughout New Jersey, within close proximity to Manhattan’s major subway lines and has direct views of the New York Harbor and the Statue of Liberty.

The Manhattan office market is composed of three major markets – Downtown, Midtown and Midtown South – which together equate to approximately 387.2 million square feet of office space, making it by far the nation’s largest office market. The Downtown office market has an inventory that totals approximately 92.9 million square feet and is Manhattan’s second largest market behind Midtown. The Downtown office market is well diversified with services firms and is intricately linked to the financial services sector, Wall Street and city, state and federal governments and is represented by five submarkets: City Hall, World Financial, Financial West, Financial East and Insurance. Its office inventory contains 45.4 million square feet (48.9%) of Class A space, approximately 32.2 million square feet (34.7%) of Class B space, and approximately 15.3 million square feet (16.4%) of Class C space. Overall, vacancy rates in the Downtown office market have stabilized over the last few quarters approximately with an overall vacancy rate for 1st Q 2003 at approximately 13.3%, approximately 16.3% for Class A space and approximately 11.8% for Class B space. Overall asking rents remained resilient during 1st Q 2003 at approximately $38.73 per square foot, down less than a dollar from the same period last year. The large amount of high-quality class A space on the market continues to keep overall asking rents high. Concessions, including free rent and work are still common. Following the events of September 11, 2001, the redevelopment of the Downtown office market is expected to be a large and long-term commitment on behalf of many government sectors including New York City and New York State, plus the Port Authority of New York and New Jersey.

[1]	Certain information from the Cushman & Wakefield, Inc. appraisal dated June 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

Lease Rollover Schedule

Year	Number of Leases Expiring[2]	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	9,745	2.2%	NAP	NAP	9,745	2.2%	NAP	NAP
2003 & MTM	9	26,529	6.0	$802,945	8.1%	36,274	8.2%	$802,945	8.1%
2004	12	44,787	10.1	906,963	9.1%	81,061	18.3%	$1,709,909	17.2%
2005	4	7,112	1.6	211,753	2.1%	88,173	19.9%	$1,921,662	19.4%
2006	7	16,829	3.8	589,815	5.9%	105,002	23.7%	$2,511,476	25.3%
2007	4	7,746	1.7	211,892	2.1%	112,748	25.4%	$2,723,368	27.5%
2008	8	62,534	14.1	1,087,451	11.0%	175,282	39.6%	$3,810,819	38.4%
2009	10	113,553	25.6	2,420,942	24.4%	288,835	65.2%	$6,231,761	62.8%
2010	0	0	0.0	0	0.0%	288,835	65.2%	$6,231,761	62.8%
2011	1	35,000	7.9	1,156,455	11.7%	323,835	73.1%	$7,388,216	74.5%
2012	5	51,271	11.6	1,064,735	10.7%	375,106	84.7%	$8,452,951	85.2%
After	7	67,996	15.3	1,468,079	14.8%	443,102	100.0%	$9,921,030	100.0%

Total	67	443,102	100.0%	$9,921,030	100.0%

[2]	There are 67 leases but only 60 actual tenants in the property

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

20 of 55

17 Battery Place

UPPER WEST SIDE
UPPER EAST SIDE
WEST SIDE
GARMENT DISTRICT
MURRAY HILL
CHELSEA
GRAMERCY
STUYVESANT TOWN
WEST VILLAGE
EAST VILLAGE
GREENWICH VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
TRIBECA
CHINATOWN
BATTERY PARK CITY
FINANCIAL DISTRICT
HUDSON RIVER
EAST RIVER
WTC DEVELOPMENT SITE
WORLD FINANCIAL CENTER
Battery Park City
Battery Park
HUDSON RIVER
17 BATTERY PLACE
NEW YORK, NY
LAND USE LEGEND
Preeminent Offices
Office Buildings
Retail Stores
Hotels & Clubs
Residences
Residential/Retail
Government & Public
Subway Lines
MAPS © 2003 CARTIFACT, LOS ANGELES

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

21 of 55

Palm Beach Mall

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

22 of 55

Palm Beach Mall

Loan Information		Property Information
Original Principal Balance:	$55,350,000	Single Asset/Portfolio:	Single Asset

Cut-off Principal Balance:	$54,846,103	Title:	Leasehold & Fee

% of Pool by IPB:	4.7%	Property Type:	Regional Mall

Loan Seller:	JPMorgan Chase Bank	Square Feet:	702,427

Borrower:	Palm Beach Mall, LLC	Location:	West Palm Beach, FL

Sponsor:	Simon Property Group, L.P.	Year Built/Renovated:	1967/2000

Origination Date:	9/16/2002	Occupancy:	91.6%[1]

Interest Rate:	6.2000%	Occupancy Date	3/6/2003

Interest Only Period:	NAP	Inline Sales/SF:	$252[2]

Maturity Date:	10/10/2012	Occupancy Cost (%):	14.1% (total in-line as of 1/7/2003)

Amortization Type:	Balloon	Historical NOI:

Original Amortization:	360	2001:	$6,643,758

Remaining Amortization:	350	2002:	$6,582,292

Call Protection:	LO(24),Def(82),O(4)	2003:	$6,164,699 (TTM as of 5/31/2003)

Cross-Collateralization:	NAP	UW NOI:	$6,491,039

Lock Box:	Hard	UW Net Cash Flow:	$6,146,033

Additional Debt:	NAP	Appraised Value:	$78,700,000

Additional Debt Type:	NAP	Appraisal Date:	7/24/2002

Loan Purpose:	Refinance

Reserves			Financial Information
Escrows/Reserves:	Initial	Monthly	Cut-off Date Loan/SF:	$78
Taxes:	$1,564,527	$137,000	Cut-off Date LTV:	69.7%

CapEx:	$0	$7,971	Maturity LTV:	60.0%

Other[3]:	$169,501	$0	UW DSCR:	1.51	x

[1]	Occupancy percentage does not include Dillard’s and Burdine’s, which are anchor owned. The mall is 94.6% occupied when Dillard’s and Burdine’s are included in the occupancy percentage.
[2]	Sales for tenants under 10,000 square feet for 2002.
[3]	Debt reserve equal to one-half of the monthly debt service payment.

Anchor Tenants / Significant National In-line Tenants
Tenant Name	Parent Company	Moody’s/S&P [4]	Square Feet	% of GLA	Sales PSF[5]	Base Rent PSF	Lease Expiration
Dillard’s6	Dillard’s Inc (NYSE: DDS)	Ba3/BB+	203,000	NAP	NAV	NAP	2049
J.C. Penney	J.C. Penney Co, Inc.	Ba3/BB+	202,812	28.9%	$100	$1.22	2009
Burdine’s6	Burdine’s	NR/ NR	180,000	N/AP	NAV	NAP	2028
Sears	Sears, Roebuck & Co. (NYSE: S)	Baa1/BBB	163,476	23.3%	$166	$4.28	2010
Old Navy Clothing Co.	The Gap, Inc. (NYSE: GPS)	Ba2/BB+	26,110	3.7%	$97	$3.89	2006
Borders Books and Music	Borders Group, Inc. (NYSE: BGP)	NR/NR	23,496	3.3%	NAV	$10.50	2016
DSW Shoe Warehouse	DSW Shoe Warehouse	NR/NR	21,206	3.0%	NAV	$11.75	2010
George’s Music	George’s Music	NR/NR	18,000	2.6%	$354	$11.50	2011

[4]	Ratings provided are for the entity listed in the “Parent Company” field whether or not the parent company guarantees the lease.
[5]	Sales per square foot for the 12-month period ending 1/30/03.
[6]	These tenants are not part of the collateral due to the fact that the spaces are anchor owned.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

23 of 55

Palm Beach Mall

Sponsor

Simon Property Group, L.P. (Baa2/BBB+) (NYSE: SPG). Simon Property Group, L.P. (“Simon”) is a real estate investment trust engaged in the ownership and management of income-producing properties, primarily regional malls and community shopping centers. Simon is one of the largest owners and operators of retail real estate in the world with ownership or interest in approximately 251 properties containing an aggregate of approximately 186 million square feet of gross leasable area in 36 states, as well as eight assets in Europe and Canada. In June 2002, Simon became the first retail REIT and only the third REIT overall to be included in the S&P 500 Index.

Collateral

The Palm Beach Mall property (“Palm Beach Mall”) includes approximately 702,427 square feet of an approximately 1,085,427 square foot regional mall with 5,582 parking spaces located in West Palm Beach, Florida. Anchors include Sears, J.C. Penney, Burdine’s and Dillard’s; however, Burdine’s and Dillard’s own their respective stores which are, therefore, not included in the collateral for the Palm Beach Mall loan. A major renovation costing over $34 million was completed in 2000 which accommodated the new 203,000 square foot Dillard’s which is one of the largest Dillard’s stores in Florida, as well as adding and upgrading extensive inline space to draw in new national tenants such as Gap, Charlotte Russe and Gadzooks. Overall occupancy for the mall is approximately 94.6% and occupancy for the subject collateral is approximately 91.6%. Sales for stores under 10,000 square feet were approximately $252 per square foot in 2002. Major inline tenants include Old Navy, Borders Books and Music, fye, Victoria’s Secret, The Gap/Gap Kids, Lane Bryant and Charlotte Russe. Palm Beach Mall is managed by Simon Management Associates, LLC. Simon Management Associates is an affiliate of Simon Property Group.

Market1

Palm Beach Mall is located in the heart of Florida’s Gold Coast region with average income per household estimated to be in excess of $94,000 per year. The Mall is located five miles from the Palm Beach Airport. Primary access to the neighborhood is from the Palm Beach Lakes Boulevard diamond interchange on Interstate 95. Interstate 95 forms the western boundary of Palm Beach Mall and Palm Beach Lakes Boulevard forms the southern boundary. Interstate 95 runs north and south through the metropolitan area, with the Florida Turnpike running parallel about three miles to the west. Secondary access to the neighborhood is via the Okeechobee Boulevard interchange with the Turnpike, about three miles west of the Palm Beach Mall.

The population of the West Palm Beach metropolitan statistical area increased at a compounded annual rate of approximately 3.04% from 1996 to 2000. For the same time frame, the State of Florida experienced a compounded annual growth rate of approximately 2.42%. For the period of 2001 to 2015, both the West Palm Beach MSA and the State of Florida are expected to increase in population. It is anticipated that the West Palm Beach MSA will experience increases at an average annual compound rate of approximately 2.32%, while the State of Florida’s population is expected to grow at an annual average compound rate of 1.97% for this period.

Palm Beach Mall’s trade area is reported to extend approximately 18 miles north, 3 miles to the east (to the Atlantic Coast), 6 miles south (this part of the trade area is limited by competitive properties in Boynton Beach and Boca Raton), and 40 miles west (due to a lack of competitive properties and significant development). There are 5 regional malls in the general area that compete at least indirectly with Palm Beach Mall. The closest is 2 miles away near downtown West Palm Beach (approximately 610,000 square foot City Place Mall), and the farthest is 24 miles to the south in Boca Raton (approximately 1,560,000 square foot Town Center at Boca Raton). The areas between these 2 cities are densely developed, resulting in the shorter trade area to the north and south.

[1]	Certain information from the Integra Realty Resources appraisal dated July 24, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

Lease Rollover Schedule

Year	Number of Leases Expiring	Square Feet Expiring[2]	% of GLA Expiring[2]	Base Rent Expiring[2]	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	58,727	5.4%	NAP	NAP	58,727	5.4%	NAP	NAP
2003 & MTM	14	19,680	1.8%	$723,981	10.8%	78,407	7.2%	$723,981	10.8%
2004	8	6,358	0.6%	291,615	4.4	84,765	7.8%	$1,015,596	15.2%
2005	13	24,199	2.2%	837,567	12.5	108,964	10.0%	$1,853,163	27.7%
2006	8	41,873	3.9%	473,687	7.1	150,837	13.9%	$2,326,850	34.8%
2007	8	24,714	2.3%	394,710	5.9	175,551	16.2%	$2,721,559	40.7%
2008	10	22,935	2.1%	609,678	9.1	198,486	18.3%	$3,331,238	49.8%
2009	5	210,973	19.4%	469,610	7.0	409,459	37.7%	$3,800,847	56.8%
2010	11	199,830	18.4%	1,426,629	21.3	609,289	56.1%	$5,227,476	78.2%
2011	12	54,901	5.1%	896,390	13.4	664,190	61.2%	$6,123,866	91.6%
2012	4	14,741	1.4%	317,260	4.7	678,931	62.5%	$6,441,126	96.3%
After	1	406,496	37.5%	246,708	3.7	1,085,427	100.0%	$6,687,834	100.0%

TOTAL	94	1,085,427	100.0%	$6,687,834	100.0%

[2]	Occupancy includes Dillard’s and Burdine’s, which are anchor owned. Base rent expiring does not include Dillard’s and Burdine’s.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

24 of 55

Palm Beach Mall

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

25 of 55

Palm Beach Mall

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

26 of 55

[THIS PAGE INTENTIONALLY LEFT BLANK]

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27 of 55

100 Bloomfield Parkway

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

28 of 55

100 Bloomfield Parkway

Loan Information		Property Information
Original Principal Balance:	$34,950,000	Single Asset/Portfolio:	Single Asset

Cut-off Principal Balance:	$34,822,892	Title:	Fee

% of Pool by IPB:	3.0%	Property Type:	Suburban Office

Loan Seller:	PNC	Square Footage:	198,486

Borrower:	Bloomfield Parkway Associates Limited Partnership	Location:	Bloomfield Hills, MI

Sponsor:	N/A	Year Built/Renovated:	1987

Origination Date:	3/1/2003	Occupancy:	93.0%

Interest Rate:	6.0500%	Occupancy Date:	6/3/2003

Interest Only Period:	NAP	Number of Tenants:	7

Maturity Date:	4/1/2013	Historical NOI:

Amortization Type:	Balloon	2001:	$1,040,873

Original Amortization:	360	2002:	$1,824,450

Remaining Amortization:	356	2003:	$1,824,450 (TTM as of 12/31/2002)

Call Protection:	LO(32),Def(80),O(4)	UW NOI:	$3,778,009

Cross-Collateralization:	NAP	UW Net Cash Flow:	$3,470,231

Lock Box:	Hard	Appraised Value:	$44,000,000

Additional Debt:	NAP	Appraisal Date:	5/1/2003

Additional Debt Type:	NAP

Loan Purpose:	Refinance

Reserves			Financial Information
Escrows/Reserves:	Initial	Monthly	Cut-off Date Loan/SF:	$175
Taxes:	$0	$24,294	Cut-off Date LTV:	79.1%
TI/LC:	$0	$16,667	Maturity Date LTV:	67.50%
CapEx:	$124,375	$4,188	UW DSCR:	1.37	x
Other[1]:	$1,100,000	$0

[1]	Letter of Credit - Pulte Homes, Inc. ($800,000) and Butzel Long, P.C. ($300,000).

Significant Tenants
Tenant Name	Parent Company	Moody’s/ S&P	Square Feet	% of GLA	Base Rent PSF	Lease Expiration Year
Butzel Long P.C.	Butzel Long P.C.	NR/NR	71,761	38.9%	$28.00	2017

Pulte Homes, Inc.	Pulte Homes, Inc.	Baa3/NR	63,740	34.5%	$19.00	2013

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

29 of 55

100 Bloomfield Parkway

Sponsor

Mr. Michael Kojaian and Mr. C. Michael Kojaian, father and son, serve as sponsors for this loan. The sponsors are real estate developers who have been in business since the 1950’s. While they are headquartered in the Bloomfield area of Detroit, they have extensive real estate holdings in the United States. Mr. C. Michael Kojaian is the Chairman of the Board of Grubb & Ellis and is their largest individual shareholder.

Collateral

The subject property is an attractive glass and granite Class “A” 3-story office building situated on approximately 12.34 acres in the exclusive neighborhood of Bloomfield Hills, Michigan. Bloomfield Hills is recognized for a median household income of approximately $115,000, with the average home price of approximately $500,000. The tenancy is made up of 7 tenants, of which 5 are nationally recognized companies and the building’s largest tenant is a law firm, which was established in 1854.

Market1

The subject property is within the Bloomfield Hills submarket of the metro Detroit office market. This submarket consists of approximately 12 office buildings of which approximately 75% are Class “A” (differentiated primarily on the basis of the quality of improvements and availability of covered parking). All of these buildings are located within a relatively small radius of the intersection of Woodward Avenue and Long Lake Road. This market is completely developed, with no new buildings having been built since 1989. The lack of new construction is due to the lack of available vacant land and zoning restrictions limiting building heights to three stories. No formal statistics are available specifically for Bloomfield Hills, but Grubb & Ellis has estimated that the size of the market is approximately 1.2 million square feet with an occupancy of approximately 95% or better.

[1]	Certain information from the Integra Realty Resources appraisal dated July 24, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

Lease Rollover Schedule
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	13,946	7.0%	NAP	NAP	13,946	7.0%	NAP	NAP
2003 & MTM	0	0	0.0	$0	0.0%	13,946	7.0%	$0	0.0%
2004	0	0	0.0	0	0.0	13,946	7.0%	$0	0.0%
2005	0	0	0.0	0	0.0	13,946	7.0%	$0	0.0%
2006	0	0	0.0	0	0.0	13,946	7.0%	$0	0.0%
2007	3	13,426	6.8	395,167	8.5	27,372	13.8%	$395,167	8.5%
2008	1	2,113	1.0	59,164	1.3	29,485	14.9%	$454,331	9.7%
2009	0	0	0.0	0	0.0	29,485	14.9%	$454,331	9.7%
2010	1	33,500	16.9	994,615	21.3	62,985	31.7%	$1,448,946	31.0%
2011	0	0	0.0	0	0.0	62,985	31.7%	$1,448,946	31.0%
2012	0	0	0.0	0	0.0	62,985	31.7%	$1,448,946	31.0%
After	2	135,501	68.3	3,220,368	69.0	198,486	100.0%	$4,669,314	100.0%

Total	7	198,486	100.0%	$4,669,314	100.0%

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

30 of 55

100 Bloomfield Parkway

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

31 of 55

GFS Marketplace Portfolio

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

32 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

GFS Marketplace Portfolio

Loan Information		Property Information
Original Principal Balance:	$33,400,000	Single Asset/Portfolio:	Portfolio

Cut-off Principal Balance:	$33,400,000	Title:	Fee

% of Pool by IPB:	2.9%	Property Type:	Retail

Loan Seller:	Merrill Lynch Mortgage Lending, Inc.	Square Footage:	399,415[1]

Borrower:	GFS Marketplace Realty One, LLC	Location:	Various

Sponsor:	GFS Holding, Inc.	Year Built/Renovated:	Various

Origination Date:	7/21/2003	Occupancy:	100.0%

Interest Rate:	5.3000%	Occupancy Date:	Various

Interest Only Period:	NAP	Number of Tenants:	27[2]

Maturity Date:	8/1/2013	Historical NOI:

Amortization Type:	ARD	2001:	NAP

Final Maturity Date:	8/1/2028	2002:	NAP

Original Amortization:	300	2003:	NAP

Remaining Amortization:	300	UW NOI:	$4,688,695

Call Protection:	LO(24),Def(95),O(1)	UW Net Cash Flow:	$4,229,152

Cross-Collateralization:	NAP	Appraised Value:	$52,880,000

Lock Box:	Hard	Appraisal Date:	Various

Additional Debt:	NAP

Additional Debt Type:	NAP

Loan Purpose:	Refinance

Reserves			Financial Information
Escrows/Reserves:	Initial	Monthly	Cut-off Date Loan/SF:	$84
Taxes:	$771,744	$0	Cut-off Date LTV:	63.2%
CapEx:	$59,941	$0	Maturity Date LTV:	47.7%
			UW DSCR:	1.75	x

[1]	Approximate.
[2]	Collateral consists of 27 single tenant properties.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

33 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

GFS Marketplace Portfolio

Sponsor

GFS Holding, Inc. (“GFS”) serves as the sponsor for this loan. GFS was incorporated in 1897. GFS is currently the largest privately-held foodservice distributor, and the fourth largest overall within the United States1. In addition to truck service, GFS offers retail store locations under their GFS Marketplace name. The company currently operates approximately 92 Marketplace stores in Ohio, Michigan, Indiana and Illinois, as well as locations in Quebec and Ontario, Canada.

Collateral2

The Portfolio consists of 27 GFS Marketplace stores containing approximately 399,415 square feet of rentable area across Ohio, Michigan, Illinois and Indiana. The largest state concentration is Ohio with 10 properties totaling approximately 150,377 square feet (37.6%). Typical store format is an approximately 14,800 square foot (on average) standard box positioned as either an out parcel in a power center or regional mall or in the end cap position in a neighborhood shopping center.

Interior finishes for the stores are also standard with polished concrete floors, painted block walls and exposed ceilings. The stores are organized with a standard grocery store layout with freezer sections along the back or side walls and an additional freezer aisle adjacent to the side wall. The merchandise consists of bulk items typical of the retail space warehouse clubs but with grocery store shelf heights. The bulk/warehouse nature of the stores and interior appearance and upkeep of the interiors is of standard retail quality.

The stores most typically serve foodservice operators including: restaurants, caterers, party/event planners, convenience stores, cafeteria operators and concessionaires. The locations also service the needs of GFS’ truck-delivered customers. GFS Marketplace stores are also open to the public and do not require a membership fee.

GFS Marketplace Portfolio Portfolio Properties
Property Name	City	State	Year Built/ Renovated	Square Feet[3]	Occupancy	Lease Expiration Year	Appraised Value
Alpena, MI	Alpena	MI	1982/1997	16,377	100%	2018	$1,660,000
Aurora, IL	Aurora	IL	1997	15,598	100%	2018	$2,360,000
Brooklyn, OH	Brooklyn	OH	2000	14,131	100%	2018	$2,030,000
Cadillac, MI	Cadillac	MI	1994	15,036	100%	2018	$1,450,000
Fairfield, OH	Fairfield	OH	2002	14,131	100%	2018	$2,100,000
Mason, OH	Mason	OH	2002	14,163	100%	2018	$2,080,000
Cleveland, OH – Mentor	Mentor	OH	2001	14,773	100%	2018	$1,970,000
Hillard, OH	Columbus	OH	1996	14,704	100%	2018	$2,000,000
Columbus, OH – Minerva Park	Columbus	OH	1994	13,468	100%	2018	$1,920,000
Dayton, OH – Harshman Rd.	Dayton	OH	2001	14,806	100%	2018	$2,190,000
Kettering, OH	Kettering	OH	2001	14,438	100%	2018	$2,180,000
Grand Rapids, MI	Grand Rapids	MI	1991	19,172	100%	2018	$1,890,000
Holland, MI	Holland	MI	1993	11,508	100%	2018	$1,490,000
Joliet, IL	Joliet	IL	1996	13,738	100%	2018	$2,160,000
Kalamazoo, MI	Kalamazoo	MI	1995	13,515	100%	2018	$1,740,000
Kokomo, IN	Kokomo	IN	2001	14,744	100%	2018	$1,930,000
Lansing – Saginaw Highway	Lansing	MI	1995	13,463	100%	2018	$1,720,000
Marion, OH	Marion	OH	1998	21,933	100%	2018	$2,410,000
Michigan City, IN	Michigan City	IN	1996	15,777	100%	2018	$2,080,000
Midland, MI	Midland	MI	1999	16,464	100%	2018	$2,210,000
Muskegon, MI – Roosevelt Park	Muskegon	MI	2000	14,822	100%	2018	$1,760,000
Olympia Fields, IL	Olympia Fields	IL	1996	13,252	100%	2018	$2,080,000
Orland Park, IL	Orland Park	IL	1996	13,910	100%	2018	$2,280,000
Sault Ste. Marie, MI	Sault Ste. Marie	MI	1993	12,146	100%	2018	$1,300,000
Toledo, OH – Alexis Rd.	Toledo	OH	1994	13,830	100%	2018	$1,740,000
Villa Park, IL	Villa Park	IL	1997	14,804	100%	2018	$2,360,000
Wixom, MI	Wixom	MI	1996	14,712	100%	2018	$1,790,000

[1]	Source: ID Management Report, February 2003. No representation is made as to the accuracy of such information.
[2]	Contains certain information from the various property level appraisals. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of assumptions underlying the appraisals.
[3]	Approximate.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

34 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

GFS Marketplace Portfolio

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

35 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Tanglewood Court Apartments1

[1]	The Tanglewood Property was until recently (and may be currently) known as The Fountains at San Felipe Apartments. The borrower has informed us that it is in the process of changing the name of the property to Tanglewood Court Apartments.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

36 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Tanglewood Court Apartments

Loan Information		Property Information
Original Principal Balance:	$32,500,000	Single Asset/Portfolio:	Single Asset

Cut-off Principal Balance:	$32,500,000	Title:	Fee

% of Pool by IPB:	2.8%	Property Type:	Multifamily

Loan Seller:	Merrill Lynch Mortgage Lending, Inc.	Units:	634

Borrower:	SR-MGI Fountains Holdings, L.P.	Location:	Houston, TX

Sponsor:	SR Real Estate Investors LP, The Morgan Group, Inc.	Year Built/Renovated:	1969/1999

Origination Date:	6/18/2003	Occupancy:	93.9%

Interest Rate:	4.8100%	Occupancy Date:	6/12/2003

Interest Only Period:	24	Historical NOI:

Maturity Date:	7/1/2013	2001:	$2,633,977

Amortization Type:	IO-Balloon	2002:	$2,963,468

Original Amortization:	360	2003:	$2,957,580 (TTM as of 4/30/2003)

Remaining Amortization:	360	UW NOI:	$3,025,569

Call Protection:	LO(24),Def(91),O(4)	UW Net Cash Flow:	$2,930,469

Cross-Collateralization:	NAP	Appraised Value:	$40,650,000

Lock Box:	NAP	Appraisal Date	5/23/2003

Additional Debt:	NAP

Additional Debt Type:	NAP

Loan Purpose:	Acquisition

Reserves			Financial Information
Escrows/Reserves:	Initial	Monthly	Cut-off Date Loan/Unit:	$51,262
Taxes:	$345,003	$57,500	Cut-off Date LTV:	80.0%

Insurance:	$119,056	$14,882	Maturity LTV:	68.8%

CapEx:	$0	$13,209	UW DSCR:	1.43	x

Other[1]:	$1,900,000	$0

[1]	$1,400,000 was reserved in respect of certain capital improvements proposed by the Borrower and will be released to the Borrower from time-to-time upon completion of such improvements. $500,000 will be released to the Borrower when the debt service coverage ratio, calculated using the underwritten net cash flow based on a trailing 3-month operating history of the Mortgaged Property, is at least 1.45x.

Multifamily Information
Unit Mix	No. of Units	Average Unit Square Feet	Approximate Net Rentable SF	% of Total Units	Average Monthly Asking Rent	Average Monthly Market Rent [2]
One Bedroom	429	706	302,845	68%	$647	$720

Two Bedroom	195	1,043	203,350	31%	$871	$924

Three Bedroom	10	1,347	13,470	2%	$1,169	$1,500

[2]	Based on information from the appraisal dated May 23, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

37 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Tanglewood Court Apartments

Sponsor

SR Real Estate Investors LP and The Morgan Group, Inc. are the sponsors of the Tanglewood Court Apartments Loan.

SR Real Estate Investors, L.P. is an investment fund managed by Resource Capital Partners, Inc. The fund contains approximately 160 limited partners, none of whom owns more than 5.0% of the fund or has control rights in the fund. SR Real Estate Investors, L.P. presently owns majority interests in two other multifamily complexes: Nittany Pointe in Altoona, Pennsylvania (156 student housing units) and Chinoe Creek Apartments in Lexington, Kentucky (356 units). The Morgan Group, Inc. holds a minority equity interest in the borrower. Resource Capital Partners, Inc. is a second-tier subsidiary of Resource America, Inc.

The Indemnitor for the non-recourse carve-out provisions of the loan is Resource Real Estate Holdings, Inc., a first-tier subsidiary of Resource America, Inc. Resource America, Inc. (NASDAQ: REXI) is the corporate parent of SR Real Estate Investors, L.P., Resource Capital Partners, Inc., and Resource Real Estate Holdings, Inc. Resource Real Estate Holdings, Inc. is a proprietary asset management company operating in three distinct sectors: energy, real estate, and financial services. As of December 31, 2002, Resource America, Inc. had assets under management of approximately $1.571 billion, allocated as follows: approximately 23% in energy; approximately 40% in real estate; and approximately 37% in financial services. Resource America, Inc. is the sponsor and largest shareholder of RAIT (NYSE: RAS), a publicly-traded REIT that began operations in 1998 and whose primary focus is the origination of commercial real estate loans. Resource Capital Partners, Inc., along with RAIT, manages over 2,100 apartment units and approximately 2.5 million square feet of commercial space.

Collateral1

The Tanglewood Court Apartments property (the “Tanglewood Property”) is a 634-unit multifamily development located in a residential area just north of the Galleria shopping district in Houston, Texas2. The Tanglewood Property is situated on approximately 17 acres and contains a total of 28 two-story residential buildings containing a total of 429 one-bedroom units (706 average square feet), 195 two-bedroom units (1,043 average square feet), and 10 three-bedroom units (1,347 average square feet). Amenities include covered parking, nine swimming pools, exercise room, jacuzzi, ceiling fans, and washer/dryer connections.

Market1

The Tanglewood Property is located in a densely developed suburban section of Houston just north of the Galleria retail / office district. Population in the area has grown at an annual rate of approximately 1.6% since 2000, and is expected to increase by approximately 1.4% per year over the next five years. Population growth is somewhat limited by the fact that the area is largely developed, and any new residential construction generally occurs through tear-downs of older properties. The unemployment rate for the Houston MSA was approximately 6.2% in April, 2003, consistent with the overall Texas unemployment rate of approximately 6.3%. The current unemployment rate is marginally higher than historic unemployment rates for the past several years, reflecting the recent softening of the national economy. However, the Houston area added approximately 31,183 new jobs between December, 2001 and December, 2002. While no submarket unemployment data is available for the area immediately surrounding the Tanglewood Property, unemployment is generally lower than in the city overall due to the area’s proximity to employment centers and high relative housing prices.

Demand for housing in the neighborhood in which the Tanglewood Property is located is primarily influenced by its location proximate to the Galleria and Greenway Plaza office and retail nodes on the west side of Houston. The neighborhood has been an attractive residential area for professionals due to the many office buildings both inside and outside of the loop (Interstate 610) and due to the retail / restaurant concentrations in the Galleria area. The neighborhood has enjoyed a reputation as a desirable residential area populated by a younger-skewing high income demographic. Excluding the central business district, the nearby Greenway Plaza and Galleria office districts represent the largest and most popular office concentrations in the city. Over 90% of the residents within a one-mile radius of the subject are employed in the executive / managerial and technical support / sales sectors. Major employers in the area include Hewlett-Packard (formerly Compaq Computers), Waste Management Inc., Marathon Oil, J.P. Morgan Chase Bank, and numerous regional service providers. The area is well served by public schools (Houston Independent School District) including Briargrove and Shadowbriar Elementary Schools, Grady Middle School and Robert E. Lee High School. Several private schools are also located within easy driving distance of the Tanglewood Property.

Six competing properties were identified in the immediate area with occupancies ranging from 90% to 97% with average rents ranging from approximately $777 to $914 per month, and with an overall average rent of approximately $815 per month.

[1]	Contains certain information from the appraisal dated May 23, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.
[2]	The Tanglewood Property was until recently (and may be currently) known as The Fountains at San Felipe Apartments. The borrower has informed us that it is in the process of changing the name of the property to Tanglewood Court Apartments.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

38 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Tanglewood Court Apartments

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

39 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Ocean Terrace Corporate Center

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

40 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Ocean Terrace Corporate Center

Loan Information		Property Information
Original Principal Balance:	$25,500,000	Single Asset/Portfolio:	Single Asset

Cut-off Principal Balance:	$25,500,000	Title:	Fee

% of Pool by IPB:	2.2%	Property Type:	Suburban Office

Loan Seller:	PNC	Square Footage:	177,478

Borrower:	Carlsbad Ocean Terraces, LLC	Location:	Carlsbad, CA

Sponsor:	Paul Garrett	Year Built/Renovated:	2000

Origination Date:	2/26/2003	Occupancy:	97.8%

Interest Rate:	5.9100%	Occupancy Date:	2/25/2003

Interest Only Period:	12	Number of Tenants:	12

Maturity Date:	3/1/2013	Historical NOI:

Amortization Type:	IO-Balloon	2001:	$1,928,670

Original Amortization:	360	2002:	$1,855,467

Remaining Amortization:	360	2003:	$1,855,467 (TTM as of 12/31/2002)

Call Protection:	LO(31),Def(80),O(4)	UW NOI:	$3,032,538

Cross-Collateralization:	NAP	UW Net Cash Flow:	$2,782,566

Lock Box:	NAP	Appraised Value:	$32,250,000

Additional Debt:	NAP	Appraisal Date:	1/9/2003

Additional Debt Type:	NAP

Loan Purpose:	Acquisition

Reserves			Financial Information
Escrows/Reserves:	Initial	Monthly	Cut-off Date Loan/SF:	$144
Taxes:	$0	$22,604	Cut-off Date LTV:	72.3%

Insurance:	$0	$3,854	Maturity Date LTV:	62.6%

TI/LC:	$0	$12,500	UW DSCR:	1.53	x

CapEx:	$0	$2,958

Other[1]:	$373,356	$0

[1]	The reserve is the tenant security deposit for Jenny Craig Operations, Inc. The reserve was established/ combined with the TI/LC Escrow Agreement.

Significant Tenants
Tenant Name	Parent Company	Moody’s/ S&P	Square Feet	% of GLA	Base Rent PSF	Lease Expiration Year
Jenny Craig Operations	Jenny Craig Operations	NR/NR	48,904	27.6%	$18.00	2013

Farmers Group, Inc.	Farmers Group, Inc.	NR/NR	24,023	13.5%	$16.94	2007

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

41 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Ocean Terrace Corporate Center

Sponsor

Paul Garrett is the principal sponsor of this loan. Mr. Garrett has been involved in all facets of real estate for 40 years, including brokerage, development, management and investment. He is the President and CEO of the Garrett Group, LLC, a fully integrated real estate investment company. This financing was provided for the acquisition of the subject property with the sponsor cash equity representing $11 million.

Collateral

The subject property consists of four contiguous, 2 story Class “B+” suburban office buildings situated on approximately 11.55 acres, located at 5740, 5750, 5760 and 5770 Fleet Street in Carlsbad, California. This location is approximately 1 mile west of Interstate 5. The buildings were constructed between 1999 and 2000 and are currently approximately 98% occupied with leases to 12 different tenants. Carlsbad is located on the Pacific Coast, and is part of the San Diego metropolitan area. The Buildings contains in the aggregate approximately 177,478 net rentable square feet of office space.

Market1

The subject property is within the Carlsbad Interstate 5 submarket area of the metro San Diego market. According to the CoStar Group’s June 2003 Availability and Vacancy Analysis for this submarket, it contains 24 buildings totaling approximately 1.1 million square feet of office space. Colliers International reports that although there is approximately 116,642 square feet under construction within this submarket, net absorption of this submarket for the year was the strongest of all San Diego regions at approximately 242,390 square feet. The submarket has an overall occupancy of approximately 94% versus the subject current occupancy of approximately 98%.

[1]	Certain information from The Limbach Appraisal Company, Inc. appraisal dated January 9, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

Lease Rollover Schedule
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	3,938	2.2%	NAP	NAP	3,938	2.2%	NAP	NAP
2003 & MTM	0	0	0.0	$0	0.0%	3,938	2.2%	$0	0.0%
2004	0	0	0.0	0	0.0	3,938	2.2%	$0	0.0%
2005	5	47,145	26.6	1,174,879	34.9	51,083	28.9%	$1,174,879	34.9%
2006	1	10,203	5.8	233,853	7.0	61,286	34.5%	$1,408,732	41.9%
2007	2	30,040	16.9	335,457	10.0	91,326	51.5%	$1,744,188	51.9%
2008	1	24,023	13.5	406,937	12.1	115,349	65.0%	$2,151,125	64.0%
2009	1	3,957	2.2	102,660	3.1	119,306	67.2%	$2,253,786	67.0%
2010	1	9,268	5.2	227,993	6.8	128,574	72.4%	$2,481,779	73.8%
2011	0	0	0.0	0	0.0	128,574	72.4%	$2,481,779	73.8%
2012	0	0	0.0	0	0.0	128,574	72.4%	$2,481,779	73.8%
After	1	48,904	27.6	880,272	26.2	177,478	100.0%	$3,362,051	100.0%

Total	12	177,478	100.0%	$3,362,051	100.0%

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. Tp3HIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

42 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Ocean Terrace Corporate Center

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

43 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Heron Springs Apartments

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

44 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Heron Springs Apartments

Loan Information		Property Information
Original Principal Balance:	$21,500,000	Single Asset/Portfolio:	Single Asset

Cut-off Principal Balance:	$21,350,843	Title:	Fee

% of Pool by IPB:	1.8%	Property Type:	Multifamily

Loan Seller:	JPMorgan Chase Bank	Units:	373

Borrower:	Heron Springs Associates, L.L.C.	Location:	Stow, OH

Sponsor:	Lenora J. Petrarca	Year Built/Renovated:	2002

Origination Date:	12/23/2002	Occupancy:	88.7%

Interest Rate:	5.8600%	Occupancy Date:	4/15/2003

Interest Only Period:	NAP	Historical NOI:

Maturity Date:	1/1/2013	2001:	$650,253

Type Amortization:	Balloon	2002:	$1,047,136

Original Amortization:	360	2003:	1,383,690 (TTM as of 4/30/2003)

Remaining Amortization:	353	UW NOI:	$1,914,319

Call Protection:	LO(24),Def(85),O(4)	UW Net Cash Flow:	$1,839,719

Cross-Collateralization:	NAP	Appraised Value:	$27,000,000

Lock Box:	NAP	Appraisal Date:	11/7/2002

Additional Debt:	NAP

Additional Debt Type:	NAP

Loan Purpose:	Refinance

Reserves			Financial Information
Escrows/Reserves:	Initial	Monthly	Cut-off Date Loan/Unit:	$57,241

Taxes:	$166,500	$50,563	Cut-off Date LTV:	79.1%

Insurance:	$35,973	$7,195	Maturity LTV:	67.3%

CapEx:	$0	$6,217	UW DSCR:	1.21	x

Immediate Repairs[1]:	$583,425	$0

Additional Security[2]:	$2,500,000	$0

[1]	Letter of Credit posted in lieu of cash deposit to Immediate Repairs Fund
[2]	Letter of Credit posted as additional security, to be released upon satisfaction of DSCR, LTV, and Occupancy criteria.

Multifamily Information

Unit Mix	No. of Units	Average Unit Square Feet[3]	Approximate Net Rentable SF3	% of Total Units	Average Monthly Asking Rent[3]	Average Monthly Market Rent[3]
One Bedroom	160	720	115,200	43.0%	$734	$734

Two Bedroom	187	918	171,666	50.0%	$891	$891

Three Bedroom	26	1298	33,748	7.0%	$1,119	$1,119

[3]	Certain information from the Crown Appraisal Group appraisal dated November 18, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

45 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Heron Springs Apartments

Sponsor

Heron Springs Associates, L.L.C. is the sponsor of the loan. Heron Springs Associates, L.L.C. is comprised of three parties: Anthony A. Petrarca (14.0%), Lenora J. Petrarca (54.5%) and the Anthony A. Petrarca Trust No. VII (31.5%).

Anthony Petrarca founded The Cedarwood Companies (“Cedarwood”) in 1972 and developed it into a multi-service firm that develops, designs, constructs, finances, leases and manages real estate across the country. Cedarwood operates from its main office in Akron, Ohio, and two regional offices in Ft. Lauderdale, Florida, and Houston, Texas. Anthony Petrarca is a registered professional engineer, a licensed general contractor and a licensed surveyor. The company holds professional engineer, general contracting and architectural licenses in the majority of states. Through the four affiliated Cedarwood companies, Anthony Petrarca has developed hundreds of projects totaling a substantial amount of square feet of commercial and multifamily property over the past thirty years.

Collateral

The subject property is a 373-unit apartment complex (14 three-story buildings), with amenities that include a clubhouse, swimming pool, putting green, tennis courts and attached garages. The property includes one, two and three bedroom garden units as well as two bedroom townhouse units. Construction was completed on the improvements in 2002 at a total cost of approximately $25.3 million. The property has 160 one-bedroom units, 187 two-bedroom units, and 26 three-bedroom units.

Market1

The subject property is located in Stow, Ohio. Stow, a suburb approximately 8 miles north of Akron and 28 miles south of Cleveland, lies in the northeastern part of Summit County. Akron is approximately 35 miles south of Cleveland, and 125 miles northeast of Columbus. Population in Stow grew at a rate of approximately 13% over the past 10 years; this is approximately 5% greater than the rate at which Summit County grew over the same time period. Primary access to the subject is via Hudson Drive. The subject has frontage along Hudson Drive. Hudson Drive is a north-south surface route that links the subject property with Graham less than ½ mile to the south and East Steels Corners Road about 1 mile to the north.

The market rent at the subject for one-bedroom units to be approximately $680-$825 per month or approximately $0.84-$0.99 per square foot depending on the unit type and amenities. The subject’s concluded rent for two-bedroom units to be approximately $810-$1,040 per month or approximately $0.79-$0.90 per square foot depending on the unit type and amenities.

[1]	Certain information from the Crown Appraisal Group appraisal dated November 18, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

46 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Heron Springs Apartments

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

47 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Villas at Cheyenne Apartments

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

48 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Villas at Cheyenne Apartments

Loan Information		Property Information
Original Principal Balance:	$19,950,000	Single Asset/Portfolio:	Single Asset

Cut-off Principal Balance:	$19,892,172	Title:	Fee

% of Pool by IPB:	1.7%	Property Type:	Multifamily

Loan Seller:	PNC	Units:	368

Borrower:	THG Villas II, LLC	Location:	North Las Vegas, NV

Sponsors:	Robert Griswold, Michael Turk, Roger Hedgecock, Carol Griswold, Karen Turk, Cynthia Hedgecock	Year Built/Renovated:	2001

Origination Date:	4/10/2003	Occupancy:	92.7%

Interest Rate:	5.6400%	Occupancy Date:	3/16/2003

Interest Only Period:	NAP	Historical NOI:

Maturity Date:	5/1/2013	2001:	NAP

Amortization Type:	Balloon	2002:	NAP

Original Amortization:	360	2003:	$3,178,136 (TTM as of 3/31/2003)

Remaining Amortization:	357	UW NOI:	$2,070,601

Call Protection:	L(33),Def(80),O(4)	UW Net Cash Flow:	$1,978,601

Cross-Collateralization:	NAP	Appraised Value:	$25,975,000

Lock Box:	NAP	Appraisal Date:	3/21/2003

Additional Debt:	NAP

Additional Debt Type:	NAP

Loan Purpose:	Acquisition

Reserves			Financial Information
Escrows/Reserves:	Initial	Monthly	Cut-off Date Loan/Unit:	$54,055

Taxes:	$0	$23,645	Cut-off Date LTV:	76.6%

Insurance:	$0	$4,175	Maturity LTV:	64.5%

CapEx:	$0	$7,667	UW DSCR:	1.43	x

Multifamily Information
Unit Mix	No. of Units	Average Unit Square Feet	Approximate Net Rentable SF	% of Total Units	Average Monthly Asking Rent	Average Monthly Market Rent
Two Bedroom	184	1,056	194,304	50%	$751	$750

Three Bedroom	184	1,240	228,160	50%	$901	$875

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

49 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Villas at Cheyenne Apartments

Sponsor

Robert and Carol Griswold, Roger and Cynthia Hedgecock, and Michael and Karen Turk are the principal sponsors of this loan. Mr. Griswold owns and operates Griswold Real Estate Management, Inc., which has a management portfolio of over 2,500 residential units and approximately 300,000 square feet of commercial and retail space in Southern California and Nevada. Mr. Hedgecock is an attorney and the former mayor of San Diego, and has been active in all aspects of real estate development since 1990. Mr. Turk has been active in real estate development since 1975, and a has developed over 3,300 multifamily units in San Diego and Las Vegas.

Collateral

The subject property consists of 46 two-story residential apartment buildings and a leasing office/clubhouse building located at 3260 Fountain Falls Way in North Las Vegas, Nevada. It has 368 units, comprised of 184 two-bedroom units and 184 three-bedroom units, each with its own full size washer and dryer as well as built-in microwave ovens. On-site amenities include 740 parking spaces (368 covered), a swimming pool, spa, tanning beds and a fitness center.

Market1

The subject property is located approximately 4 miles from the Las Vegas downtown business district and approximately 7 miles from the Las Vegas Strip. A market report of the North Las Vegas submarket indicates that its third quarter, 2002, occupancy rate was approximately 92.2%. According to a report by Economy.com, Las Vegas has one of the most rapidly growing large economy in the nation. A report by Marcus & Millichap forecasts that employment growth for Las Vegas will reach approximately 5.5 percent during 2003. Rent concessions, typically one month free rent for a twelve month lease, are commonplace in the market.

[1]	Certain information from the Crown Appraisal Group appraisal dated November 18, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

50 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Villas at Cheyenne Apartments

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

51 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Chapel Hill Shopping Center

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

52 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Chapel Hill Shopping Center

Loan Information		Property Information
Original Principal Balance:	$19,500,000	Single Asset/Portfolio:	Single Asset

Cut-off Principal Balance:	$19,500,000	Title:	Leasehold

% of Pool by IPB:	1.7%	Property Type:	Anchored Retail

Loan Seller:	Merrill Lynch Mortgage Lending, Inc.	Square Footage:	191,239

Borrower:	SPC Chapel Hill, Ltd.	Location:	Fort Worth, TX

Sponsor:	James E. Strode	Year Built/Renovated:	2001

Origination Date:	5/20/2003	Occupancy:	91.9%

Interest Rate:	5.3000%	Occupancy Date:	6/2/2003

Interest Only Period:	24	Number of Tenants:	24

Maturity Date:	7/1/2013	Historical NOI:

Amortization Type:	IO-Balloon	2001:	NAP

Original Amortization:	360	2002:	$1,439,994

Remaining Amortization:	360	2003:	$1,490,677 (TTM as of 3/31/2003)

Call Protection:	LO(24),Def (93),O(2)	UW NOI:	$1,944,503

Cross-Collateralization:	NAP	UW Net Cash Flow:	$1,813,801

Lock Box:	NAP	Appraised Value:	$25,600,000

Additional Debt:	NAP	Appraisal Date:	4/25/2003

Additional Debt Type:	NAP

Loan Purpose:	Refinance

Reserves			Financial Information
Escrows/Reserves:	Initial	Monthly	Cut-off Date Loan/SF:	$102

Taxes:	$176,556	$29,426	Cut-off Date LTV:	76.2%

TI/LC:	$5,419	$2,710	Maturity LTV:	66.4%

Other[1]:	$1,170,500	$0	UW DSCR:	1.40	x

[1]	$1,100,000 is required to be released to the borrower upon satisfaction of certain conditions (including certain debt service coverage ratios) within 18 months after the origination of the mortgage loan. If the borrower does not satisfy such conditions within such 18 month period, it has a one-time right to obtain a partial release of such reserves upon satisfaction of certain conditions (including certain debt service coverage ratios) within such 18 month period. $70,500 is required to be released to the borrower upon satisfaction of certain conditions, including receipt of evidence that the borrower has received the first regularly-scheduled rental payment and an estoppel certificate from Sleep Experts.

Major Tenants
Tenant Name	Parent Company	Moody’s/ S&P	Square Feet[2]	% of GLA	Sales PSF	Base Rent PSF	Lease Expiration Year
H.E. Butt Grocery Company [2]	H.E. Butt Grocery Company	NR/NR	64,435	33.7%	$634	$8.54	2018

Borders Books	Borders Group, Inc. (NYSE: BGP)	NR/NR	25,000	13.1%	NAP	$16.40	2022

Cost Plus World Market	Cost Plus, Inc. (NASDAQNM: CPWM)	NR/NR	18,450	9.6%	$260	$16.50	2011

[2]	This tenant constructed the improvements on the property, and pays $550,000 per year in base ground rent. The base ground rent equates to approximately $8.54 per square foot of improved area.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

53 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Chapel Hill Shopping Center

Sponsor

James E. Strode is the sponsor of the Chapel Hill Shopping Center loan. Mr. Strode is the principal of Strode Property Company, a Dallas-based development company focused in the retail sector. Mr. Strode has been active in Dallas / Fort Worth real estate for more than 25 years, and has developed over one million square feet of shopping centers and tenant build-to-suits. Mr. Strode concentrates primarily on the development of retail properties anchored by national tenants.

Collateral1

The Chapel Hill Shopping Center (the “Chapel Hill Property”) is situated in the southwest quadrant of Hulen Street and Interstate 30 (known locally as the West Freeway) in Fort Worth, Texas. The Chapel Hill Property consists of a free-standing grocery building situated on a sub-ground lease, as well as two additional multi-tenant retail buildings. H.E. Butt Grocery Company (“HEB”) constructed the approximately 64,435 square feet grocery building and pays annual ground rent to the Borrower. The store is occupied by Central Market, HEB’s specialty grocery concept. HEB is the largest privately-held company in Texas2,and is ranked as the 11th largest supermarket chain in the nation.3 Other anchor tenants at the Chapel Hill Property include Borders Books and Cost Plus World Market. National tenants occupying in-line spaces at the center include Big Bowl Restaurant (a Brinker International concept), Aaron Brothers, Beauty Brands, and Mens Wearhouse.

As of June 2, 2003, the property was approximately 91.9% occupied, and letters of intent have been signed with tenants that may bring overall occupancy to approximately 97.0%. $1,170,500 of the loan proceeds are held in escrow by the lender pending the completion of leasing and tenant improvement activity to stabilized occupancy.

The entirety of The Chapel Hill Property site is leased from the Lena Pope Home to the Borrower under a 60-year ground lease, the primary term of which expires on December 31, 2060. The ground lease is not subordinate to the mortgage, but does contain lender protections in the form of notice provisions, rights to cure, and options for a new ground lease if the existing ground lease was ever terminated by the landlord due to the Borrower’s bankruptcy. Base rent under the ground lease is $900,000 per year, with percentage rent payable if 30% of gross rents exceed the base rent.

The Chapel Hill Property site is located at the corner of the West Freeway (approximately 108,780 cars per day according to the Texas Department of Transportation) and Hulen Street (approximately 39,753 cars per day according to the City of Fort Worth). Access is provided to the property along all four boundaries: the eastbound access road of West Freeway, Hulen Street, Donnelly Avenue, and Sanguine Street. A traffic signal at The Chapel Hill Property’s primary Hulen Street entrance provides controlled ingress and egress. The Chapel Hill Property has been managed by Strode Property Company since its development. Leasing is handled by Moody Rambin Interests, an independent brokerage firm with multiple Texas offices.

Market1

The Chapel Hill Property is located approximately three miles west of the Fort Worth, Texas central business district. Fort Worth is part of the Dallas-Fort Worth-Arlington MSA, which is the 5th largest MSA in the nation. Population in the MSA increased by more than 1.45 million between 1990 and 2002, indicating an average annual growth rate of more than 120,000 (or 2.56%). The Fort Worth economy is influenced by, but not solely dependent upon, Dallas’ economic conditions. Fort Worth is home to several multinational companies, including AMR Corporation (the parent company of American Airlines), Burlington Northern Santa Fe, Tandy Corporation, and Union Pacific Resources. Job growth in the central Fort Worth area increased by approximately 4.4% over the past year, and is expected to increase by approximately 27.0% by 2010 (higher than the national average projection of approximately 15.3%). The Chapel Hill Property most directly competes in the Southwest Retail Submarket. This submarket contains approximately 4.9 million square feet, or approximately 22% of the total retail space in the Fort Worth-Arlington market. Neighborhood shopping centers in the Southwest Retail Submarket show an average vacancy rate of approximately 8.4%, while community shopping centers show a slightly higher vacancy rate of approximately 12.0% as of the first quarter of 2003. Inventory growth in this submarket is expected to occur at only moderate levels over the next five years. Through 2007, the Southwest Retail Submarket stock is expected to grow by approximately 309,000 square feet or approximately 6.3%. The Chapel Hill Property is the newest major retail entry in the submarket, and is situated on an in-fill site. The Chapel Hill Property competes most directly with shopping centers along University Drive and Hulen Street to the south of the West Freeway.

[1]	Certain information from the appraisal dated April 25, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.
[2]	Source: Hoovers, Inc., May 2003. No representation is made as to the accuracy of such information.
[3]	Source: Progress Grocer, May 2003. No representation is made as to the accuracy of such information.

Lease Rollover Schedule
Year	Number of Leases Expiring	Square Feet Expiring	% of GLA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Square Feet Expiring	Cumulative % of GLA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	15,400	8.1%	NAP	0.0%	15,400	8.1%	NAP	NAP
2003 & MTM	0	0	0.0	$0	0.0	15,400	8.1%	$0	0.0%
2004	0	0	0.0	0	0.0	15,400	8.1%	$0	0.0%
2005	0	0	0.0	0	0.0	15,400	8.1%	$0	0.0%
2006	9	22,025	11.5	537,641	18.3	37,425	19.6%	$537,641	18.3%
2007	5	15,257	8.0	374,757	12.7	52,682	27.5%	$912,398	31.0%
2008	2	6,087	3.2	152,175	5.2	58,769	30.7%	$1,064,573	36.2%
2009	1	3,500	1.8	87,500	3.0	62,269	32.6%	$1,152,073	39.2%
2010	0	0	0.0	0	0.0	62,269	32.6%	$1,152,073	39.2%
2011	4	33,050	17.3	665,575	22.6	95,319	49.8%	$1,817,648	61.8%
2012	1	6,485	3.4	162,125	5.5	101,804	53.2%	$1,979,773	67.3%
After	2	89,435	46.8	960,000	32.7	191,239	100.0%	$2,939,773	100.0%

TOTAL	24	191,239	100.0%	$2,939,773	100.0%

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

54 of 55

Structural and Collateral Term Sheet	JPMCC 2003-PM1

Chapel Hill Shopping Center

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

55 of 55

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

CONTACT INFORMATION

FUNCTION	NAMES / ADDRESSES
Master Servicer
Midland Loan Services, Inc
210 West 10th Street, 6th Floor
Kansas City, MO 64105
(816) 435-5000
Special Servicer
Midland Loan Services, Inc
210 West 10th Street, 6th Floor
Kansas City, MO 64105
(816) 435-5000
Trustee
Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, MD 21042
Issuer
JPMorgan Chase Bank
270 Park Avenue
New York, NY 10017

Administrator	Eboni Dawkins
(212) 623-4468
Email : eboni.dawkins@chase.com
Paying Agent
JPMorgan Chase Bank
270 Park Avenue
New York, NY 10017

Reports Available at www.jpmorgan.com/absmbs

STATEMENT SECTIONS	PAGE(s)
- 1

Certificate Distribution Detail	2 - 8

Certificate Ratings Detail	9

Mortgage Loan Stratification Tables	10 - 12

Loan Status Detail	13

Property History Detail	14

Delinquency Loan Detail	15

Specially Serviced Loan Detail	16

Specially Serviced Historical Information	17

Principal Prepayment Detail	18

Historical Modified Loan Detail	19

Realized Loss Detail	20

The information contained herein has been obtained from sources believed to be reliable, but The JPMorgan Chase Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by JPMorgan Chase Bank from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields. JP Morgan Chase Bank makes no representations as to the appropriateness for any person of any investment in the securities.

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 2 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Certificate Distribution Detail

Distribution in Dollars

Class	CUSIP	Current Pass Through Rate	Original Face Value	Beginning Principal Balance	Principal	Interest	Prepayment Premiums / Yield Maint Charges	Total	Realized Losses/Trust Expenses	Ending Principal Balance
A1	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A2	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A3	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
I	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
M	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

TOTALS			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Current Pass Through Rate	Original Face Value	Beginning Principal Balance	Principal	Interest	Prepayment Premiums / Yield Maint Charges	Total	Realized Losses/Trust Expenses	Ending Principal Balance
X1	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X2	N/A	0.00000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 3 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Certificate Distribution Detail

Factor Information per $1,000 of Original Face

Class	CUSIP	Beginning Principal Factor	Principal	Interest	Prepayment Premiums / Yield Maint Charges	Total	Realized Losses/Trust Expenses	Ending Principal Balance
A1	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A2	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A3	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
I	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
L	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
M	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

TOTALS		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Principal Factor	Principal	Interest	Prepayment Premiums / Yield Maint Charges	Total	Realized Losses/Trust Expenses	Ending Principal Balance
X1	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X2	N/A	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE :	12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 4 of 20
RECORD DATE :	29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE :	21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE :	14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Certificate Distribution Detail

Available Funds	0.00

Principal Distribution Amount	0.00

Prepayment Interest Shortfall	0.00

Default Interest	0.00

Excess Interest	0.00

Extraordinary Trust Fund Expenses	0.00

Interest Reserve Account

Deposits	0.00

Withdrawals	0.00

Balance Information

Group	Loan Count at Securitization	Scheduled Balance at Securitization	Beginning Loan Count	Beginning Scheduled Balance	Beginning Unpaid Balance	Ending Loan Count	Ending Scheduled Balance	Ending Unpaid Balance
1	1	10,000,000.00		10,000,000.00	0.00	1	10,000,000.00	0.00

TOTALS	1	10,000,000.00		10,000,000.00	0.00	1	10,000,000.00	0.00

Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

Loan Status Code	Description	Number	Aggregated Principal Balance	Percentage
A	Payment Not Received But Still In Grace Period	0	0.00	.000000%
B	Late Payment But Less Then 30 days Delinquent	0	0.00	.000000%
0	Current	1	10,000,000.00	100.000000%
1	30-59 Days Delinquent	0	0.00	.000000%
2	60-89 Days Delinquent	0	0.00	.000000%
3	90+ Days Delinquent	0	0.00	.000000%
4	Assumed Scheduled Payment (Performing Matured Balloon)	0	0.00	.000000%
5	Non Performing Matured Balloon	0	0.00	.000000%
7	Foreclosure in Process	0	0.00	.000000%
9	REO	0	0.00	.000000%
98	Not Provided By Servicer	0	0.00	.000000%

TOTALS		1	10,000,000.00	100.000000%

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 5 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Certificate Distribution Detail

Prepayment Penalties

Class	Prepayment Premium	Yield Maintenance
A1	0.00	0.00
A2	0.00	0.00
A3	0.00	0.00
B	0.00	0.00
C	0.00	0.00
D	0.00	0.00
E	0.00	0.00
F	0.00	0.00
G	0.00	0.00
H	0.00	0.00
I	0.00	0.00
J	0.00	0.00
K	0.00	0.00
L	0.00	0.00
M	0.00	0.00
NR	0.00	0.00
R	0.00	0.00
X1	0.00	0.00
X2	0.00	0.00

TOTALS	0.00	0.00

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 6 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Certificate Distribution Detail

Advance Summary

Principal & Interest Advances

Current Principal & Interest Advances (net of ASER, if applicable)	0.00

Outstanding Principal & Interest Advances	0.00

Reimbursement of Interest on any P&I Advances	0.00

Servicing Advances

Current Servicing Advances	0.00

Outstanding Servicing Advances	0.00

Reimbursement of Interest on any Servicing Advances	0.00

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 7 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Certificate Distribution Detail

Fee Summary

Master Servicing Fees	0.00

Sub-Servicing Fees	0.00

Trustee Fees	0.00

Special Servicer Fee	0.00

Disposition Fee	0.00

Workout Fee	0.00

Appraisal Reduction Amounts

Loan Number	Most Recent ASER	Cumulative ASER Amount	ARA (Appraisal Reduction Amount) Date	Appraisal Reduction Amount
none

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 8 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Certificate Distribution Detail

Interest Detail

Class	Accrued Certificate Interest	Prepayment Interest Shortfall	Beginning Unpaid Interest	Interest Loss	Total Interest Payable	Certificate Interest Distributable	Ending Unpaid Interest
A1	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0.00	0.00	0.00	0.00	0.00	0.00	0.00
I	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L	0.00	0.00	0.00	0.00	0.00	0.00	0.00
M	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X1	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X2	0.00	0.00	0.00	0.00	0.00	0.00	0.00

TOTALS	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE :12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 9 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Certificate Ratings Detail

Class	CUSIP	Original Ratings			Changed Ratings/Change Date(1)
		Fitch	Moody’s	S & P	Fitch	Moody’s	S & P
A1	N/A	X	X	X
A2	N/A	X	X	X
A3	N/A	X	X	X
B	N/A	X	X	X
C	N/A	X	X	X
D	N/A	X	X	X
E	N/A	X	X	X
F	N/A	X	X	X
G	N/A	X	X	X
H	N/A	X	X	X
J	N/A	X	X	X
K	N/A	X	X	X
L	N/A	X	X	X
M	N/A	X	X	X
NR	N/A	X	X	X
X1	N/A	X	X	X
X2	N/A	X	X	X

NR -	Designates that the class was not rated by the above agency at the time of original issuance.
N/A -	Not applicable.
X -	Designates that the rating agency did not rate class at the time of issuance.

(1)	The information contained herein has been received directly from the applicable rating agency within 30 days of this report. It is possible that the current ratings may have changed before the release of this report, hence, JPMorgan Chase Bank recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

Fitch	Moody’s	Standard & Poors Rating Services
One State Street Plaza	99 Church Street	Commercial Mortgage Surveillance
New York, NY 10004	New York, NY 10007	55 Water Street, Fl. 41
Ph: (212)-908-0500	Ph: (212)-553-0300	New York, NY 10041-0003
Fax: (212)-635-0295		Ph: (212)-438-2000

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 10 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Mortgage Loan Stratification Tables

Stratification by Ending Scheduled Balance Amount							Stratification by State Code

Ending Scheduled Balance Amount	# of Loans	Principal Balance ($)	% of Agg. Prin. Bal.	Weighted Average			State Code	# of Loans	Principal Balance ($)	% of Agg. Prin. Bal.	Weighted Average
				WAM	Note Rate(%)	DSCR					WAM	Note Rate(%)	DSCR
$1,000,000 or Less	0	0.00	0.00	0	0.000000	0.000000	FLORIDA	0	0.00		0	0.000000	0.000000

$1,000,001 to $2,000,000	0	0.00	0.00	0	0.000000	0.000000	Totals	0	0.00	0.00	0	0.000000	0.000000

$2,000,001 to $4,000,000	0	0.00	0.00	0	0.000000	0.000000
$4,000,001 to $6,000,000	0	0.00	0.00	0	0.000000	0.000000
$6,000,001 to $8,000,000	0	0.00	0.00	0	0.000000	0.000000
$8,000,001 to $10,000,000	1	10,000,000.00	100.00	0	0.000000	0.000000
$10,000,001 to $15,000,000	0	0.00	0.00	0	0.000000	0.000000
$15,000,001 to $20,000,000	0	0.00	0.00	0	0.000000	0.000000

Totals	1	10,000,000.00	100.00	0	0.000000	0.000000

Average Principal Balance :		10,000,000.00

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 11 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Mortgage Loan Stratification Tables

Stratification by Current Note Rate							Stratification by Debt Service Coverage Ratio

Current Note Rate	# of Loans	Principal Balance ($)	% of Agg. Prin.Bal.	Weighted Average			Debt Service Coverage Ratio	# of Loans	Principal Balance ($)	% of Agg. Prin. Bal.	Weighted Average
				WAM	Note Rate(%)	DSCR					WAM	Note Rate(%)	DSCR
0.000000% to 7.500000%	0	0.00		0	0.000000	0.000000	0.000000 to 1.000000	0	0.00		0	0.000000	0.000000
7.510000% to 7.750000%	0	0.00		0	0.000000	0.000000	1.010000 to 1.200000	0	0.00		0	0.000000	0.000000
7.760000% to 8.000000%	0	0.00		0	0.000000	0.000000	1.210000 to 1.240000	0	0.00		0	0.000000	0.000000
8.010000% to 8.250000%	0	0.00		0	0.000000	0.000000	1.250000 to 1.300000	0	0.00		0	0.000000	0.000000
8.260000% to 8.500000%	0	0.00		0	0.000000	0.000000	1.310000 to 1.400000	0	0.00		0	0.000000	0.000000
8.510000% to 8.750000%	0	0.00		0	0.000000	0.000000	1.410000 to 1.500000	0	0.00		0	0.000000	0.000000
8.760000% to 9.000000%	0	0.00		0	0.000000	0.000000	1.510000 to 1.600000	0	0.00		0	0.000000	0.000000
9.010000% to 9.250000%	0	0.00		0	0.000000	0.000000	1.610000 to 1.700000	0	0.00		0	0.000000	0.000000
9.260000% to 9.500000%	0	0.00		0	0.000000	0.000000	1.710000 to 1.800000	0	0.00		0	0.000000	0.000000
9.510000% to 9.750000%	0	0.00		0	0.000000	0.000000	1.810000 to 1.900000	0	0.00		0	0.000000	0.000000
9.760000% to 10.000000%	0	0.00		0	0.000000	0.000000	1.910000 to 2.000000	0	0.00		0	0.000000	0.000000
10.010000% to 11.010000%	0	0.00		0	0.000000	0.000000	2.010000 to 2.300000	0	0.00		0	0.000000	0.000000

Totals	0	0.00	0.00	0	0.000000	0.000000	2.310000 to 2.400000	0	0.00		0	0.000000	0.000000

							Totals	0	0.00	0.00	0	0.000000	0.000000

Stratification by Remaining Stated Term ( Balloon Loans Only)							Stratification by Remaining Stated Term (Fully Amortizing Loans Only)

Remaining Stated Term	# of Loans	Principal Balance ($)	% of Agg. Prin.Bal.	Weighted Average			Remaining Stated Term	# of Loans	Principal Balance ($)	% of Agg. Prin.Bal.	Weighted Average
				WAM	Note Rate(%)	DSCR					WAM	Note Rate(%)	DSCR
70 months or Less	0	0.00		0	0.000000	0.000000	70 months or Less	0	0.00		0	0.000000	0.000000
71 months to 90 months	0	0.00		0	0.000000	0.000000	71 months to 90 months	0	0.00		0	0.000000	0.000000
91 months to 110 months	0	0.00		0	0.000000	0.000000	91 months to 110 months	0	0.00		0	0.000000	0.000000
111 months to 115 months	0	0.00		0	0.000000	0.000000	111 months to 115 months	0	0.00		0	0.000000	0.000000
116 months to 120 months	0	0.00		0	0.000000	0.000000	116 months to 120 months	0	0.00		0	0.000000	0.000000
121 months to 200 months	0	0.00		0	0.000000	0.000000	121 months to 200 months	0	0.00		0	0.000000	0.000000
201 months to 274 months	0	0.00		0	0.000000	0.000000	201 months to 0 months	0	0.00		0	0.000000	0.000000

Totals	0	0.00	0.00	0	0.000000	0.000000	Totals	0	0.00		0	0.000000	0.000000

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 12 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :

Mortgage Loan Stratification Tables

Stratification by Property Type							Stratification by Seasoning

Property Type	# of Loans	Principal Balance ($)	% of Agg. Prin.Bal.	Weighted Average			Seasoning	# of Loans	Principal Balance ($)	% of Agg. Prin.Bal.	Weighted Average
				WAM	Note Rate(%)	DSCR					WAM	Note Rate(%)	DSCR
Office	1	10,000,000.00	100.00	0	0.000000	0.000000	12 months or Less	0	0.00	0.00	0	0.000000	0.000000
Retail/Office	0	0.00	0.00	0	0.000000	0.000000	13 months to 24 months	0	0.00	0.00	0	0.000000	0.000000
Hotel	0	0.00	0.00	0	0.000000	0.000000	25 months to 36 months	1	10,000,000.00	100.00	0	0.000000	0.000000
Industrial	0	0.00	0.00	0	0.000000	0.000000	37 months to 48 months	0	0.00	0.00	0	0.000000	0.000000
Flex	0	0.00	0.00	0	0.000000	0.000000	49 months to 60 months	0	0.00	0.00	0	0.000000	0.000000
Multi-Family ( including 3 or	0	0.00	0.00	0	0.000000	0.000000	61 months to 72 months	0	0.00	0.00	0	0.000000	0.000000
Retail, Anchored	0	0.00	0.00	0	0.000000	0.000000	73 months to 84 months	0	0.00	0.00	0	0.000000	0.000000
Retail,Unanchored	0	0.00	0.00	0	0.000000	0.000000	85 months to 96 months	0	0.00	0.00	0	0.000000	0.000000
Condo, Co-Op or	0	0.00	0.00	0	0.000000	0.000000	97 months to 108 months	0	0.00	0.00	0	0.000000	0.000000

Warehouse	0	0.00	0.00	0	0.000000	0.000000	Totals	1	10,000,000.00	100.00	0	0.000000	0.000000

Mixed Use	0	0.00	0.00	0	0.000000	0.000000
Mobile Home	0	0.00	0.00	0	0.000000	0.000000
Used Car	0	0.00	0.00	0	0.000000	0.000000
Securities	0	0.00	0.00	0	0.000000	0.000000
Self Storage	0	0.00	0.00	0	0.000000	0.000000
High Rise Condo	0	0.00	0.00	0	0.000000	0.000000
Church	0	0.00	0.00	0	0.000000	0.000000

Totals	1	10,000,000.00	100.00	0	0.000000	0.000000

Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation.

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE :	12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 13 of 20
RECORD DATE :	29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE :	21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE :	14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :		Report sorted by Loan Number ascending

Loan Status Detail

Loan Number	Offering Memo Cross Reference	Property Type (I)	City	State	Scheduled Principal Amount	Scheduled Interest Amount	Note Rate	Maturity Date	Neg Amt Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Appraisal Reduction Date	Appraisal Reduction Amount	Loan Status Code (II)	Ever Spec. Serv.?	Workout Strategy Code (III)
123456	N/A	OF	N/A	N/A	$0.00	$0.00	.00000	08/20/2032	N/A	$10,000,000.00	$10,000,000.00	N/A	N/A	$0.00	0	N
Total							Weighted Avg.

1					$0.00	$0.00	.00000			$10,000,000.00	$10,000,000.00			$0.00

(I) Property Type Code				(II) Loan Status Code
	IN Industrial	RT Retail	MU Mixed Use	A.Payment Not Received But Still In Grace Period	3. 90+ Days Delinquent
CH Church	LO Lodging	SC School, HCF or WF	NE Non-Exempt	B.Late Payment But Less Than 30 days Delinquent	4. Performing Matured Balloon
CO Condo, Coop or TH	MF Multi Family	SE Securities	OF Office	0. Current	5. Non Performing Matured Balloon
HC Health Care	MH Mobile Home Park	SF Single Family	OT Other	1. 30-59 Days Delinquent	7. Foreclosure
HO Hotel	MP Multiple Properties	SS Self Storage	PD Plan Unit Development	2. 60-89 Days Delinquent	9. REO
IF Industrial/Flex	MS Mini Storage	WH Warehouse	RO Retail/Office		98. Not Provided By Servicer

(III) Workout Strategy Code
1. Modification	8. Resolved
2. Foreclosure	9. Pending Return to Master Servicer
3. Bankruptcy	10. Deed In Lieu Of Foreclosure
4. Extension	11. Full Payoff
5. Note sale	12. Reps and Warranties
6. DPO	13. Other or TBD
7. REO	98. Not Provided By Servicer

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 14 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :	Report sorted by Loan Number ascending

Property History Detail

Loan Number	Offering Memo Cross Reference	Property Name	Date of Last		Most Recent Financial Indicator (I)	Annual Estimate based on Current Quarter			Prior Full Year
			Inspection	Financial Statement		NOI	DSCR	Occupancy	NOI	DSCR	Occupancy
No Property History reported this period

(I) Most Recent Financial Indicator
TA Trailing 12 months Actual
TN Trailing 12 months Normalized
YA Year to Date Actual
YN Year to Date Normalized
98 Not Provided by Servicer

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 15 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :	Report sorted by Loan Number ascending

Delinquency Loan Detail

Loan Number	Offering Memo Cross Reference	# of Months Delin- quent	Paid Through Date	Current Ending Scheduled Balance	Current P&I Advances (net of ASER)	Total P&I Advance Outstanding	Cumulative Accrued Unpaid Advance Interest	Non Recover- ability Deter- mined	Loan Status Code (I)	Workout Strategy Code (II)	Most Recent Special Servicer Transfer Date	Foreclosure Date	Total T&I Advances Outstanding	Other Expense Advance Outstanding	Bankruptcy Date	REO Date

No Delinquent Loans reported this period

(I) Loan Status Code :		( II ) Workout Strategy Code
A. Payment Not Received But Still In Grace Period	3. 90+ Days Delinquent	1. Modification	8. Resolved
B. Late Payment But Less Than 30 days Delinquent	4. Performing Matured Balloon	2 Foreclosure	9. Pending Return to Master Servicer
0. Current	5. Non Perfroming Matured Balloon	3. Bankruptcy	10. Deed In Lieu Of Foreclosure
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	11. Full Payoff
2. 60-89 Days Delinquent	9. REO	5. Note sale	12. Reps and Warranties
	98. Not Provided By Servicer	6. DPO	13. Other or TBD
		7. REO	98. NOT PROVIDED BY SERVICER

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 16 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :	Report sorted by Loan Number ascending

Specially Serviced Loan Detail

Loan Number	Workout Strategy Code (II)	Offering Memo Cross Ref.	Property Type Code (I)	Most Recent Special Servicer Transfer Date	Date of Last Inspection	Most Recent Valuation Date	Most Recent Appraisal, BPO or Internal Value	Comments
No Specially Serviced Loans reported this period

(I) Property Type Code				( II ) Workout Strategy Code
	IN Industrial	MU Mixed Use	RT Retail	1. Modification	8. Resolved
CH Church	LO Lodging	NE Non-Exempt	SC School, HCF or WF	2. Foreclosure	9. Pending Return to Master Servicer
CO Condo, Coop or TH	MF Multi Family	OF Office	SE Securities	3. Bankruptcy	10. Deed In Lieu Of Foreclosure
HC Health Care	MH Mobile Home Park	OT Other	SF Single Family	4. Extension	11. Full Payoff
HO Hotel	MP Multiple Properties	PD Plan Unit Development	SS Self Storage	5. Note sale	12. Reps and Warranties
IF Industrial/Flex	MS Mini Storage	RO Retail/Office	WH Warehouse	6. DPO	13. Other or TBD
				7. REO	98. NOT PROVIDED BY SERVICER

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 17 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :	Report sorted by Loan Number ascending, Distribution Date ascending

Specially Serviced Historical Information

Distribution Date	Loan Number	Offering Memo Cross Ref.	Workout Strategy Code (II)	Most Recent Master Servicer Return Date	Current Scheduled Balance	Balance Change since Transfer Date	Property Type Code (I)	State	Interest Rate	Net Operating Income	NOI Date	Debt Service Coverage Ratio	Note Date	Paid Through Date	Maturity Date	Rem Term

No Specially Serviced Loans reported this period
(I) Property Type Code
	IN Industrial	MU Mixed Use	RT Retail
CH. Church	LO Lodging	NE Non-Exempt	SC School, HCF or WF
CO. Condo, Coop or TH	MF Multi Family	OF Office	SE Securities
HC. Health Care	MH Mobile Home Park	OT Other	SF Single Family
HO. Hotel	MP Multiple Properties	PD Plan Unit Development	SS Self Storage
IF. Industrial/Flex	MS Mini Storage	RO Retail/Office	WH Warehouse

(II) Workout Strategy Code
1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer.
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu Of Foreclosure
5. Note sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 18 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :	Report sorted by Loan Number ascending

Principal Prepayment Detail

Liquidation/ Prepayment Date	Loan Number	Offering Memo Cross Reference	Property Type (I)	Liquidation/ Prepayment Code (II)	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalty/ Yield Maintenance Received

No Principal Prepayment reported this period
(I) Property Type Code				(II) Liquidation/Prepayment Code :
	IN Industrial	MU Mixed Use	RT Retail	1. Partial Liq’n (Curtailment)	7. Blank (formerly Liquidation)
CH Church	LO Lodging	NE Non-Exempt	SC School, HCF or WF	2. Payoff Prior To Maturity	8. Payoff w/ penalty
CO Condo, Coop or TH	MF Multi Family	OF Office	SE Securities	3. Liquidation / Disposition	9. Payoff w/ yield Maintenance
HC Health Care	MH Mobile Home Park	OT Other	SF Single Family	4. Repurchase / Substitution	10. Curtailment w/ Penalty
HO Hotel	MP Multiple Properties	PD Plan Unit Development	SS Self Storage	5. Full Payoff at Maturity	11. Curtailment w/ Yield Maintenance
IF Industrial/Flex	MS Mini Storage	RO Retail/Office	WH Warehouse	6. DPO	98. Not Provided by Servicer

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 19 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :	Report sorted by Loan Number ascending

Historical Modified Loan Detail

Loan Number	Distribution Date	Offering Memorandum Cross Reference	Modification Date	Modifi- cation Code (I)	Modification Description

No Modified Loans reported this period

(I) Modification Code :
1. Maturity Date Extension	6. Capitalization of Interest
2. Amortization Change	7. Capitalization of Taxes
3. Principal Write-Off	8. Other
4. Blank (formerly Combination)	9. Combination
5. Temporary Rate Reduction

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

DISTRIBUTION DATE : 12-Sep-2003	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.	Page 20 of 20
RECORD DATE : 29-Aug-2003	COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES	STDDEAL
CLOSING DATE : 21-Aug-2003	SERIES 2003-PM1
NEXT PMT DATE : 14-Oct-2003	STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE :	Report sorted by Loan Number ascending

Realized Loss Detail

Loan Number	Offering Memo Cross Reference	Most Recent Valuation Date	Most Recent Appraisal, BPO or Internal Value	Beginning Scheduled Balance	Gross Proceeds	Gross Proceeds % Beginning Scheduled Balance	Liquidation Expense	Net Proceeds Received on Liquidation	Net Proceeds % Scheduled Balance	Realized Loss

No realized losses reported this period

Reports Available at www.jpmorgan.com/absmbs	Copyright (c) 2001 J.P. Morgan Chase & Co. All rights reserved.

PROSPECTUS

Mortgage Pass-Through Certificates

(Issuable in Series)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

The primary asset of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “Risk Factors” beginning on page 9 of this prospectus and in the related prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

July 31, 2003

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Principal Definitions” beginning on page 110 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

v

SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer.

The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer

One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

•	office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

•	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

•	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

If specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

•	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

•	Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the

Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See “Description of the Trust Funds—MBS” in this prospectus.

B. Certificate Account

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See “Description of the Trust Funds—Certificate Accounts” and “Description of the Pooling Agreements—Certificate Account” in this prospectus.

C. Credit Support

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See “Risk Factors—Credit Support May Not Cover Losses,” “Description of the Trust Funds—Credit Support” and “Description of Credit Support” in this prospectus.

D. Cash Flow Agreements

If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the 3 effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See “Description of the Trust Funds—Cash Flow Agreements” in this prospectus.

Description of Certificates

We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See “Risk Factors—The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates” and “Description of the Certificates” in this prospectus.

Distributions of Interest on the Certificates

Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield”; “Risks Relating

to Prepayments and Repurchases” “Yield and Maturity Considerations” and “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

•	be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

•	be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus.

Advances

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus.

Termination

If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See “Description of the Certificates—Termination” in this prospectus.

Registration of Book-Entry Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Certain Federal Income Tax Consequences	The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more

“real estate mortgage investment conduits” (each, a “REMIC”) under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See “Certain Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations

If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment

The applicable prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating

At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See “Rating” in this prospectus and “Ratings” in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Your Ability to Resell Certificates may be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders” in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

•	The perceived liquidity of the certificates;

•	The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

•	The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

•	The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination” in this prospectus.

The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates

Unless otherwise specified in the related prospectus supplement,

•	The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

•	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

•	A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See “Yield and Maturity Considerations” in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

•	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See “Description of Credit Support” and “Rating” in this prospectus.

Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under “Certain Legal Aspects of Mortgage Loans” in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower’s ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	Changes in general or local economic conditions and/or specific industry segments;

•	Declines in real estate values;

•	Declines in rental or occupancy rates;

•	Increases in interest rates, real estate tax rates and other operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	Acts of God; and

•	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk. For instance:

•	Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

•	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	Construction of competing hotels or resorts;

•	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

•	The value of the related mortgaged property;

•	The level of available mortgage interest rates at the time of sale or refinancing;

•	The borrower’s equity in the related mortgaged property;

•	The financial condition and operating history of the borrower and the related mortgaged property;

•	Tax laws and rent control laws, with respect to certain residential properties;

•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

•	Prevailing general economic conditions; and

•	The availability of credit for loans secured by multifamily or commercial real properties generally.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See “—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risk,” “Description of the Certificates” and “Description of Credit Support” in this prospectus.

Assignment of Leases and Rents May Be Limited By State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “off-site” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver. See “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in this prospectus.

Hazard Insurance May Be Insufficient to Cover all Losses on Mortgaged Properties

Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

•	operating the properties;

•	providing building services;

•	establishing and implementing the rental structure;

•	managing operating expenses;

•	responding to changes in the local market; and

•	advising the mortgagor with respect to maintenance and capital improvements.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

Several states (including California) have laws that prohibit more than one “one action” to enforce a mortgage obligation, and some courts have construed the term “one action” broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Rights Against Tenants may be Limited if Leases are not Subordinate to Mortgage or do not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties are not in Compliance with Current Zoning Laws Restoration Following a Casualty Loss may be Limited

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Inspections of the Mortgaged Properties will be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act may result in Additional Losses

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

Property Insurance

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

•	fire;

•	lightning;

•	explosion;

•	smoke;

•	windstorm and hail; and

•	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See “Description of the Pooling Agreements—Hazard Insurance Policies” in this prospectus.

Some Certificates May Not be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See “Certain ERISA Considerations” in this prospectus.

Certain Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which:

•	generally, will not be subject to offset by losses from other activities;

•	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

•	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The bankruptcy code also may interfere with the trustee’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See “Description of the Trust Funds—Mortgage Loans—General” in this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.	various types of multifamily or commercial mortgage loans,

2.	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.	a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a “Mortgage Asset Seller”), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading “—Mortgage Loans” below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or similar security instruments (the “Mortgages”) that create liens on fee or leasehold estates in properties (the “Mortgaged Properties”) consisting of

•	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (“Cooperatives”), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of these “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

•	the Value of the related Mortgaged Property.

The “Value” of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method which calculates the cost of replacing the property at that date,

•	the income capitalization method which projects value based upon the property’s projected net cash flow, or

•	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates” and “—Borrowers May Be Unable to Make Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans.    In general, each mortgage loan:

•	will provide for scheduled payments of principal, interest or both, to be made on specified dates (“Due Dates”) that occur monthly, quarterly, semi-annually or annually,

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of that prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with certain prepayments, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an “Equity Participation”), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

•	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable mortgage interest rates (“ARM Loans”), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

•	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

MBS may include:

•	private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•	certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”) provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will have entered into the MBS Agreement, generally with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

•	the original and remaining term to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate of the MBS or the formula for determining the rates,

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

•	a description of the credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above, and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Credit Support May Not Cover Losses” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a “Cash Flow Agreement”), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See “Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the Mortgaged Properties are located,

•	the quality of management of the Mortgaged Properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment,

•	the existence of Lock-out Periods,

•	requirements that principal prepayments be accompanied by Prepayment Premiums, and

•	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a “prepayment collar,“ that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.	amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.	Excess Funds, or

3.	any other amounts described in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

•	are senior (collectively, “Senior Certificates”) or subordinate (collectively, “Subordinate Certificates”) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, “Definitive Certificates”) or may be offered in book-entry format (those certificates, “Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See “Risk Factors—Your Ability to Resell Certificates may be Limited Because of Their Characteristics” and “—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the “Available Distribution Amount” for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (“Residual Certificates”) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (“Accrual Certificates”), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.	based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.	equal to the principal balances of one or more other classes of certificates of the same series, or

3.	an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See “Risk Factors—Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, “Related Proceeds”) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a “Distribution Date Statement”) that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

•	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

•	the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

•	if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

•	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

•	if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

•	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the “Code”), as are from time to time in force. See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan- specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment” in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See “Description of the Pooling Agreements—Events of Default,” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

•	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire the class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. “Direct Participants”, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a “Certificate Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

•	the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the “Warranting Party”) covering, by way of example:

•	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

•	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.	the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.	applicable law, and

3.	the servicing standard specified in the related Pooling Agreement and prospectus supplement (the “Servicing Standard”).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.    The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.    Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.	all payments on account of principal, including principal prepayments, on the mortgage loans;

2.	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.

all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, “Insurance and Condemnation Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (“Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

5.	any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

6.	any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

7.	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus (all of the foregoing, also “Liquidation Proceeds”);

8.	any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” in this prospectus;

9.	to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

10.	all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” in this prospectus;

11.	any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.	any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.    Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.	to make distributions to the certificateholders on each distribution date;

2.	to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.	to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.	to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.	to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.	if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.	if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.	to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

9.	if described in the related prospectus supplement, to pay the fees of trustee;

10.	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Trustee” in this prospectus;

11.	if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.	if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.	to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.	to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” and “—Taxes That May Be Imposed on the REMIC Pool” in this prospectus;

16.	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.	to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.	to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See “Certain Legal Aspects of Mortgage Loans” in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment Of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus.

Evidence as to Compliance

Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit

Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Events of Default

Each prospectus supplement will describe the events which will trigger a default (each an “Event of Default”). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

1.	to cure any ambiguity,

2.	to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.	to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

4.	to comply with any requirements imposed by the Code, or

5.	for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

1.	reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.	adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.	modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under the credit support,

•	any conditions to payment under the credit support not otherwise described in this prospectus,

•	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

•	its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement. See “Risk Factors—Credit Support May Not Cover Losses” in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers’ and Sailors’ Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged)

may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Cooperative Shares.    Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. If this is done the full amount due under the original loan may never repaid.

The Bankruptcy Code has been amended to provide that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as “CERCLA”) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

•	may pose an imminent or substantial endangerment to the public health or welfare or the environment,

•	may result in a release or threatened release of any hazardous material, or

•	may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an “owner” or an

“operator” of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of “owner or operator” is any person “who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an “owner or operator” to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on “generators” or “transporters” of hazardous substances.

Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980  (“Title V”) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Soldiers’ and Sailors’ Civil Relief Act of 1940

Under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.	hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.	the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture For Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.	the making of an election,

2.	compliance with the Pooling Agreement and any other governing documents and

3.	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3) and “permitted assets” for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.	the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A “defective obligation” includes

•	a mortgage in default or as to which default is reasonably foreseeable,

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

•	a mortgage that was fraudulently procured by the mortgagor, and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “Reform Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount, a so-called “super-premium” class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

1.	the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.	the yield to maturity of the Regular Certificate at the issue date,

2.	events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading  “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.	the issue price does not exceed the original principal balance by more than a specified amount, and

2.	the interest compounds or is payable at least annually at current values of

(a)	one or more “qualified floating rates,”

(b)	a single fixed rate and one or more qualified floating rates,

(c)	a single “objective rate,” or

(d)	a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a “capital asset” within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) ”interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

1.	if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

2.	in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.	to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC

Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.	all bad loans will be deductible as business bad debts, and

3.	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been proposed regarding the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) indicate that inducement fees constitute income from sources within the United States. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable

Rate Regular Certificates,” without regard to the de minimis rule described in that section, and “—Premium” above.

Deferred Interest.    Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under “—Taxation of Regular Certificates—Deferred Interest” above.

Market Discount.    The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under “—Taxation of Regular Certificates—Market Discount” above.

Premium.    Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.	“Disqualified Organization” means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

2.	“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

3.	an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.    The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under “—Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under “—Disqualified Organizations” above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the “formula test” or the “assets test,” (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading “—Disqualified Organizations” above. The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under “—Taxation of Residual Certificates—Basis and Losses” above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section

163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The IRS has issued regulations, the “Mark to Market Regulations,” under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

1.	the disposition of a qualified mortgage other than for:

(a)	substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)	foreclosure, default or imminent default of a qualified mortgage,

(c)	bankruptcy or insolvency of the REMIC Pool, or

(d)	a qualified (complete) liquidation,

2.	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.	the receipt of compensation for services or

4.	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

1.	during the three months following the Startup Day,

2.	made to a qualified reserve fund by a Residual Certificateholder,

3.	in the nature of a guarantee,

4.	made to facilitate a qualified liquidation or clean-up call, and

5.	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to

United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term “Non-U.S. Person” means any person who is not a U.S. Person.

The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2010) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular

Certificateholder’s federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, See “—Limitations on Deduction of Certain Expenses” above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under “—Status of REMIC Certificates” above.

Federal Income Tax Consequences for Certificates as

to Which no REMIC Election is Made

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as “—Stripped Certificates,” as described below, as a REMIC (certificates of that kind of series are referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a “Standard Certificateholder”) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under “—Recharacterization of Servicing Fees” below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.	Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans .. . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.	Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.	Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

4.	Standard Certificate owned by a financial asset securitization investment trust will be considered to represent “permitted assets” within the meaning of Code Section 860L(c).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.    The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium” above.

Original Issue Discount.    The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.    Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed under “—Stripped Certificates” below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard

Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.	we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.	the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See “—Standard Certificates—Recharacterization of Servicing Fees” above), and

3.	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under “—Standard Certificates—General” above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under “—Taxation of Stripped Certificates—Possible Alternative Characterizations” below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.    Except as described under “—General” above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates” above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under “—General” above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates” above. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates.    Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

1.	one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification requirements, described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences” above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and certain employee benefit plans not subject to ERISA) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the “Exemptions”) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

The DOL has promulgated amendments (the “Amendments”) to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

LEGAL INVESTMENT

The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as “mortgage related securities” (“Non-SMMEA Certificates”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA. As “mortgage related securities,” those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. Section 1.2(m) to include certain “commercial mortgage-related securities” and “residential mortgage-related securities.” As so defined, “commercial mortgage-related security” and “residential mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it “represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.” In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any class of offered certificates will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks. The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

1.	by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.	through direct offerings by the Depositor.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

The Depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission’s offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

LEGAL MATTERS

The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF PRINCIPAL DEFINITIONS

Page
1
1998 Policy Statement	110

4
401(c) Regulations	108

A
Accrual Certificates	38
Accrued Certificate Interest	38
ADA	72
Amendments	107
ARM Loans	26
Available Distribution Amount	37

B
Bankruptcy Code	63
Book-Entry Certificates	37

C
Cash Flow Agreement	28
CERCLA	68
Certificate Owner	44
certificateholder	74
Code	42
Cooperatives	22
CPR	32

D
Debt Service Coverage Ratio	23
defective obligation	76
Definitive Certificates	37
Depositor	27
Determination Date	29
Direct Participants	44
Disqualified Organization	93
Distribution Date Statement	47
DOL	107
DTC	20
Due Dates	31
Due Period	29

E
EDGAR	118
electing large partnership	90
Equity Participation	25
Event of Default	55
Excess Funds	35
excess servicing	100
Exemptions	107

Page
F
FAMC	20
FHLMC	20
FNMA	20
foreclosure	64

G
Garn Act	70
GNMA	26

H
holder	74

I
Indirect Participants	44
Insurance and Condemnation Proceeds	50

L
L/C Bank	59
Liquidation Proceeds	50
Loan-to-Value Ratio	24
Lock-out Date	25
Lock-out Period	25

M
market discount	76
MBS	22
MBS Agreement	26
MBS Issuer	26
MBS Servicer	26
MBS Trustee	26
Mortgage Asset Seller	22
Mortgage Notes	22
Mortgaged Properties	22
mortgages	60
Mortgages	22

N
NCUA	109
Net Leases	24
Net Operating Income	23
Nonrecoverable Advance	41
Non-SMMEA Certificates	108
Non-U.S. Person	96

O
OCC	109
OID Regulations	78
OTS	110

P
Participants	44
Parties in Interest	106
Pass-Through Entity	90

Page
Permitted Investments	49
Plans	106
Pooling Agreement	45
prepayment	32
Prepayment Assumption	79
prepayment collar	32
Prepayment Interest Shortfall	30
Prepayment Premium	25
PTCE	107

R
Random Lot Certificates	78
Record Date	38
Reform Act	77
Registration Statement	112
Regular Certificateholder	77
Regular Certificates	74
Related Proceeds	40
Relief Act	71
REMIC	8
REMIC Certificates	74
REMIC Pool	74
REMIC Regulations	74
REO Property	48
Residual Certificateholders	85
Residual Certificates	38

S
secured-creditor exemption	69
Securities Act	111
Senior Certificates	37
Servicing Standard	48
Similar Law	106
SMMEA	108
SPA	32
Standard Certificateholder	98
Standard Certificates	98
Startup Day	75
Stripped Certificateholder	103
Stripped Certificates	101
Subordinate Certificates	37
Sub-Servicing Agreement	48

T
thrift institutions	89
Title V	71
Treasury	74

U
U.S. Person	92

V
Value	24

W
Warranting Party	47

The attached diskette contains a Microsoft Excel1, Version 5.0 spreadsheet file (the “Spreadsheet File”) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is “JPMCC 2003-PM1.xls.” It provides, in electronic format, certain statistical information that appears under the caption “Description of the Mortgage Pool” in the prospectus supplement and in Annex A-1 and Annex A-2 to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption “Description of the Mortgage Pool” in the prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the “READ ONLY” button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Prospectus Supplement

Summary of Certificates	S-6
Summary of Terms	S-7
Risk Factors	S-28
Description of The Mortgage Pool	S-58
Description of The Certificates	S-86
Servicing of the Mortgage Loans	S-118
Yield and Maturity Considerations	S-137
Certain Federal Income Tax Consequences	S-145
Method of Distribution	S-147
Legal Matters	S-148
Ratings	S-148
Legal Investment	S-149
ERISA Considerations	S-149
Index of Principal Definitions	S-152

Prospectus

Summary of Prospectus	1
Risk Factors	9
Description of the Trust Funds	22
Yield and Maturity Considerations	29
The Depositor	36
Use of Proceeds	36
Description of the Certificates	37
Description of the Pooling Agreements	45
Description of Credit Support	58
Certain Legal Aspects of Mortgage Loans	60
Certain Federal Income Tax Consequences	74
State and Other Tax Considerations	106
Certain ERISA Considerations	106
Legal Investment	108
Method of Distribution	110
Incorporation of Certain Information by Reference	112
Legal Matters	112
Financial Information	112
Rating	112
Index of Principal Definitions	114

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until November     , 2003.

$651,734,000

(APPROXIMATE)

J.P. Morgan Chase

Commercial Mortgage

Securities Corp.

Commercial Mortgage

Pass-Through Certificates,

Series 2003-PM1

Class A-1 Certificates	$86,050,000
Class A-2 Certificates	$96,950,000
Class A-3 Certificates	$100,000,000
Class A-4 Certificates	$282,010,000
Class B Certificates	$33,244,000
Class C Certificates	$13,009,000
Class D Certificates	$27,462,000
Class E Certificates	$13,009,000

PROSPECTUS SUPPLEMENT

JPMorgan

Merrill Lynch & Co.

PNC Capital Markets, Inc.

Credit Suisse First Boston

Deutsche Bank Securities

August     , 2003